     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25,
1998
                                                      REGISTRATION NO. ___-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         ___________________________
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ____________________________
                           TELE-COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                        4841                    84-1260157
(State or Other Jurisdiction        (Primary Standard         (I.R.S. Employer
of Incorporation or              Industrial Classification   Identification No.)
Organization)                       Code Number)

                                5619 DTC PARKWAY
                        ENGLEWOOD, COLORADO  80111-3000
                                 (303) 267-5500
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                        __________________________________
                             STEPHEN M. BRETT, ESQ.
                           TELE-COMMUNICATIONS, INC.
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                        ENGLEWOOD, COLORADO  80111-3000
                                 (303) 267-5500
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                        ___________________________________

                                   COPIES TO:

     CHARLES Y. TANABE, ESQ.                   LEE D. CHARLES, ESQ.
   SHERMAN & HOWARD L.L.C.                     BAKER & BOTTS, L.L.P.
3000 FIRST INTERSTATE TOWER NORTH              599 LEXINGTON AVENUE
     633 SEVENTEENTH STREET                  NEW YORK, NEW YORK 10022
     DENVER, COLORADO 80202                         (212) 705-5000
         (303) 297-2900

                        __________________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Merger described herein.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

                      ----------------------------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                            PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                 AMOUNT TO BE    PROPOSED MAXIMUM      AGGREGATE OFFERING  AMOUNT OF
                 SECURITIES TO BE                    REGISTERED(1)    OFFERING PRICE        PRICE(2)         REGISTRATION
                    REGISTERED                                          PER SHARE                               FEE(2)
------------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series A Liberty Media
 Group Common Stock, $1.00 par value per share         11,678,806           N/A              $436,747,107       $128,840
------------------------------------------------------------------------------------------------------------------------

(1) Represents the Registrant's estimate of the number of shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share ("LMG Series A Stock"), issuable by the Registrant in connection with the Merger described in this Registration Statement, which estimate is based upon the product of (x) the number of shares of Tele-Communications International, Inc. ("TINTA") Series A Common Stock, $1.00 par value per share ("TINTA Series A Stock"), and Series B Common Stock, $1.00 par value per share ("TINTA Series B Stock"), held by persons other than the Registrant or any of its subsidiaries (17,413,874) plus the number
                                                                ----
    of shares of TINTA Series A Stock which are reserved for issuance upon exercise of certain outstanding options and other rights issued by TINTA which will be assumed by the Registrant upon consummation of the Merger (2,722,000), times (y) the minimum exchange ratio provided for in the Merger
                 -----
    Agreement included herein (0.58). This Registration Statement also relates to such indeterminate number of shares of LMG Series A Stock as may be issued as a result of the Minimum Value Adjustment described herein.
(2) Determined pursuant to Rules 457(f)(1) and 457(c) under the Securities Act by multiplying (a) the average of the high and low sales prices of the TINTA Series A Stock on September 23, 1998 as reported by the Nasdaq Stock Market ($21.69), and (b) 20,135,874 (which represents the sum of (i) the number of shares of TINTA Series A Stock outstanding on September 23, 1998 and held by persons other than the Registrant or any of its subsidiaries, plus (ii) the number of shares of TINTA Series A Stock reserved for issuance upon exercise of certain options and other rights to acquire shares of TINTA Series A Stock outstanding on September 23, 1998).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                           TELE-COMMUNICATIONS, INC.

Cross-Reference Sheet Between Items in Form S-4 and Proxy Statement/Prospectus
                   Pursuant to Item 501(b) of Regulation S-K

ITEM                            FORM S-4 CAPTION                           HEADING IN PROXY STATEMENT/PROSPECTUS
=======================================================================================================================
            A. INFORMATION ABOUT THE TRANSACTION
Item 1.     Forepart of Registration Statement and Outside Front
            Cover Page of Prospectus.................................    Cross-Reference  Sheet;  Outside  Front Cover
                                                                         Page
Item 2.     Inside Front and Outside Back Cover Pages of Prospectus..    Inside  Front and Outside  Back Cover  Pages;
                                                                         Available   Information;   Incorporation   of
                                                                         Certain  Documents  by  Reference;  Table  of
                                                                         Contents
Item 3.     Risk Factors, Ratio of Earnings to Fixed Charges, and
            Other Information........................................    Summary; Risk Factors

Item 4.     Terms of the Transaction.................................    Summary;  The Merger;  The Merger  Agreement;
                                                                         Certain  Transactions  Between TCI and TINTA;
                                                                         Description of TCI Capital Stock;  Comparison
                                                                         of Stockholders' Rights
Item 5.     Pro Forma Financial Information..........................    *
Item 6.     Material Contacts with the Company Being Acquired........    Certain Transactions Between TCI and TINTA
Item 7.     Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters............    *
Item 8.     Interests of Named Experts and Counsel...................    Legal Matters; Experts
Item 9.     Disclosure of Commission Position on Indemnification For
            Securities Act Liabilities...............................    *

            B. INFORMATION ABOUT THE REGISTRANT
Item 10.    Information with Respect to S-3 Registrants..............    Available   Information;   Incorporation   of
                                                                         Certain Documents by Reference;  Summary; The
                                                                         AT&T   Merger   and   the    Liberty/Ventures
                                                                         Combination
Item 11.    Incorporation of Certain Information by Reference........    Available   Information;   Incorporation   of
                                                                         Certain Documents by Reference
Item 12.    Information with Respect to S-2 or S-3 Registrants.......    *
Item 13.    Incorporation of Certain Information by Reference........    *
Item 14.    Information with Respect to Registrants Other than S-3
            or S-2 Registrants.......................................    *

            C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
Item 15.    Information with Respect to S-3 Companies................    Available   Information;   Incorporation   of
                                                                         Certain Documents by Reference; Summary
Item 16.    Information with Respect to S-2 or S-3 Companies.........    *
Item 17.    Information with Respect to Companies Other than S-3 or
            S-2 Companies............................................    *

            D. VOTING AND MANAGEMENT INFORMATION
Item 18.    Information if Proxies, Consents or Authorizations Are       Available   Information;   Incorporation   of
            to be Solicited..........................................    Certain Documents by Reference;  Summary; The
                                                                         Special   Meeting;   The   Merger;    Certain
                                                                         Transactions Between TCI and TINTA;  Security
                                                                         Ownership of TINTA
Item 19.    Information if Proxies, Consents or Authorizations Are
            Not to be Solicited, or in an Exchange Offer.............    *

___________________

*  Omitted because inapplicable or answer is in the negative.

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
                               TERRACE TOWER II
                               5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111
                                (303) 267-5500

                                                             _____________, 1998

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders (the "Meeting") of Tele-Communications International, Inc. ("TINTA"), which will be held at TINTA's corporate offices, located at 5619 DTC Parkway, Englewood, Colorado, on ___________, November __, 1998, commencing at 9:30 a.m., local time. A notice of the Meeting, a proxy card and a Proxy Statement/Prospectus containing information about the matters to be acted upon at the Meeting are enclosed.

     At the Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 24, 1998 (together with the exhibits and schedules thereto, the "Merger Agreement"), among Tele-Communications, Inc. ("TCI"), Liberty Group Acquisition Co. ("Merger Sub") and TINTA. Pursuant to the Merger Agreement, TCI will acquire the entire equity interest in TINTA not already beneficially owned by TCI by means of a merger (the "Merger") of Merger Sub, a newly formed wholly-owned subsidiary of TCI, with and into TINTA. In the proposed Merger, each outstanding share of Series A Common Stock, $1.00 par value per share, of TINTA ("TINTA Series A Stock") and each outstanding share of Series B Common Stock, $1.00 par value per share, of TINTA ("TINTA Series B Stock" and, together with the TINTA Series A Stock, "TINTA Common Stock") (other than any such shares held by TINTA in its treasury or owned of record by TCI or any subsidiary of TCI, all of which will be canceled), will be converted into the right to receive 0.58 of a share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share (the "LMG Series A Stock"), subject to adjustment under certain circumstances set forth in the Merger Agreement (as such ratio may be adjusted, the "Exchange Ratio"). Other than the shares of TINTA Series B Stock held by TCI, all of which will be canceled in the Merger, there are no outstanding shares of TINTA Series B Stock. The accompanying Proxy Statement/Prospectus contains detailed information concerning the terms of the proposed Merger and certain additional information. Please give all of this information your careful attention. A copy of the Merger Agreement is included as Appendix I to the accompanying Proxy Statement/Prospectus and should be read in its entirety.

     The Board of Directors of TINTA (the "TINTA Board") has carefully reviewed and considered the terms and conditions of the proposed Merger. In connection with this review and consideration, the TINTA Board retained Salomon Brothers Inc and Smith Barney Inc., collectively doing business as Salomon Smith Barney ("Salomon Smith Barney"), which delivered an oral opinion (which it subsequently confirmed in writing) on August 21, 1998, to the TINTA Board, to the effect that, as of the date thereof, the proposed Exchange Ratio was fair, from a financial point of view, to the holders of TINTA Common Stock (other than TCI and its subsidiaries). A copy of Salomon Smith Barney's opinion, which sets forth the matters considered and the scope of review undertaken in connection therewith, is included as Appendix II to the accompanying Proxy Statement/Prospectus. The TINTA Board has determined that the terms of the Merger are fair to, and in the best interests of, TINTA and its stockholders other than TCI and its subsidiaries, has unanimously approved the Merger Agreement and recommends that you vote FOR the proposal to adopt the Merger Agreement.

     Adoption of the Merger Agreement at the Meeting requires the affirmative vote of the majority in voting power of outstanding shares of TINTA Series A Stock and TINTA Series B Stock entitled to vote thereon at the Meeting, voting together as a single class. As of October 2, 1998, TCI beneficially owned shares of TINTA Common Stock with a combined voting power equal to approximately [92%] of the voting power of the shares of TINTA Common Stock outstanding on such date, and TCI has agreed in the Merger Agreement to cause all such shares to be voted in favor of the adoption of the Merger Agreement. Such vote will assure that the Merger Agreement will be adopted at the Meeting without regard to the votes cast by any other stockholder of TINTA.

     Whether or not you are personally able to attend the Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Meeting and vote personally. Any signed proxies received by TINTA that are not specifically marked with a direction of how to vote in connection with the Merger will be counted as affirmative votes in favor of adoption of the Merger Agreement.


                              Sincerely yours,



                              John C. Malone
                              Chairman of the Board



             PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES FOR YOUR
                           COMMON STOCK AT THIS TIME

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER __, 1998

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (together with any adjournment or postponement thereof, the "Meeting") of Tele-Communications International, Inc., a Delaware corporation ("TINTA"), will be held at TINTA's corporate offices, 5619 DTC Parkway, Englewood, Colorado, on ___________, November __, 1998, at 9:30 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of August 24, 1998 (together with the exhibits and schedules thereto, the "Merger Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Group Acquisition Co., a Delaware corporation and a newly formed wholly-owned subsidiary of TCI ("Merger Sub"), and TINTA. Pursuant to the Merger Agreement, (a) Merger Sub will be merged with and into TINTA, with TINTA as the surviving corporation (the "Merger") and, in connection therewith, (b) each share of Series A Common Stock, $1.00 par value per share, of TINTA ("TINTA Series A Stock") and each share of Series B Common Stock, $1.00 par value per share, of TINTA ("TINTA Series B Stock" and, together with the TINTA Series A Stock, "TINTA Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than any such shares held by TINTA in its treasury or owned of record by TCI or any subsidiary of
     TCI) will be converted into the right to receive 0.58 (the "exchange ratio") of a share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share (the "LMG Series A Stock"). Notwithstanding the foregoing, if the product of 0.58 and the LMG Market Price (as defined in the Merger Agreement) on the closing date of the Merger is less than $22.00, TCI must either (i) increase the exchange ratio to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such LMG Market Price or
     (ii) terminate the Merger Agreement. Other than the shares of TINTA Series B Stock held by TCI, all of which will be canceled in the Merger, there are no outstanding shares of TINTA Series B Stock. The terms of the Merger Agreement and the LMG Series A Stock are described in detail in the accompanying Proxy Statement/Prospectus, and the full text of the Merger Agreement (exclusive of exhibits and schedules) is included as Appendix I thereto.

          2. To transact such other business as may properly come before the Meeting.

     The Board of Directors of TINTA has fixed the close of business on October 2, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of record of TINTA Common Stock as of the close of business on such date are entitled to notice of, and to vote at, the Meeting. A list of TINTA stockholders entitled to vote at the Meeting will be available for examination by any TINTA stockholder at the Meeting and, for a period of ten business days prior to the date of the Meeting, during ordinary business hours, at TINTA's corporate offices at 5619 DTC Parkway, Englewood, Colorado 80111.

     The affirmative vote of the majority in voting power of outstanding shares of TINTA Common Stock entitled to vote thereon at the Meeting, voting together as a single class, is required to adopt the Merger Agreement. As of the Record Date, TCI beneficially owned approximately [83]% of the shares of TINTA Series A Stock and 100% of the TINTA Series B Stock, representing approximately [92]% of the combined voting power of the shares of TINTA Common Stock outstanding on such date. In accordance with and subject to the terms of the Merger Agreement, TCI has agreed to cause all such shares to be voted in favor of the proposal to adopt the Merger Agreement. Accordingly, it is expected that the Merger Agreement will be adopted at the Meeting. Holders of record of shares of TINTA Common Stock as of the Record Date will not be entitled to any dissenters' appraisal rights in connection with the Merger under Delaware law.

     To assure that your interests will be represented at the Meeting, regardless of whether you plan to attend in person, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Meeting and vote personally.


                              By Order of the Board of Directors


                              Stephen M. Brett
                              Secretary

Englewood, Colorado
_______________, 1998

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. THE PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THE ATTACHED PROXY STATEMENT/ PROSPECTUS.

                           PROXY STATEMENT/PROSPECTUS


TELE-COMMUNICATIONS                        TELE-COMMUNICATIONS, INC.
INTERNATIONAL, INC.

PROXY STATEMENT                                    PROSPECTUS

For Special Meeting of Stockholders   Shares of Tele-Communications, Inc.
to be held November __, 1998          Series A Liberty Media Group Common Stock


                              ____________________


     This Proxy Statement/Prospectus is being furnished to holders of Series A Common Stock, $1.00 par value per share ("TINTA Series A Stock"), and Series B Common Stock, $1.00 par value per share ("TINTA Series B Stock" and, together with the TINTA Series A Stock, "TINTA Common Stock"), of Tele-Communications International, Inc., a Delaware corporation ("TINTA"), in connection with the solicitation of proxies by the Board of Directors of TINTA (the "TINTA Board") for use at a special meeting of stockholders of TINTA, or any adjournment or postponement thereof (the "Meeting"). At the Meeting, holders of TINTA Common Stock will consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of August 24, 1998 (together with the exhibits and schedules thereto, the "Merger Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Group Acquisition Co., a Delaware corporation and a newly formed wholly-owned subsidiary of TCI ("Merger Sub"), and TINTA. Pursuant to the Merger Agreement, Merger Sub will be merged with and into TINTA, with TINTA as the surviving corporation (the "Merger"). As a result of the Merger, stockholders of TINTA will become stockholders of TCI on the terms described in this Proxy Statement/Prospectus. See "THE MERGER AGREEMENT."

     On October 2, 1998, the record date for the Meeting (the "Record Date"), TCI beneficially owned approximately [83]% of the shares of TINTA Series A Stock and 100% of the shares of TINTA Series B Stock, which represent approximately [92]% of the combined voting power of the shares of both series of TINTA Common Stock entitled to vote at the Meeting. The combined voting power of the shares of TINTA Common Stock beneficially owned by TCI is sufficient to assure approval at the Meeting of the proposal to adopt the Merger Agreement. In accordance with and subject to the terms of the Merger Agreement, TCI has agreed to cause all such shares to be voted in favor of such proposal.

     SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF TINTA COMMON STOCK.

     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the stockholders of TINTA on or about ______________, 1998.


  THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
        NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
              COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
                  UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                   STATEMENT/PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Proxy Statement/Prospectus is _______________, 1998.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

     Upon consummation of the Merger, pursuant to the Merger Agreement, each share of TINTA Common Stock outstanding immediately prior to the Effective Time (other than any such shares held directly by TINTA in its treasury or owned of record by TCI or any subsidiary of TCI, all of which will be canceled) will be converted into the right to receive 0.58 of a share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share (the "LMG Series A Stock"). Notwithstanding the foregoing, if the product of 0.58 and the LMG Market Price (as hereinafter defined) on the closing date of the Merger is less than $22.00, TCI must either (i) increase the exchange ratio to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such LMG Market Price or (ii) terminate the Merger Agreement. See "THE MERGER AGREEMENT-- Consideration to be Received in the Merger."

     Holders of shares of TINTA Common Stock will not be entitled to any dissenters' appraisal rights in connection with the Merger under Delaware law. See "THE MERGER--Absence of Appraisal Rights." Fractional shares of LMG Series A Stock will not be issued in the Merger and holders of TINTA Common Stock otherwise entitled to a fractional share of LMG Series A Stock will receive an amount in cash equal to the same fraction of the current market value of a whole share of LMG Series A Stock as determined in accordance with the Merger Agreement. See "THE MERGER AGREEMENT--Consideration to be Received in the Merger."

     TCI has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of LMG Series A Stock that are proposed to be issued pursuant to or as contemplated by the Merger Agreement. This Proxy Statement/Prospectus also constitutes the Prospectus of TCI filed as part of the Registration Statement. All information contained in this Proxy Statement/Prospectus relating to TINTA and its subsidiaries has been supplied by TINTA and all information relating to TCI and its subsidiaries (other than TINTA and its subsidiaries) has been supplied by TCI.

     TCI's common stock, $1.00 par value per share ("TCI Common Stock"), is comprised of six series: (a) the Tele-Communications, Inc. TCI Group Series A Common Stock ("TCI Group Series A Stock"), (b) the Tele-Communications, Inc. TCI Group Series B Common Stock ("TCI Group Series B Stock" and, together with the TCI Group Series A Stock, the "TCI Group Stock"), (c) the LMG Series A Stock,
(d) the Tele-Communications, Inc. Liberty Media Group Series B Common Stock ("LMG Series B Stock" and, together with the LMG Series A Stock, "LMG Stock"),
(e) the Tele-Communications, Inc. Series A TCI Ventures Group Common Stock (the "TCIVG Series A Stock") and (f) the Tele-Communications, Inc. Series B TCI Ventures Group Common Stock (the "TCIVG Series B Stock" and, together with the TCIVG Series A Stock, the "TCIVG Stock"). Both series of the LMG Stock are identical in all respects, except (i) each share of LMG Series B Stock has ten votes and each share of LMG Series A Stock has one vote and (ii) each share of LMG Series B Stock is convertible, at the option of its holder, into one share of LMG Series A Stock. Similarly, both series of the TCI Group Stock and both series of the TCIVG Stock are identical in all respects, except (i) each share of TCI Group Series B Stock and TCIVG Series B Stock has ten votes and each share of TCI Group Series A Stock and TCIVG Series A Stock has one vote and (ii) each share of TCI Group Series B Stock is convertible, at the option of its holder, into one share of TCI Group Series A Stock and each share of TCIVG Series B Stock is convertible, at the option of its holder, into one share of TCIVG Series A Stock. The shares of LMG Series A Stock, TCI Group Series A Stock and TCIVG Series A Stock are not convertible. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock."

     The TCI Group Stock is intended to reflect the separate performance of the "TCI Group," which consists primarily of TCI's domestic cable television and information distribution business, including the ownership and operation of various cable television systems, as well as the TCI Group's minority interests in various partnerships owning and operating cable television systems. The LMG Stock is intended to reflect the separate performance of the "Liberty Media Group," which consists primarily of TCI's assets and businesses relating to production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products, and electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing. The TCIVG Stock is intended to reflect the separate performance of the "TCI Ventures Group," which consists of TCI's entire 85% equity interest in TINTA

Common Stock and substantially all of TCI's non-cable and non-programming domestic assets and businesses. The TCI Group, the Liberty Media Group and the TCI Ventures Group are sometimes referred to herein individually as a "Group" and collectively as the "Groups." See "DESCRIPTION OF TCI CAPITAL STOCK."

     On June 23, 1998, TCI entered into an Agreement and Plan of Restructuring and Merger (together with the exhibits and schedules thereto, and as amended from time to time, the "AT&T Agreement") among TCI, AT&T Corp. ("AT&T") and Italy Merger Corp., which, subject to the terms and conditions thereof, provides for the acquisition of TCI by AT&T. Such acquisition will be effected through the merger of Italy Merger Corp., a wholly-owned subsidiary of AT&T, with and into TCI, with TCI as the surviving corporation (the "AT&T Merger"). As a result of the AT&T Merger, TCI will become a wholly-owned subsidiary of AT&T, and stockholders of TCI will become stockholders of AT&T. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION-- Consideration to be Received by Holders of TCI Common Stock in the AT&T Merger."

     In a separate proposed transaction, TCI has announced its intention to reclassify each share of TCIVG Series A Stock as 0.52 of a share of LMG Series A Stock and each share of TCIVG Series B Stock as 0.52 of a share of LMG Series B Stock, and in connection therewith, to combine the assets and businesses of the Liberty Media Group and the TCI Ventures Group (the "Liberty/Ventures Combination"). The Liberty/Ventures Combination is expected to occur prior to, but is not conditional upon, the consummation of the AT&T Merger. The combined entity will be called the "Liberty Media Group" ("Liberty/Ventures Group") and the LMG Stock will thereafter reflect the separate performance of the businesses and assets attributed to the Liberty/Ventures Group. Consummation of the Liberty/Ventures Combination is subject to certain conditions, including approval of the TCI stockholders. Moreover, TCI has no contractual obligation to effect the Liberty/Ventures Combination. Accordingly, there can be no assurance that the Liberty/Ventures Combination will be consummated. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION--The Liberty/Ventures Combination."

     In the AT&T Merger, each share of LMG Series A Stock will be converted into one share of a newly authorized class of common stock of AT&T which will be intended to reflect the separate performance of the businesses and assets attributed to the Liberty/Ventures Group. Following the AT&T Merger, the Liberty/Ventures Group will comprise the corporations, partnerships and other entities and interests which, at the time of the AT&T Merger, comprise the Liberty/Ventures Group or, if the Liberty/Ventures Combination has not occurred, the Liberty Media Group and the TCI Ventures Group (except for certain assets that the TCI Ventures Group will transfer to the TCI Group for cash prior to the AT&T Merger, as contemplated by the AT&T Agreement). AT&T will own 100% of the businesses and assets attributed to the Liberty/Ventures Group but the day-to-day management of the businesses of the Liberty/Ventures Group will continue to be managed by certain members of TCI's management who currently manage the businesses of the Liberty Media Group and the TCI Ventures Group and will remain independent of AT&T management. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION."

     It is expected that the Merger will be consummated prior to the anticipated closing date of the AT&T Merger. In such event and assuming the AT&T Merger is consummated, shares of TINTA Common Stock that are converted into shares of LMG Series A Stock in the Merger will ultimately be converted into the right to receive shares of a newly authorized class of common stock of AT&T upon consummation of the AT&T Merger in accordance with the AT&T Agreement. Consummation of the Merger, however, is not contingent on the consummation of the AT&T Merger or the other transactions contemplated by the AT&T Agreement, and in the event such transactions are abandoned, former TINTA stockholders
would continue to own shares of LMG Series A Stock.   Consummation of the AT&T
Merger is subject to the separate approvals of the stockholders of AT&T and TCI, receipt of all necessary governmental consents and approvals and other conditions to closing set forth in the AT&T Agreement. Accordingly, there can be no assurance that the AT&T Merger will be consummated. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION."

          On ______________, 1998, the last trading day before the date of this Proxy Statement/Prospectus, the last reported sales prices on the National Market tier of the Nasdaq Stock Market ("NASDAQ/NM") for shares of TINTA Series A Stock and LMG Series A Stock were $____ and $____, respectively.

                           FORWARD LOOKING STATEMENTS

     Certain statements in this Proxy Statement/Prospectus and in the documents incorporated herein by reference constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this Proxy Statement/Prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 27A of the Securities Act. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of TINTA, TCI, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. With respect to both TINTA and TCI, such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends; the continued strength of the cable television industry, the cable television programming industry and such other industries in which TCI and/or TINTA are involved; rapid technological changes; uncertainties inherent in proposed business strategies, new product launches and development plans; future financial performance, including availability, terms and deployment of capital; the ability of vendors to deliver required equipment, software and services; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulations and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint venturers; the inability to obtain stockholder, regulatory or other necessary approvals of any strategic transactions; competitor responses to such party's products and services, and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services; and other factors referenced herein.
With respect to TINTA, such risks, uncertainties and other factors also include, among others: changes in exchange rates; changes in repatriation rights; governmental upheaval; and loss of control of operations. In addition to statements that explicitly describe such risks, uncertainties and other factors, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "estimates," "intends" or the like to be uncertain and forward-looking. These forward-looking statements (and such risks, uncertainties and other factors) speak only as of the date of this Proxy Statement/Prospectus. TCI and TINTA expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in TCI's or TINTA's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


                             AVAILABLE INFORMATION

     Each of TINTA and TCI is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy and information statements and other information filed with the SEC can be read and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Further information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. Copies of such material can also be obtained by mail at prescribed rates by writing to the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants (including TINTA and TCI) that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. In addition, materials filed by TINTA or TCI should be available for inspection at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, NW, Washington, D.C. 20006.

     AT&T is also subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information filed with the SEC with respect to AT&T can also be obtained at the above-referenced facilities maintained by the SEC.

     TCI has filed the Registration Statement with the SEC under the Securities Act, with respect to the shares of LMG Series A Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by TCI with the SEC under the Securities Act, as permitted by the rules and regulations of the SEC. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TCI OR TINTA SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the SEC by TCI (Commission File No. 0-20421) or TINTA (Commission File No. 000-26264) under the Exchange Act and are hereby incorporated into this Proxy Statement/Prospectus by reference and made a part hereof: (1) TCI's Annual Report on Form 10-K for the year ended December 31, 1997; (2) TCI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (3) TCI's Current Reports on Form 8-K, dated (x) February 25, 1998, (y) March 6, 1998, as amended by Form 8-K/A (Amendment No. 1) dated June 23, 1998, and as further amended by Form 8-K/A (Amendment No. 2) dated June 30, 1998, and (z) July 1, 1998 (which includes, as an exhibit, the AT&T Agreement (exclusive of exhibits and schedules); (4) the description of the LMG Series A Stock included in Items 3 and 4 of TCI's registration statement on Form 8-B (as amended by Form 8-B/A (Amendments No. 1, 2, 3 and 4)) and Item 1 of TCI's registration statement on Form 8-A (as amended by Form 8-A/A (Amendments No. 1, 2 and 3)); (5) TINTA's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A (Amendment No. 1); (6) TINTA's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and (7) TINTA's Current Report on Form 8-K, dated September 8, 1998.

     All documents subsequently filed by TCI or TINTA with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering and any reoffering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

     All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO TINTA, FROM TANA WEDUM, MANAGER OF COMMUNICATIONS, TELE-COMMUNICATIONS INTERNATIONAL, INC., TERRACE TOWER II, 5619 DTC PARKWAY, ENGLEWOOD, COLORADO 80111-3000 (TELEPHONE 303-267-5648), AND IN THE CASE OF DOCUMENTS RELATING TO TCI, FROM STEPHEN M. BRETT, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, TELE-COMMUNICATIONS, INC., TERRACE TOWER II, 5619 DTC PARKWAY, ENGLEWOOD, COLORADO 80111-3000 (TELEPHONE 303-267-5500). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE RECEIVED BY _______________, 1998 (FIVE BUSINESS DAYS PRIOR TO THE MEETING).

                         ______________________________


          This Proxy Statement/Prospectus may also be used as a prospectus for the resale by affiliates of TINTA and certain other TINTA stockholders of shares of LMG Series A Stock acquired in the Merger. Any such resale would be reflected in a supplement to this Proxy Statement/Prospectus or a post-effective amendment of the Registration Statement, as appropriate.

                               TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS.......................................................................................iv

AVAILABLE INFORMATION............................................................................................iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................v

INDEX OF DEFINED TERMS...........................................................................................ix

SUMMARY...........................................................................................................1
         The Companies............................................................................................1
         The Special Meeting......................................................................................1
         The Merger...............................................................................................2
         Interests of Certain Persons in the Merger...............................................................4
         Fairness Opinion.........................................................................................4
         Regulatory Matters.......................................................................................4
         Absence of Appraisal Rights..............................................................................5
         Certain Federal Income Tax Consequences..................................................................5
         The AT&T Merger and the Liberty/Ventures Combination.....................................................5
         Comparative Market Price Data............................................................................6
         Dividends................................................................................................7
         Certain Comparative Per Share Data.......................................................................7
         Selected Historical Financial Data.......................................................................8

RISK FACTORS.....................................................................................................13
         Stockholders of One Company; Financial Effects on One Group Could Affect Other Businesses...............13
         Limited Separate Stockholder Rights; Effects on Voting Power............................................13
         Potential Divergence of Interests; No Specific Procedures for Resolution................................14
         Fiduciary Duties of the TCI Board Are to All TCI Stockholders Regardless of Class or Series.............16
         Transfer of Funds among Groups; Equity Contributions from the TCI Group.................................17
         Management and Allocation Policies Subject to Change....................................................18
         Potential Conversion of LMG Stock.......................................................................18
         Potential Effects of Possible Disposition of Assets of the Liberty Media Group..........................18
         Limitations on Potential Acquisition of a Group.........................................................18
         Absence of Approval Rights with Respect to Future Issuances of Authorized Shares........................19
         Anti-Takeover Considerations............................................................................19

THE SPECIAL MEETING..............................................................................................19
         Date, Time, Place and Purpose...........................................................................19
         Voting Rights; Vote Required for Approval...............................................................20
         Proxies.................................................................................................20
         Expenses................................................................................................21

THE MERGER.......................................................................................................21
         Background..............................................................................................21
         TINTA's Reasons for the Merger; Recommendation of the TINTA Board.......................................24
         Fairness Opinion........................................................................................26
         TCI's Reasons for the Merger............................................................................33
         Interests of Certain Persons in the Merger..............................................................34
         Certain Federal Income Tax Consequences.................................................................36
         Certain Consequences of the Merger; Operations Following the Merger.....................................37
         Accounting Treatment....................................................................................38
         Certain Litigation......................................................................................38
         Absence of Appraisal Rights.............................................................................39
         Certain Transactions Between TCI and TINTA..............................................................39

THE MERGER AGREEMENT.............................................................................................40
         General; Effective Time.................................................................................40
         Consideration to be Received in the Merger..............................................................40

         Conditions to the Merger................................................................................42
         Covenants...............................................................................................43
         Listing on NASDAQ/NM....................................................................................44
         Indemnification.........................................................................................44
         Termination, Amendment and Waiver.......................................................................45
         Assignment..............................................................................................45
         Certain Restrictions on Resale of LMG Series A Stock....................................................45
         Expenses................................................................................................46

CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA.......................................................................46
         Transactions with TCI and Others........................................................................46
         Transactions with Management............................................................................47

THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION.............................................................49
         General.................................................................................................49
         Consideration to be Received by Holders of TCI Common Stock in the AT&T Merger..........................49
         Liberty/Ventures Combination............................................................................50
         Assets and Business of the Liberty/Ventures Group Following the AT&T Merger.............................51
         Operations and Management of the Liberty/Ventures Group Following the AT&T Merger.......................51
         Conditions to the AT&T Merger...........................................................................51
         Termination of the AT&T Agreement.......................................................................52
         Registration and Listing of AT&T Stock..................................................................52

DESCRIPTION OF TCI CAPITAL STOCK.................................................................................53
         General.................................................................................................53
         Common Stock............................................................................................53
         Preferred Stock.........................................................................................83
         Anti-Takeover Considerations............................................................................84

COMPARISON OF STOCKHOLDERS' RIGHTS...............................................................................86
         Authorized Capital Stock................................................................................86
         Voting Rights...........................................................................................86
         Conversion Rights.......................................................................................86
         Dividend, Redemption and Conversion Rights on Disposition of Assets.....................................87
         Redemption in Exchange for Stock of Subsidiary..........................................................87
         Dividends and Share Distribution........................................................................88
         Board of Directors......................................................................................88
         Election of Directors...................................................................................89
         Removal of Directors....................................................................................89
         Special Meetings of Stockholders........................................................................89
         Merger, Consolidation and Sale of Assets................................................................89
         Charter or Bylaw Amendments.............................................................................90
         Stockholder Approval of Certain Business Combinations...................................................90
         Liquidation or Dissolution..............................................................................90

SECURITY OWNERSHIP OF TINTA......................................................................................91
         Security Ownership of Certain Beneficial Owners.........................................................91
         Security Ownership of Management........................................................................91

LEGAL MATTERS....................................................................................................96

EXPERTS..........................................................................................................96

MISCELLANEOUS....................................................................................................97

     Appendix I:       Agreement and Plan of Merger
     Appendix II:      Opinion of Salomon Smith Barney

                            INDEX OF DEFINED TERMS

          Set forth below is a list of certain defined terms used in this Proxy Statement/Prospectus and the page on which each such term is defined.

1997 LMG Stock Dividend....................................................    6
1998 LMG Stock Dividend....................................................    6
Adjusted Liberty Management Private Company Value..........................   30
Adjusted Liberty Management Value..........................................   30
Adjusted Liberty Public Investment Value...................................   30
Adjusted Private Company DCF Range.........................................   29
Adjusted TINTA DCF Range...................................................   29
Adjusted TINTA Public Investment Value.....................................   28
Analysts Private Company Range.............................................   29
AT&T.......................................................................  iii
AT&T Agreement.............................................................  iii
AT&T Board.................................................................   52
AT&T Common Stock..........................................................    5
AT&T Effective Time........................................................   49
AT&T Liberty/Ventures Class A Stock........................................    5
AT&T Liberty/Ventures Class B Stock........................................    5
AT&T Liberty/Ventures Stock................................................    5
AT&T Merger................................................................  iii
Baker & Botts..............................................................    3
Cablevision................................................................   12
Certificate of Merger......................................................    2
Class A Preferred Stock....................................................   53
Class Action Lawsuits......................................................   38
Class B Preferred Stock....................................................   53
Closing Date...............................................................    2
Code.......................................................................    5
Credit Facility............................................................   47
DCF........................................................................   28
Debentures.................................................................    2
Delaware Secretary of State................................................    2
DGCL.......................................................................    1
Disposition................................................................   54
EBITDA.....................................................................   28
Effective Time.............................................................    2
Engagement Letter..........................................................   26
Exchange Act...............................................................   iv
Exchange Agent.............................................................   41
Exchange Offers............................................................   54
Exchange Ratio.............................................................    2
Executive Committee........................................................   23
Flextech...................................................................   12
Group......................................................................  iii
Groups.....................................................................  iii
HSR Act....................................................................    5
Implied Merger Consideration Values........................................   31
Indemnified Parties........................................................   44
Indenture..................................................................   37
Inter-Group Interest.......................................................   55
IPO........................................................................   22
IRS........................................................................   36
Liberty....................................................................   23
Liberty Analysts Private Company Range.....................................   30
Liberty Analysts Range.....................................................   30
Liberty Implied Equity Values..............................................   30
Liberty Management Estimates...............................................   30
Liberty Management Private Company Value...................................   30
Liberty Management Value...................................................   30
Liberty Media Group........................................................   ii
Liberty Media Group Available Dividend Amount..............................   64
Liberty Media Group Net Proceeds...........................................   56
Liberty Media Group Subsidiaries...........................................   76
Liberty Portfolio Companies................................................   26
Liberty Price Target Range.................................................   31
Liberty Private Companies..................................................   30
Liberty Public Companies...................................................   29
Liberty Public Investment Value............................................   29
Liberty/TINTA..............................................................   46
Liberty/Ventures Combination...............................................  iii
Liberty/Ventures Group.....................................................  iii
LMG Distribution...........................................................    9
LMG Market Price...........................................................    2
LMG Series A Per Share Values..............................................   31
LMG Series A Stock.........................................................   ii
LMG Series B Stock.........................................................   ii
LMG Stock..................................................................   ii
LMG Stock Dividends........................................................   .6
Magness Group..............................................................   94
Malone Group...............................................................   94
Malone Right...............................................................   94
Market Value...............................................................   57
Meeting....................................................................    i
Merger.....................................................................    i
Merger Agreement...........................................................    i
Merger Consideration.......................................................    2
Merger Sub.................................................................    i
Minimum Value..............................................................    2
Minimum Value Adjustment...................................................    2
Minority Purchase Premiums.................................................   31
MOU........................................................................   38
NASD.......................................................................   39
NASDAQ/NM..................................................................  iii
NYSE.......................................................................   52
OCC........................................................................   12
Old Telewest...............................................................   12
Old Telewest IPO...........................................................   12
Plaintiff's Counsel........................................................   24
Private Company DCF Range..................................................   28
Qualifying Subsidiary......................................................   59
Record Date................................................................   .i
Registration Statement.....................................................   ii

Regulations........................................................ 36
RL&F............................................................... 24
Salomon Smith Barney............................................... 26
SBCC............................................................... 12
SBCC Transaction................................................... 12
SEC................................................................ iv
Securities Act..................................................... ii
Series C-LMG Preferred Stock....................................... 53
Series C-TCI Group Preferred Stock................................. 53
Series F Preferred Stock........................................... 53
Series G Preferred Stock........................................... 53
Series H Preferred Stock........................................... 53
Series Preferred Stock............................................. 53
Share distribution................................................. 66
Sherman & Howard...................................................  3
Surviving Corporation..............................................  2
TCI................................................................  i
TCI Board..........................................................  7
TCI Charter........................................................ 14
TCI Common Stock................................................... ii
TCI Director Stock Option Plan..................................... 93
TCI Group.......................................................... ii
TCI Group Series A Stock........................................... ii
TCI Group Series B Stock........................................... ii
TCI Group Stock.................................................... ii
TCI Holders........................................................  4
TCI Music.......................................................... 28
TCI Preferred Stock................................................ 53
TCI Series B Stock................................................. 95
TCI Ventures Group................................................. ii
TCI Ventures Group Net Proceeds.................................... 62
TCI Voting Securities.............................................. 85
TCI-Estates Agreement.............................................. 94
TCIC...............................................................  1
TCIVG Series A Stock............................................... ii
TCIVG Series B Stock............................................... ii
TCIVG Stock........................................................ ii
Telewest........................................................... 12
Telewest UK Joint Venture.......................................... 12
TINTA..............................................................  i
TINTA 1995 Plan.................................................... 34
TINTA 1996 Nonemployee Director Plan............................... 34
TINTA Analysts Range............................................... 29
TINTA Board........................................................  i
TINTA Charter......................................................  1
TINTA Common Stock.................................................  i
TINTA Implied Equity Values........................................ 29
TINTA Options...................................................... 34
TINTA Per Share Values............................................. 31
TINTA Plans........................................................ 34
TINTA Portfolio Companies.......................................... 26
TINTA Preferred Stock.............................................. 86
TINTA Price Target Range........................................... 31
TINTA Private Companies............................................ 28
TINTA Public Companies............................................. 28
TINTA Public Investment Value...................................... 28
TINTA Restricted Stock Awards...................................... 35
TINTA SARs......................................................... 34
TINTA Series A Stock...............................................  i
TINTA Series B Stock...............................................  i
TINTA Voting Securities............................................ 89
Trading Day........................................................ 63

--------------------------------------------------------------------------------

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Proxy Statement/Prospectus or in the documents incorporated by reference herein. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Stockholders are urged to review carefully the entire Proxy Statement/Prospectus, including the Appendices hereto. As used in this Proxy Statement/Prospectus, the term "TCI" refers to Tele-Communications, Inc. and, unless the context otherwise requires, its consolidated subsidiaries (including TINTA), and the term "TINTA" refers to Tele-Communications International, Inc. and, unless the context otherwise requires, its consolidated subsidiaries. Capitalized terms used in this summary and not otherwise defined have the meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. See "INDEX OF DEFINED TERMS."

THE COMPANIES

     TINTA. TINTA, a majority-owned subsidiary of TCI, provides diversified programming services to, and operates multichannel video and telecommunications distribution networks in, selected markets outside the United States. The activities of TINTA are concentrated in Europe, Latin America, Asia, Australia and the Caribbean, with particular focus at present on the United Kingdom,
Argentina and Japan.    At June 30, 1998, TINTA had ownership interests in or
managed 52 cable and satellite programming services, which are received by subscribers in various countries outside the United States. TINTA also has ownership interests in companies operating broadband networks that, at June 30, 1998, provided cable television service to an aggregate of approximately 4.4 million basic subscribers and, primarily in the United Kingdom, provided telephone service over approximately 1.2 million telephone lines. TINTA is a Delaware corporation and its principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

     TCI. TCI, through its subsidiaries and affiliates, engages principally in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. TCI also has investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI is a Delaware corporation and was incorporated in 1994. TCI Communications, Inc., a subsidiary of TCI ("TCIC"), and its predecessors have been engaged in the cable television business since the early 1950's. TCI's principal executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

THE SPECIAL MEETING

     A special meeting of the stockholders of TINTA will be held at TINTA's corporate offices, 5619 DTC Parkway, Englewood, Colorado, on ___________, November __, 1998, at 9:30 a.m., local time. At the Meeting, TINTA's stockholders will be asked to consider and vote upon the proposal to adopt the Merger Agreement and such other matters as may properly be brought before the Meeting. See "THE MERGER AGREEMENT."

     Holders of record of TINTA Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. Each share of TINTA Series A Stock is entitled to one vote and each share of TINTA Series B Stock is entitled to ten votes on each matter that is properly presented to stockholders at the Meeting. Pursuant to the Delaware General Corporation Law (the "DGCL"), TINTA's Restated Certificate of Incorporation (the "TINTA Charter") and TINTA's Bylaws, the presence at the Meeting, in person or by properly executed proxy, of the holders of a majority in total voting power of the outstanding shares of TINTA Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting, and the affirmative vote of the majority in voting power of outstanding shares of TINTA Series A Stock and TINTA Series B Stock entitled to vote thereon at the Meeting, voting together as a single class, is required to adopt the Merger Agreement. As of the Record Date, TCI beneficially owned shares of TINTA Common Stock with a combined voting power equal to approximately [92]% of the total voting power of the shares of TINTA Common Stock outstanding on such date and, pursuant to and subject to the terms of the
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Merger Agreement, TCI has agreed to cause all such shares to be voted in favor of the proposal to adopt the Merger Agreement. Accordingly, both the quorum and the vote requirements will be met without regard to the presence of, or votes cast by, the other stockholders of TINTA, and accordingly it is expected that the Merger Agreement will be adopted at the Meeting. No vote of the TCI stockholders is required for adoption of the Merger Agreement. See "THE SPECIAL MEETING."

THE MERGER

     Effect of the Merger. Pursuant to the Merger Agreement, upon consummation of the Merger, Merger Sub will merge with and into TINTA, with TINTA being the surviving corporation (the "Surviving Corporation"). As a result of the Merger, TINTA will become a wholly-owned subsidiary of TCI. The Merger will become effective (the "Effective Time") on the date and at the time that a certificate of merger relating to the Merger (the "Certificate of Merger") is accepted for filing by the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with the applicable provisions of the DGCL (or such later date and time as may be agreed to by TCI and TINTA and specified in the Certificate of Merger). Such filing is expected to take place as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The date on which the closing of the transactions contemplated by the Merger Agreement takes place, which, unless otherwise agreed among the parties, shall be the date on which the last of the conditions precedent to the Merger set forth in the Merger Agreement (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied prior to such date) is satisfied or, when permissible, waived, is herein called the "Closing Date." See "THE MERGER AGREEMENT--General; Effective Time."

     Merger Consideration. Pursuant to the Merger Agreement, at the Effective Time, each share of TINTA Common Stock outstanding immediately prior to the Effective Time (other than any such shares held by TINTA in its treasury or owned of record by TCI or any subsidiary of TCI, all of which will be canceled) will be converted into the right to receive 0.58 (the "exchange ratio") of a share of LMG Series A Stock . Notwithstanding the foregoing, if the product of
0.58 and the LMG Market Price (as defined below) on the Closing Date is less than $22.00 (the "Minimum Value"), TCI must either (i) increase the exchange ratio (the "Minimum Value Adjustment") to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such LMG Market Price or (ii) terminate the Merger Agreement. The 0.58 exchange ratio, or such exchange ratio as adjusted pursuant to the Merger Agreement, is herein referred to as the "Exchange Ratio." The LMG Series A Stock to be issued in respect of a share of TINTA Common Stock pursuant to the Merger is herein sometimes referred to as the "Merger Consideration." "LMG Market Price" means the average of the closing sales prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of LMG Series A Stock on the NASDAQ/NM (or, if the LMG Series A Stock is not traded on the NASDAQ/NM, on the principal stock exchange on which such stock is traded) on each of the five consecutive trading days immediately preceding the trading day prior to the Closing Date. Fractional shares of LMG Series A Stock will not be issued in the Merger and holders of TINTA Common Stock otherwise entitled to a fractional share of LMG Series A Stock will receive an amount in cash equal to the same fraction of the current market value of a whole share of LMG Series A Stock determined as described herein under "THE MERGER AGREEMENT-- Consideration to be Received in the Merger." For a summary of the material differences between the rights of holders of LMG Series A Stock and the rights of holders of TINTA Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS." For a description of the LMG Series A Stock to be issued in the Merger, see "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock."

     At the Effective Time, the 4 1/2% Convertible Subordinated Debentures due 2006 of TINTA (the "Debentures") outstanding immediately prior to the Effective Time will remain outstanding and will remain obligations of TINTA as the surviving corporation in the Merger. As a result of the Merger, however, the Debentures, which are currently convertible into shares of TINTA Series A Stock, will become convertible into shares of LMG Series A Stock at an adjusted conversion price. In addition, as a result of and subsequent to the Merger, holders of Debentures will have the right, in accordance with and subject to the time periods prescribed by the terms of the Debentures, to require TINTA to purchase any Debentures (or portion thereof) at a purchase price equal to 100% of the principal amount tendered, plus accrued and unpaid interest thereon to the purchase date. See "THE MERGER--Certain Consequences of the Merger; Operations Following the Merger."
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     TINTA's Reasons for the Merger; Recommendation of the TINTA Board.  The
TINTA Board has unanimously approved the Merger Agreement, has determined that it is advisable and fair and in the best interests of TINTA and its stockholders other than TCI and its subsidiaries, and unanimously recommends that holders of shares of TINTA Common Stock vote FOR the proposal to adopt the Merger Agreement. In reaching its decision to approve the Merger Agreement and to recommend that TINTA's stockholders vote to adopt the Merger Agreement, the TINTA Board considered the following factors: (i) the financial condition, competitive position and prospects of each of TINTA and the Liberty Media Group, and TINTA's future prospects as a stand-alone entity and on a combined basis with the Liberty Media Group; (ii) the opinion of Salomon Smith Barney as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of TINTA Common Stock (other than TCI and its subsidiaries); (iii) the terms of the Merger Agreement, including that each share of TINTA Common Stock would be exchanged in the Merger for a number of shares of LMG Series A Stock having a value of at least $22.00 per share; (iv) the expected difficulties TINTA would encounter in pursuing its growth strategy as a stand-alone company given its leverage at the holding company level, the capital needs of its subsidiaries and affiliates, its limited access to capital and its limited ability to access the cash flow of its less than majority-owned subsidiaries and affiliates; (v) the increased liquidity of the LMG Series A Stock compared to the TINTA Series A Stock; and (vi) the ability of holders of TINTA Common Stock to continue to participate in the growth of TINTA's international assets through their ownership of LMG Series A Stock while limiting their exposure to the uncertainties of a business whose subsidiaries and affiliates operate almost exclusively outside the United States. The TINTA Board also considered that the holders of TINTA Common Stock would have an opportunity to participate in the future performance of the other businesses and assets of the Liberty Media Group through their ownership of LMG Series A Stock, which they would receive through a tax-free exchange in the Merger. See "THE MERGER--TINTA's Reasons for the Merger; Recommendation of the TINTA Board" and "--Fairness Opinion." For a discussion of the interests of certain members of the TINTA Board in the Merger, see "THE MERGER--Interests of Certain Persons in the Merger."

     TCI's Reasons for the Merger. TCI believes that the acquisition of the outstanding equity interests in TINTA not already owned by TCI will benefit TCI and its stockholders. In reaching its decision to make the merger proposal and to enter into the Merger Agreement, TCI considered its management's assessment of TINTA's existing financial position, the market performance of the TINTA Series A Stock since its initial public offering in July 1995, industry and market conditions, and the following factors: (i) that the combination of TINTA's programming and distribution assets and the Liberty Media Group's programming interests would result in substantial synergies; (ii) that as a wholly-owned subsidiary of TCI, TINTA would benefit from TCI's greater liquidity and access to capital, thereby increasing TINTA's ability to satisfy the capital requirements necessary for it to pursue its growth strategy; (iii) that operating costs could be reduced through more efficient use of shared personnel and the elimination of duplicate public company costs; and (iv) that certain potential conflicts of interests between TINTA and the Liberty Media Group relating to the growth of their respective programming businesses would be eliminated. See "THE MERGER--TCI's Reasons for the Merger."

     Conditions to the Merger. The respective obligations of TINTA and TCI to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of a number of conditions, including (a) adoption of the Merger Agreement by the requisite vote of stockholders of TINTA; (b) absence of any effective injunction or similar order preventing consummation of the transactions contemplated by the Merger Agreement as provided therein; (c) receipt of certain opinions of legal counsel, including the opinions of Baker & Botts, L.L.P. ("Baker & Botts") and Sherman & Howard L.L.C. ("Sherman & Howard") described elsewhere in this Proxy Statement/Prospectus to the effect that the Merger will qualify as a tax-free reorganization for federal income tax purposes; and (d) certain other conditions that are usual and customary conditions for merger transactions. See "THE MERGER AGREEMENT--Conditions to the Merger."

     Covenants. Under the Merger Agreement, TINTA has agreed, prior to the Effective Time, to conduct its business in the ordinary and usual course consistent with past practice, to use its reasonable efforts to preserve intact its business organization and assets and to refrain from issuing additional capital stock, amending its charter, entering into or modifying material agreements or taking certain other actions. See "THE MERGER AGREEMENT-- Covenants."
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     Termination of the Merger Agreement.  The Merger Agreement may be
terminated and the Merger abandoned at any time prior to the Effective Time, by
(a) the mutual consent of TINTA and TCI; (b) either TINTA or TCI (i) if the Merger has not been consummated before January 31, 1999, unless such failure is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder, (ii) for a material breach by the other party under the Merger Agreement that is incapable of being cured, (iii) if a court of competent jurisdiction has issued an order permanently enjoining or otherwise prohibiting the Merger, or (iv) if the required adoption of the Merger Agreement by the TINTA stockholders has not been duly obtained, provided the terminating party has complied with its obligations contained in the Merger Agreement regarding the Meeting and applicable SEC filings; or (c) TCI (i) if the product of 0.58 and the LMG Market Price on the Closing Date is less than $22.00, or (ii) if the TINTA Board has withdrawn or modified in any manner adverse to TCI its recommendation to TINTA stockholders regarding the adoption of the Merger Agreement. See "THE MERGER AGREEMENT--Termination, Amendment and Waiver."

     Indemnification. The Merger Agreement provides that the present and former directors, officers, employees and agents of TINTA and any of its subsidiaries, and any person who is or was serving at the request of TINTA as a director, officer, employee or agent of another entity, will be indemnified by TCI from and after the Effective Time against certain liabilities to the extent that (a) a corporation is permitted under Delaware law to indemnify its own directors, officers, employees or agents, as the case may be, (b) such person would be entitled to be indemnified by TINTA with respect to the liability in question under the TINTA Charter and TINTA's Bylaws and under any indemnification agreement with TINTA and (c) such indemnification otherwise is permitted by applicable law. See "THE MERGER AGREEMENT--Indemnification."

     Accounting Treatment. The Merger will be accounted for by TCI as a "purchase" of a minority interest, as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

     Certain Litigation. For information regarding certain litigation relating to the Merger, see "THE MERGER--Certain Litigation."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the TINTA Board with respect to the Merger, stockholders should be aware that some of the members of TINTA's management and the TINTA Board have certain interests in the Merger that are in addition to or different from the interests of stockholders of TINTA generally. See "THE MERGER--Interests of Certain Persons in the Merger." The TINTA Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement.

FAIRNESS OPINION

     Salomon Smith Barney was retained on behalf of the TINTA Board to review the fairness, from a financial point of view, of the Exchange Ratio to holders of TINTA Common Stock. On August 21, 1998, Salomon Smith Barney delivered an oral opinion (which it subsequently confirmed in writing) to the TINTA Board to the effect that, as of the date thereof, and based upon the assumptions made, matters considered and limits of the review, as set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of TINTA Common Stock (other than TCI and its subsidiaries (the "TCI Holders")). A copy of Salomon Smith Barney's opinion, which sets forth the assumptions made, the matters considered and the scope of review undertaken, is included as Appendix II to this Proxy Statement/Prospectus. See "THE MERGER--Fairness Opinion."

REGULATORY MATTERS

     Consummation of the Merger requires the giving of notices to foreign authorities that have jurisdiction over cable television systems operated by certain of TINTA's subsidiaries and affiliates. Such notices will be given before consummation of the Merger. Other than the foregoing and other than compliance with certain requirements of federal and state securities laws, TINTA and TCI are not aware of any foreign, federal or state regulatory requirements that must be complied with or approvals that must be obtained by them in connection with the Merger. Holders of TINTA
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Common Stock who, pursuant to the Merger, will be acquiring shares of LMG Series
A Stock having a value of more than $15 million or a value which, when aggregated with the value of shares of capital stock of TCI entitled to vote generally in the election of directors owned by such persons prior to the Merger, exceeds $15 million, may be subject to the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). All such waiting periods would have to expire or be terminated before any issuance of LMG Series A Stock in the Merger to those particular stockholders could be effected.

ABSENCE OF APPRAISAL RIGHTS

     Holders of shares of TINTA Common Stock will not be entitled to appraisal rights in connection with the Merger under Delaware law. See "THE MERGER-- Absence of Appraisal Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by the holders of TINTA Common Stock, except in respect of cash received in lieu of fractional shares. Each of TCI and TINTA has received an opinion of counsel to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by the stockholders of TINTA to the extent they receive shares of LMG Series A Stock in exchange for their TINTA Common Stock in the Merger. Each party's obligation to consummate the Merger is conditioned upon such opinion of its counsel not being withdrawn prior to the Closing Date. See "THE MERGER--Certain Federal Income Tax Consequences."

THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION

     On June 23, 1998, TCI and AT&T entered into the AT&T Agreement, pursuant to which TCI will be acquired by AT&T through the AT&T Merger. As a result of the AT&T Merger, TCI will become a wholly-owned subsidiary of AT&T, and stockholders of TCI will become stockholders of AT&T. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION--Consideration to be Received by Holders of TCI Common Stock in the AT&T Merger."

     In a separate proposed transaction, TCI has announced its intention to consummate the Liberty/Ventures Combination, whereby each share of TCIVG Series A Stock will be reclassified as 0.52 of a share of LMG Series A Stock and each share of TCIVG Series B Stock will be reclassified as 0.52 of a share of LMG Series B Stock, and in connection with such reclassification, the assets and businesses of the Liberty Media Group and the TCI Ventures Group will be combined. The Liberty/Ventures Combination is expected to occur prior to, but is not conditional upon, the consummation of the AT&T Merger. Following the Liberty/Ventures Combination, the LMG Stock will reflect the separate performance of the businesses and assets attributed to the combined Liberty/Ventures Group. Consummation of the Liberty/Ventures Combination is subject to certain conditions, including approval of the TCI stockholders. Moreover, TCI has no contractual obligation to effect the Liberty/Ventures Combination. Accordingly, there can be no assurance that the Liberty/Ventures Combination will be consummated. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION-- Liberty/Ventures Combination."

     In connection with the consummation of the AT&T Merger, each share of LMG Series A Stock will be converted into one share of Class A Liberty Group Common Stock, $1.00 par value per share, of AT&T ("AT&T Liberty/Ventures Class A Stock"), and each share of LMG Series B Stock will be converted into one share of Class B Liberty Group Common Stock, $1.00 par value per share, of AT&T ("AT&T Liberty/Ventures Class B Stock" and, together with the AT&T Liberty/Ventures Class A Stock, "AT&T Liberty/Ventures Stock"). In addition, (i) if the Liberty/Ventures Combination has not occurred prior to the AT&T Merger, each share of TCIVG Series A Stock will be converted into the right to receive 0.52 of a share of AT&T Liberty/Ventures Class A Stock and each share of TCIVG Series B Stock will be converted into the right to receive 0.52 of a share of AT&T Liberty/Ventures Class B Stock and (ii) shares of TCI Group Stock will be converted into shares of AT&T's common stock, $1.00 par value per share ("AT&T Common Stock"), upon consummation of the AT&T Merger, as provided in the AT&T Merger Agreement.
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The AT&T Liberty/Ventures Stock to be issued in the AT&T Merger will be a newly authorized class of common stock of AT&T which will be intended to reflect the separate performance of the businesses and assets attributed to the Liberty/Ventures Group. Following the AT&T Merger, the Liberty/Ventures Group will comprise the corporations, partnerships and other entities and interests which, at the time of the AT&T Merger, comprise the Liberty/Ventures Group or, if the Liberty/Ventures Combination has not occurred, the Liberty Media Group and the TCI Ventures Group (except for certain assets that the TCI Ventures Group will transfer to the TCI Group for cash prior to the AT&T Merger, as contemplated by the AT&T Agreement). AT&T will own 100% of the businesses and assets attributed to the Liberty/Ventures Group but the day-to-day management of the businesses of the Liberty/Ventures Group will continue to be managed by certain members of TCI's management who currently manage the businesses of the Liberty Media Group and the TCI Ventures Group and will remain independent of AT&T management. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION."

     It is expected that the Merger will be consummated prior to the anticipated closing date of the AT&T Merger. In such event and assuming the AT&T Merger is consummated, shares of TINTA Common Stock that are converted into shares of LMG Series A Stock in the Merger will ultimately be converted into the right to receive shares of AT&T Liberty/Ventures Class A Stock upon consummation of the AT&T Merger in accordance with the AT&T Agreement. Consummation of the Merger, however, is not contingent on the consummation of the AT&T Merger or the other transactions contemplated by the AT&T Agreement, and in the event such transactions are abandoned, former TINTA stockholders would continue to own shares of LMG Series A Stock. Consummation of the AT&T Merger is subject to the separate approvals of the stockholders of AT&T and TCI, receipt of all necessary governmental consents and approvals and other conditions to closing set forth in the AT&T Agreement. Accordingly, there can be no assurance that the AT&T Merger will be consummated. See "THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION."

COMPARATIVE MARKET PRICE DATA

     The LMG Series A Stock and the TINTA Series A Stock trade on the NASDAQ/NM under the symbols "LBTYA" and "TINTA," respectively. All of the TINTA Series B Stock is owned by TCI and is not publicly traded. Effective January 13, 1997, TCI issued a stock dividend to holders of LMG Stock, consisting of one share of LMG Series A Stock for every two shares of LMG Series A Stock owned and one share of LMG Series A Stock for every two shares of LMG Series B Stock owned (the "1997 LMG Stock Dividend"). Effective February 6, 1998, TCI issued a stock dividend to holders of LMG Stock consisting of one share of LMG Series A Stock for every two shares of LMG Series A Stock owned and one share of LMG Series B Stock for every two shares of LMG Series B Stock owned (the "1998 LMG Stock Dividend" and, together with the 1997 LMG Stock Dividend, the "LMG Stock Dividends"). Sales prices of the LMG Series A Stock have been adjusted to give effect to the LMG Stock Dividends. The following table sets forth the range of high and low sale prices in United States dollars as furnished by the NASDAQ/NM for the periods indicated for the LMG Series A Stock and the TINTA Series A Stock. The prices have been rounded up to the nearest eighth and do not include retail markups, markdowns or commissions.

                                               LMG SERIES A STOCK          TINTA SERIES A STOCK
                                             -----------------------     -------------------------
                                                HIGH         LOW            HIGH           LOW
                                             ---------   -----------     -----------  ------------
Year ended December 31, 1996
  First Quarter...........................      13          11 1/2         24 3/4         19 1/2
  Second Quarter..........................      13 7/8      11 1/2         22 1/4         16 1/2
  Third Quarter...........................      13 1/8       9 1/4         18 1/8         15
  Fourth Quarter..........................      13 1/4       9 7/8         16 3/4         12 1/2
Year ended December 31, 1997
  First Quarter...........................      15 7/8      12             16 1/8         12 5/8
  Second Quarter..........................      18          12 1/2         17             10 5/8
  Third Quarter...........................      20 1/8      15 7/8         17 1/2         14
  Fourth Quarter..........................      24 5/8      19 5/8         18 7/8         15 3/8

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
                                               LMG SERIES A STOCK          TINTA SERIES A STOCK
                                             ------------------------    -------------------------
                                                 HIGH        LOW            HIGH           LOW
                                             ---------    -----------    -----------  ------------
Year ended December 31, 1998
  First Quarter............................     35           22 1/8          21 1/4       16 1/4
  Second Quarter...........................     40 1/8       30 3/8          20 3/4       15 7/8
  Third Quarter (through __________, 1998).

     On July 10, 1998, the last full trading day prior to the public announcement that TCI had made a merger proposal to TINTA, the last reported sale prices on the NASDAQ/NM for shares of LMG Series A Stock and TINTA Series A Stock were $41 6/8 and $21 7/8 per share, respectively. On _______________, 1998, the last full trading day before the date of printing this Proxy Statement/Prospectus, the last reported sale prices on the NASDAQ/NM for shares of LMG Series A Stock and TINTA Series A Stock were $_____ and $_____ per share, respectively. The foregoing prices have been rounded up to the nearest eighth.

DIVIDENDS

     TCI. TCI and its predecessors have never paid any cash dividends with respect to its common stock. TCI anticipates that no cash dividends will be paid on the LMG Series A Stock for the foreseeable future. Payment of cash dividends on the LMG Series A Stock, if any, in the future will be determined by the Board of Directors of TCI (the "TCI Board") in light of the financial condition, results of operations and business requirements of TCI, taken as a whole, and subject to the provisions described under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Dividends." As a holding company, TCI's ability to pay cash dividends is dependent on its ability to receive cash dividends and advances from its subsidiaries. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain provisions that limit the amount of dividends, other than stock dividends, that such companies may pay. Future loan agreements may contain similar restrictions. Payment of dividends by TCI is also subject to the terms of any series of TCI preferred stock. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Dividends."

     TINTA. TINTA has never paid any cash dividends with respect to the TINTA Common Stock and, pursuant to the Merger Agreement, has agreed not to pay any dividends on the TINTA Common Stock prior to the Effective Time of the Merger. TINTA is a holding company and its ability to obtain funds for the payment of cash dividends from its subsidiaries and affiliates is severely limited. In addition, TINTA is prohibited by the terms of the Credit Facility from paying cash dividends on its capital stock. See "CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA-- Transactions with TCI and Others--Credit Facility."

CERTAIN COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical comparative data related to book value and earnings (loss) per common share on a historical basis for the Liberty Media Group and TINTA, on a pro forma basis for the Liberty Media Group and on a pro forma equivalent basis for TINTA. The Liberty Media Group pro forma book value per share information gives effect to the Merger as if it had occurred on June 30, 1998. The Liberty Media Group pro forma earnings per share information gives effect to the Merger as if it had occurred on January 1, 1997. The following information should be read in conjunction with the consolidated historical financial statements and notes thereto of TCI and TINTA, which are incorporated by reference into this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The following information also should be read in conjunction with the description of TCI's common stock set forth under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock." Capitalized terms used below that have not previously been defined have the meanings specified under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock." Neither TCI nor TINTA paid any cash dividends on its common stock during the six months ended June 30, 1998 or the year ended December 31, 1997. See "--Dividends."
--------------------------------------------------------------------------------

                                                                                                                     TINTA
                                                      Liberty Media Group     TINTA       Liberty Media Group      Pro Forma
                                                          Historical        Historical         Pro Forma          Equivalent (f)
                                                      -------------------  -------------  --------------------  -----------------
Book value per common share...........................      $11.49              8.19           12.33 (a)                7.15
 June 30, 1998
Basic earnings (loss) attributable to common
 stockholders per common and common
 equivalent share:
    Six months ended June 30, 1998....................      $ 0.67             (0.71)          0.61  (b)                0.35
  Year ended December 31, 1997........................      $ 0.34             (1.04)          0.26  (c)                0.15
Diluted earnings (loss) attributable to common
 stockholders per common and common
 equivalent share:
    Six months ended June 30, 1998....................      $ 0.61             (0.71)          0.55  (d)                0.32
  Year ended December 31, 1997........................      $ 0.31             (1.04)          0.24  (e)                0.14

________________

(a) The computations of the pro forma book value per share of the LMG Stock is based upon 368 million shares of LMG Stock that would have been outstanding on June 30, 1998 if the Merger had occurred on such date, and upon the attribution of TCI's net assets as of June 30, 1998 to each of the Liberty Media Group, the TCI Group and the TCI Ventures Group. Shares of LMG Stock, TCI Group Stock and TCIVG Stock represent ownership interests in TCI and the attributed net assets of the Liberty Media Group, the TCI Group and the TCI Ventures Group are not necessarily indicative of the allocation of any proceeds remaining upon any liquidation of TCI. In this regard, any such liquidation proceeds remaining for distribution to holders of LMG Stock, TCI Group Stock and TCIVG Stock would be allocated based upon the respective aggregate market capitalization of the outstanding LMG Stock, TCI Group Stock and TCIVG Stock.
(b) The pro forma basic earnings attributable to common stockholders per common and common equivalent share for the six months ended June 30, 1998 is based upon 366 million weighted average shares. Such amount was calculated utilizing 356 million weighted average shares (as disclosed in TCI's historical financial statements) increased by an estimated 10 million shares to be issued upon consummation of the Merger.
(c) The pro forma basic earnings attributable to common stockholders per common and common equivalent share for the year ended December 31, 1997 is based upon 376 million weighted average shares. Such amount was calculated utilizing 366 million weighted average shares (as disclosed in TCI's historical financial statements) increased by an estimated 10 million shares to be issued upon consummation of the Merger.
(d) The pro forma diluted earnings attributable to common stockholders per common and common equivalent share for the six months ended June 30, 1998 is based upon 401 million diluted weighted average shares. Such amount was calculated utilizing 391 million diluted weighted average shares (as disclosed in TCI's historical financial statements) increased by an estimated 10 million shares to be issued upon consummation of the Merger.
(e) The pro forma diluted earnings attributable to common stockholders per common and common equivalent share for the year ended December 31, 1997 is based upon 413 million diluted weighted average shares. Such amount was calculated utilizing 403 million diluted weighted average shares (as disclosed in TCI's historical financial statements) increased by an estimated 10 million shares to be issued upon consummation of the Merger.
(f) The indicated TINTA equivalents are determined by multiplying the pro forma Liberty Media Group amounts by the Exchange Ratio of 0.58 of a share of LMG Series A Stock for each share of TINTA Common Stock. As described under "THE MERGER AGREEMENT-- Consideration to be Received in the Merger," if the product of 0.58 and the LMG Market Price on the Closing Date is less than $22.00, TCI must either (i) increase the exchange ratio to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such LMG Market Price or (ii) terminate the Merger Agreement. The TINTA pro forma equivalent information does not give effect to any such potential adjustment to the Exchange Ratio.

SELECTED HISTORICAL FINANCIAL DATA

     TCI. The following table sets forth selected historical financial data for TCI and subsidiaries as of June 30, 1998 and as of December 31 of each of the years in the five-year period ended December 31, 1997, and for the six-month periods ended June 30, 1998 and 1997, and for each of the years in the five-year period ended December 31, 1997. The data set forth in this table is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and the notes thereto of TCI incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The following information also should be read in conjunction with the description of the TCI Common Stock set forth under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock." Capitalized terms used below that have not been previously defined have the meanings specified under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock."
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          TELE-COMMUNICATIONS, INC.
                     (In millions, except per share data)

                                              Six Months Ended
                                                   June 30,                           Year Ended December 31,
                                             ------------------     -------------------------------------------------------------
                                                1998      1997        1997         1996           1995         1994        1993
                                             --------   -------     -------      --------       -------      --------    --------
SUMMARY OPERATING DATA(D):
Revenue..................................    $  3,685    3,703        7,570        8,022          6,506        4,682      3,977
Operating income.........................    $     34      602          685          632            542          788        916
Earnings (loss) from continuing
 operations..............................    $     25     (212)        (626)         292           (183)          91        (13)
Net earnings (loss) attributable to
 common stockholders:
   TCI Class A and Class B
 common stock............................          --       --           --           --            (78)  (a)     83        (15)
   TCI Group Stock.......................    $     83     (255)        (537)        (799)          (112)  (b)     --         --
   LMG Stock.............................         238       22          125        1,056            (27)  (b)     --         --
   TCIVG Stock...........................        (309)      --         (256)  (c)     --             --           --         --
                                             --------   -------     --------       -----          -----        -----      -----
                                             $     12     (233)        (668)         257           (217)          83        (15)
                                             ========   =======     ========       =====          =====        =====      =====
Basic earnings (loss) from continuing
 operations attributable to common
 stockholders per common share:
   TCI Class A and Class B
     common stock........................          --       --           --           --           (.12)  (a)    .15       (.03)
   TCI Group Stock.......................    $    .16     (.38)        (.85)       (1.20)          (.17)  (b)     --         --
   LMG Stock.............................    $    .67      .06          .34         2.82           (.07)  (b)     --         --
   TCIVG Stock...........................    $   (.73)      --         (.62)  (c)     --             --           --         --
Diluted earnings (loss) attributable to
 common stockholders per common
 and potential common share:
   TCI Class A and Class B
     common stock........................          --       --           --           --           (.12)  (a)    .15       (.03)
   TCI Group Stock.......................    $    .15     (.38)        (.85)       (1.20)          (.17)  (b)     --         --
   LMG Stock.............................    $    .61      .05          .31         2.58           (.07)  (b)     --         --
   TCIVG Stock...........................    $   (.73)      --         (.62)  (c)     --             --           --         --
Weighted average common
 shares outstanding:
   TCI Class A and  Class B
     common stock........................          --       --           --           --            648   (a)    541        433
   TCI Group Stock.......................         520      680          632          665            656   (b)     --         --
   LMG Stock.............................         356      374          366          374            369   (b)     --         --
   TCIVG Stock...........................         421       --          410   (c)     --             --           --         --

                                                June 30,                        December 31,
                                             ------------  ----------------------------------------------------
                                                 1998       1997        1996      1995        1994       1993
                                             ------------  ------     -------    ------     --------    -------
SUMMARY BALANCE SHEET DATA:
Property and equipment, net................     $ 6,876     7,679      7,528      7,409       5,876      4,935
Franchise costs, net.......................     $13,438    15,147     15,436     12,230       9,444      9,197
Total assets...............................     $33,277    32,323     30,169     25,429      19,148     16,351
Debt.......................................     $14,422    15,250     14,926     13,211      11,162      9,900
Stockholders' equity.......................     $ 5,818     4,441      4,178      4,461       2,578      2,010
Shares of common stock outstanding (net of
 shares held by subsidiaries):
   TCI Class A and Class B common stock....          --        --         --         --         576        450
   TCI Group Stock.........................         523       507        664        657          --         --
   LMG Stock...............................         358       345        374        369          --         --
   TCIVG Stock.............................         422       409         --         --          --         --
Book value (deficit) per common share:
   TCI Class A and Class B common stock....          --        --         --         --        4.48       4.47
   TCI Group Stock.........................     $  (.89)    (1.58)     (1.15)       .71          --         --
   LMG Stock...............................     $ 11.49      8.46       6.41       4.37          --         --
   TCIVG Stock.............................     $  5.12      5.54         --         --          --         --

_______________
(a) From January 1, 1995 through August 10, 1995, the date on which TCI distributed to its stockholders of record on August 4, 1995, 2.25 shares of LMG Series A Stock for each share of TCI Group Series A Stock held of record and 2.25 shares of LMG Series B Stock for each share of TCI Group Series B Stock held of record (the "LMG Distribution").
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(b) From the date of the LMG Distribution through December 31, 1995.
(c) From the date of the Exchange Offers through December 31, 1997.
(d) On March 4, 1998, TCI contributed to Cablevision Systems Corporation, a Delaware corporation ("CSC"), certain of its cable television systems serving approximately 830,000 customers in exchange for approximately 24.5 million newly issued CSC Class A common shares (as adjusted for a stock dividend) (the "CSC Transaction"). CSC also assumed and repaid approximately $574 million of debt owed by TCI to external parties and $95 million of debt owed to TCI. TCI has also entered into letters of intent with CSC which provide for TCI to acquire a cable system in Michigan and an additional 3% of CSC's Class A common shares and for CSC to (i) acquire cable systems serving approximately 250,000 customers in Connecticut and
    (ii) assume $110 million of TCI's debt. The ability of TCI to sell or increase its investment in CSC is subject to certain restrictions and limitations set forth in a stockholders agreement with CSC. In addition, during the first six months of 1998, TCI completed three transactions whereby TCI contributed cable television systems serving in the aggregate approximately 670,000 customers to three separate joint ventures (collectively, the "1998 Joint Ventures") in exchange for non-controlling ownership interests in each of the 1998 Joint Ventures, and the assumption and repayment by the 1998 Joint Ventures of debt owed by TCI to external parties aggregating $323 million and intercompany debt owed to TCI aggregating $833 million. In connection with such transactions, TCI has agreed to take certain steps to support compliance by each of the 1998 Joint Ventures with their payment obligations under certain debt instruments, up to an aggregate contingent commitment of $784 million. The CSC Transaction and the formation of the 1998 Joint Ventures are collectively referred to herein as the "1998 Contribution Transactions." Including the 1998 Contribution Transactions, TCI, as of July 31, 1998, has, since January 1, 1997, contributed, or signed agreements or letters of intent to contribute within the next twelve months, certain cable television systems (the "Contributed Cable Systems") serving approximately 3.9 million basic customers to joint ventures in which TCI will retain non-controlling ownership interests (the "Contribution Transactions"). Following the completion of the Contribution Transactions, TCI will no longer consolidate the Contributed Cable Systems. Accordingly, it is anticipated that the completion of the Contribution Transactions, as currently contemplated, will result in an aggregate estimated reduction (based on actual amounts with respect to the 1998 Contribution Transactions and currently contemplated amounts with respect to the pending Contribution Transactions) to TCI's debt of $4.8 billion and aggregate estimated reductions (based on 1997 amounts) to TCI's annual revenue and annual operating income before depreciation, amortization and other non-cash items and stock compensation of $1.8 billion and $815 million, respectively. No assurance can be given that any of the pending Contribution Transactions will be consummated.

    Liberty Media Group. The following table sets forth selected historical financial data for the Liberty Media Group as of June 30, 1998 and as of December 31 of each of the years in the three-year period ended December 31, 1997, and for the six-month periods ended June 30, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1997. The data set forth in this table is qualified in its entirety by, and should be read in conjunction with, the combined financial statements and the notes thereto of the Liberty Media Group incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                              LIBERTY MEDIA GROUP
                     (In millions, except per share data)

                                                                Six Months Ended
                                                                    June 30,              Year Ended December 31,
                                                             ----------------------     ---------------------------
                                                                 1998       1997          1997      1996      1995
                                                               --------   --------      -------   --------  -------
SUMMARY STATEMENT OF OPERATIONS DATA:
Revenue...............................................         $  322        119          374      1,339     1,441
Cost of sales, operating, selling general and
  administrative expenses and stock compensation .....           (416)      (101)        (473)    (1,192)   (1,437)
Depreciation and amortization.........................            (16)        (2)         (12)       (61)      (98)
                                                               ------       ----       ------     ------    ------
Operating income (loss)...............................           (110)        16         (111)        86      (111)
Share of earnings (losses) of affiliates, net.........            (71)        13          (12)         8       (15)
Gain (loss) on dispositions...........................            515          1          304      1,537        (2)
    Net earnings (loss)...............................         $  239         22          125      1,056       (56)
                                                               ======       ====       ======     ======    ======
Basic earnings (loss) attributable to common
  stockholders per common share.......................         $  .67        .06          .34       2.82      (.07)
                                                               ======       ====       ======     ======    ======
Diluted earnings (loss) attributable to common
  stockholders per common and potential common share..         $  .61        .05          .31       2.58      (.07)
                                                               ======       ====       ======     ======    ======

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                            June 30,             December 31,
                                                           ----------   -----------------------------
                                                              1998         1997     1996      1995
                                                            --------    --------  --------  ---------
SUMMARY BALANCE SHEET DATA:
Investments in affiliates, accounted for under the
 equity method, and related receivables................     $  1,258       538       545       299
Investment in Time Warner, Inc.........................     $  4,875     3,538     2,017        --
Investment in Turner Broadcasting Systems, Inc.........     $     --        --        --       945
Other investments, at cost, and related receivables....     $    401       402        82       111
Excess cost over acquired net assets, net..............     $    194       194         7       331
Total assets...........................................     $  7,135     5,028     3,059     2,518
Debt...................................................     $    981       349         2       251
Minority interest in equity of attributed subsidiaries.     $    104       101         1        88
Combined equity........................................     $  4,111     2,933     2,397     1,613


     TINTA. The following table sets forth selected historical financial data for TINTA and subsidiaries as of June 30, 1998 and as of December 31 of each of the years in the five-year period ended December 31, 1997, and for the six-month periods ended June 30, 1998 and 1997, and for each of the years in the five-year period ended December 31, 1997. The data set forth in this table is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and the notes thereto of TINTA incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
                     (In thousands, except per share data)

                                                Six Months Ended
                                                    June 30,                            Fiscal Year Ended December 31,
                                             -----------------------  -------------------------------------------------------------
                                                1998         1997        1997(a)      1996(b)       1995(c)      1994(d)     1993
                                             ----------    ---------  -----------  ------------   -----------  ----------  --------
SUMMARY STATEMENT OF OPERATIONS DATA:
Revenue....................................  $  25,672      134,156      219,834       314,560      190,533      43,982     20,616
Operating, selling, general and
  administrative expenses..................    (30,811)     (86,199)    (161,477)     (279,170)    (165,388)    (62,196)   (26,943)
Depreciation and amortization..............     (4,790)     (32,136)     (53,481)      (58,747)     (36,360)     (8,590)    (7,375)
                                             ---------     --------     --------      --------    ---------     -------    -------
Operating income (loss)....................     (9,929)      15,821        4,876       (23,357)     (11,215)    (26 ,804)  (13,702)
Share of losses of Telewest (e)............    (63,717)     (73,458)    (145,264)     (109,357)     (70,274)    (42,520)   (29,750)
Share of losses of Cablevision.............     (7,591)          --       (3,377)           --           --          --         --
Share of losses of other affiliates........    (45,406)     (48,788)     (99,729)      (70,054)     (53,674)    (35,571)   (42,010)
Interest expense...........................    (11,263)     (19,074)     (33,051)      (35,153)     (20,870)       (651)        --
Gain on issuance of stock  by Telewest (g).         --           --           --           258      164,900     161,481         --
Gain on disposition of  assets.............      9,165           --      109,463        12,284       51,139          --         --
Other, net.................................      3,705        5,224        1,779        49,348        1,737      10,285      2,186
                                             ---------     --------     --------      --------    ---------     -------    -------
Earnings (loss) before income taxes........   (125,036)    (120,275)    (165,303)     (176,031)      61,743      66,220    (83,276)
Income tax benefit  (expense)..............     43,646       54,778       44,954        45,611      (31,702)    (32,534)    20,101
                                             ---------     --------     --------      --------    ---------     -------    -------
    Net earnings (loss)....................  $ (81,390)     (65,497)    (120,349)     (130,420)      30,041      33,686    (63,175)
                                             =========     ========     ========      ========    =========     =======    =======
Basic and diluted earnings (loss)
  attributable to common stockholders:
    Pro forma (h)..........................                                                       $    0.28        0.35
                                                                                                  =========     =======
    Historical.............................  $    (.71)        (.56)       (1.04)        (1.10)
                                             =========     ========     ========      ========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                   June 30,                 Fiscal Year Ended December 31,
                                                 ----------     ---------------------------------------------------------------
                                                     1998         1997(a)      1996(b)       1995(c)       1994(d)       1993
                                                   --------     ----------  ------------  ------------  ------------ ----------
SUMMARY BALANCE SHEET DATA:
Cash and receivables..........................   $    2,356         5,065        82,377       152,175        25,465       7,697
Investment in Telewest........................      263,381       324,417       488,495       550,216       454,614     229,130
Investment in Cablevision.....................      231,957       239,379            --            --            --          --
Investment in other affiliates accounted for
 under the equity method, and related
 receivables..................................      597,298       602,325       421,853       354,133       128,700      46,111
Deferred income tax asset.....................       94,494        54,547            --            --           193          --
Property and equipment, net of accumulated....       58,781        57,521       202,527       112,989        47,737      39,515
 depreciation
Franchise costs and other assets, net of
 amortization.................................      128,023       110,746       794,049       681,198       116,530      57,665
                                                 ----------     ---------     ---------     ---------     ---------  ----------
    Total assets..............................   $1,376,290     1,394,000     1,989,301     1,850,711       773,239     380,118
                                                 ==========     =========     =========     =========     =========  ==========

Payables, accruals and other liabilities......   $   41,882        39,647       128,338        72,284        16,503      10,338
Debt..........................................      390,023       390,042       511,128       192,718        15,842          --
MultiThematiques obligation (f)...............           --            --        47,902        65,876            --          --
Deferred income tax liability.................           --            --       193,748       186,126            --       4,034
                                                 ----------     ---------     ---------     ---------     ---------  ----------
    Total liabilities.........................      431,905       429,689       881,116       517,004        32,345      14,372

Minority interests in equity of subsidiaries..           --            --       142,187       122,358        24,451          51
Equity........................................      944,385       964,311       965,998     1,211,349       716,443     365,695
                                                 ----------     ---------     ---------     ---------     ---------  ----------
    Total liabilities and equity..............   $1,376,290     1,394,000     1,989,301     1,850,711       773,239     380,118
                                                 ==========     =========     =========     =========     =========  ==========

_______________
(a) The summary statement of operations for the year ended December 31, 1997 and the summary balance sheet data as of December 31, 1997 reflect the effects of the deconsolidation of (i) Flextech p.l.c. ("Flextech") in January 1997 as a result of TINTA's decreased voting interest in Flextech and (ii) Cablevision S.A. ("oCablevision") in October 1997 as a result of the sale of a portion of TINTA's interest in Cablevision.
(b) The summary statement of operations for the year ended December 31, 1996 and the summary balance sheet data as of December 31, 1996 reflect the effects of (i) Flextech's acquisition in April 1996 of a controlling interest in HSN Direct International Limited, a 100% interest in TVS Television Limited and the 61% interest in Maidstone Broadcasting, which Flextech did not already own and (ii) Cablevision's acquisition in October 1996 of 99.99% of Oeste Cable Color S.A. ("OCC").
(c) The summary statement of operations for the year ended December 31, 1995 and the summary balance sheet data as of December 31, 1995 reflect the effects of TINTA's April 25, 1995 acquisition of a 51% ownership interest in Cablevision.
(d) The summary statement of operations for the year ended December 31, 1994 and the summary balance sheet data as of December 31, 1994 reflect the effects of the February 2, 1994 combination of certain of TINTA's United Kingdom programming assets with Flextech.
(e) In connection with the November 1994 initial public offering (the "Old Telewest IPO") of the predecessor of Telewest Communications plc ("Old Telewest"), TINTA and certain affiliates of US WEST, Inc. contributed their respective 50% interests in the TCI/US WEST Cable Communications Group (the "Telewest UK Joint Venture") to Old Telewest. As a result of the Old Telewest IPO, TINTA's 50% ownership in the Telewest UK Joint Venture was converted into a 37.8% interest in Old Telewest. On October 3, 1995, Old Telewest consummated a business combination (the "SBCC Transaction") with SBC CableComms (UK) ("SBCC") pursuant to which a new entity, Telewest Communications plc ("Telewest"), acquired all of the outstanding share capital of Old Telewest and SBCC. The SBCC Transaction effectively resulted in the conversion of TINTA's 37.8% indirect ownership interest in Old Telewest into a 26.8% indirect ownership interest in Telewest. All references herein to "Telewest" include Telewest and its predecessor entities (Old Telewest and the Telewest Joint Venture), unless the context indicates otherwise.
(f) Represents the estimated net present value of TINTA's obligation to contribute an additional 264 million French francs to MultiThematiques S.A. Such obligation was completely satisfied during 1997.
(g) In connection with the dilution of TINTA's ownership interest in Telewest that occurred in 1996, 1995 and 1994, TINTA recognized non-cash gains of $258,000, $164.9 million and $161.5 million (before deducting the related tax expense of $90,000, $57.7 million and $56.5 million, respectively). The 1995 gain was recognized in connection with the SBCC Transaction, and the 1994 gain was recognized in connection with the Old Telewest IPO.
(h) On July 18, 1995, TINTA completed its initial public offering, in which 20,000,000 shares of TINTA Series A Stock were sold to the public for net proceeds of approximately $301.3 million. In connection with its initial public offering, TINTA amended and restated it certificate of incorporation on July 12, 1995 to, among other things, (i) increase its authorized capital stock and (ii) divide its common stock into two series. At the same time, TINTA effected a reclassification pursuant to which the 1,000 shares of TINTA common stock held by TCI were reclassified and changed into 85,800,000 shares of TINTA Series A Stock and 11,700,000 shares of TINTA Series B Stock. The pro forma earnings (loss) per common share calculations give effect to such reclassification as if it had occurred on January 1, 1994, and accordingly, assume 106.8 million and 97.5 million weighted average shares of TINTA Common Stock were outstanding during the years ended December 31, 1995 and 1994, respectively.
--------------------------------------------------------------------------------

                                 RISK FACTORS

     The following factors, among others, should be considered carefully by TINTA stockholders in considering whether to vote in favor of the Merger. Certain capitalized terms used below that have not previously been defined have the meanings specified under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock."

STOCKHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS ON ONE GROUP COULD AFFECT OTHER BUSINESSES

     TCI holds title to all of its assets and is responsible for all of its liabilities, and the holders of TCI Common Stock have no specific claim against the assets attributed for financial statement presentation purposes to the Group whose performance is associated with the particular series of TCI Common Stock they hold. Holders of LMG Stock are common stockholders of TCI and are subject to risks associated with an investment in TCI and all of its businesses, assets and liabilities.

     The financial results of one Group that affect TCI's consolidated results of operations or financial condition could affect the combined results of operations and financial condition of the other Groups. Likewise, events affecting one Group could affect the market price of the LMG Stock, the TCI Group Stock and the TCIVG Stock. In addition, any net losses of any Group, dividends or distributions on, or repurchases of, the LMG Stock, the TCI Group Stock or the TCIVG Stock, and dividends on, or certain repurchases of, TCI Preferred Stock, will reduce funds of TCI legally available for the payment of dividends on the LMG Stock, the TCI Group Stock and the TCIVG Stock. The combined financial statements of the LMG Stock, the TCI Group Stock and the TCIVG Stock should be read in conjunction with the consolidated financial statements of TCI. The combined financial statements of each Group principally reflect the combined financial position, results of operations and cash flows of the businesses and investments included therein. However, each Group's financial information could also include allocated portions of the individual assets and liabilities that are not separately identified with the operations of a specific Group.

LIMITED SEPARATE STOCKHOLDER RIGHTS; EFFECTS ON VOTING POWER

     Holders of LMG Stock do not have any legal rights specifically related to the assets attributed to the Liberty Media Group or have any right to vote on matters as a separate class, other than (i) as set forth in the provisions relating to dividend and liquidation rights and requirements for mandatory dividend, redemption or conversion of LMG Stock upon the disposition of all or substantially all of the properties and assets of the Liberty Media Group as described under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption" and (ii) separate voting rights in limited circumstances as required by the DGCL. Separate meetings for the holders of LMG Stock are not held.

     Holders of LMG Stock, TCI Group Stock and TCIVG Stock and any TCI Preferred Stock having general voting rights, vote as one class on all matters coming before any meeting of stockholders and do not have any separate class voting rights except in limited circumstances as required by the DGCL. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment to a corporation's certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of TCI Common Stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of TCI Common Stock would not entitle such series to vote as a class separately from the other series of TCI Common Stock.

     Certain matters on which holders of LMG Stock, TCI Group Stock and TCIVG Stock might vote together as a single class could involve a divergence or the appearance of a divergence of interests among the holders of such series of TCI Common Stock. For example, TCI's Restated Certificate of Incorporation, as amended (the "TCI Charter"), does not require that a merger or consolidation of TCI requiring the approval of TCI's stockholders be approved by a separate vote of holders of any series of TCI Common Stock, and Delaware law requires such approval only in certain circumstances. As a result, if holders of any one or more series of TCI Common Stock that possess the requisite voting power vote to approve the merger or consolidation, then the merger or consolidation could be consummated even if the holders of a majority of some other series of TCI Common Stock vote against the merger or consolidation. See "--Potential Divergence of Interests; No Specific Procedures for Resolution." Immediately following the issuance of shares of LMG Series A Stock in the Merger, the combined voting power of the TCI Group Series A Stock and TCI Group Series B Stock would represent a majority of the voting power of all classes and series entitled to vote in the election of directors.

     The LMG Series A Stock has one vote per share and the LMG Series B Stock has ten votes per share. The TCI Group Series A Stock and TCIVG Series A Stock have one vote per share and the TCI Group Series B Stock and TCIVG Series B Stock have ten votes per share. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Voting Rights."

POTENTIAL DIVERGENCE OF INTERESTS; NO SPECIFIC PROCEDURES FOR RESOLUTION

     The existence of separate series of TCI Common Stock may give rise to occasions when the interests of the holders of LMG Stock and the holders of either TCI Group Stock or TCIVG Stock, or both, may diverge or appear to diverge. As further discussed below, examples include, among others, determinations by the TCI Board to (i) convert each outstanding share of LMG Stock into shares of TCI Group Stock, (ii) approve the disposition of all or substantially all of the properties and assets of the Liberty Media Group, (iii) allocate consideration to be received by holders of TCI Common Stock in connection with a merger or consolidation involving TCI among holders of different series of TCI Common Stock, (iv) allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of one or more of the other Groups, (v) if and to the extent the TCI Group has an Inter-Group Interest in the Liberty Media Group, allocate the proceeds of issuances of LMG Stock either to the TCI Group in respect of a reduction in its Inter-Group Interest in the Liberty Media Group or to the equity of the Liberty Media Group, (vi) pay or omit dividends on the LMG Stock, the TCI Group Common Stock or the TCIVG Stock or (vii) approve transactions involving the transfer of funds or assets from one Group to one or more of the other Groups or make other operational or financial decisions with respect to one Group that could be considered to be detrimental to one or more of the other Groups. Except for certain management and allocation policies adopted by the TCI Board with respect to cash management, corporate expenses, allocation of assets and liabilities and inter-Group transactions (any and all of which could be modified or rescinded by the TCI Board in its sole discretion and without approval of stockholders), no specific procedures have been adopted for consideration of matters involving a divergence of interests among the holders of LMG Stock, TCI Group Stock and TCIVG Stock. Rather than develop additional specific procedures in advance, the TCI Board has determined to exercise its judgment from time to time, depending on the circumstances, as to how best to obtain information regarding the divergence (or potential divergence) of interests, under what circumstances to seek the assistance of outside advisers, whether a committee of the TCI Board should be appointed to address the matter and how to assess which available alternative is in the best interests of TCI and all of its stockholders. The TCI Board believes the advantages of retaining flexibility in determining how best to fulfill its responsibilities in such circumstances as they may arise outweigh any perceived advantages from adopting additional specific procedures in advance.

     Optional Conversion of LMG Stock into TCI Group Stock. The TCI Board may determine to convert each outstanding share of LMG Series A Stock into shares of TCI Group Series A Stock and each outstanding share of LMG Series B Stock into shares of TCI Group Series B Stock, in each case determined based upon the ratio of the value (as determined on the basis of appraisals performed by investment banking firms) of one share of LMG Stock to the average Market Value over a 20-Trading Day period prior to the date such appraisal process is initiated of one share of TCI Group Series A Stock. Such a conversion could be effected at any time, including at a time when the value of one share of LMG Stock determined by appraisal differs significantly from the market value of the LMG Stock reflected in the trading markets, or at a time when the Market Value of the TCI Group Stock used in the determination of the conversion ratio reflects what might be considered an overvaluation or undervaluation. Basing the conversion ratio on an appraised value determination for the LMG Stock and a trading market valuation for the TCI Group Stock could result in the conversion ratio being significantly different from that which would have resulted if the same measure were used for the valuation of both the TCI Group Stock and the LMG Stock. For example, a conversion could be considered dilutive of the interests of the holders of the LMG Stock if the Market Value of the TCI Group Stock is greater than the valuation of the TCI Group Stock that would have resulted if a similar appraisal procedure to that used in the determination of the value of the LMG Stock were used. Such a conversion would also have the effect of precluding holders of LMG Stock from retaining their investment in a security intended to reflect separately the businesses and assets attributed to the Liberty Media Group.

     Disposition of Group Assets. As long as the assets attributed to a Group continue to represent less than substantially all of the properties and assets of TCI, the TCI Board may approve sales and other dispositions of any amount of the properties and assets attributed to such Group without stockholder approval because, under the DGCL and the TCI Charter, stockholder approval is required only for a sale or other disposition of all or substantially all of the properties and assets of TCI as a whole. The TCI Charter, however, contains provisions which, in the event of a Disposition of all or substantially all of the properties and assets attributed to the Liberty Media Group in one transaction or a series of related transactions, other than in certain specified transactions, including a transaction in which TCI receives primarily equity securities of an entity engaged or proposing to engage primarily in a similar or complementary business, and other than in connection with the disposition of all of the assets of TCI in its entirety, require TCI, at its option, either to (i) distribute by dividend or redemption to the holders of LMG Series A Stock and LMG Series B Stock an amount in cash and/or securities or other property equal to their proportionate interest in the Liberty Media Group Net Proceeds of such Disposition or (ii) convert outstanding shares of LMG Series A Stock into a number (or fraction) of shares of TCI Group Series A Stock and convert outstanding shares of LMG Series B Stock into a number (or fraction) of shares of TCI Group Series B Stock, equal in each case to 110% of the average daily ratio of the Market Value of a share of LMG Series A Stock to the Market Value of a share of TCI Group Series A Stock over a specified period following such Disposition. The provisions of the TCI Charter do no require the TCI Board to select the option which would result in the distribution with the highest value to the holders of the LMG Stock or with the smallest effect on the TCI Group Stock. The TCI Charter does not require TCI to take such actions upon sales or other dispositions of less than substantially all of the properties and assets of the Liberty Media Group or upon two or more unrelated sales or other dispositions which together constitute the sale of substantially all of the properties and assets of the Liberty Media Group. In addition, although the TCI Charter contains comparable provisions relating to a disposition of all or substantially all of the properties and assets of the TCI Ventures Group, the TCI Charter does not contain comparable provisions relating to a disposition of all or substantially all of the properties and assets of the TCI Group. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption."
The appropriate disposition of proceeds in the latter case would be subject to determination by the TCI Board in accordance with the TCI Charter, approved allocation policies and the exercise of its fiduciary duties. See "--Fiduciary Duties of the TCI Board Are to All TCI Stockholders Regardless of Class or Series."

     Allocation of Proceeds of Mergers or Consolidations. The TCI Charter does not contain any provisions governing how consideration to be received by TCI's stockholders in connection with a merger or consolidation involving TCI (in which the TCI Common Stock is to be converted into other securities, cash or other property) is to be allocated among holders of LMG Stock, TCI Group Stock and TCIVG Stock. In any such merger or consolidation, the allocation of consideration would be determined by the TCI Board. See "--Limited Separate Stockholder Rights; Effects on Voting Power."

     Allocation of Resources and Financial Support; Pursuit of Business Opportunities or Operational Strategies. The TCI Board could from time to time allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of the other Groups. The decision to allocate resources and financial support to one Group may adversely affect the ability of the other Groups to obtain funds sufficient to implement their business strategies.

     Allocation of Proceeds Upon Issuance of LMG Stock. If and to the extent that the TCI Group has an Inter-Group Interest in the Liberty Media Group at the time of any sale by TCI of shares of LMG Stock, the TCI Board would determine the allocation of the proceeds of such sale between the TCI Group and the Liberty Media Group. In such case, the TCI Board could allocate up to 100% of the net proceeds of such sale of LMG Stock to the TCI Group or to the Liberty Media Group, and such net proceeds would be attributed entirely to and reflected entirely on the combined financial statements of the Group to which such proceeds were allocated. Any such allocation of net proceeds to the TCI Group would reduce any then existing Inter-Group Interest in the Liberty Media Group.

     No Assurance of Payment of Dividends. TCI has never paid cash dividends on the TCI Common Stock. The TCI Board does not currently intend to pay cash dividends on the LMG Stock, the TCI Group Stock or the TCIVG Stock. Any dividends on the LMG Stock which may be declared by the TCI Board will be payable out of the lesser of (i) the funds of TCI legally available for such purpose, which are determined on the basis of TCI in its entirety, and (ii) the Liberty Media Group Available Dividend Amount. Such dividends are further subject to the prior payment of dividends on outstanding shares of any class or series of capital stock of TCI with preferential dividend provisions. Any net losses of TCI (without regard to whether such losses arose from any specific Group), any dividends or distributions on, or repurchases of, the TCI Group Stock or the TCIVG Stock, and dividends on, and certain repurchases of, TCI Preferred Stock, will reduce the funds of TCI legally available for payment of dividends on the LMG Stock. Subject to limitations of the DGCL and the TCI Charter, the TCI Board may declare and pay dividends on the LMG Stock, the TCI Group Stock and the TCIVG Stock in equal or unequal amounts, or may decide not to declare and pay such dividends, notwithstanding the relationship among the Liberty Media Group Available Dividend Amount, the TCI Group Available Dividend Amount and the TCI Ventures Group Available Dividend Amount, the respective amounts of prior dividends paid on, or liquidation rights of, the LMG Stock, the TCI Group Stock or the TCIVG Stock or any other factor. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Dividends."

     Operational and Financial Decisions. The TCI Board could from time to time make operational and financial decisions that affect the Groups disproportionately, such as transfers of funds or assets among the Groups, the allocation of funds for capital expenditures, the determination to expand into new areas and the allocation of resources and personnel that may be suitable for more than one Group. The decision to provide funds to one Group may adversely affect the ability of the other Groups to obtain funds sufficient to implement their business strategies. For further discussion of potential divergence of interests arising from financial decisions, see "--Transfer of Funds among Groups; Equity Contributions from the TCI Group."

FIDUCIARY DUTIES OF THE TCI BOARD ARE TO ALL TCI STOCKHOLDERS REGARDLESS OF CLASS OR SERIES

     Under Delaware law, the TCI Board has a duty to act with due care and in the best interests of all TCI stockholders, including the holders of LMG Stock, TCI Group Stock and TCIVG Stock. The existence of the LMG Stock, the TCI Group Stock and the TCIVG Stock may give rise to occasions when the interests of the holders of one or more series of TCI Common Stock and the holders of the other series of TCI Common Stock may diverge or appear to diverge. See "--Potential Divergence of Interests; No Specific Procedures for Resolution." The TCI Board will address and resolve any issues involving a material divergence of interests among the holders of the separate series of TCI Common Stock.

     Although TCI is not aware of any precedent concerning the manner in which principles of Delaware law would be applied in the context of a capital structure involving multiple classes or series of capital stock the rights of which include terms designed to reflect the separate performance of specified businesses, principles of Delaware law provide that a board of directors must act in accordance with its good faith business judgement of the corporation's best interests, taking into consideration the interests of all stockholders regardless of class or series. Under these principles of Delaware law and the "business judgment rule," a good faith determination made by a disinterested and adequately informed TCI Board with respect to any matter having a disparate impact upon the holders of LMG Stock, the holders of TCI Group Stock and the holders of TCIVG Stock would be a defense to any challenge to such determination made by or on behalf of any of such Groups of holders. Nevertheless, a Delaware court hearing a case involving such a challenge may decide to apply principles of Delaware law other than those discussed above, or may fashion new principles of Delaware law, in order to decide such a case, which would be a case of first impression. There may arise circumstances involving a divergence of interests in which the TCI Board is held to have properly discharged its responsibilities to act with due care and in the best interests of TCI and all of its stockholders, but in which holders of the LMG Stock, the TCI Group Stock or the TCIVG Stock consider themselves to be disadvantaged relative to the other series. In such a case, such holders would not have any other remedy under Delaware law with respect to the circumstances giving rise to the divergence of interests.

     Disproportionate ownership interests of members of the TCI Board in the LMG Stock, the TCI Group Stock and the TCIVG Stock or disparate values of the LMG Stock, the TCI Group Stock and the TCIVG Stock could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for different series. See "--Potential Divergence of Interests; No Specific Procedures for Resolution." Nevertheless, TCI believes that a director would be able to discharge his or her fiduciary responsibilities even if his or her interests in shares of LMG Stock, TCI Group Stock and TCIVG Stock were disproportionate or had disparate values.

TRANSFER OF FUNDS AMONG GROUPS; EQUITY CONTRIBUTIONS FROM THE TCI GROUP

     All debt incurred or preferred stock issued by TCI and its subsidiaries will be (unless the TCI Board otherwise provides) specifically attributed to and reflected on the combined financial statements of the Group that includes the entity which incurred the debt or issued the preferred stock or, in case the entity incurring the debt or issuing the preferred stock is Tele-Communications, Inc., the TCI Group. The TCI Board could, however, determine from time to time that debt incurred or preferred stock issued by entities included in a Group should be specifically attributed to and reflected in the combined financial statements of one of the other Groups to the extent that the debt is incurred or the preferred stock is issued for the benefit of such other Group.

     To the extent cash needs of one Group exceed cash provided by such Group, one of the other Groups may transfer funds to such Group. Such transfers of funds among the Groups will be reflected as borrowings or, if determined by the TCI Board, in the case of a transfer from the TCI Group to either the Liberty Media Group or the TCI Ventures Group, reflected as the creation of an, or an increase in any then existing, Inter-Group Interest of the TCI Group in such Group or, in the case of a transfer from either the Liberty Media Group or the TCI Ventures Group to the TCI Group, reflected as a reduction in any then existing Inter-Group Interest of the TCI Group in such Group. There are no specific criteria for determining when a transfer will be reflected as a borrowing or as an increase or reduction in an Inter-Group Interest. The TCI Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of TCI, the financing needs and objectives of the Groups, the investment objectives of the Groups, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

     Loans from one Group to another Group would bear interest at such rates and have such repayment schedules and other terms as are established from time to time by, or pursuant to procedures established by, the TCI Board. The TCI Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of TCI, the use of proceeds by and creditworthiness of the recipient Group, the capital expenditure plans and investment opportunities available to each Group and the availability, cost and time associated with alternative financing sources.

     Although the creation of or any increase in an Inter-Group Interest of the TCI Group in the Liberty Media Group resulting from an equity contribution by the TCI Group to the Liberty Media Group or any decrease in such Inter-Group Interest resulting from a transfer of funds from the Liberty Media Group to the TCI Group would be determined by reference to the Market Value of the LMG Series A Stock as of the date of such transfer, such an increase could occur at a time when such shares could be considered undervalued and such a decrease could occur at a time when such shares could be considered overvalued.

MANAGEMENT AND ALLOCATION POLICIES SUBJECT TO CHANGE

     The TCI Board has adopted certain management and allocation policies with respect to cash management, corporate expenses and Inter-Group transactions, any and all of which could be modified or rescinded by the TCI Board, in its sole discretion, without the approval of stockholders. The TCI Board could also adopt additional policies depending upon the circumstances. Any determination to modify or rescind such policies, or to adopt additional policies, including any such decision that could have disparate effects upon holders of LMG Stock, TCI Group Stock or TCIVG Stock, would be made by the TCI Board as set forth under "--Fiduciary Duties of the TCI Board Are to All TCI Stockholders Regardless of Class or Series."

POTENTIAL CONVERSION OF LMG STOCK

     Solely at TCI's option, all of the outstanding shares of LMG Stock may be converted into TCI Group Stock upon the terms described under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption." TCI cannot predict the impact on the market prices of the LMG Stock or the TCI Group Stock of its ability to effect any such conversion or the effect, if any, that the exercise by TCI of this conversion right would have on the market price of the LMG Stock or the TCI Group Stock prevailing at such time. See "--Potential Divergence of Interests; No Specific Procedures for Resolution."

POTENTIAL EFFECTS OF POSSIBLE DISPOSITION OF ASSETS OF THE LIBERTY MEDIA GROUP

     The terms of the LMG Stock provide that if TCI were to dispose of all or substantially all of the properties and assets of the Liberty Media Group, other than in a transaction in which TCI receives primarily equity securities of an entity engaged or proposing to engage primarily in a similar or complementary business and other than in connection with the disposition of all of the assets of TCI, TCI would be required, at its option, either to (i) distribute to holders of LMG Stock an amount equal to their proportionate interest in the Liberty Media Group Net Proceeds of such Disposition, either by special dividend or by redemption of all or part of the outstanding shares of LMG Stock, or (ii) convert outstanding shares of LMG Stock into shares of the corresponding series of TCI Group Stock at a conversion ratio based on 110% of the average daily ratio of the Market Value of a share of LMG Series A Stock to the Market Value of a share of TCI Group Series A Stock over a specified period following such Disposition. "Liberty Media Group Net Proceeds" means the proceeds of such Disposition after payment of or provision for certain specified costs, including taxes to be paid by TCI in respect of the Disposition or such dividend or redemption, transaction costs and liabilities and other obligations (contingent or otherwise, including obligations in respect of TCI Preferred Stock) attributed to the Liberty Media Group. If the Liberty Media Group were a separate independent company and its shares were acquired by another person, certain of those costs, including corporate and shareholder level taxes, might not be payable in connection with such an acquisition. As a result, the consideration that would be received by stockholders of such a separate independent company in connection with such a stock acquisition might be greater than the Liberty Media Group Net Proceeds that would be received by holders of LMG Stock if all or substantially all of the properties and assets of the Liberty Media Group were sold. In addition, no assurance can be given that the Liberty Media Group Net Proceeds per share of LMG Stock to be received in connection with a Disposition of all or substantially all of the properties and assets of the Liberty Media Group will be equal to or more than the market value per share of LMG Stock prior to or after announcement of such Disposition. See "--Potential Conversion of LMG Stock" above and "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption."

LIMITATIONS ON POTENTIAL ACQUISITION OF A GROUP

     If each Group were a separate publicly held corporation, any person interested in acquiring such corporation without negotiation with management could seek control of the outstanding stock of such corporation by means of a tender offer or proxy contest. Although LMG Stock is designed to reflect the separate performance of the Liberty Media Group, a person interested in acquiring only the Liberty Media Group without negotiation with TCI's management would still be required to seek control of the voting power represented by all of the outstanding capital stock of TCI, including the LMG Stock, the TCI Group Stock and the TCIVG Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Voting Rights."

ABSENCE OF APPROVAL RIGHTS WITH RESPECT TO FUTURE ISSUANCES OF AUTHORIZED SHARES

     The authorized but unissued shares of capital stock would be available for issuance from time to time by TCI at the sole discretion of the TCI Board for any proper corporate purpose. Such issuances could include shares of LMG Stock, as well as the issuance of such shares upon the conversion or exercise of securities of TCI that are convertible into or exercisable or exchangeable for such shares. The approval of the stockholders of TCI will not be sought by TCI for the issuance of authorized but unissued shares of LMG Stock (or the reissuance of previously issued shares that have been reacquired by TCI) or securities of TCI that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the TCI Board or required by applicable law, regulation or the NASDAQ/NM requirements.

ANTI-TAKEOVER CONSIDERATIONS

     The DGCL, the TCI Charter and TCI's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board or without meeting various other conditions. TCI is subject to Section 203 of the DGCL, which, in general, prohibits a "business combination" between a corporation and an "interested stockholder" for a period of three years following the time that such stockholder became an "interested stockholder" unless certain conditions are met. The TCI Charter and Bylaw provisions which may discourage or make more difficult a change in control of TCI include the requirement of a supermajority vote to approve specified actions, the authorization of the TCI Board to issue additional shares of Series Preferred Stock in one or more series and to fix and state the designations, powers, preferences, qualifications, limitations, restrictions and relative rights of the shares of each such series without further action by TCI's stockholders, certain procedures required in connection with the nomination of directors of TCI and the other provisions described under "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations." In addition, the existence of different series of TCI Common Stock presents complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. For example, a potential acquiror would have to take into consideration that holders of different series of TCI Common Stock might be more or less receptive to the acquiror's proposal, that a tender offer would have to be structured so as to take into account different prices at which shares of the different series might be acquired, that a merger would require allocation of consideration among the different series of TCI Common Stock and the effects of actions TCI might take such as causing a conversion of the LMG Stock. The provisions of the DGCL, the TCI Charter and TCI's Bylaws and the existence of different series of TCI Common Stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of TCI by delaying or preventing such change in control. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."


                              THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE

     This Proxy Statement/Prospectus and the accompanying form of proxy are being furnished to holders of TINTA Common Stock in connection with the solicitation of proxies by the TINTA Board for use at the Meeting to be held on ______________, November __, 1998, at TINTA's corporate offices, Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado, commencing at 9:30 a.m. local time. At the Meeting, holders of TINTA Common Stock will be asked to consider and vote upon (i) a proposal to adopt the Merger Agreement and (ii) such other matters as may properly be brought before the Meeting. A copy of the Merger Agreement is included as Appendix I to this Proxy Statement/Prospectus.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

     The TINTA Board has fixed the close of business on October 2, 1998, as the Record Date for the determination of the TINTA stockholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of shares of TINTA Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were ______________ shares of TINTA Series A Stock outstanding and entitled to vote, held by __________ holders of record, and [11,700,000] shares of TINTA Series B Stock outstanding and entitled to vote, all of which were held by TCI. Each holder of record of shares of TINTA Series A Stock on the Record Date is entitled to cast one vote per share on each proposal properly submitted for the vote of the TINTA stockholders at the Meeting. Each holder of record of shares of TINTA Series B Stock on the Record Date is entitled to cast ten votes per share on each such proposal. Votes may be cast in person or by properly executed proxy at the Meeting. Pursuant to the DGCL and TINTA's Bylaws, the presence, in person or by properly executed proxy, of the holders of a majority in total voting power of the outstanding shares of TINTA Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions will be counted in determining whether a quorum is present.

     Under the TINTA Charter and the DGCL, adoption of the Merger Agreement requires the affirmative vote of the majority in voting power of outstanding shares of TINTA Series A Stock and TINTA Series B Stock entitled to vote thereon at the Meeting, voting together as a single class. Abstentions and broker non-votes in respect of the Merger Agreement will have the same effect as negative votes. Under the DGCL, there are no dissenters' appraisal rights for TINTA stockholders in connection with the transactions contemplated by the Merger Agreement. See "THE MERGER--Absence of Appraisal Rights."

     TCI has agreed pursuant to and subject to the terms of the Merger Agreement to cause to be voted in favor of adoption of the Merger Agreement the [86,250,000] shares of TINTA Series A Stock and [11,700,000] shares of TINTA Series B Stock beneficially owned by it as of the Record Date, representing approximately [92]% of the total voting power of the shares of TINTA Common Stock entitled to vote at the Meeting. The vote of such shares of TINTA Common Stock beneficially owned by TCI in favor of the proposal to adopt the Merger Agreement is sufficient to assure the presence of a quorum at the Meeting and the approval of such proposal by the holders of TINTA Common Stock without any action on the part of any other holder of TINTA Common Stock. Accordingly, it is expected that the Merger Agreement will be adopted at the Meeting.

     As of the Record Date, directors and executive officers of TINTA, and their affiliates (other than TCI and its subsidiaries), were beneficial owners of outstanding shares of TINTA Common Stock representing approximately [1.42]% of the total voting power of the shares of TINTA Common Stock outstanding on such date. Each such director and executive officer has informed TINTA that he intends to vote or direct the vote of all outstanding shares of TINTA Common Stock over which he has voting control in favor of adoption of the Merger Agreement, subject to and consistent with any fiduciary obligations in the case of shares held as a fiduciary. See "SECURITY OWNERSHIP OF TINTA."

PROXIES

     All shares of TINTA Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies; however, properly executed proxies marked "ABSTAIN," although counted for purposes of determining whether there is a quorum at the Meeting, will not be voted. If no instructions are indicated, such proxies will be voted FOR the proposal to adopt the Merger Agreement.

     At the date of this Proxy Statement/Prospectus, the TINTA Board does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement/Prospectus. If any other matters should properly be presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     A stockholder may revoke his or her proxy at any time prior to its use by
(i) delivering to the Secretary of TINTA a signed notice of revocation bearing a later date than the proxy, or a duly executed later-dated proxy relating to the same shares or (ii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to TINTA at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111, Attention: Secretary, or hand-delivered to the Secretary of TINTA at the aforementioned address at or before the taking of the vote at the Meeting.

EXPENSES

     Pursuant to the Merger Agreement, costs and expenses incurred in connection with the printing and mailing of this Proxy Statement/Prospectus will be paid 90% by TCI and 10% by TINTA. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of TINTA in person or by telephone, telegram or other means of communication. Such directors, officers and employees will receive no additional compensation for such services, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokerage firms, banks, nominees, fiduciaries and other custodians will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by them, and will be reimbursed for the reasonable expenses incurred by them in connection therewith.

     If your shares of TINTA Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares of TINTA Common Stock. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares of TINTA Common Stock.

     If you have any questions about giving your proxy or require assistance, please contact the Secretary of TINTA, at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111 (telephone: (303) 267-5500).

     STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.


                                  THE MERGER

BACKGROUND

     Formation of TINTA; IPO. TINTA was incorporated in 1994 as a wholly-owned subsidiary of TCI. TINTA was formed by TCI as a holding company for the purpose of consolidating TCI's ownership interests in substantially all of its international cable and telephony assets and certain of its international programming assets, pending a planned initial public offering of a portion of TINTA's common stock. By effecting such an offering, TCI intended to obtain credit for what it believed was the substantial "hidden" value of the international cable, telephony and programming assets that it contributed to TINTA.

     TCI had been acquiring ownership interests since the mid-1980's in broadband distribution and programming companies in foreign markets that TCI believed exhibited attractive growth opportunities for providers of integrated multi-channel television and programming services. TCI established an international division in 1992, and TINTA's management initially consisted primarily of those executives of TCI who had been responsible for the operations of TCI's former international division. In anticipation of its initial public offering, TINTA entered into a number of intercompany service agreements with TCI covering a variety of matters, including lending arrangements, the provision of TCI facilities and "back-office" services to TINTA, tax sharing arrangements and a service agreement giving TINTA access to TCI's technology and industry expertise, including support from TCI's cable engineering and construction groups and programming personnel.

     In July 1995, TINTA completed its initial public offering (the "IPO") of 20 million shares of TINTA Series A Stock, which at that time represented approximately 17% of the outstanding shares of TINTA Common Stock. Immediately following the IPO, TCI beneficially owned 81% of the TINTA Series A Stock, all of the TINTA Series B Stock and 91% of the combined voting power of both series of TINTA Common Stock. Due to purchases of TINTA Series A Stock by TINTA pursuant to a stock buy-back program announced by TINTA in January, 1997, the shares of TINTA Series A Stock beneficially owned by TCI on the Record Date represented 83% of the TINTA Series A Stock outstanding on that date, and the shares of both series of TINTA Common Stock beneficially owned by TCI on the Record Date represented 92% of the combined voting power of both series of TINTA Common Stock outstanding on that date.

     TINTA's Business Strategy. TINTA's business development strategy has historically been based on the acquisition of ownership interests in, and participation in the development and management of, distribution, telecommunications and programming businesses in selected foreign markets. Further to this strategy, TINTA has ownership interests in, and has participated in the development of, distribution and programming businesses in several markets, including the United Kingdom (through Telewest and Flextech), Japan (through Jupiter TeleCommunications, Inc. and Jupiter Programming, Inc.) and Argentina (through Cablevision, Torneos y Competencias S.A. and Pramer S.R.L.).

     Most recently, TINTA has placed greater emphasis on the acquisition and development of multi-channel programming businesses. This emphasis is highlighted by the appointment in September 1997 of Mr. David Evans as TINTA's President and Chief Operating Officer. Mr. Evans' background in the television business was largely programming oriented. He had previously been associated with The News Corporation Limited where he played a key role in the establishment of British Sky Broadcasting Group plc and in the launch of Sky Latin America, direct-to-home satellite services for the United Kingdom and Latin America, respectively. Mr. Evans was subsequently named TINTA's Chief Executive Officer in January 1998.

     The TCI Offer. Management of TCI routinely reviews TCI's investments in its less than wholly-owned entities to determine whether it would be advisable for TCI to continue to hold, increase or dispose of any such investment. Whether a decision to increase or dispose of an investment is made, and the timing of any such decision, depends on numerous factors, including the size and nature of the investment, the perceived advantages, if any, of full or partial ownership and management control, conditions in the relevant industry and general market and economic conditions.

     Since the IPO, management of TCI has from time to time evaluated the performance of TINTA and analyzed the extent to which it had achieved its business objectives as a separate publicly-held company. TCI's management believed that TINTA's leverage at the holding company level, the capital needs of its subsidiaries and affiliates, its limited access to capital and its limited ability to access the cash flow of its less than majority-owned subsidiaries and affiliates had restricted TINTA's ability to effectively pursue its business development strategy and, consequently, had negatively impacted the market price of the TINTA Series A Stock. Over the 29-month period immediately following the IPO, stockholders had a cumulative total stockholder return of only 12.50% on the TINTA Series A Stock compared to a cumulative total stockholder return of 58.93% over the same period on the common stock (assuming reinvestment of dividends) of a peer group of companies based on the Nasdaq Telecommunications Stock Index.

     TCI's management viewed TINTA's recent emphasis on international programming, together with the increasingly global reach of many of the programming assets which comprise the Liberty Media Group, as offering substantial synergies. Management of TCI believed that combining TINTA's assets with the assets of the Liberty Media Group would eliminate any potential conflicts of interest between TINTA and the Liberty Media Group in respect of business dealings between them, including potential conflicts with respect to the carriage by TINTA's distribution companies of programming owned or controlled by the Liberty Media Group. Moreover, TCI's management would like to expand the Liberty Media Group's international programming assets beyond the programming owned by the

Liberty Media Group prior to the IPO and sports programming. However, at the time of the IPO and subsequently, TCI has stated its intention, subject to certain exceptions, to provide to TINTA any non-sports programming opportunities that were presented to TCI or its controlled affiliates. By acquiring the equity interests in TINTA not already beneficially owned by TCI, Liberty Media Group would be free to pursue any non-sports programming opportunities that were presented to it or to TCI or any of TCI's other controlled affiliates. Finally, TCI's management believed that the primary objective of the IPO, that being to unlock the hidden value of the international cable, telephony and programming assets contributed to TINTA, had been achieved and that the combination of those assets with the programming assets of the Liberty Media Group would conceivably result in the market giving a higher valuation to those assets.

     On July 10, 1998, Mr. Robert R. Bennett, President and Chief Executive Officer of Liberty Media Corporation ("Liberty"), approached TINTA's Chief Executive Officer, Mr. Evans, at a media conference in Sun Valley, Idaho and advised him of TCI's desire to acquire, through Liberty, all of the shares of TINTA Common Stock not already beneficially owned by TCI. Later that day, and after the close of trading on the NASDAQ/NM, TCI delivered a letter to TINTA setting forth TCI's proposal for the acquisition of TINTA in a transaction to be structured as a tax-free merger in which each share of TINTA Common Stock would be converted into 0.58 of a share of LMG Series A Stock. Mr. Evans notified each of the members of the TINTA Board of TINTA's receipt of the merger proposal.

     On July 13, 1998, TINTA publicly announced that it had received TCI's merger proposal. On the same day and shortly thereafter, the Class Action Lawsuits (as defined under "--Certain Litigation") were filed in Delaware in respect of TCI's merger proposal. See "--Certain Litigation."

     TINTA's Response. Shortly after Mr. Evans' receipt of TCI's proposal, he discussed with attorneys at TINTA's outside law firm, Baker & Botts, how best to respond to TCI's merger proposal. Baker & Botts is also one of TCI's outside law firms. Mr. Evans discussed with Baker & Botts the possibility of creating a special committee of the TINTA Board to negotiate the terms of any merger agreement with TCI. In discussing the possible creation of such a committee, it was recognized that each of the TINTA directors, with the exception of Pierre Lescure, was either an executive officer of TCI or of one of its business units, a director of TCI, or an executive officer of TINTA. The formation of a special committee consisting of Mr. Evans and Mr. Lescure was discussed. Mr. Evans was discussed as a possible candidate as he had the least affiliation with TCI (having joined TINTA in September 1997) and his compensation package, which includes TINTA stock options, most closely aligned him with the interests of TINTA's public stockholders. The participation of Mr. Lescure was discussed as he is the only "outside" director on the TINTA Board. However, it was recognized that Mr. Evans, under Delaware law (the corporation law that is applicable to both TCI and TINTA), might not be deemed to be an "independent director" under applicable Delaware case precedents, and hence any special committee on which he served might be unable to obtain the benefits bestowed on properly constituted special committees under Delaware law. It was also recognized that Mr. Lescure might not be deemed to be an "independent director" under Delaware law, due to business dealings between Canal + S.A. (of which Mr. Lescure is Chairman and Chief Executive Officer) and TINTA.

     On July 15, 1998, the Executive Committee of the TINTA Board (the "Executive Committee"), which is comprised of Mr. Evans, John C. Malone (the Chairman of the Board of TINTA and Chairman of the Board and Chief Executive Officer of TCI), and Paul A. Gould (a director of TINTA and TCI), met by telephone conference call. The Executive Committee discussed the feasibility and desirability of forming a special committee, consisting of Mr. Evans and Mr. Lescure, to negotiate the terms of any merger agreement with TCI. However, it was determined that no such committee would be formed because, as explained above, it might not be deemed to be independent under Delaware law. Rather, it was concluded that TINTA's emphasis should be to ensure that the public stockholders of TINTA received fair value for their TINTA Series A Stock in any merger transaction with TCI. To this end, the Executive Committee authorized TINTA's management to select and retain an independent financial advisor to issue an opinion as to the fairness, from a financial point of view, to TINTA's public stockholders of the exchange ratio proposed by TCI in its merger proposal. The Executive Committee also approved the negotiation of a merger agreement with TCI by TINTA's management and legal advisors.

      On July 15, 1998, Salomon Smith Barney was retained on behalf of the TINTA Board to review the fairness, from a financial point of view, to the holders of TINTA Common Stock (other than the TCI Holders) of the exchange ratio proposed by TCI in its merger proposal.

     From July 15 through August 17, 1998, management of TINTA and TCI and their respective legal advisors negotiated the terms of a merger agreement. Officers of TINTA met with Salomon Smith Barney during this period in connection with Salomon Smith Barney's analysis of TCI's merger proposal, and provided estimates and projections to Salomon Smith Barney. Salomon Smith Barney also conducted interviews with senior executives of Liberty during this period and was provided certain information by such executives. See "--Fairness Opinion."

     On August 17, 1998, a special meeting of the TINTA Board was held at the New York offices of Baker & Botts to consider TCI's merger proposal. At this meeting, representatives of Salomon Smith Barney delivered a preliminary oral presentation with respect to certain analyses performed by Salomon Smith Barney in evaluating the fairness of the exchange ratio offered by TCI in its merger proposal to the holders of TINTA Common Stock other than the TCI Holders. Salomon Smith Barney's presentation included a discussion of a number of analytical considerations, which are described in detail under "--Fairness Opinion" below. Salomon Smith Barney responded to questions and comments from the TINTA Board. Baker & Botts advised the TINTA Board as to the status of the negotiations with TCI on a proposed merger agreement, made a presentation on the material terms of the most recent draft of the merger agreement, and discussed with the board the negotiations that had been held on the merger agreement to date. TINTA's Delaware counsel, Richards, Layton & Finger, LLP ("RL&F") (which also represents TCI on a regular basis, including in connection with the merger proposal pursuant to a conflict waiver from TCI and TINTA), advised the TINTA Board as to its fiduciary duties under Delaware law in its deliberations on TCI's merger proposal and on the proposed merger agreement, and discussed with the directors the allegations in, and status of, the Class Action Lawsuits. The special meeting was then recessed to August 21.

     On August 20, 1998, RL&F and a representative of TCI conducted settlement negotiations regarding the Class Action Lawsuits with Abbey, Gardy & Squitieri, LLP, counsel for the plaintiffs (the "Plaintiff's Counsel"). After vigorous negotiation on possible settlement alternatives, Plaintiff's Counsel agreed to enter into a memorandum of understanding to settle the Class Action Lawsuits. The settlement was based on TCI's agreement to change the merger agreement to provide that if the 0.58 exchange ratio did not yield a value of at least $22.00 per share of TINTA Common Stock determined as of a date on or near the Effective Time, then TCI must either (i) increase the exchange ratio to a level which would provide that amount of LMG Series A Stock which yielded a value of $22.00 per share of TINTA Common Stock or (ii) terminate the Merger Agreement. TCI also agreed not to take any action that would improperly manipulate the price of the LMG Series A Stock during the period the value of such stock was to be determined under the merger agreement.

     On August 21, 1998, the meeting of the TINTA Board was reconvened by telephone conference call. Representatives of Baker & Botts and RL&F discussed with the directors the revised terms of the proposed merger agreement and the terms of the proposed settlement of the Class Action Lawsuits, including the change to the merger agreement that would include the right of TCI, in the event the exchange ratio yielded a value of less than $22.00 per share of TINTA Common Stock, to implement the Minimum Value Adjustment or terminate the merger agreement. Salomon Smith Barney updated its presentation of August 17, 1998 to reflect market and other data as of August 18, 1998, and rendered its oral opinion that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of TINTA Common Stock other than the TCI Holders. See "--Fairness Opinion." After discussion, the TINTA Board, by unanimous vote, approved acceptance of TCI's revised merger proposal. On August 24, 1998, the Merger Agreement was executed and TINTA issued a press release to that effect.

TINTA'S REASONS FOR THE MERGER; RECOMMENDATION OF THE TINTA BOARD

     The TINTA Board has unanimously approved the Merger Agreement, has determined that it is advisable and fair and in the best interests of TINTA and its stockholders other than TCI and its subsidiaries, and unanimously recommends that holders of shares of TINTA Common Stock vote FOR the proposal to adopt the Merger Agreement.

In reaching its decision to approve the Merger Agreement and to recommend that TINTA's stockholders vote to adopt the Merger Agreement, the TINTA Board considered the following factors:

          (i) The financial condition, competitive position and prospects of each of TINTA and the Liberty Media Group, and TINTA's future prospects as a stand-alone entity and on a combined basis with the Liberty Media Group.

          (ii) The opinion of Salomon Smith Barney, as of August 21, 1998, that the Exchange Ratio was fair, from a financial point of view, to the holders of TINTA Common Stock other than the TCI Holders. A copy of Salomon Smith Barney's opinion is set forth in Appendix II to this Proxy Statement/Prospectus.

          (iii) The Exchange Ratio included in the Merger Agreement ensured that each share of TINTA Common Stock would be exchanged in the Merger for a number of shares of LMG Series A Stock having a value of at least $22.00 per share, which amount represents a 37.4% premium over the average trading price of the TINTA Series A Stock during the 20 trading day period ending immediately prior to the announcement of the AT&T Merger.

          (iv) The expected difficulties TINTA would encounter in pursuing its growth strategy as a stand-alone company given its leverage at the holding company level, the capital needs of its subsidiaries and affiliates, its limited access to capital and its limited ability to access the cash flow of its less than majority-owned subsidiaries and affiliates.

          (v) The increased liquidity of the LMG Series A Stock compared to the TINTA Series A Stock.

          (vi) The ability of holders of TINTA Common Stock to continue to participate in the growth of TINTA's international assets through their ownership of LMG Series A Stock while limiting their exposure to the uncertainties of a business whose subsidiaries and affiliates operate almost exclusively outside the United States. The TINTA Board also considered that the holders of TINTA Common Stock would have an opportunity to participate in the future performance of the other businesses and assets of the Liberty Media Group through their ownership of LMG Series A Stock, which they would receive through a tax-free exchange in the Merger.

     In view of the number of factors considered by the TINTA Board, the disparate nature of these factors and each director's differing perspective, the TINTA Board did not assign relative weights to the factors considered in its conclusions.

     The TINTA Board concluded that it would be impracticable for TINTA to be sold to or merged with a party other than TCI, as the participation of TCI in any such transaction would be essential. The TINTA Board also viewed TCI as the best possible candidate to purchase all of TINTA, due to the Liberty Media Group's international programming assets and TCI's familiarity with TINTA's assets and business operations. Accordingly, the TINTA Board did not solicit, and did not authorize Salomon Smith Barney to solicit, alternative acquisition proposals from third parties. TCI refused to include in the Merger Agreement a provision that would have required that the Merger Agreement be adopted by the holders of a majority in voting power of the TINTA Common Stock not owned by TCI or its subsidiaries. Therefore, adoption of the Merger Agreement does not require the affirmative vote of the holders of a majority in voting power of the TINTA Common Stock not owned by TCI or its subsidiaries. The TINTA Board did not form an independent committee of the TINTA Board to act solely on behalf of the public stockholders of TINTA for the reasons discussed under "--Background" above.

     For a discussion of the interests of certain members of the TINTA Board in the Merger, see "--Interests of Certain Persons in the Merger."

FAIRNESS OPINION

     The TINTA Board retained Salomon Brothers Inc and Smith Barney Inc., collectively doing business as Salomon Smith Barney ("Salomon Smith Barney"), pursuant to a letter agreement dated July 15, 1998 (the "Engagement Letter"), to review the fairness, from a financial point of view, of the Exchange Ratio in connection with the Merger to the holders of TINTA Common Stock other than the TCI Holders. Pursuant to the Engagement Letter, Salomon Smith Barney rendered an opinion to the TINTA Board on August 21, 1998, to the effect that, based upon the assumptions made, matters considered and limits of the review, as set forth in such opinion, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of TINTA Common Stock other than the TCI Holders.

     The full text of Salomon Smith Barney's opinion dated August 21, 1998, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix II to this Proxy Statement/Prospectus. The summary of Salomon Smith Barney's opinion set forth below is qualified in its entirety by reference to the full text of such opinion. No limitations were imposed by TINTA or the TINTA Board with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion. HOLDERS OF TINTA COMMON STOCK ARE URGED TO READ SALOMON SMITH BARNEY'S OPINION IN ITS ENTIRETY.

     In connection with rendering its opinion, Salomon Smith Barney reviewed and analyzed, among other things, the following: (i) a draft as of August 21, 1998 of the Merger Agreement; (ii) certain publicly available information concerning TINTA, including the Annual Reports on Form 10-K of TINTA for each of the years in the three-year period ended December 31, 1997 and the Quarterly Reports on Form 10-Q of TINTA for the quarters ended March 31, 1998 and June 30, 1998;
(iii) certain publicly available information concerning certain entities in which TINTA holds a substantial equity interest (the "TINTA Portfolio Companies"); (iv) certain other internal information, primarily financial in nature, including projections, concerning the business, assets and operations of TINTA and the TINTA Portfolio Companies furnished to Salomon Smith Barney by TINTA for purposes of Salomon Smith Barney's analysis; (v) certain publicly available information concerning the trading of, and the trading market for, the TINTA Common Stock; (vi) certain publicly available information concerning the Liberty Media Group, including separate information concerning the Liberty Media Group contained in the Annual Reports on Form 10-K of TCI for each of the years in the three-year period ended December 31, 1997 and the Quarterly Reports on Form 10-Q of TCI for the quarters ended March 31, 1998 and June 30, 1998; (vii) certain publicly available information concerning certain entities in which the Liberty Media Group holds a substantial equity interest (the "Liberty Portfolio Companies"); (viii) certain other internal information, primarily financial in nature, including certain projected financial data, concerning the business, assets and operations of the Liberty Media Group and the Liberty Portfolio Companies furnished to Salomon Smith Barney by the Liberty Media Group for the purposes of Salomon Smith Barney's analysis; (ix) the TCI Charter, including the terms of the LMG Series A Stock set forth therein; and (x) certain publicly available information concerning the trading of, and the trading market for, LMG Series A Stock. Salomon Smith Barney also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Salomon Smith Barney met with certain officers and employees of TINTA, TCI and the Liberty Media Group to discuss the foregoing, as well as other matters Salomon Smith Barney believed relevant to its inquiry.

     In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and neither attempted independently to verify nor assumed responsibility for verifying any of such information. Salomon Smith Barney did not conduct a physical inspection of any of the properties or facilities of TCI, TINTA, the Liberty Media Group, any TINTA Portfolio Company or any Liberty Portfolio Company, nor did Salomon Smith Barney make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to projections, Salomon Smith Barney assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of TINTA or the Liberty Media Group, as the case may be, as to the future financial performance of TINTA and the TINTA Portfolio Companies or the Liberty Media Group and the Liberty Portfolio Companies, as the case may be. Salomon Smith Barney expressed no view with respect to such projections or the assumptions on which they were based. The draft of the Merger

Agreement reviewed by Salomon Smith Barney did not include the Minimum Value Adjustment, and Salomon Smith Barney assumed that the definitive Merger Agreement, when executed, would contain a provision incorporating the Minimum Value Adjustment. In addition, except as described in the preceding sentence, Salomon Smith Barney assumed that the definitive Merger Agreement, when executed, would not contain any other terms or conditions that differed materially from the draft of the Merger Agreement reviewed by Salomon Smith Barney and that the Merger would be consummated in a timely manner and in accordance with the terms of the Merger Agreement, without waiver of any of the conditions precedent to the Merger contained in the Merger Agreement. For the purposes of its analysis, Salomon Smith Barney understood and assumed that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Salomon Smith Barney further understood and assumed that, following consummation of the Merger, for purposes of the LMG Series A Stock, the Liberty Media Group will be deemed to be the beneficial owner of approximately 15% of the outstanding capital stock of TINTA.

     In conducting its analysis and arriving at its opinion, Salomon Smith Barney considered such financial and other factors as it deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of TINTA, the Liberty Media Group, the TINTA Portfolio Companies and the Liberty Portfolio Companies; (ii) the business prospects of TINTA, the Liberty Media Group, the TINTA Portfolio Companies and the Liberty Portfolio Companies; (iii) the terms of the LMG Series A Stock; and (iv) the historical and current market for the TINTA Common Stock and the LMG Series A Stock. Salomon Smith Barney also took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. Salomon Smith Barney's opinion necessarily was based upon conditions as they existed and could be evaluated on the date thereof and Salomon Smith Barney assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date thereof.

     Salomon Smith Barney was not asked to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for TINTA. Salomon Smith Barney understood that TCI is a party to the AT&T Agreement, pursuant to which it is contemplated that TCI will be acquired by AT&T through the AT&T Merger and holders of LMG Series A Stock will receive shares of AT&T Liberty/Ventures Class A Stock in exchange for LMG Series A Stock (the "AT&T Exchange"). Salomon Smith Barney was not asked to consider, and its opinion does not address, the AT&T Merger or the AT&T Exchange or the effect thereof on LMG Series A Stock or the effect, if any, of any decision not to proceed with or consummate the AT&T Merger. Salomon Smith Barney further understood that it is contemplated that TCI Ventures Group will merge with the Liberty Media Group following consummation of the Merger. Salomon Smith Barney was not asked to consider for the purposes of its opinion, and its opinion does not address, the Liberty Ventures/Combination or the effect thereof on LMG Series A Stock or the effect, if any, of any decision not to proceed with or consummate the Liberty/Ventures Combination. In its analysis, Salomon Smith Barney understood and took into account the fact that the TCI Holders currently own, directly or indirectly, approximately 85% of the outstanding TINTA Common Stock. Salomon Smith Barney's opinion does not constitute an opinion or imply any conclusion as to the likely trading range for LMG Series A Stock following consummation of the Merger or the Liberty/Ventures Combination or the likely trading range for AT&T Liberty/Ventures Class A Stock following consummation of the AT&T Merger. Salomon Smith Barney's opinion is, in any event, limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of TINTA Common Stock other than the TCI Holders, and does not constitute a recommendation to any holder of TINTA Common Stock as to how such holder should vote with respect to the Merger.

     Salomon Smith Barney made a preliminary presentation to the TINTA Board on August 17, 1998, which it updated on August 21, 1998 in connection with rendering its opinion, with respect to certain analyses performed by Salomon Smith Barney in evaluating the Exchange Ratio. The following is a summary of such Salomon Smith Barney presentation. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at August 18, 1998, and is not necessarily indicative of current market conditions.

     Sum of the Parts Analysis--Overview. TINTA is a holding company, and the Liberty Media Group includes a holding company, that holds primarily minority equity investments in other entities which are not consolidated for accounting purposes. Accordingly, Salomon Smith Barney used a "sum of the parts" analysis to value each of TINTA and the Liberty Media Group, which analysis involved the valuation of each of such entity's investments separately and then the aggregation and adjustment of those valuations to obtain a composite valuation of such entity.

     Sum of the Parts Analysis--TINTA. Except as noted below with respect to TCI Music, Inc. ("TCI Music"), Salomon Smith Barney calculated a value for each of the investments held by TINTA in publicly-traded companies (Telewest, Flextech and TCI Music) (the "TINTA Public Companies"), by multiplying the number of shares of each such company held by TINTA by the average closing price per share of each such company over the twenty trading-day period through August 18, 1998. With respect to TCI Music, of which TINTA owns approximately 2.7 million shares, such shares were valued at $8.00 per share, the price to be paid upon TINTA's exercise of its put right associated with each such share, as TINTA management indicated to Salomon Smith Barney its intent to exercise such put prior to the Merger. Based on this analysis, Salomon Smith Barney calculated an implied total market value for TINTA's investments in the TINTA Public Companies of $1.536 billion (the "TINTA Public Investment Value"). With respect to Telewest and Flextech, in which TINTA holds equity stakes of approximately 20.9% and 36.8%, respectively, Salomon Smith Barney also performed the analysis applying a 5.0% discount to the market value of such investments to reflect, in Salomon Smith Barney's judgment, the extent of the discount to market value that likely would be incurred by TINTA in attempting to dispose of a large minority equity stake in such companies. Based on this adjusted market value analysis, Salomon Smith Barney calculated an implied total market value for TINTA's investments in the TINTA Public Companies of $1.460 billion (the "Adjusted TINTA Public Investment Value").

     With respect to investments held by TINTA in entities that are not publicly-traded (Cablevision S.A., Sky Latin America, Metropolis-Intercom S.A., Torneos y Competencias S.A., Jupiter Telecommunications Co., Ltd., Jupiter Programming Co., Ltd., Fox Sports International, MultiThematiques, S.A., TCI Cablevision of Puerto Rico, Inc., Bresnan International Partners (Poland), L.P., Princes Holdings Ltd., Videopole S.A. and The Premium Movie Partnership) (the "TINTA Private Companies"), Salomon Smith Barney used a discounted cash flow ("DCF") analysis, in which an entity's value is estimated based on the sum of the present value of projected free cash flows for a defined period plus the present value of such entity's terminal value at the end of such period, to determine a firm or enterprise value for each such entity. Salomon Smith Barney then subtracted such entity's total debt from such firm or enterprise value in order to arrive at an equity value for such entity. The resulting equity value was then multiplied by TINTA's percentage ownership of such entity in order to determine the value of TINTA's investment in such entity. For TINTA Private Companies that are holding companies with minority investments in other entities (that is, those entities with structures comparable to that of TINTA), a similar DCF analysis was done with respect to the investments held by such TINTA Private Companies in order to determine a composite value for each of such TINTA Private Companies.

     TINTA management provided Salomon Smith Barney with forecasts of free cash flow for each of the TINTA Private Companies (and, if necessary for Salomon Smith Barney's analysis and available, with forecasts for entities in which such TINTA Private Company has made an equity investment). Generally, free cash flow forecasts were provided through fiscal 2007. A terminal value for each such entity was estimated by applying multiples to forecasted earnings before interest, taxes, depreciation and amortization ("EBITDA") for the terminal year (usually 2007). Multiples used to estimate terminal values ranged from 3.5x to 11.0x EBITDA, as deemed appropriate by Salomon Smith Barney after considering the nature and location of the entity and its operations and businesses. Such free cash flow forecasts and terminal values were discounted using a range of discount rates derived using the capital asset pricing model and adjusted to reflect, as appropriate in Salomon Smith Barney's judgment, factors such as political risk associated with the countries in which such entities operate or hold investments and risks faced by businesses in comparable stages of maturity. The discount rates used ranged from 13% to 18%.

     Based on its DCF analysis, Salomon Smith Barney calculated a range for the implied total value of TINTA's investments in the TINTA Private Companies of $1.595 billion to $1.986 billion (the "Private Company DCF Range"). Salomon Smith Barney also performed the DCF analysis applying discounts ranging up to 30% to the value of TINTA's stake in each TINTA Private Company to reflect the relative illiquidity of investments in privately-held entities and the fact that TINTA does not have control or has only limited control over such entities. Based on such adjusted DCF

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

analysis, Salomon Smith Barney calculated a range for the implied total value of TINTA's investments in the TINTA Private Companies of $1.243 billion to $1.547 billion (the "Adjusted Private Company DCF Range").

     Salomon Smith Barney also used research reports published by equity analysts during 1998 to value TINTA's stake in each of the TINTA Private Companies. Research reports published by Salomon Smith Barney, Merrill Lynch & Co. and CS First Boston were used for this purpose. For certain TINTA Private Companies, analysts' estimates of the equity value of TINTA's investment in such entity were available. If such estimates were not available, Salomon Smith Barney used analysts' estimates of the firm or enterprise value of the relevant TINTA Private Company, deducted the amount of such entity's debt based on information provided by TINTA, and multiplied the resulting implied equity value by TINTA's percentage ownership of such entity in order to determine an implied value for TINTA's investment in such entity. Based on such analysts' estimates and its analysis, Salomon Smith Barney calculated a range for the implied total value of TINTA's investments in the TINTA Private Companies of $1.245 billion to $1.566 billion (the "Analysts Private Company Range").

     Salomon Smith Barney derived implied equity values for TINTA (the "TINTA Implied Equity Values") by (A) adding (i) the total value of TINTA's investments in the TINTA Public Companies, (ii) the total value of TINTA's investments in the TINTA Private Companies, (iii) the total value of certain other investments held by TINTA (with an estimated total value of $75 million based on information provided by TINTA), and (iv) TINTA's reported cash on hand as of March 31, 1998, as adjusted to reflect certain subsequent events and the assumed exercise of outstanding stock options (total value of $70 million), and (B) subtracting TINTA's reported total debt as of March 31, 1998, as adjusted to reflect certain subsequent events and the elimination of the debt of TCI Cablevision of Puerto Rico, Inc. which was reflected in Salomon Smith Barney's valuation of that company (total value of $345 million). Salomon Smith Barney computed implied equity values per share of TINTA Common Stock by dividing the TINTA Implied Equity Values by 117.9 million, the approximate total number of shares of TINTA Common Stock outstanding as of June 30, 1998 (including for this purpose restricted stock and shares underlying outstanding stock options). Using the Private Company DCF Range and the TINTA Public Investment Value, Salomon Smith Barney derived a range for the implied equity value per share of TINTA Common Stock of $24.86 to $28.18. Using the Adjusted Private Company DCF Range and the Adjusted TINTA Public Investment Value, Salomon Smith Barney derived a range for the implied equity value per share of TINTA Common Stock of $21.24 to $23.81 (the "Adjusted TINTA DCF Range"). Using the Analysts Private Company Range and the TINTA Public Investment Value, Salomon Smith Barney derived a range for the implied equity value per share of TINTA Common Stock of $21.89 to $24.62 (the "TINTA Analysts Range").

     Sum of the Parts Analysis--Liberty Media Group. Except as noted below with respect to TCI Music, Salomon Smith Barney calculated a value for each of the investments held by the Liberty Media Group in publicly-traded companies (Time Warner Inc., USA Networks, Inc., TCI Music, United Video Satellite Group, Inc., Cablevision Systems Corp. and Cendant Corp.) (the "Liberty Public Companies") by multiplying the number of shares of each such company held by the Liberty Media Group by the average closing price per share of such company over the twenty trading-day period through August 18, 1998. For purposes of this analysis, the shares of TCI Music were valued at $1.75 per share, the price of such shares prior to the announcement of the merger of TCI Music and DMX Inc. The value of the Liberty Media Group's holdings of TCI Music was established by multiplying such per share value by 77.6 million, the approximate number of shares the Liberty Media Group would hold after giving effect to the exercise by holders other than the Liberty Media Group of certain put rights associated with such shares, and deducting the aggregate cost of the Liberty Media Group's obligation to purchase shares of TCI Music not held by the Liberty Media Group at $8.00 per share upon exercise of the put right associated with each such share of TCI Music. Based on this analysis, Salomon Smith Barney calculated an implied total market value for the Liberty Media Group's investments in the Liberty Public Companies of $7.644 billion (the "Liberty Public Investment Value"). With respect to Time Warner Inc., USA Networks, Inc. and United Video Satellite Group, Inc., in which the Liberty Media Group holds equity stakes (adjusted for announced but not yet consummated transactions involving such companies) of 10.0%, 21.2% and 16.0%, respectively, Salomon Smith Barney also performed the analysis applying a 5.0% discount to the market value of such investments to reflect, in Salomon Smith Barney's judgment, the extent of the discount to market value that likely would be incurred by the Liberty Media Group in attempting to dispose of a large minority equity stake in such companies. Based on this adjusted market value analysis, Salomon Smith Barney calculated an implied total value for the Liberty Media Group's investments in the Liberty Public Companies of $7.267 billion (the "Adjusted Liberty Public Investment Value").

     With respect to investments held by the Liberty Media Group in entities that are not publicly-traded (Discovery Communications, Inc., QVC Inc., Encore Media Group, Fox/Liberty Networks, Fox Kids Worldwide, Inc., BET Holdings, Inc., International Sports Programming, Odyssey, Court TV, E! Entertainment Television) (the "Liberty Private Companies"), Salomon Smith Barney used valuation estimates provided by the Liberty Media Group management (the "Liberty Management Estimates"), rather than estimates based on DCF analysis, for each Liberty Private Company, which estimates indicated that the total value of the Liberty Media Group's investments in the Liberty Private Companies was $11.537 billion (the "Liberty Management Private Company Value"). Salomon Smith Barney was provided with certain financial forecasts by Liberty Media Group management; however, it was not provided with the forecasts that would be needed to perform individual DCF analyses with respect to the Liberty Private Companies. Salomon Smith Barney applied discounts to the Liberty Management Estimates of up to 30% to reflect the relative illiquidity of investments in privately-held entities and the fact that the Liberty Media Group does not have control or has limited control over such entities. As so adjusted, the Liberty Management Estimates indicated that the total value of the Liberty Media Group's investments in the Liberty Private Companies was $9.989 billion (the "Adjusted Liberty Management Private Company Value").

     Salomon Smith Barney also used research reports published during 1998 by equity analysts at Salomon Smith Barney, Merrill Lynch & Co., CS First Boston, Donaldson, Lufkin & Jenrette and Lehman Brothers to value the Liberty Media Group's stake in each of the Liberty Private Companies. For certain of the Liberty Private Companies, analysts' estimates of the equity value of the Liberty Media Group's investment in such company were available. If such estimates were not available, Salomon Smith Barney used analysts' estimates of the firm or enterprise value of such entity, deducted the amount of such entity's debt based on information provided by the Liberty Media Group, and multiplied the resulting implied equity value by the Liberty Media Group's percentage ownership of such entity in order to determine an implied value for the Liberty Media Group's investment in such entity. Based on such analysts' estimates, Salomon Smith Barney calculated a range for the total implied value of the Liberty Media Group's investments in the Liberty Private Companies of $6.130 billion to $8.712 billion (the "Liberty Analysts Private Company Range").

     Salomon Smith Barney derived implied equity values for the Liberty Media Group (the "Liberty Implied Equity Values") by (A) adding (i) the total value of the Liberty Media Group's investments in the Liberty Public Companies, (ii) the total value of the Liberty Media Group's investments in the Liberty Private Companies, (iii) the total value of certain other investments held by the Liberty Media Group (with an estimated total value of $135 million based on certain valuation methods selected by Salomon Smith Barney), and (iv) the Liberty Media Group's reported cash on hand as of March 31, 1998, as adjusted to reflect certain subsequent events and the assumed exercise of outstanding stock options (total value of $(456) million), and (B) subtracting the Liberty Media Group's reported total debt as of March 31, 1998, as adjusted to reflect certain subsequent events, the addition of certain inter-company obligations and the elimination of the debt of Encore Media Group and TCI Music, consolidated by the Liberty Media Group, which debt was reflected in the valuation of Encore Media Group and TCI Music, as the case may be (total value of $643 million). Salomon Smith Barney computed implied equity values per share of the LMG Series A Stock by dividing the Liberty Implied Equity Values by 396.6 million, the approximate total number of shares of LMG Stock outstanding as of June 30, 1998 (including for this purpose shares underlying certain outstanding stock options, convertible notes and convertible preferred stock of TCI). Using the Liberty Management Private Company Value and the Liberty Public Investment Value, Salomon Smith Barney derived an implied equity value per share of LMG Series A Stock of $45.60 (the "Liberty Management Value"). Using the Adjusted Liberty Management Private Company Value and the Adjusted Liberty Public Investment Value, Salomon Smith Barney derived an implied equity value per share of LMG Series A Stock of $40.74 (the "Adjusted Liberty Management Value"). Using the Liberty Analysts Private Company Range and the Liberty Public Investment Value, Salomon Smith Barney derived a range for the implied equity value per share of LMG Series A Stock of $31.96 to $38.47 (the "Liberty Analysts Range").

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

     Sum of the Parts Analysis--Conclusions. Salomon Smith Barney calculated certain implied values for the Merger Consideration (the "Implied Merger Consideration Values") by multiplying the Exchange Ratio by the following historical and implied per share prices for LMG Series A Stock (the "LMG Series A Per Share Values"): (i) the closing price immediately prior to the initial announcement of the Merger, which resulted in an implied value for the Merger Consideration of $24.11; (ii) the closing price as of August 18, 1998, which resulted in an implied value for the Merger Consideration of $21.06; (iii) the average closing price over the twenty consecutive trading days through August 18, 1998, which resulted in an implied value for the Merger Consideration of $22.32; (iv) the Liberty Management Value, which resulted in an implied value for the Merger Consideration of $26.45; (v) the Adjusted Liberty Management Value, which resulted in an implied value for the Merger Consideration of $23.63; (vi) the lower limit of the Liberty Analysts Range, which resulted in an implied value for the Merger Consideration of $18.54; (vii) the upper limit of the Liberty Analysts Range, which resulted in an implied value for the Merger Consideration of $22.31; (viii) the lower limit of the range of prices (the "Liberty Price Target Range") derived from twelve-month per share price targets for LMG Series A Stock published in 1998 by analysts at Salomon Smith Barney, Donaldson, Lufkin & Jenrette, Lehman Brothers, Merrill Lynch & Co., and Morgan Stanley Dean Witter, which resulted in an implied value for the Merger Consideration of $23.20; and (ix) the upper limit of the Liberty Price Target Range, which resulted in an implied value for the Merger Consideration of $30.45. Salomon Smith Barney noted that in each case (other than cases which resulted in an Implied Merger Consideration Value less than the Minimum Value), the Implied Merger Consideration Value was within or above the $21.24 to $23.81 Adjusted TINTA DCF Range. Salomon Smith Barney also noted that in each case (other than cases which resulted in an Implied Merger Consideration Value less than the Minimum Value) the Implied Merger Consideration Value was within or above the $21.89 to $24.62 TINTA Analysts Range.

     Analysts' Price Targets for TINTA Common Stock. Salomon Smith Barney reviewed twelve-month per share price targets for TINTA Common Stock published during 1998 by analysts at CS First Boston, Donaldson, Lufkin & Jenrette, Goldman, Sachs & Co., and Merrill Lynch & Co., which ranged from $21.50 to $26.50 (the "TINTA Price Target Range"). Salomon Smith Barney noted that each Implied Merger Consideration Value (other than Implied Merger Consideration Values less than the Minimum Value) was within or above such range. Salomon Smith Barney further noted that the twelve-month per share price targets are estimates of the future per share value of TINTA and that, in order to place such targets on a more comparable basis to the Implied Merger Consideration Values, the TINTA Board could consider the present value of such twelve-month per share price targets.

     Exchange Ratio Premium Analysis. Salomon Smith Barney compared the Implied Merger Consideration Values to certain historical and implied per share values of TINTA Common Stock to determine whether the Exchange Ratio would result in a premium to each such per share value of TINTA Common Stock and, if so, the amount of each such premium. In particular, Salomon Smith Barney compared the Implied Merger Consideration Values to the following historical and implied prices per share of TINTA Common Stock ("TINTA Per Share Values"): (i) the closing price one day prior to the initial announcement of the Merger; (ii) the closing price one month prior to the initial announcement of the Merger; (iii) the closing price six months prior to the initial announcement of the Merger;
(iv) the average closing price over the twenty consecutive trading days through August 18, 1998; (v) the average closing price over the twenty consecutive trading days immediately prior to the initial announcement of the pending AT&T Merger; (vi) the upper and lower limits of the TINTA Analysts Range; (vii) the upper and lower limits of the Adjusted TINTA DCF Range; and (viii) the upper and lower limits of TINTA Price Target Range. Excluding Implied Merger Consideration Values less than the Minimum Value, Salomon Smith Barney noted that the implied discount/premium represented by the Exchange Ratio ranged from a discount of 15.8% to a premium of 90.2%. Salomon Smith Barney also noted that relative to the closing price of TINTA Series A Stock one day prior, one month prior and six months prior to the initial announcement of the Merger, the implied premium represented by the Exchange Ratio based on the Implied Merger Consideration Values (excluding those values less than the Minimum Value) ranged from 2.0% to 83.8%.

     Minority Purchase Premium Analysis. Salomon Smith Barney reviewed certain publicly available information relating to 28 transactions, each announced in 1997 or 1998, in which an equity interest representing less than a majority of a public entity's total equity was (or is to be) acquired by an existing majority stockholder. Salomon Smith Barney determined that in such transactions the premiums (the "Minority Purchase Premiums") paid for such equity interests over the closing price per share as of the date one month prior to the initial announcement of the relevant transaction ranged from 0.3% to 76.0%, with a median of 25.6% and a mean of 25.8%. Salomon Smith Barney noted that, based on the average closing price for LMG Series A Stock over the twenty consecutive trading days through August 18, 1998, the Exchange Ratio represents a premium of 34.8% over the closing price per share of TINTA Series A Stock as of the date one month prior to the initial announcement of the Merger, which percentage premium is greater than the median and mean Minority Purchase Premiums.

     Implied Exchange Ratio Analysis. Salomon Smith Barney calculated certain implied exchange ratios by dividing each of the LMG Series A Per Share Values by each of the TINTA Per Share Values. Based on these calculations (excluding those involving the LMG Series A Per Share Values that would result in an Implied Merger Consideration Value below the Minimum Value), the implied exchange ratio ranged from 0.305 to 0.689. Salomon Smith Barney also noted that when calculating the implied exchange ratio by dividing each of the LMG Series A Per Share Values (excluding those LMG Series A Per Share Values that would result in an Implied Merger Consideration Value below the Minimum Value) by the closing price of TINTA Series A Stock one day prior, one month prior and six months prior to the initial announcement of the Merger, the implied exchange ratio ranged from 0.315 to 0.569. Salomon Smith Barney further noted that the Exchange Ratio exceeds the upper limit of such range.

     Historical Exchange Ratio Analysis. Salomon Smith Barney reviewed the daily closing prices of TINTA Series A Stock and LMG Series A Stock during the period from August 5, 1995 through August 18, 1998 and the historical implied exchange ratios during such period, determined by dividing the closing price per share of TINTA Series A Stock by the closing price per share of LMG Series A Stock for each day during such period. Salomon Smith Barney noted that during such period the implied exchange ratio ranged from 0.45 to 2.25. Salomon Smith Barney further noted that for the period of May 14, 1998 through July 10, 1998 (the last trading day prior to the initial announcement of the Merger), the implied exchange ratio ranged from 0.45 to 0.57 and that the Exchange Ratio exceeds the upper limit of such range.

     Salomon Smith Barney informed the TINTA Board that, because of a lack of sufficient precedent transaction data, a lack of publicly-traded entities deemed comparable to TINTA or the Liberty Media Group by Salomon Smith Barney and the fact that the operations of several of the TINTA Private Companies and Liberty Private Companies are in the early stages of development and therefore have not yet produced substantial earnings or cash flow, Salomon Smith Barney did not deem it necessary or appropriate to perform two other valuation analyses frequently performed in connection with the evaluation of the fairness from a financial point of view of an acquisition of a publicly-held company. In particular, Salomon Smith Barney did not deem it necessary or appropriate to calculate implied values for the TINTA Common Stock or the LMG Series A Stock based on valuation multiples derived from analysis of financial, operating and stock market information for comparable companies or analysis of other merger and acquisition transactions.

     The foregoing summary does not purport to be a complete description of the analyses performed by Salomon Smith Barney or of its presentations to the TINTA Board. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, Salomon Smith Barney believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Salomon Smith Barney, without considering all of such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to TINTA, the Liberty Media Group, TCI, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of TINTA, the Liberty Media Group and TCI. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, none of TINTA, the Liberty Media Group, TCI, the TINTA Board, the Board of Directors of Liberty, the Board of Directors of TCI, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates. Salomon Smith Barney's analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness of the Exchange Ratio and were provided to the TINTA Board in that connection. The opinion of Salomon Smith Barney was one of the factors taken into consideration by the TINTA Board in making its determination to approve the Merger Agreement and the Merger.

     Salomon Smith Barney is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. TINTA selected Salomon Smith Barney to act as its financial advisor on the basis of Salomon Smith Barney's international reputation and Salomon Smith Barney's familiarity with TINTA, the Liberty Media Group and TCI. Salomon Smith Barney or its affiliates previously have rendered certain investment banking and financial advisory services to TINTA, the Liberty Media Group, TCI, TCI Ventures Group and AT&T, for which Salomon Smith Barney or such affiliates received customary compensation. Salomon Smith Barney and its affiliates (including Travelers Group Inc.) may have other business relationships with TINTA and TCI. In addition, in the ordinary course of business, Salomon Smith Barney may actively trade the debt and equity securities of TINTA, TCI (including LMG Series A Stock) and AT&T for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to the Engagement Letter, TINTA agreed, among other things, to pay Salomon Smith Barney a fee in an amount of $500,000, payable upon delivery of Salomon Smith Barney's opinion and whether or not the Merger is consummated. In addition, whether or not the Merger is consummated, TINTA has agreed, pursuant to the Engagement Letter, to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses and to indemnify Salomon Smith Barney against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

     As noted under the caption "THE MERGER--TINTA's Reasons for the Merger; Recommendation of the TINTA Board," the fairness opinion of Salomon Smith Barney was one of several factors considered by the TINTA Board in determining to approve the Merger Agreement and the Merger. Salomon Smith Barney was not involved in the negotiation of the Exchange Ratio between TINTA and TCI and was retained by TINTA for the purpose of reviewing the fairness of the Exchange Ratio from a financial point of view.

TCI'S REASONS FOR THE MERGER

     TCI believes that the acquisition of the outstanding equity interests in TINTA not already owned by TCI will benefit TCI and its stockholders. In reaching its decision to make the merger proposal and to enter into the Merger Agreement, TCI considered its management's assessment of TINTA's existing financial position, the market performance of the TINTA Series A Stock since the IPO, industry and market conditions, and the following factors: (i) that the combination of TINTA's programming and distribution assets and the Liberty Media Group's programming interests would result in substantial synergies; (ii) that as a wholly-owned subsidiary of TCI, TINTA would benefit from TCI's greater liquidity and access to capital, thereby increasing TINTA's ability to satisfy the capital requirements necessary for it to pursue its growth strategy; (iii) that operating costs could be reduced through more efficient use of shared personnel and the elimination of duplicate public company costs; and (iv) that certain potential conflicts of interests between TINTA and the Liberty Media Group relating to the growth of their respective programming businesses would be eliminated.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the TINTA Board with respect to the Merger, TINTA stockholders should be aware that certain members of TINTA's management and the TINTA Board have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of TINTA generally. The TINTA Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement.

     TINTA Options and Stock Appreciation Rights. As of August 1, 1998, executive officers and directors of TINTA held options ("TINTA Options") to purchase an aggregate of 1,715,000 shares of TINTA Series A Stock at various exercise prices and subject to various vesting schedules. The outstanding TINTA Options either were granted under the Tele-Communications International, Inc. 1995 Stock Incentive Plan (the "TINTA 1995 Plan") or the 1996 Nonemployee Director Stock Option Plan (the "TINTA 1996 Nonemployee Director Plan" and, together with the TINTA 1995 Plan, the "TINTA Plans"). All of the TINTA Options issued under the TINTA 1995 Plan were issued in tandem with stock appreciation rights ("TINTA SARs") with respect to TINTA Series A Stock. In the case of a tandem option or stock appreciation right, the related stock appreciation right or option, as the case may be, is considered to have been exercised to the extent of the number of shares of TINTA Common Stock with respect to which such related tandem option or stock appreciation right is exercised.

     At the Effective Time, pursuant to the Merger Agreement, each of the then outstanding TINTA Options to purchase shares of TINTA Common Stock issued by TINTA will, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by TCI and converted into an option (an "Assumed Option") to purchase that number of whole shares of LMG Series A Stock determined by multiplying the number of shares of TINTA Common Stock subject to such TINTA Option at the Effective Time by the Exchange Ratio, rounded up to the nearest whole number, at an exercise price per share of LMG Series A Stock equal to the exercise price per share of such TINTA Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to the nearest whole cent; provided, however, that in the case of any options that are "incentive stock options" (as defined in Section 422 of the Code), the adjustment provided for in this sentence will be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The terms and conditions of each Assumed Option will otherwise remain as set forth in the TINTA Option converted into such Assumed Option. TINTA SARs issued in tandem with TINTA Options will be similarly modified.

     The following table indicates for each person who is an executive officer or director of TINTA and who held TINTA Options (including TINTA Options issued in tandem with TINTA SARs) at August 1, 1998, (a) the number of shares of TINTA Series A Stock subject to such options and/or stock appreciation rights that were vested at August 1, 1998, (b) the number of shares of TINTA Series A Stock subject to such options and/or stock appreciation rights that were not vested at such date, (c) the exercise price per share of TINTA Series A Stock of all such options and/or stock appreciation rights (whether vested or unvested), (d) the total number of shares of LMG Series A Stock that would be subject to such options and/or stock appreciation rights immediately following the Effective Time assuming that all such options and/or stock appreciation rights continue to be outstanding immediately prior to the Effective Time and (e) the exercise or base price per share of LMG Series A Stock of such options and/or stock appreciation rights immediately following the Effective Time. The TINTA Options listed opposite the name of each person in the table below (including TINTA Options issued in tandem with TINTA SARs) include all TINTA Options and TINTA SARs granted to such person under incentive plans of TINTA or otherwise.

                                                                                  LMG SERIES A      LMG SERIES A
                         TINTA SERIES A     TINTA SERIES A    EXERCISE PRICE   STOCK SUBJECT TO   STOCK SUBJECT TO    EXERCISE PRICE
                        STOCK SUBJECT TO   STOCK SUBJECT TO      OF TINTA      ASSUMED OPTIONS    ASSUMED OPTIONS       OF ASSUMED
                         VESTED OPTIONS    UNVESTED OPTIONS   OPTIONS AND/OR     AND/OR SARS        AND/OR SARS       OPTIONS AND/OR
OPTION AND SAR HOLDER     AND/OR SARS         AND/OR SARS          SARS          (VESTED) (A)     (UNVESTED) (A)         SARS (A)
---------------------   ----------------   ----------------   ---------------  ----------------   ----------------    --------------
Gregory Armstrong          20,000             30,000              $16.00            11,600              17,400              $27.58
                           10,000             40,000              $14.63             5,800              23,200              $25.22

                                                                                  LMG SERIES A      LMG SERIES A
                         TINTA SERIES A     TINTA SERIES A    EXERCISE PRICE   STOCK SUBJECT TO   STOCK SUBJECT TO    EXERCISE PRICE
                        STOCK SUBJECT TO   STOCK SUBJECT TO      OF TINTA      ASSUMED OPTIONS    ASSUMED OPTIONS       OF ASSUMED
                         VESTED OPTIONS    UNVESTED OPTIONS   OPTIONS AND/OR     AND/OR SARS        AND/OR SARS       OPTIONS AND/OR
OPTION AND SAR HOLDER     AND/OR SARS         AND/OR SARS          SARS          (VESTED) (A)     (UNVESTED) (A)         SARS (A)
---------------------   ----------------   ----------------   ---------------  ----------------   ----------------    --------------
Stephen M. Brett           20,000             30,000              $16.00            11,600              17,400              $27.58
                           10,000             40,000              $14.63             5,800              23,200              $25.22

Miranda Curtis             80,000            120,000              $16.00            46,400              69,600              $27.58
                           20,000             80,000              $14.63            11,600              46,400              $25.22

David Evans                    --            450,000              $14.63                --             261,000              $25.22

Paul A. Gould              20,000             30,000              $16.00            11,600              17,400              $27.58

Leo J. Hindery, Jr.        10,000             40,000              $16.00             5,800              23,200              $27.58

Graham E. Hollis           20,000             30,000              $16.00            11,600              17,400              $27.58
                           20,000             80,000              $14.63            11,600              46,400              $25.22

Jerome H. Kern             10,000             15,000              $16.00             5,800               8,700              $27.58

Pierre Lescure             20,000             30,000              $16.00            11,600              17,400              $27.58

John C. Malone             20,000             30,000              $16.00            11,600              17,400              $27.58

Fred A. Vierra            400,000                 --              $16.00           232,000                  --              $27.58

________________
(a) Assumes an Exchange Ratio of 0.58 of a share of LMG Series A Stock for each share of TINTA Common Stock.

     TINTA Restricted Stock Awards. As of August 1, 1998, executive officers and directors of TINTA held restricted stock awards ("TINTA Restricted Stock Awards") under the TINTA 1995 Plan representing the right to receive, upon vesting, an aggregate of 175,000 shares of TINTA Series A Stock. At the Effective Time, pursuant to the Merger Agreement, each restricted share of TINTA Common Stock granted pursuant to any TINTA Plan and each restricted share of TINTA Common Stock issued pursuant to individual awards not granted pursuant to any TINTA Plan will, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into a number of restricted shares of LMG Series A Stock at the Exchange Ratio, and will remain subject to the same restrictions applicable to such restricted share of TINTA Common Stock immediately prior to the Effective Time. See "THE MERGER AGREEMENT-- Consideration to be Received in the Merger."

     The following table indicates for each person who is an executive officer or director of TINTA and who held TINTA Restricted Stock Awards at August 1, 1998, (a) the number of shares of TINTA Series A Stock subject to TINTA Restricted Stock Awards that were vested at August 1, 1998, (b) the number of shares of TINTA Series A Stock subject to TINTA Restricted Stock Awards that were not vested at such date and (c) the total number of shares of LMG Series A Stock that would be subject to restricted stock awards immediately following the Effective Time assuming that all such TINTA Restricted Stock Awards continue to be outstanding immediately prior to the Effective Time.

                                      TINTA SERIES A STOCK SUBJECT TO        LMG SERIES A STOCK SUBJECT TO
   RESTRICTED STOCK AWARD HOLDER         RESTRICTED STOCK AWARDS              RESTRICTED STOCK AWARDS (A)
---------------------------------     -------------------------------        -----------------------------
Miranda Curtis
   Vested...........................                 --                                  --
   Unvested.........................             10,000                               5,800
Fred A. Vierra
   Vested...........................                 --                                  --
   Unvested.........................            165,000                              95,700

________________
(a) Assumes an Exchange Ratio of 0.58 of a share of LMG Series A Stock for each share of TINTA Common Stock.

     Indemnification. The Merger Agreement provides that the present and former directors, officers, employees and agents of TINTA and any of its subsidiaries, and any person who is or was serving at the request of TINTA as a director, officer, employee or agent of another entity, will be indemnified by TCI from and after the Effective Time against certain liabilities to the extent that (a) a corporation is permitted under Delaware law to indemnify its own directors, officers, employees or agents, as the case may be, (b) such person would be entitled to be indemnified by TINTA with respect to the liability in question under the TINTA Charter and TINTA's Bylaws and under any indemnification agreement with TINTA and (c) such indemnification otherwise is permitted by applicable law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences that are expected to result to the stockholders of TINTA from the Merger. This discussion is based upon current provisions of the Code, Treasury Regulations promulgated thereunder ("Regulations"), current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service ("IRS") has been sought with respect to the Merger or the other transactions contemplated by this Proxy Statement/Prospectus, and there can be no assurance that the IRS or a court will not successfully challenge the conclusions reached below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to the TINTA stockholders.

     The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular TINTA stockholders in light of their personal investment or tax circumstances, or to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, holders of stock or options who received such property for compensatory purposes, and holders who hold the TINTA Common Stock or will hold the LMG Series A Stock as part of a straddle, hedge or conversion transaction). In addition, this discussion is limited to persons who hold the TINTA Common Stock and who will hold the LMG Series A Stock as "capital assets" (generally, property held for investment) within the meaning of Code section 1221. This discussion does not address state, local and foreign tax consequences.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH IN THIS SECTION ARE INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. EACH TINTA STOCKHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER THAT MAY APPLY TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND POSSIBLE CHANGES IN FEDERAL INCOME TAX LAW THAT MAY OCCUR AFTER THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

     Opinions of Counsel. In the opinions of Baker & Botts, counsel to TINTA, and Sherman & Howard, counsel to TCI, (i) subject to the conditions and limitations described in such opinions, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by TINTA as a result of the Merger and no gain or loss will be recognized by TINTA stockholders who exchange TINTA Common Stock for LMG Series A Stock in the Merger; and (ii) the discussion set forth under the caption "Certain Federal Income Tax Consequences" in this Proxy Statement/Prospectus describes the material federal income tax consequences expected to result to the stockholders of TINTA from the Merger and fairly represents such counsel's opinions as to the federal income tax matters discussed herein. In addition, in the opinion of Sherman & Howard, no gain or loss will be recognized by TCI or Merger Sub as a result of the Merger. In rendering such opinions, counsel have relied upon representations contained in certificates of TINTA and TCI. Consummation of the Merger is conditioned upon the foregoing opinions of counsel not having been withdrawn as of the Closing Date.

     Tax Consequences to Holders of TINTA Common Stock. Under Section 354 of the Code, a holder of TINTA Common Stock who receives only LMG Series A Stock in exchange for his/her TINTA Common Stock in the Merger will not recognize gain or loss for federal income tax purposes. The holder will have a tax basis in the LMG Series A Stock equal to the holder's tax basis in the TINTA Common Stock exchanged therefor. The holder's holding period for the LMG Series A Stock for the purposes of determining long-term or short-term capital gain or loss upon the subsequent disposition of the LMG Series A Stock will include the period of time the holder held the TINTA Common Stock.

     A holder of TINTA Common Stock who receives cash in lieu of a fractional share of LMG Series A Stock will generally recognize taxable gain or loss. Such gain or loss will be determined as if the holder had actually received the fractional share of LMG Series A Stock to which the holder will be required to allocate a portion of its tax basis in the TINTA Common Stock and then had such fractional share redeemed for the cash received. The difference between the basis allocated to a fractional share in this hypothetical redemption and the cash received will constitute the gain or loss. This gain or loss will generally be capital gain or loss (assuming the TINTA Common Stock was held as a capital asset) and long-term capital gain or loss if the TINTA Common Stock had been held for more than one year.

     All holders of the TINTA Common Stock who receive LMG Series A Stock in the Merger will be required to attach a statement to their federal income tax returns for the year of the Merger which describes the facts of the Merger, including the holder's tax basis in the TINTA Common Stock exchanged, and the number of shares of LMG Series A Stock received in exchange for that TINTA Common Stock. The holders should also keep as part of their permanent records information necessary to establish their tax basis in the LMG Series A Stock received in the Merger.

CERTAIN CONSEQUENCES OF THE MERGER; OPERATIONS FOLLOWING THE MERGER

     General. Upon consummation of the Merger, the present holders of TINTA Common Stock (other than TCI) will cease to have any direct interest in TINTA or its future earnings or growth. TCI will own 100% of the equity interest of the Surviving Corporation and will attribute 85% of such interest to the TCI Ventures Group and 15% of such interest to the Liberty Media Group.
Accordingly, holders of TINTA Common Stock who receive LMG Series A Stock in the Merger, by virtue of such receipt, may indirectly share in TINTA's future earnings and growth through the interest in the Surviving Corporation attributed to the Liberty Media Group, and may also share in the future earnings and growth of the other assets and businesses of TCI attributed to the Liberty Media Group. If the Liberty/Ventures Combination is consummated, 100% of the equity interest of the Surviving Corporation will be attributed to the Liberty/Ventures Group.

     As a result of the Merger, TINTA will become a privately-held subsidiary of TCI. The TINTA Series A Stock will be removed from listing on the NASDAQ/NM, and its registration under the Exchange Act will be terminated.

     It is expected that the business and operations of TINTA will be conducted after the Merger substantially as they are currently being conducted. However, a number of existing intercompany agreements between TCI and TINTA, covering such matters as lending arrangements, indemnification, the provision of services, the use of the Tele-Communications name and registration rights, will be terminated. See "CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA." In addition, after the Merger, TCI will continue to evaluate the business and operations of TINTA (as well as those of its other subsidiaries) and take such other actions as it deems appropriate under then existing circumstances.

     Except for the Merger and as otherwise described in this Proxy Statement/Prospectus (including the documents incorporated by reference herein), neither TCI nor TINTA has any specific plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, or sale of a material amount of assets of TINTA.

     Consequences to Holders of Debentures. The Debentures were issued under an Indenture dated as of February 7, 1996 (the "Indenture"), between TINTA, as issuer, and The Bank of New York, as trustee. The Debentures are currently convertible, at the option of the holders thereof, into shares of TINTA Series A Stock at a conversion price of $27.30 per share of TINTA Series A Stock (equivalent to a conversion rate of 36.63 shares per $1,000 principal amount of Debentures). Following the Effective Time, the Debentures outstanding immediately prior to the Effective Time will remain outstanding and will remain obligations of TINTA as the surviving corporation in the Merger. As a result of the Merger, however, pursuant to the terms of the Indenture, the Debentures will be exchangeable into the number of shares of LMG Series A Stock (and the amount of cash in lieu of fractional shares thereof) that a holder of such Debentures would have received if such holder had converted such Debentures into shares of TINTA Series A Stock immediately prior to the Effective Time. In addition, the Indenture provides that, in the event of any "Change of Control" (as defined in the Indenture), each holder of Debentures will have the right, at such holder's option and subject to the terms and conditions of the Indenture (including the time periods prescribed thereby), to require TINTA to purchase all or any portion (provided the principal amount is $1,000 or an integral multiple thereof) of such holder's Debentures as of the date that is 35 business days after the occurrence of such Change of Control, at a cash price equal to 100% of the principal amount of such Debentures or portion thereof tendered, plus accrued and unpaid interest thereon to the purchase date. Consummation of the Merger will constitute a "Change of Control" of TINTA within the meaning of the Indenture and, accordingly, holders of Debentures will have the right to require TINTA to repurchase such Debentures in accordance with the terms of the Indenture.

ACCOUNTING TREATMENT

     The Merger will be accounted for by TCI as a "purchase" of a minority interest, as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, the consideration paid for the acquired TINTA shares will be allocated on a pro rata basis to the assets and liabilities of TINTA based on their respective fair values.

CERTAIN LITIGATION

     Shortly after TCI's announcement on July 13, 1998 of the making of its initial merger proposal to TINTA, three putative class actions captioned Berkowitz v. Hindery, et al., ETB Mircon Ltd. v. Hindery, et. al. and Firth v. Hindery, et al., respectively (collectively, the "Class Action Lawsuits"), were filed by stockholders of TINTA in the Delaware Court of Chancery against TCI, TINTA and the directors of TINTA. The Class Action Lawsuits allege, among other things, that the consideration offered in the initial merger proposal was inadequate, that those defendants who are directors of TINTA have violated their fiduciary duties to TINTA and its public stockholders and that TCI has violated its alleged fiduciary duties as a majority stockholder of TINTA. Each of the Class Action Lawsuits seeks certification as a class action on behalf of all stockholders of TINTA other than the defendants, and seeks to enjoin the proposed acquisition of TINTA by TCI and/or recover damages.

     As a result of the pendency and prosecution of the Class Action Lawsuits, plaintiffs' counsel and TCI's counsel conducted negotiations in an effort to reach a settlement of the Class Action Lawsuits. Those negotiations resulted in plaintiffs' agreement in principle to settle the Class Action Lawsuits based upon, among other things, TCI's willingness to include in the Merger Agreement a provision that if the Merger is consummated, the Exchange Ratio would yield a value of at least $22.00 per share of TINTA Common Stock. See "--Background."

     Prior to the signing of the Merger Agreement, counsel for plaintiffs and defendants in the Class Action Lawsuits executed a memorandum of understanding dated August 21, 1998 (the "MOU"), which set forth the parties' agreement-in-principle regarding the terms of a settlement of the Class Action Lawsuits. Subject to court approval and other conditions, the MOU provides for the full settlement of any and all claims which have been or could have been made in the Class Action Lawsuits, all of which will be released and discharged, based upon and subject to, among other things: (i) a merger in which the holders of shares of TINTA Common Stock (other than any such shares held by TINTA in its treasury or owned of record by TCI or any subsidiary of TCI) will receive 0.58 of share of LMG Series A Stock per share of TINTA Common Stock; provided, however, that if the product of 0.58 and the LMG Market Price on the Closing Date is less than $22.00, TCI must either (a) increase the exchange ratio to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such LMG Market Price or (b) terminate the Merger Agreement (it being agreed that TCI may elect to terminate the Merger Agreement if the product of 0.58 and the LMG Market Price is less than $22.00), (ii) TCI not having taken any action with respect to the LMG Series A Stock in violation of Regulation M of the Exchange Act, and (iii) plaintiffs' counsel having had the opportunity to review preliminary shareholder disclosure materials relating to the Merger, and to negotiate with defendants' counsel to resolve any issues raised by plaintiffs' counsel concerning the adequacy of such disclosure materials.

     The MOU also provides that the parties to the Class Action Lawsuits, through their counsel, will use their best efforts to pursue the settlement of the Class Action Lawsuits and will cooperate in preparing the papers necessary to define, pursue, and effectuate the settlement of the Class Action Lawsuits. Further, the parties to the Class Action Lawsuits agreed in the MOU to use their best efforts to agree upon a formal stipulation of settlement to include, among other things, the express provision that all defendants have denied and continue to deny that they have committed or have threatened to commit any violations of law or breaches of duty to anyone. The MOU also provides that, subject to the terms and conditions of the MOU and the terms and conditions of the formal stipulation of settlement, TINTA will pay, on behalf of and for the benefit of the TINTA director defendants in the Class Action Lawsuits, such fees and expenses as may be awarded by the Delaware Court. Further, TINTA has agreed in the MOU to pay all reasonable costs and expenses incurred in providing notice of the settlement to the members of the class.

     The MOU further provides that consummation of the settlement contemplated thereby will be subject to (i) the completion of discovery by the plaintiffs;
(ii) the execution by the parties' counsel of a formal stipulation of settlement (and such other documentation as may be required to obtain final court approval of the settlement); (iii) the consummation of the Merger; (iv) final court approval of the settlement (and the exhaustion of possible appeals, if any); (v) the dismissal of the Class Action Lawsuits with prejudice and without awarding costs to any party (except as provided in the MOU) and court entry of a final order and judgment containing such release language as is negotiated by the parties and contained in the stipulation of settlement; and (vi) the determination by defendants in the Class Action Lawsuits that the dismissal of the Class Action Lawsuits in accordance with the stipulation of settlement will result in the release with prejudice of all claims asserted in the Class Action Lawsuits. The MOU also provides that it will be null and void and of no force and effect if any of the conditions contained therein are not met or if plaintiffs' counsel determines in good faith that, based on the discovery contemplated by the MOU, the proposed settlement is not fair, reasonable and adequate.

     Plaintiffs' counsel are conducting their confirmatory discovery and the parties to the Class Action Lawsuits are preparing the formal stipulation of settlement for court approval. It is a condition to the respective obligations of TCI and TINTA to consummate the Merger that there be no effective injunction or similar order preventing consummation of the transactions contemplated by the Merger Agreement as provided therein or permitting such consummation only subject to any condition or restriction that has or would have a material adverse effect on TINTA. See "THE MERGER AGREEMENT--Conditions to the Merger."

ABSENCE OF APPRAISAL RIGHTS

     Under the DGCL, dissenters' appraisal rights are not available for the shares of any class or series of stock, (A) which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the merger agreement, were designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") and (B) the holders of which shares are not required to accept in exchange therefor anything other than shares of stock of another corporation, which shares will be designated as a national market system security on an interdealer quotation system by the NASD, and cash in lieu of fractional shares. Accordingly, holders of TINTA Series A Stock are not entitled to dissenters' appraisal rights in connection with the Merger since (a) at the Record Date, the TINTA Series A Stock was listed on the NASDAQ/NM and (b) in the Merger, holders of TINTA Common Stock will receive only LMG Series A Stock, which will be listed on the NASDAQ/NM, and cash in lieu of fractional shares thereof.

     As of the Record Date, there were no outstanding shares of TINTA Series B Stock, other than the shares of TINTA Series B Stock held by TCI, all of which will be canceled in the Merger.

CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA

     Other than the Merger Agreement and the related transactions described in this Proxy Statement/Prospectus or in a document incorporated herein by reference, there has not been during the last two full fiscal years of TINTA any material contract, arrangement, understanding, relationship, negotiation or transaction between TINTA or its affiliates and TCI or its affiliates concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors, or a sale or transfer of a material amount of assets. See "CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA."

     John C. Malone, a director and Chairman of the Board of TINTA, is Chairman of the Board and Chief Executive Officer of TCI. Leo J. Hindery, Jr., a director of TINTA, is President, Chief Operating Officer and a director of TCI. Gary S. Howard, a director of TINTA, is an Executive Vice President of TCI. Jerome H. Kern, a director of TINTA, is Vice Chairman and a director of TCI. Fred A. Vierra, a director and Vice Chairman of the Board of TINTA, is a consultant to TCI and, until January 1998, served as an Executive Vice President of TCI. Paul A. Gould, a director of TINTA, is a director of TCI. For a description of certain transactions between TCI and TINTA, see "CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA."


                             THE MERGER AGREEMENT

     The following description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated by reference herein and a copy of which (exclusive of exhibits and schedules) is annexed to this Proxy Statement/Prospectus as Appendix I.

GENERAL; EFFECTIVE TIME

     The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into TINTA, with TINTA being the Surviving Corporation. In the Merger, which will become effective on the date and at the time that the Certificate of Merger is accepted for filing by the Delaware Secretary of State in accordance with the applicable provisions of the DGCL (or such later date and time as may be agreed to by TCI and TINTA and specified in the Certificate of Merger), stockholders of TINTA will receive the consideration described below under "--Consideration to be Received in the Merger." Such filing is expected to take place as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The Merger will have the effects set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof).

     As a result of the Merger, TINTA will become a wholly-owned subsidiary of TCI. The Merger Agreement provides that (i) the TINTA Charter will be amended pursuant to the Certificate of Merger to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except to indicate that the name of the Surviving Corporation will be "Tele-Communications International, Inc.," and such TINTA Charter as so amended will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and the DGCL, (ii) TINTA's Bylaws will be amended as of the Effective Time to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time (except to the extent required to reflect that the name of the Surviving Corporation will be "Tele-Communications International, Inc.") and, in such amended form, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and the DGCL, and (iii) the directors of Merger Sub and the officers of TINTA at the Effective Time will, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     TINTA Common Stock. Pursuant to the Merger Agreement, at the Effective Time, each share of TINTA Common Stock outstanding immediately prior to the Effective Time (other than any such shares held by TINTA in its treasury or owned of record by TCI or any subsidiary of TCI, all of which will be canceled) will be converted in the Merger into the right to receive 0.58 of a share of LMG Series A Stock. Notwithstanding the foregoing, if the product of 0.58 and the LMG Market Price on the Closing Date is less than $22.00, TCI must either (i) increase the exchange ratio to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing

$22.00 by such LMG Market Price or (ii) terminate the Merger Agreement. See "DESCRIPTION OF TCI CAPITAL STOCK." If any holder of TINTA Common Stock would be entitled to receive a number of shares of LMG Series A Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive cash in an amount determined by multiplying such fraction by the current market value of a whole share of LMG Series A Stock and rounding the product to the nearest whole cent. The "current market value" of a share of LMG Series A Stock means, for this purpose, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of LMG Series A Stock on the NASDAQ/NM (or, if the LMG Series A Stock is not traded on the NASDAQ/NM, on the principal stock exchange on which such stock is traded) for the period of five consecutive trading days ending on and including the last full trading day preceding the Closing Date.

     TINTA Options, Stock Appreciation Rights and Restricted Stock Awards. For a description of the treatment of TINTA Options, TINTA SARs and TINTA Restricted Stock Awards under the Merger Agreement, see "THE MERGER--Interests of Certain Persons in the Merger."

     Merger Sub Capital Stock. At the Effective Time, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of the common stock of the Surviving Corporation. As a result, the Surviving Corporation will be a wholly-owned subsidiary of TCI immediately after the Effective Time.

     Certain Adjustments. If, prior to the Effective Time, the LMG Series A Stock is recapitalized or reclassified or TCI effects any stock dividend, stock split, or reverse stock split of LMG Series A Stock or otherwise effects any transaction that changes the LMG Series A Stock into any other securities (including securities of another corporation, including securities of AT&T) or any dividend or distribution is made on the LMG Series A Stock (or such other securities), then the shares of LMG Series A Stock to be delivered in the Merger to the holders of TINTA Common Stock will be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of LMG Series A Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

     Exchange of Shares. Promptly after the Effective Time, transmittal letters will be mailed to each holder of record of shares of TINTA Common Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of LMG Series A Stock to which he or she has become entitled and, if applicable, cash in lieu of a fractional share of LMG Series A Stock. After receipt of such transmittal letter, each holder of certificates formerly representing TINTA Common Stock should surrender such certificates to The Bank of New York, as exchange agent (the "Exchange Agent"), and each such holder will receive in exchange therefor certificates evidencing the number of whole shares of LMG Series A Stock to which he or she is entitled and a check for any cash that may be payable in lieu of a fractional share of LMG Series A Stock. Such transmittal letters will be accompanied by instructions specifying other details of the exchange.

     STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

     After the Effective Time, each certificate evidencing TINTA Common Stock (other than certificates evidencing shares held directly by TINTA in its treasury or shares owned of record by TCI or any subsidiary of TCI, all of which will be canceled), until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of LMG Series A Stock that the holder of such certificate is entitled to receive and the right to receive any cash payment in lieu of a fractional share of LMG Series A Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by TCI until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share of LMG Series A Stock, will be paid, without interest.

CONDITIONS TO THE MERGER

     The respective obligations of TINTA, TCI and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of the following conditions: (a) adoption of the Merger Agreement by the requisite vote of the stockholders of TINTA at the Meeting; (b) effective registration under the Securities Act of the shares of LMG Series A Stock to be issued in connection with the Merger and receipt of all state securities law permits and authorizations necessary to carry out the transactions contemplated by the Merger Agreement; (c) the absence of any effective permanent or preliminary injunction or similar order issued by a court or other governmental entity of competent jurisdiction preventing consummation of the transactions contemplated by the Merger Agreement as provided therein or permitting such consummation only subject to any condition or restriction that has or would have a material adverse effect on TINTA; and
(d) the absence of any withdrawal by Salomon Smith Barney of its consent to the inclusion of its opinion in this Proxy Statement/Prospectus and the Registration Statement.

     The obligations of TCI and Merger Sub to consummate the transactions contemplated by the Merger Agreement are also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreements and covenants made by TINTA in the Merger Agreement;
(b) receipt of certain closing certificates from TINTA; (c) receipt of the opinion of Sherman & Howard, to the effect that no gain or loss should be recognized by the stockholders of TINTA upon the receipt of the LMG Series A Stock in exchange for their TINTA Common Stock in the Merger; (d) no action having been taken, nor any statute, rule, regulation, order, judgment or decree proposed, enacted, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity, and the absence of any pending or threatened action, suit or proceeding, which (i) makes or may make the transactions contemplated by the Merger Agreement illegal or imposes or may impose material damages or penalties in connection therewith, (ii) requires or may require the divestiture of a material portion of the business of (A) TCI and its subsidiaries, taken as a whole, (B) the Liberty Media Group, or (C) TINTA and its subsidiaries taken as a whole, if the Merger is consummated, (iii) imposes or may impose material limitations on the ability of TCI effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation, (iv) requires or may require TCI, TINTA or any of their respective material subsidiaries or affiliates to refrain from engaging in any material business if the Merger is consummated, or (v) otherwise prohibits, restricts, or unreasonably delays consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or materially increases TCI's obligations in connection therewith; and (e) receipt of all material governmental consents, approvals and authorizations.

     The obligation of TINTA to consummate the transactions contemplated by the Merger Agreement is also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance, in all material respects, of the obligations, agreements and covenants made by TCI and Merger Sub in the Merger Agreement; (b) receipt of certain closing certificates from TCI; (c) receipt of the opinion of Baker & Botts, to the effect that no gain or loss should be recognized by the stockholders of TINTA upon the receipt of the LMG Series A Stock in exchange for their TINTA Common Stock in the Merger; (d) no action having been taken, nor any statute, rule, regulation, order, judgment or decree proposed, enacted, issued, enforced or deemed applicable by any foreign or United States federal, state or local governmental entity, and the absence of any pending or threatened action, suit or proceeding, which (i) makes or may make the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement illegal or may impose material damages or penalties in connection therewith, or (ii) has or, in the reasonable judgment of TINTA, assuming consummation of the Merger, is reasonably likely to have a material adverse effect on the business, properties, operations or financial condition of TCI and its subsidiaries (including TINTA and its subsidiaries), taken as a whole, or the Liberty Media Group; (e) receipt of authorization for listing on the NASDAQ/NM of the shares of LMG Series A Stock to be issued pursuant to the Merger Agreement and upon exercise of the Assumed Options, subject only to official notice of issuance; and (f) receipt of all material governmental consents, approvals and authorizations.

COVENANTS

     Certain Covenants by TINTA. TINTA has agreed, except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, to conduct, and to cause each of its subsidiaries to conduct, its business, in the ordinary and usual course consistent with past practice, and to use its reasonable efforts to preserve intact its business organization, to preserve its licenses and other permits in full force and effect, to keep available the services of its present officers and key employees and to preserve the good will of those with which it has business relationships. TINTA has also agreed that except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, it will not and will not permit any of its subsidiaries to, prior to the Effective Time, (a) amend its charter or bylaws or other governing instrument or document; (b) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, options, warrants, calls, commitments or other agreements of any character to purchase or acquire any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, subject to certain specified exceptions; (c) except for conversions of shares of TINTA Series B Stock outstanding on the date of the Merger Agreement into shares of TINTA Series A Stock, in accordance with the terms of the TINTA Charter as in effect on the date of the Merger Agreement, split, combine, subdivide or reclassify the outstanding shares of its capital stock or other equity or voting interests, or declare, set aside for payment or pay any dividend, or make any other actual constructive or deemed distribution in respect of any shares of its capital stock or other equity or voting interests, or otherwise make any payments to stockholders or owners of equity or voting interests in their capacity as such (other than dividends or distributions paid by any wholly-owned subsidiary of TINTA to TINTA or another wholly-owned subsidiary); (d) redeem, purchase or otherwise acquire, directly or indirectly, any outstanding shares of capital stock or other securities or equity or voting interests of TINTA or any subsidiary of TINTA; (e) make any other changes in its capital or ownership structure; (f) sell or grant a lien with respect to any stock, equity or partnership interest owned by it in any subsidiary of TINTA; or (g) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing.

     Except as permitted, required or specifically contemplated by the Merger Agreement or consented to in writing by TCI, TINTA has also agreed that it will not, and will cause its subsidiaries not to, (i) modify in any material respect any material license or contract, other than in the ordinary course of business;
(ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, other than (x) in the ordinary course of business and consistent with past practice and with or granted to persons who are not officers or directors and which do not, in the aggregate, materially increase compensation or benefit expense, and (y) regular annual salary increases granted in the ordinary course of business consistent with past practice to officers who are not directors or executive officers; (iii) establish, amend or modify any employee benefit plan, except in the ordinary course of business, consistent with past practice and to the extent not material and except to the extent required by applicable law or the existing terms of such employee benefit plan or by the provisions of the Merger Agreement; (iv) make capital expenditures which in the aggregate exceed the amount provided for capital expenditures in TINTA's most recent capital budget; (v) pay, discharge or satisfy claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of TINTA included in TINTA's SEC filings, or incurred in the ordinary course of business and consistent with past practice;
(vi) cancel any debts or waive any claims or rights except in the ordinary course of business and consistent with past practice; (vii) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness for borrowed money; (viii) other than in connection with normal cash management practices conducted in the ordinary and usual course of business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing contract; (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing; or
(x) incur any material amount of indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of TINTA or any of its subsidiaries or guarantee any debt securities of others, other than in the ordinary course of business consistent with past practice and excluding (a) any guarantees in effect on the date of the Merger Agreement or that are required to be given under existing agreements, (b) the incurrence or guarantee of certain specified indebtedness, (c) any renewal, extension, amendment or refinancing of existing indebtedness (provided there is no increase in the interest rate or the principal amount of such indebtedness) and (d) the incurrence of any new indebtedness, or the amendment or refinancing of any existing indebtedness (whether or not permitted by clause (c)), if such indebtedness would be prepayable in full at the Effective Time without material restrictions (other than customary prepayment penalties and premiums that, in the case of any refinancing, are no greater than those contained in the indebtedness being refinanced).

     Certain Covenants by TCI.    Pursuant to the Merger Agreement, TCI has
agreed, in its capacity as a beneficial owner of TINTA Common Stock, to cause the TINTA Common Stock beneficially owned by TCI to be voted at the Meeting in favor of the proposal to adopt the Merger Agreement.

     In addition, TCI has agreed, if the AT&T Merger becomes effective prior to the Effective Time, to cause AT&T to take such action, including executing such documents and instruments, as may be necessary or desirable in order for (i) the holders of TINTA Series A Stock to receive, at the Effective Time and in accordance with the Merger Agreement, shares of AT&T Liberty/Ventures Class A Stock, (ii) the holders of Assumed Options to receive, upon exercise of such options and in accordance with the Merger Agreement, shares of AT&T Liberty/Ventures Class A Stock, (iii) the holders of Debentures to receive, upon conversion of and in accordance with the terms of such debentures, shares of AT&T Liberty/Ventures Class A Stock and (iv) all other provisions contained in the Merger Agreement that are intended to be performed by, and binding upon, the issuer of the LMG Series A Stock to be performed by, and binding upon, AT&T as the issuer of the AT&T Liberty/Ventures Class A Stock.

LISTING ON NASDAQ/NM

     The LMG Series A Stock is listed on the NASDAQ/NM. TCI has agreed to use its reasonable best efforts to cause the shares of LMG Series A Stock to be issued pursuant to the Merger Agreement and upon exercise of the Assumed Options to be authorized for listing on the NASDAQ/NM (or on the stock exchange which, at the Effective Time, is the principal market for the LMG Series A Stock), subject to official notice of issuance. The obligation of TINTA to consummate the transactions contemplated by the Merger Agreement is subject to the authorization for listing on the NASDAQ/NM of such shares, subject only to official notice of issuance. See "--Conditions to the Merger."

INDEMNIFICATION

     The Merger Agreement provides that, from and after the Effective Time, TCI will indemnify, defend and hold harmless the present and former directors, officers, employees or agents of TINTA and any of its subsidiaries, and any person who is or was serving at the request of TINTA as a director, officer, employee or agent of another entity (collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by an Indemnified Party under the Merger Agreement), liabilities or judgments or amounts that are paid in settlement with the approval of TCI (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person was at any time prior to the Effective Time a director, officer, employee or agent of TINTA, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby (and TCI shall pay expenses in advance of the final disposition of any such action, suit, proceeding or investigation to each Indemnified Party (including fees and expenses of counsel properly retained by an Indemnified Party under the Merger Agreement), to the full extent permitted by law upon receipt of the undertaking contemplated by Section 145(e) of the DGCL), in each case to the full extent that (x) a corporation is permitted under Delaware law to indemnify or advance expenses to its own directors, officers, employees or agents, as the case may be, (y) such Indemnified Party would have been entitled to be indemnified by TINTA, if such Indemnified Party was a director, officer, employee or agent of TINTA, with respect to the Indemnified Liabilities in question under the TINTA Charter and TINTA's Bylaws as in effect on January 1, 1998 and under any indemnification agreement with

TINTA in a form disclosed to TCI prior to the date of the Merger Agreement and
(z) such indemnification otherwise is permitted by applicable law.

TERMINATION, AMENDMENT AND WAIVER

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the stockholders of TINTA, by (a) mutual consent of TINTA and TCI;
(b) either TINTA, on the one hand, or TCI and Merger Sub, on the other hand, if
(i) the Merger has not been consummated before January 31, 1999, unless such failure is due to the failure of the party seeking to terminate the Merger Agreement to perform any of its obligations thereunder, (ii) there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party (or by Merger Sub, if the party seeking to terminate the Merger Agreement is TINTA) contained in the Merger Agreement and such breach is incapable of being cured, (iii) any court of competent jurisdiction or other competent governmental authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such action has become final and nonappealable, or (iv) the required adoption of the Merger Agreement by the stockholders of TINTA has not been duly obtained, provided the terminating party has complied with its obligations contained in the Merger Agreement regarding the Meeting and applicable SEC filings; or (c) TCI, if (i) the product of 0.58 and the LMG Market Price on the Closing Date is less than $22.00, or (ii) the TINTA Board has withdrawn or modified in any manner adverse to TCI its recommendation to TINTA stockholders regarding the adoption of the Merger Agreement.

     In the event of termination of the Merger Agreement by either TINTA or TCI as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of TCI, Merger Sub, TINTA or their respective affiliates, stockholders, officers, directors, agents or representatives (other than under certain specified provisions of the Merger Agreement which will survive the termination thereof and other than to the extent such termination results from the wilful breach by TCI, Merger Sub or TINTA of any of its respective representations, warranties, covenants or agreements contained in the Merger Agreement).

     TINTA and TCI may amend the Merger Agreement, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time, either before or after adoption by the stockholders of TINTA of the Merger Agreement, except that after such adoption by the stockholders of TINTA, no amendment may be made which by law requires further approval by such stockholders without such further approval. At any time prior to the Effective Time, either TINTA or TCI, by action taken or authorized by such party's board of directors, may, to the extent legally allowed, extend the time specified in the Merger Agreement for the performance of any of the obligations of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, waive compliance by the other party with any of the agreements or covenants of such other party contained in the Merger Agreement or waive any condition to such waiving party's obligation to consummate the transactions contemplated by, or other obligations under, the Merger Agreement.

ASSIGNMENT

     The Merger Agreement and all the rights, benefits and obligations under the Merger Agreement will be assignable to and binding upon, and inure to the benefit of and be enforceable by, any successor of TCI pursuant to the AT&T Merger. Except as otherwise provided in the preceding sentence, neither the Merger Agreement nor any of the rights, benefits or obligations thereunder may be assigned by any party without the prior written consent of the other party. Subject to the preceding sentence, the Merger Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

CERTAIN RESTRICTIONS ON RESALE OF LMG SERIES A STOCK

     All shares of LMG Series A Stock received by TINTA stockholders in the Merger will be registered under the Securities Act and freely transferable under the federal securities laws, except that any such shares received by persons who are deemed "affiliates" (as such term is defined under the Securities Act) of TINTA prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become affiliates of TCI) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of TINTA or TCI generally include individuals or entities that control, are controlled by, or are under common control with such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires TINTA to use reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of LMG Series A Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

EXPENSES

     If the Merger Agreement is terminated prior to the Effective Time, TCI is required to reimburse TINTA for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement and all costs and expenses incurred or otherwise owed by TINTA pursuant to the Merger Agreement, provided that such termination is not the result of a material wilful breach by TINTA of its covenants or agreements contained in the Merger Agreement or the representations and warranties made by TINTA in the Merger Agreement. Except as otherwise provided in the preceding sentence, whether or not the Merger is consummated, each party will pay its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, except that the aggregate expenses incurred in connection with the printing and mailing of this Proxy Statement/Prospectus and the Registration Statement will be borne 90% by TCI and 10% by TINTA.


                  CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA

TRANSACTIONS WITH TCI AND OTHERS

     Relationship with TCI. As of the Record Date, TCI beneficially owned [86,250,000] shares of TINTA Series A Stock and [11,700,000] shares of TINTA Series B Stock which, at such date, collectively represented approximately [92]% of the total voting power of the outstanding shares of TINTA Common Stock. Consequently, TCI has significant influence over the policies and affairs of TINTA and is in a position to determine the outcome of corporate actions requiring stockholder approval, including the election of directors, the adoption of amendments to the TINTA Charter and the approval of mergers (including the Merger) and the sale of all or substantially all of TINTA's assets.

     TCI formed TINTA during the fourth quarter of 1994 and the first quarter of 1995 through the contribution to TINTA of substantially all of TCI's international cable television and telephony assets and certain of TCI's international programming assets. The international programming assets that TCI did not contribute to TINTA remained in two of TCI's other subsidiaries, Liberty and TCIC. The international programming assets that remained with Liberty were those that were either (i) devoted to foreign sports programming or (ii) owned directly or indirectly (in whole or in part) by U.S.-based programming companies in which Liberty had an interest. During 1996, Liberty contributed its interests in foreign sports programming to Liberty/TINTA LLC ("Liberty/TINTA"), a limited liability company owned in equal parts by subsidiaries of TINTA and Liberty. Liberty/TINTA then contributed such assets to a newly formed sports programming venture with The News Corporation Limited.

     In connection with the formation of the TCI Ventures Group, TCI concluded an exchange offer with its stockholders on September 10, 1997, whereby TCI exchanged (i) shares of TCIVG Series A Stock for shares of TCI Group Series A Stock, and (ii) shares of TCIVG Series B Stock for shares of TCI Group Series B Stock. The businesses and assets attributed to the TCI Ventures Group include TCI's current equity interest in TINTA and substantially all of TCI's non-cable and non-programming domestic assets. With the formation of the TCI Ventures Group, TCI assigned to TCI Ventures Group, L.L.C., various agreements, rights and obligations related to TCI's assets attributed to the TCI Ventures Group, including all of TCI's current equity interest in TINTA and certain financial obligations. See "--Credit Facility." Upon consummation of the Merger, TCI will attribute to the Liberty Media Group and the TCI Ventures Group 15% and 85%, respectively, of TCI's 100% equity interest in TINTA.

     In August 1998, Liberty purchased from TINTA 2,710,406 shares of Series A Common Stock of TCI Music, a subsidiary of TCI, for a cash payment of $21,683,248 ($8.00 per share). Such purchase was made pursuant to TINTA's exercise of a right granted to TINTA and all other stockholders of DMX Inc. ("DMX") in July 1997 when DMX was acquired by TCI Music through a merger in which stockholders of DMX received 0.25 of a share of Series A Common Stock of TCI Music for each share of DMX common stock. Each share of Series A Common Stock of TCI Music issued in that transaction was paired with a nondetachable right (a "Right") to require TCI to purchase such share for $8.00 in cash or TCI Group Series A Stock. The Rights were exercisable for a 30 day period, beginning July 13, 1998. Liberty, which assumed TCI's obligations with respect to the Rights in July 1997, elected to pay cash in satisfaction of all exercised Rights.

     Credit Facility. TINTA and TCI entered into a subordinated revolving credit facility (the "Credit Facility"), effective April 25, 1995, which provides for loans from TCI to TINTA in an aggregate principal amount at any time outstanding of up to $200 million. As of September 10, 1997, TCI assigned all of its rights, interests and obligations in and to the Credit Facility to TCI Ventures Group, L.L.C. At the time of such assignment no borrowings were outstanding under the Credit Facility. In connection with the assignment, the parties agreed to extend the maturity date of the Credit Facility to September 10, 2002, at which time all borrowings under the Credit Facility, together with all accrued interest thereon, will be payable. In addition, the parties reduced the interest rate on the Credit Facility from 13% to 10% per annum. Prior to such maturity date, borrowings repaid by TINTA under the Credit Facility will be available for re-borrowing, subject to certain conditions to borrowing. TINTA is required to pay an annual facility fee in an amount equal to .375% of the unused borrowing availability under the Credit Facility. At August 31, 1998, approximately $6,658,000 (including accrued interest) was outstanding under the Credit Facility.

     Other Agreements. TCI and TINTA are parties to a number of intercompany agreements covering matters such as lending arrangements, indemnification, the provision of services, tax sharing, the use of the Tele-Communications name and registration rights. TCI also provides certain administrative, financial, legal, treasury, accounting, tax and other services to TINTA and makes available certain of its employee benefit plans to TINTA's employees. It is expected that following consummation of the Merger, all such existing arrangements, other than tax sharing arrangements, will be terminated.

TRANSACTIONS WITH MANAGEMENT

     Consulting Agreement with Mr. Vierra. Effective January 1, 1998, TCI entered into a five year consulting agreement with Fred A. Vierra, a director and Vice Chairman of the Board of TINTA and, until January 1998, Chief Executive Officer of TINTA. The consulting agreement provides for Mr. Vierra to provide consulting services to TCI on the allocation of TCI's resources and other matters generally and with respect to the international operations of TCI in particular. Mr. Vierra is not required to provide more than 700 hours per year in such consulting services. For such consulting services, the consulting agreement provides for a fee of $700,000 per annum. Pursuant to the agreement, a portion of such consulting fee will be deferred at an annual rate of approximately $250,000 per annum. The deferred amounts will be paid in monthly installments over a 240-month period commencing on the later of the first business day of the first full calendar month following December 31, 2002, and the termination of Mr. Vierra's position as a consultant to TCI, together with interest thereon at the rate of 8% per annum, compounded annually, from the date of deferral to the payment date. In the event of Mr. Vierra's death, all outstanding deferred amounts will be paid in a lump sum to his beneficiaries.

     While Mr. Vierra is a consultant to TCI pursuant to the agreement, he is entitled to participate in all insurance plans or policies adopted for the benefit of TCI's employees. The consulting agreement provides that all options for TCI Common Stock and TINTA Common Stock held by Mr. Vierra are now vested in full. In addition, restricted stock awards for TINTA Common Stock shall vest upon the expiration of the terms provided by the agreements evidencing their respective grants. See "THE MERGER--Interests of Certain Persons in the Merger."

     Upon termination of the consulting agreement by TCI, TCI will pay all remaining compensation due under the agreement for the balance of the term of the agreement. Upon Mr. Vierra's death during the term of the consulting agreement, TCI will pay to Mr. Vierra's beneficiaries a lump sum in an amount equal to one year's compensation. The consulting agreement provides further that, during the term of the agreement, Mr. Vierra will not be connected in any manner with any entity which directly competes in a material respect with the business of TCI or any of its majority-owned subsidiaries, which includes TINTA. Mr. Vierra may, however, own securities of any corporation listed on a national securities exchange or quoted on The Nasdaq Stock Market to the extent of an aggregate of 5% of the amount of such securities outstanding. In addition, Mr. Vierra may provide consulting services to others if approved by TCI's chief executive officer.

     Employment Agreement with Mr. Evans. Mr. Evans commenced employment as TINTA's President and Chief Operating Officer effective September 1, 1997, and as TINTA's Chief Executive Officer in January 1998, pursuant to the terms of a five-year employment agreement with TINTA. The employment agreement provides for a base salary of $600,000 per annum. Such salary is subject to annual review by the TINTA Board, which may, in its sole discretion, increase Mr. Evans' salary. In addition, Mr. Evans will receive an annual bonus of $200,000, payable in two equal installments on February 1 and September 1 of each year, commencing February 1, 1998. The employment agreement allows for discretionary bonuses as well.

     Pursuant to the terms of the employment agreement, TINTA issued to Mr. Evans on each of September 1, 1997 and 1998, $500,000 of TINTA Series A Stock (30,075 shares and 23,194 shares in 1997 and 1998, respectively) and is required to issue to Mr. Evans on each of the next three successive anniversaries of such latter issuance an additional $500,000 of TINTA Series A Stock. On September 1, 1997, TINTA also granted Mr. Evans options to purchase 450,000 shares of TINTA Series A Stock with an exercise price of $14.625 per share. Such options have been granted pursuant to the terms of the TINTA 1995 Plan and vest evenly over the succeeding five years. See "THE MERGER--Interests of Certain Persons in the Merger--TINTA Options and Stock Appreciation Rights." At such time as Mr. Evans relocates to Denver, Colorado, TINTA will reimburse Mr. Evans for his reasonable relocation expenses. The agreement allows Mr. Evans to be based in Los Angeles, California until August 31, 1999, after which time he will be based at TINTA's principal offices. While he is employed by TINTA pursuant to his employment agreement, Mr. Evans is entitled to participate in all formal incentive compensation plans, stock incentive plans, employee stock purchase plans, retirement plans and insurance plans or policies adopted for the benefit of TINTA's or TCI's executive officers or employees generally.

     Mr. Evans' employment agreement provides further that during the term of his employment with TINTA, Mr. Evans will not be connected with any entity in any manner, which directly competes in a material respect with the business of TINTA or any of its major-owned subsidiaries. Mr. Evans may, however, own securities of any corporation listed on a national securities exchange or quoted on The Nasdaq Stock Market to the extent of an aggregate of 5% of the amount of such securities outstanding.

     Mr. Evans' employment agreement terminates on August 31, 2002. The employment agreement provides that upon an earlier termination of Mr. Evans' employment by TINTA without cause, all remaining compensation due under such agreement for the balance of the employment term would become immediately due and payable to Mr. Evans. Upon his death during the employment term, TINTA would pay to Mr. Evans' beneficiaries all compensation accrued to the date of death. In the event of his disability, TINTA would continue to pay Mr. Evans his annual salary as and when it would have otherwise become due until the first to occur of the end of the employment term or the date of his death.

     Following the consummation of the Merger, TINTA's employment agreement with Mr. Evans shall continue on the same terms as were in effect immediately prior to the Merger, except that all TINTA Options granted to Mr. Evans shall become Assumed Options and the $500,000 of TINTA Series A Stock issuable to Mr. Evans on September 1 of each of the next three years shall instead be issuable in shares of LMG Series A Stock.

             THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION

     The following description of the AT&T Merger and the Liberty/Ventures Combination is qualified in its entirety by reference to the complete text of the AT&T Agreement (excluding the exhibits and schedules thereto), which is incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Consummation of the Merger is not subject to the consummation of either the AT&T Merger or the Liberty/Ventures Combination.

GENERAL

     On June 23, 1998, TCI and AT&T entered into the AT&T Agreement, which, subject to the terms and conditions thereof, provides for the acquisition of TCI by AT&T. Such acquisition will be effected through the AT&T Merger, in which Italy Merger Corp., a wholly-owned subsidiary of AT&T, will be merged with and into TCI, with TCI as the surviving corporation. As a result of the AT&T Merger, TCI will become a wholly-owned subsidiary of AT&T, and stockholders of TCI will become stockholders of AT&T. See "--Consideration to be Received by Holders of TCI Common Stock in the AT&T Merger."

     Following the AT&T Merger, AT&T plans to combine its consumer long distance, wireless and Internet services units with the TCI Group's cable, telecommunications and high-speed Internet businesses to create a new wholly-owned subsidiary of AT&T, AT&T Consumer Services Company ("AT&T Consumer Co."). Concurrently with the creation of AT&T Consumer Co., AT&T plans to issue shares of a newly authorized class of common stock of AT&T intended to reflect the separate performance of the assets and businesses of AT&T Consumer Co. ("AT&T Consumer Co. Stock") in an exchange offer to holders of AT&T Common Stock. Alternatively, AT&T may distribute shares of AT&T Consumer Co. Stock to holders of AT&T Common Stock as a stock dividend. In the event of an exchange offer, the holders of shares of AT&T Common Stock (including the former holders of shares of TCI Group Stock) would have an option to exchange their shares of AT&T Common Stock for shares of AT&T Consumer Co. Stock up to the limit to be set forth in such exchange offer. In the case of a distribution, the holders of shares of AT&T Common Stock (including the former holders of shares of TCI Group Stock) would receive as a distribution from AT&T a certain number of shares, or fraction of a share, of AT&T Consumer Co. Stock for each share of AT&T Common Stock they hold. Holders of shares of AT&T Liberty/Ventures Stock will not be offered the opportunity to participate in such exchange offer or distribution, as the case may be. Consummation thereof, which is subject to AT&T stockholder approval, is expected to occur following, but is not conditional upon, the consummation of the AT&T Merger.

     In a separate proposed transaction, TCI has announced its intention to consummate the Liberty/Ventures Combination, whereby the shares of TCIVG Stock will be reclassified as shares of LMG Stock and, in connection with such reclassification, the businesses and assets of the Liberty Media Group and the TCI Ventures Group will be combined. Following the Liberty/Ventures Combination, the LMG Stock will reflect the separate performance of the businesses and assets attributed to the combined entity. See "-- Liberty/Ventures Combination." The Liberty/Ventures Combination is expected to occur prior to, but is not conditional upon, the consummation of the AT&T Merger.

CONSIDERATION TO BE RECEIVED BY HOLDERS OF TCI COMMON STOCK IN THE AT&T MERGER

     In connection with the AT&T Merger, (i) each share of LMG Series A Stock outstanding immediately prior to the effective time of the AT&T Merger (the "AT&T Effective Time") will be converted into the right to receive one share of AT&T Liberty/Ventures Class A Stock and each share of LMG Series B Stock outstanding immediately prior to the AT&T Effective Time will be converted into the right to receive one share of AT&T Liberty/Ventures Class B Stock, (ii) each share of TCI Group Series A Stock outstanding immediately prior to the AT&T Effective Time will be converted into the right to receive .7757 of a share of AT&T Common Stock and each share of TCI Group Series B Stock outstanding immediately prior to the AT&T Effective Time will be converted into the right to receive .8533 of a share of AT&T Common Stock, and (iii) if the Liberty/Ventures Combination has not occurred prior to the AT&T Effective Time, each share of TCIVG Series A Stock will be converted into the right to receive 0.52 of a share of AT&T

Liberty/Ventures Class A Stock and each share of TCIVG Series B Stock will be converted into the right to receive 0.52 of a share of AT&T Liberty/Ventures Class B Stock, subject to TCI's right to adjust the foregoing exchange ratios for the TCIVG Common Stock as it deems appropriate to reflect the relative values of the TCI Ventures Group and the Liberty Media Group. The AT&T Liberty/Ventures Stock to be issued in the AT&T Merger will be a newly authorized class of common stock of AT&T which will be intended to reflect the separate performance of the businesses and assets attributed to the Liberty/Ventures Group. See "--Assets and Business of Liberty/Ventures Group Following the AT&T Merger."

     In general, the AT&T Agreement provides that the holders of shares of AT&T Liberty/Ventures Class A Stock and holders of shares of AT&T Liberty/Ventures Class B Stock will vote together as a single class with the holders of shares of AT&T Common Stock on all matters presented to such stockholders. Holders of AT&T Liberty/Ventures Class A Stock will be entitled to /1//\\10\\ of a vote for each share of such stock held, holders of AT&T Liberty/ Ventures Class B Stock will be entitled to one vote for each share of such stock held and holders of AT&T Common Stock will be entitled to one vote for each share of such stock held.

     It is expected that the Merger will be consummated prior to the anticipated closing date of the AT&T Merger. In such event and assuming the AT&T Merger is consummated, shares of TINTA Common Stock that are converted into shares of LMG Series A Stock in the Merger will ultimately be converted into the right to receive shares of AT&T Liberty/Ventures Class A Stock upon consummation of the AT&T Merger in accordance with the AT&T Agreement. Consummation of the Merger, however, is not contingent on the consummation of the AT&T Merger or the other transactions contemplated by the AT&T Agreement, and in the event such transactions are abandoned, former TINTA stockholders would continue to own shares of LMG Series A Stock. Consummation of the AT&T Merger is subject to certain conditions, including the separate approvals of the stockholders of TCI and AT&T and, accordingly, there can be no assurance that the AT&T Merger will be consummated. See "--Conditions to the AT&T Merger."

LIBERTY/VENTURES COMBINATION

     TCI has announced its intention, subject to TCI stockholder approval, to consummate the Liberty/Ventures Combination, whereby (i) each share of TCIVG Series A Stock will be reclassified as 0.52 of a share of LMG Series A Stock and each share of TCIVG Series B Stock will be reclassified as 0.52 of a share of LMG Series B Stock, and (ii) the assets and businesses of the Liberty Media Group and the TCI Ventures Group will be combined. The Liberty/Ventures Combination is expected to occur prior to, but is not conditional upon, the consummation of the AT&T Merger. In connection with the Liberty/Ventures Combination, following receipt of the requisite TCI stockholder approval, the TCI Charter will be amended to (i) reflect the reclassification of each series of TCIVG Stock as the corresponding series of LMG Stock, (ii) delete all references to the TCI Ventures Group currently contained in the TCI Charter, and
(iii) redefine the term "Liberty Media Group" in the TCI Charter to include the assets and businesses held by the TCI Ventures Group immediately prior to the combination of the Liberty Media Group and the TCI Ventures Group.

     In addition, upon the effectiveness of the amendments to the TCI Charter which are required to effect the Liberty/Ventures Combination, TCI will cause all of the capital stock of Liberty, the entity which holds all the assets and businesses attributed to the Liberty Media Group, to be contributed to TCI Ventures Group, L.L.C., the entity which holds all the assets and businesses
attributed to the TCI Ventures Group.   The name of TCI Ventures Group, L.L.C.
will then be changed to Liberty Media Group, L.L.C.

     Following the Liberty/Ventures Combination, the combined Liberty Media Group and TCI Ventures Group will be called the "Liberty Media Group" (herein referred to as Liberty/Ventures Group), and the LMG Stock will reflect the separate performance of the businesses and assets attributed to the Liberty/Ventures Group. John C. Malone, Chairman and Chief Executive Officer of TCI, will be Chairman of the Liberty/Ventures Group, Robert R. Bennett, President and Chief Executive Officer of Liberty, will be President and Chief Executive Officer of the Liberty/Ventures Group and Gary S. Howard, currently President and Chief Executive Officer of TCI Ventures Group, L.L.C. and

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

Executive Vice President and Chief Operating Officer of Liberty, will be Senior Vice President and Chief Operating Officer of the Liberty/Ventures Group.

     Consummation of the Liberty/Ventures Combination is subject to certain conditions, including approval of the TCI stockholders. Moreover, TCI has no contractual obligation to effect the Liberty/Ventures Combination. Accordingly, there can be no assurance that the Liberty/Ventures Combination will be consummated.

ASSETS AND BUSINESS OF THE LIBERTY/VENTURES GROUP FOLLOWING THE AT&T MERGER

     Following the AT&T Merger, the Liberty/Ventures Group will comprise the corporations, partnerships and other entities and interests which, at the time of the AT&T Merger, comprise the Liberty/Ventures Group or, if the Liberty/Ventures Combination has not occurred, the Liberty Media Group and the TCI Ventures Group. Pursuant to the AT&T Agreement, prior to, and conditional upon, the closing of the AT&T Merger, certain assets currently attributed to the TCI Ventures Group (including, among others, the shares of AT&T Common Stock received in the merger of AT&T and Teleport Communications Group, Inc., the stock of At Home Corporation and the assets of, or outstanding equity interests in, the National Digital Television Center, Inc.) will be transferred to the TCI Group in exchange for approximately $5.5 billion in cash. Certain other transfers of assets among the Groups will also occur, including the transfer to the Liberty/Ventures Group of certain warrants currently attributed to the TCI Group in exchange for up to $176 million in cash. In addition, upon consummation of the AT&T Merger, the Liberty/Ventures Group will become entitled to the benefit of all the net operating loss carryforwards available to the entities included in TCI's consolidated income tax return as of the date of the AT&T Merger.

     After giving effect to such transfers, the Liberty/Ventures Group will be engaged in three principal lines of business: (i) production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products; (ii) electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing; and
(iii) international cable distribution, satellite distributed programming services and various investments in distribution technology.

OPERATIONS AND MANAGEMENT OF THE LIBERTY/VENTURES GROUP FOLLOWING THE AT&T
MERGER

     Following the AT&T Merger, AT&T will own 100% of the businesses and assets that comprise the Liberty/Ventures Group. However, the day-to-day management of the businesses of the Liberty/Ventures Group will remain independent of AT&T management. The AT&T Agreement provides that the Liberty/Ventures Group will continue to be managed by certain members of TCI's management who currently manage the businesses of the Liberty Media Group and the TCI Ventures Group and who, if the Liberty/Ventures Combination shall have been consummated, will have been managing the business of the Liberty/Ventures Group. See "-- Liberty/Ventures Combination."

     In addition, the AT&T Agreement contemplates the execution of certain agreements at the AT&T Effective Time which will, among other things, (i) provide preferred vendor status to Liberty for digital basic distribution on AT&T's systems of new programming services created by Liberty and its affiliates, (ii) provide for a renewal of existing affiliation agreements of Liberty and its affiliates, and (iii) provide interactive video services to Liberty pursuant to a five-year arrangement, renewable for an additional four-year period on then-current "most favored nation" terms.

CONDITIONS TO THE AT&T MERGER

     Consummation of the AT&T Merger is subject to the satisfaction or, where permissible, waiver of a number of customary conditions to closing, including but not limited to (a) the separate approvals of the stockholders of AT&T and TCI (including the former holders of TINTA Common Stock if the Merger shall have been consummated), (b) effective registration under the Securities Act of the shares of AT&T Common Stock and AT&T Liberty/Ventures Stock to be issued to TCI stockholders in the AT&T Merger, (c) receipt of all necessary governmental consents and approvals, including consent of the Federal Communications Commission and expiration or termination of any waiting period applicable under the HSR Act, (d) absence of any effective injunction or similar order preventing consummation of the transactions contemplated by the AT&T Agreement, (e) receipt by TCI and AT&T of certain opinions from their respective legal counsel to the effect that, among other things, the AT&T Merger should qualify as a tax-free reorganization for federal income tax purposes, and (f) receipt of authorization for listing of the shares of AT&T Common Stock and AT&T Liberty/Ventures Stock on The New York Stock Exchange, Inc. ("NYSE") or, in the case of AT&T Liberty/Ventures Stock, the NASDAQ/NM, subject only to official notice of issuance.

TERMINATION OF THE AT&T AGREEMENT

     The AT&T Agreement may be terminated and the AT&T Merger abandoned at any time prior to the AT&T Effective Time, by (a) the mutual consent of TCI and AT&T; (b) either TCI or AT&T (i) if the AT&T Merger has not been consummated by March 31, 1999; provided, however, that the party seeking to terminate did not fail to fulfill any obligation causing the AT&T Merger not to be consummated by that date, and provided, further that such date may be extended (1) first to June 30, 1999 by either party in the event that the delay is attributable to a transaction permitted in connection with obtaining regulatory approval, due to the failure to have obtained the requisite regulatory approvals or due to an injunction or other governmental action preventing the consummation of the AT&T Merger, and (2) then to September 30, 1999 as long as the party extending such date believes in good faith that such conditions are capable of being satisfied on such date, (ii) if a court of competent jurisdiction or governmental entity has issued a final and nonappealable order enjoining or prohibiting the AT&T Merger, or (iii) if the requisite approvals of the stockholders of TCI and AT&T of the transactions contemplated by the AT&T Agreement have not been duly obtained on or prior to March 31, 1999; (c) by AT&T or Italy Merger Corp. (i) if the TCI Board has withdrawn or modified its approval or recommendation of the transactions contemplated by the AT&T Agreement, or (ii) if TCI breaches or fails in any material respect to perform or comply with its covenants and agreements or breaches its representations and warranties contained in the AT&T Agreement, in each case in a manner that is not curable, (d) by AT&T if certain stockholders of TCI who entered into a voting agreement with respect to the AT&T Merger have breached any of their respective representations, covenants or obligations thereunder in any material respect and such breach is not curable; or (e) by TCI (i) if the Board of Directors of AT&T (the "AT&T Board") has withdrawn or modified its approval or recommendation of the transactions contemplated by the AT&T Agreement, or (ii) if AT&T or Italy Merger Corp. breaches or fails in any material respect to perform or comply with its covenants and agreements or breaches its representations and warranties contained in the AT&T Agreement, in each case in a manner that is not curable.

     AT&T will be required to pay TCI a termination fee equal to $1.75 billion in cash if TCI terminates the AT&T Agreement due to (i) the failure of AT&T's stockholders to approve the transactions contemplated by the AT&T Agreement by the requisite vote prior to March 31, 1999, (ii) the withdrawal or modification by the AT&T Board of its approval or recommendation of such transactions, or
(iii) the failure to obtain necessary governmental and regulatory approvals by September 30, 1999, which failure occurs as a result of the announcement by AT&T of a significant transaction that delays receipt of such governmental approvals. TCI will be required to pay AT&T a termination fee equal to $1.75 billion in cash if AT&T terminates the AT&T Agreement due to the failure of TCI stockholders to approve the transactions contemplated by the AT&T Agreement by the requisite vote prior to March 31, 1999 or the withdrawal or modification by the TCI Board of its approval or recommendation of such transactions.

REGISTRATION AND LISTING OF AT&T STOCK

     The AT&T Agreement provides that the shares of AT&T Common Stock and AT&T Liberty/Ventures Stock issued pursuant to the AT&T Agreement will be registered under the applicable provisions of the Securities Act and, if required, under any applicable state securities laws. Such shares also will be listed for trading on the NYSE or, in the case of the AT&T Liberty/Ventures Stock, at AT&T's option, on the NASDAQ/NM.

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

                       DESCRIPTION OF TCI CAPITAL STOCK

     The following description of certain terms of the TCI Common Stock and the TCI Preferred Stock (as defined below) does not purport to be complete and is qualified in its entirety by reference to the TCI Charter (including the Certificate of Designations with respect to each outstanding series of Series Preferred Stock (as defined below)), which is incorporated herein by reference.

GENERAL

     The TCI Charter currently provides that TCI is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of TCI Common Stock, of which 1,750,000,000 shares are designated TCI Group Series A Stock, 150,000,000 shares are designated TCI Group Series B Stock, 750,000,000 shares are designated LMG Series A Stock, 75,000,000 shares are designated LMG Series B Stock, 750,000,000 shares are designated TCIVG Series A Stock and 75,000,000 shares are designated TCIVG Series B Stock, and (ii) 52,375,096 shares of preferred stock ("TCI Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated as Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), issuable in series. Of the Series Preferred Stock, 70,575 shares are designated as Convertible Preferred Stock, Series C-TCI Group (the "Series C-TCI Group Preferred Stock"), 70,575 shares are designated as Convertible Preferred Stock, Series C-Liberty Media Group (the "Series C-LMG Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated as Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 7,259,380 shares are designated as Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of TCI Preferred Stock.

COMMON STOCK

     As of June 30, 1998, (i) 473,398,380 shares of TCI Group Series A Stock (net of treasury stock and shares held by subsidiaries of TCI), 49,945,822 shares of TCI Group Series B Stock (net of treasury stock and shares held by subsidiaries of TCI), 325,959,183 shares of LMG Series A Stock (net of treasury stock and shares held by subsidiaries of TCI), 31,745,757 shares of LMG Series B Stock (net of treasury stock and shares held by subsidiaries of TCI), 377,030,654 shares of TCIVG Series A Stock (net of treasury stock) and 45,367,134 shares of TCIVG Series B Stock (net of treasury stock) had been issued and were outstanding; (ii) 11,362,365 shares of TCI Group Series A Stock, 14,842,472 shares of TCI Group Series B Stock, 25,126,455 shares of LMG Series A Stock, 82,074 shares of LMG Series B Stock, 61,450 shares of TCIVG Series A Stock and 432,196 shares of TCIVG Series B Stock were held by TCI as treasury stock, and (iii) 125,728,816 shares of TCI Group Series A Stock, 9,154,134 shares of TCI Group Series B Stock, 6,654,367 shares of LMG Series A Stock and 3,417,187 shares of LMG Series B Stock were held by subsidiaries of TCI (all as adjusted for stock dividends issued with respect to the LMG Stock and the TCIVG Stock on February 6, 1998). As of June 30, 1998, 98,598,176 shares of TCI Group Series A Stock, 14,511,570 shares of TCI Group Series B Stock, 38,863,193 shares of LMG Series A Stock, 33,704,949 shares of TCIVG Series A Stock and 2,800,000 shares of TCIVG Series B Stock (all as adjusted for stock dividends issued with respect to the LMG Stock and the TCIVG Stock on February 6, 1998) were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities (other than the TCI Group Series B Stock, the LMG Series B Stock and the TCIVG Series B Stock, and other than the Series F Preferred Stock held by subsidiaries of TCI) and options. In addition, TCI has reserved a number of shares of TCI Group Series A Stock equal to the number of shares of TCI Group Series B Stock outstanding, a number of shares of LMG Series A Stock equal to the number of shares of LMG Series B Stock outstanding and a number of shares of TCIVG Series A Stock equal to the number of shares of TCIVG Series B Stock outstanding, in either case for issuance upon conversion, at the option of the holder, of the TCI Group Series B Stock, the LMG Series B Stock and the TCIVG Series B Stock, respectively. Additionally, subsidiaries of TCI own shares of Series F Preferred Stock, which are convertible into an aggregate of 416,528,172 shares of TCI Group Series A Stock.

     CERTAIN DEFINITIONS

     As used herein, the following terms have the meanings specified below:

     "Adjusted Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of LMG Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (c) the number of shares of LMG Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and
(d) the number of Committed Acquisition Shares issuable.

     "Adjusted TCI Ventures Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of TCIVG Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest and (c) the number of shares of TCIVG Stock issuable upon conversion, exercise or exchange of Pre-Exchange Offer Securities.

     "Appraisal Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the last day of the calendar month preceding the month in which the Selection Date occurs.

     "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

     "Committed Acquisition Shares" means (i) the shares of LMG Series A Stock that TCI had, prior to the record date for the LMG Distribution on August 10, 1995, agreed to issue, but as of such record date had not issued, and (ii) the shares of LMG Series A Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that TCI had, prior to the record date for the LMG Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of TCI to issue shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Stock), which as a result of the LMG Distribution, constitute obligations to issue, among other securities, LMG Series A Stock or Convertible Securities which are convertible into or exercisable or exchangeable for LMG Series A Stock; provided, however, that Committed Acquisition Shares will not include any shares of LMG Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the LMG Series A Stock and dividends or distributions of shares of LMG Series A Stock or LMG Series B Stock to holders of LMG Series A Stock and other reclassifications of the LMG Series A Stock, in each case occurring (or the record date for which occurs) after the LMG Distribution. The shares of LMG Series A Stock issuable upon conversion of the Series H Preferred Stock constitute Committed Acquisition Shares.

     "Convertible Securities" means any securities of TCI (other than any series of TCI Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

     "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

     "Exchange Offers" means those certain offers made by TCI to exchange (i) one share of TCIVG Series A Stock for each share of TCI Group Series A Stock properly tendered and not validly withdrawn, up to 188,661,300 shares of TCI Group Series A Stock (the "Series A Maximum"), and (ii) one share of TCIVG Series B Stock for each share of TCI Group Series B Stock properly tendered and not validly withdrawn, up to 16,266,400 shares of TCI Group Series B Stock (the "Series B Maximum"), upon the terms and subject to the conditions set forth in the Offering Circular of TCI, dated August 7, 1997, and the related letters of transmittal.

     "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by TCI to make such determination.

     "Higher Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

     "Independent Committee" shall mean a committee of the TCI Board all of whose members are independent directors as determined under the NASDAQ/NM rules.

     "Initial Ventures Options" means those certain options to purchase shares of TCIVG Series A Stock that were issued effective upon the consummation of the Exchange Offers, in connection with the adjustment of the Adjustable Options. For purposes of this definition, the term "Adjustable Options" means those options to purchase shares of TCI Group Series A Stock that were outstanding immediately prior to the consummation of the Exchange Offers under any Existing Stock Plan (as defined below), which options the TCI Board and, if applicable, the committee of the TCI Board charged with the administration of such Existing Stock Plan, determined to adjust for the effects of the Exchange Offers by the issuance, in substitution for and in cancellation of each such Adjustable Option effective upon the consummation of the Exchange Offers, of an Initial Ventures Option to purchase a number of shares of TCIVG Series A Stock initially equal to 30% (rounded up to the next whole number) of the number of shares of TCI Group Series A Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, and an option to purchase a number of shares of TCI Group Series A Stock equal to 70% (rounded down to the next whole number) of the number of shares of TCI Group Series A Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, together with such other securities as were then issuable upon exercise of such Adjustable Option (and, in each case, having such other terms consistent with the terms of the Adjustable Option for which they are exchanged as the TCI Board or the committee, as applicable, determines). The term "Existing Stock Plans" means each of the following: the Tele-Communications, Inc. 1994 Stock Incentive Plan, the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan and the Tele-Communications, Inc. 1996 Incentive Plan.

     "Inter-Group Interest" of the TCI Group in the Liberty Media Group or the TCI Ventures Group means any common stockholders' equity value of TCI attributable to the Liberty Media Group or the TCI Ventures Group, as the case may be, that is not represented by outstanding shares of LMG Stock or TCIVG Stock, as the case may be. The TCI Group's Inter-Group Interest in the Liberty Media Group is represented by the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the TCI Group's Inter-Group Interest in the TCI Ventures Group is represented by the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest.

     "Liberty Media Group" means as of any date of determination thereof:

          (i) the interest of TCI or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets,

          (ii) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (i) of this sentence),

          (iii) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

          (iv) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the Liberty Media Group, as determined by the TCI Board;

provided that (a) from and after any dividend or other distribution with respect to any shares of LMG Stock (other than a dividend or other distribution payable in shares of LMG Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of LMG Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If TCI pays a dividend or makes any other distribution with respect to shares of LMG Stock payable in securities of TCI attributed to the Liberty Media Group other than LMG Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of LMG Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

     "Liberty Media Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and (b) the aggregate number of shares of LMG Stock outstanding as of such date.

     "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the TCI Ventures Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of TCI's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of TCI Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any

Disposition include any securities or other property other than cash, the TCI Board shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the TCI Board determines to pay a dividend or redemption price in cash or securities or other property as provided in the penultimate paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock."

     "Liberty Media Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of LMG Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of LMG Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date.

     "Lower Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

     "Market Capitalization" of any class or series of capital stock of TCI on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

     "Market Value" of any class or series of capital stock of TCI on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the NASDAQ/NM, or if the shares of such class or series are not quoted on the NASDAQ/NM on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by TCI, or if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the market value of a share of such class or series as determined by the TCI Board; provided that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion of LMG Stock at the Option of TCI," "--Conversion and Redemption--Conversion of TCIVG Stock at the Option of TCI," "--Mandatory Dividend, Redemption or Conversion of LMG Stock," and "-- Mandatory Dividend, Redemption or Conversion of TCIVG Stock" and as described under "--Liquidation Rights," (a) the "Market Value" of any share of any series of TCI Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of TCI Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the TCI Board and (b) the "Market Value" of any share of any series of TCI Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of TCI Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of TCI Common Stock in shares of such series of TCI Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

     "Mutually Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the determination by the Mutually Designated Appraiser of such private market value.

     "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

     "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" is currently zero and will from time to time be

          (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the LMG Series A Stock and dividends or distributions of shares of LMG Series A Stock or LMG Series B Stock to holders of LMG Series A Stock and other reclassifications of LMG Series A Stock,

          (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of LMG Series A Stock issued or sold by TCI after the LMG Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of LMG Series A Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of LMG Series A Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Stock and TCI Group Series B Stock, (d) the aggregate number of shares of LMG Series A Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by TCI after the LMG Distribution as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Stock and TCI Group Series B Stock and (e) the aggregate number of shares of LMG Series A Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of LMG Series A Stock as of the date of such transfer, and

          (iii) increased by (a) the aggregate number of any shares of LMG Series A Stock and LMG Series B Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of LMG Series A Stock as of the date of such contribution and (c) the aggregate number of shares of LMG Series A Stock and LMG Series B Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

TCI will not issue or sell shares of LMG Series B Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, TCI will prepare and file a statement of such change with the Secretary of TCI.

     "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest" is currently zero and will from time to time, as applicable, be

          (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the TCIVG Series A Stock and TCIVG Series B Stock and dividends or distributions of shares of TCIVG Series A Stock or TCIVG Series B Stock to holders of TCIVG Series A Stock and TCIVG Series B Stock and other reclassifications of the TCIVG Series A Stock and TCIVG Series B Stock,

          (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of TCIVG Series A Stock or TCIVG Series B Stock issued or sold by TCI after the consummation of the Exchange Offers the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of TCIVG Series A Stock or TCIVG Series B Stock issued or delivered upon conversion, exercise or exchange of Convertible

     Securities (other than Pre-Exchange Offer Securities), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of TCIVG Series A Stock or TCIVG Series B Stock issued or delivered by TCI as a dividend or distribution to holders of TCI Group Series A Stock and TCI Group Series B Stock, (d) the aggregate number of shares of TCIVG Series A Stock or TCIVG Series B Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Exchange Offer Securities) issued or delivered by TCI after the consummation of the Exchange Offers as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Stock and TCI Group Series B Stock and (e) the aggregate number of shares of TCIVG Series A Stock and TCIVG Series B Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the TCI Board) of assets or properties attributed to the TCI Ventures Group that are transferred from the TCI Ventures Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of TCIVG Series A Stock as of the date of such transfer, and

          (iii) increased by (a) the aggregate number of any shares of TCIVG Series A Stock and TCIVG Series B Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the TCI Board) of assets or properties, theretofore attributed to the TCI Group that are contributed to the TCI Ventures Group in consideration of an increase in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of TCIVG Series A Stock as of the date of such contribution and (c) the aggregate number of shares of TCIVG Series A Stock and TCIVG Series B Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

     Whenever a change in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest occurs, TCI shall prepare and file a statement of such change with the Secretary of TCI.

     "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the LMG Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of TCI's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Stock).

     "Pre-Exchange Offer Securities" means the TCI-UA Notes and the Initial Ventures Options.

     "Qualifying Subsidiary" shall mean a Subsidiary of TCI in which (i) TCI's ownership and voting interest is sufficient to satisfy the requirements of the IRS for (x), in the case of a Subsidiary that holds assets attributed to the Liberty Media Group, a distribution of TCI's interest in such Subsidiary to the holders of LMG Series A Stock and LMG Series B Stock that is tax free to such holders or (y), in the case of a Subsidiary that holds assets attributed to the TCI Ventures Group, a distribution of TCI's interest in such Subsidiary to the holders of TCIVG Series A Stock and TCIVG Series B Stock that is tax free to such holders or (ii) TCI owns, directly or indirectly, all of the issued and outstanding capital stock.

     "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in which TCI receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group or the TCI Ventures Group, as the case may be, prior to such Disposition, as determined in good faith by the Board of Directors.

     "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.

     "Selection Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

     "Subsidiary" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

     "TCI Group" means as of any date of determination thereof:

          (i) the interest of TCI or any of its subsidiaries in all of the businesses in which TCI or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of TCI or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group or the TCI Ventures Group;

          (ii) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date and a proportionate interest in the businesses, assets and liabilities of the TCI Ventures Group equal to the TCI Ventures Group Inter-Group Interest Fraction as of such date;

          (iii) from and after any dividend or other distribution with respect to shares of LMG Stock (other than a dividend or other distribution payable in shares of LMG Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of TCI attributed to the Liberty Media Group, for which provision will be made as described in the second sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of LMG Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution;

          (iv) from and after any dividend or other distribution with respect to shares of TCIVG Stock (other than a dividend or other distribution payable in shares of TCIVG Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of TCI attributed to the TCI Ventures Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the TCI Ventures Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of TCIVG Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

          (v) any assets or properties transferred from the Liberty Media Group or the TCI Ventures Group to the TCI Group;

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

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group or the TCI Ventures Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group or the TCI Ventures Group, as applicable, described in clause (ii) above). If TCI pays a dividend or makes any other distribution with respect to shares of LMG Stock payable in other securities of TCI attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iii) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of LMG Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. If TCI pays a dividend or makes any other distribution with respect to shares of TCIVG Stock payable in other securities of TCI attributed to the TCI Ventures Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iv) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of TCIVG Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distribution in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group or the TCI Ventures Group, as applicable.

     "TCI-UA Notes" shall mean those certain convertible notes due December 12, 2021 issued by TCI UA, Inc., a Subsidiary of TCI, which notes were, prior to the consummation of the Exchange Offers, exchangeable for shares of TCI Group Series A Stock and LMG Series A Stock.

     "TCI Ventures Group" shall mean, as of any date that any shares of TCIVG Series A Stock or TCIVG Series B Stock have been issued and continue to be outstanding:

          (i) the interest of TCI or of any of its subsidiaries in any of the following persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets: TCI Ventures Group, L.L.C., Tele-Communications International, Inc., TCI Telephony Holdings, Inc., New Jersey Fiber Technologies, L.P., Louisville Lightwave, Western Tele-Communications, Inc., TCI GCI, Inc., TCI UVSG, Inc., Acclaim Entertainment, Inc., TCI TSX, Inc., Intessera, Inc., TCI-TVGOS, Inc., TCI MCNS Holdings, Inc., TCI ETC Holdings, Inc., TCI Internet Holdings, Inc., TCI Online Sports Holdings, Inc., TCI Online Village Holdings, Inc., TCI INZ Sports Holdings, Inc., TCI Netscape Holdings, Inc., TCI Java, Inc., National Digital Television Center, Inc., TCI SUMMITrak of Texas, Inc., TCI SUMMITrak, LLC, DigiVentures, LLC, Kitty Hawk Capital Limited Partners, II, New Enterprise Associates, IV, Limited Partnership, Venture First II, L.P., TVSM, Inc.,

          (ii) all assets and liabilities of TCI or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of any of the Persons named in clause (i) or any of their respective subsidiaries (or any successor as described in clause (i) of this sentence),

          (iii) the proceeds of exercise of the Initial Ventures Options and the expense of exercise of any related stock appreciation rights,

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

          (iv) all assets and properties contributed or otherwise transferred to the TCI Ventures Group from the TCI Group, and

          (v) the interest of TCI or any of its subsidiaries in the businesses, assets and liabilities acquired by TCI or any of its subsidiaries for the TCI Ventures Group, as determined by the TCI Board;

provided that (a) from and after any dividend or other distribution with respect to any shares of TCIVG Stock (other than a dividend or other distribution payable in shares of TCIVG Stock, with respect to which adjustment shall be made as provided in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of TCI attributed to the TCI Ventures Group for which provision shall be made as set forth in the penultimate sentence of this definition), the TCI Ventures Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of TCIVG Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the TCI Ventures Group to the TCI Group, the TCI Ventures Group shall no longer include the assets or properties so transferred. If TCI pays a dividend or makes any other distribution with respect to shares of TCIVG Stock payable in securities of TCI attributed to the TCI Ventures Group other than TCIVG Stock, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of TCIVG Stock, the TCI Ventures Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. TCI may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Ventures Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the TCI Ventures Group.

     "TCI Ventures Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and (b) the aggregate number of shares of TCIVG Stock outstanding as of such date.

     "TCI Ventures Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the TCI Ventures Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCIVG Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the TCI Ventures Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of TCI's obligations with respect to Pre-Exchange Offer Securities which are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction) in respect of TCI Preferred Stock attributed to the TCI Ventures Group. For purposes of this definition, any properties and assets of the TCI Ventures Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the TCI Board shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the TCI Board determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption-- Mandatory Dividend, Redemption or Conversion of TCIVG Stock."

     "TCI Ventures Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of TCIVG Stock outstanding on such date and the denominator of which is the sum of
(a) such aggregate number of shares of TCIVG Stock outstanding on such date and
(b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date.

     "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of TCI is not traded on the NASDAQ/NM or in the over-the-counter market.

     VOTING RIGHTS

     Holders of TCI Group Series A Stock, LMG Series A Stock and TCIVG Series A Stock, in each case, are entitled to one vote for each share of such stock held, and holders of TCI Group Series B Stock, LMG Series B Stock and TCIVG Series B Stock, in each case, are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of TCI Preferred Stock or any series of such a class, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board by the TCI Charter), the holders of TCI Group Stock, the holders of LMG Stock, the holders of TCIVG Stock and the holders of each class or series of TCI Preferred Stock, if any, entitled to vote thereon will vote as one class with respect to all matters to be voted on by stockholders of TCI.

     None of the holders of TCI Group Series A Stock, TCI Group Series B Stock, LMG Series A Stock, LMG Series B Stock, TCIVG Series A Stock or TCIVG Series B Stock have any rights to vote as a separate class or series on any matter coming before the stockholders of TCI, except with respect to certain limited class and series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter of such corporation that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. Because the TCI Group Series A Stock, the TCI Group Series B Stock, the LMG Series A Stock, the LMG Series B Stock, the TCIVG Series A Stock and the TCIVG Series B Stock are each a separate series of a single class of stock, each series will be entitled to vote separately as a class upon an amendment to the Charter that would alter or change the powers, preferences or special rights of such series so as to affect them adversely only if the other series were not so affected. The DGCL does not provide for any other separate voting rights of a class or series of capital stock (other than with respect to a change in par value or, in certain circumstances not applicable in the case of TCI's outstanding stock, an increase or decrease in the authorized shares of such class or series). Consequently, because most matters brought to a stockholder vote will require the approval of only a specified percentage of all of TCI's outstanding capital stock entitled to vote on such matters (including the TCI Group Stock, the LMG Stock and the TCIVG Stock) voting together as a single class, if the holders of one or more series of TCI Common Stock have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such matter.

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

     DIVIDENDS

     Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of TCI Preferred Stock, dividends may be paid as determined by the TCI Board (i) on the TCI Group Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL, (ii) on the LMG Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL, and (iii) on the TCIVG Stock out of the lesser of (x) the TCI Ventures Group Available Dividend Amount and (y) funds of TCI legally available therefor under the DGCL. Under the DGCL, the amount of the funds of TCI legally available for the payment of dividends on any series of TCI Common Stock is determined on the basis of the entire corporation and not just the TCI Group, the Liberty Media Group or the TCI Ventures Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the TCI Group, the Liberty Media Group or the TCI Ventures Group and any dividends or distributions on, or repurchases of, the TCI Group Stock, the LMG Stock or the TCIVG Stock, if any, and dividends on, or certain repurchases of, TCI Preferred Stock. Certain loan agreements to which certain subsidiaries of TCI are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

     The "TCI Group Available Dividend Amount," as of any date, means either (i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Stock and each class or series of TCI Preferred Stock attributed to the TCI Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period, determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

     The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Liberty Media Group Outstanding Interest Fraction and either
(i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of LMG Stock and each class or series of TCI Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group, including income and expenses of TCI attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the LMG Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

     The "TCI Ventures Group Available Dividend Amount," as of any date, means the product of the TCI Ventures Group Outstanding Interest Fraction and either
(i) the excess of (a) an amount equal to the total assets of the TCI Ventures Group less the total liabilities (not including preferred stock) of the TCI Ventures Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of

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

TCIVG Stock and each class or series of TCI Preferred Stock attributed to the TCI Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Ventures Group," for any period, means the net earnings or loss of the TCI Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Ventures Group for such period as presented in the combined financial statements of the TCI Ventures Group, including income and expenses of TCI attributed to the operations of the TCI Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Ventures Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCIVG Stock under the DGCL if the TCI Ventures Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Ventures Group Available Dividend Amount.

     Except for dividends declared or paid as described below under "--Share Distributions," "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock," and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCIVG Stock," any dividends paid on the TCI Group Series A Stock or the TCI Group Series B Stock will be paid only on both series, in equal amounts per share; any dividends paid on the LMG Series A Stock or the LMG Series B Stock will be paid only on both series, in equal amounts per share; and any dividends paid on the TCIVG Series A Stock or the TCIVG Series B Stock will be paid only on both series, in equal amounts per share.

     The TCI Board, subject to the provisions described above and under "--Share Distributions" below, has the authority and discretion to declare and pay dividends on the TCI Group Stock, the LMG Stock or the TCIVG Stock in equal or unequal amounts, notwithstanding the relationship among the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the TCI Ventures Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Stock, the LMG Stock or the TCIVG Stock or any other factor.

     At the time of any dividend or other distribution on the outstanding shares of LMG Stock (including any dividend of Liberty Media Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and Redemption-- Mandatory Dividend, Redemption or Conversion of LMG Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Liberty Media Group) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of LMG Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of LMG Stock times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

     At the time of any dividend or other distribution on the outstanding shares of TCIVG Stock (including any dividend of TCI Ventures Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the TCI Ventures Group as described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCIVG Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the TCI Ventures Group) be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of TCIVG Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of TCIVG Stock times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

     SHARE DISTRIBUTIONS

     Distributions on TCI Group Stock. If at any time after the initial issuance of shares of TCIVG Stock, a distribution paid in TCI Group Stock, LMG Stock, TCIVG Stock, or any other securities of TCI or any other person

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

(a "share distribution"), is made with respect to the TCI Group Stock, such share distribution will be declared and paid only as follows:

          (i) a share distribution consisting of shares of TCI Group Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Stock) to holders of TCI Group Series A Stock and TCI Group Series B Stock, on an equal per share basis; or consisting of shares of TCI Group Series B Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Stock) to holders of TCI Group Series A Stock and TCI Group Series B Stock, on an equal per share basis; or consisting of shares of TCI Group Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Stock) to holders of TCI Group Series A Stock and, on an equal per share basis, shares of TCI Group Series B Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Stock) to holders of TCI Group Series B Stock;

          (ii) a share distribution consisting of shares of LMG Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Stock) to holders of TCI Group Series A Stock and TCI Group Series B Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of LMG Series A Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

          (iii) a share distribution consisting of shares of TCIVG Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series A Stock) to holders of TCI Group Series A Stock and TCI Group Series B Stock, on an equal per share basis; or consisting of shares of TCIVG Series B Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series B Stock) to holders of TCI Group Series A Stock and TCI Group Series B Stock, on an equal per share basis; or consisting of shares of TCIVG Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series A Stock) to holders of TCI Group Series A Stock and, on an equal per share basis, shares of TCIVG Series B Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series B Stock) to holders of TCI Group Series B Stock; provided that the sum of (A) the aggregate number of shares of TCIVG Series A Stock and TCIVG Series B Stock to be so distributed (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed) and (B) the number of shares of TCIVG Series A Stock and TCIVG Series B Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Exchange Offer Securities) is less than or equal to the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest; and

          (iv) a share distribution consisting of any class or series of securities of TCI or any other person other than TCI Group Stock, LMG Stock or TCIVG Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Stock, LMG Stock or TCIVG Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Stock and TCI Group Series B Stock or on the basis of a distribution of one class or series of securities to holders of TCI Group Series A Stock and another class or series of securities to holders of TCI Group Series B Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCI Group Series B Stock receiving

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

     the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Stock and the TCI Group Series B Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Stock and the TCI Group Series B Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     TCI will not reclassify, subdivide or combine the TCI Group Series A Stock without reclassifying, subdividing or combining the TCI Group Series B Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the TCI Group Series B Stock without reclassifying, subdividing or combining the TCI Group Series A Stock, on an equal per share basis.

     Distributions on LMG Stock. If at any time a share distribution is to be made with respect to the LMG Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

          (i) a share distribution consisting of shares of LMG Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Stock) to holders of LMG Series A Stock and LMG Series B Stock, on an equal per share basis; or consisting of shares of LMG Series B Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Stock) to holders of LMG Series A Stock and LMG Series B Stock, on an equal per share basis; or consisting of shares of LMG Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Stock) to holders of LMG Series A Stock and, on an equal per share basis, shares of LMG Series B Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Stock) to holders of LMG Series B Stock; and

          (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Stock or TCIVG Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Stock or TCIVG Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of LMG Series A Stock and LMG Series B Stock or on the basis of a distribution of one class or series of securities to holders of LMG Series A Stock and another class or series of securities to holders of LMG Series B Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Stock and the LMG Series B Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Stock and the LMG Series B Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     Because under the TCI Charter the Liberty Media Group is not permitted to have an Inter-Group Interest in either the TCI Group or the TCI Ventures Group, no distributions on the LMG Stock of shares of TCI Group Stock (or related Convertible Securities) or TCIVG Stock (or related Convertible Securities) are permitted.

     TCI will not reclassify, subdivide or combine the LMG Series A Stock without reclassifying, subdividing or combining the LMG Series B Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the

LMG Series B Stock without reclassifying, subdividing or combining the LMG Series A Stock, on an equal per share basis.

     Distributions on TCIVG Stock. If at any time a share distribution is to be made with respect to the TCIVG Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

          (i) a share distribution consisting of shares of TCIVG Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series A Stock) to holders of TCIVG Series A Stock and TCIVG Series B Stock, on an equal per share basis; or consisting of shares of TCIVG Series B Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series B Stock) to holders of TCIVG Series A Stock and TCIVG Series B Stock, on an equal per share basis; or consisting of shares of TCIVG Series A Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series A Stock) to holders of TCIVG Series A Stock and, on an equal per share basis, shares of TCIVG Series B Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCIVG Series B Stock) to holders of TCIVG Series B Stock; and

          (ii) a share distribution consisting of any class or series of securities of TCI or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Stock or LMG Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Stock or LMG Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCIVG Series A Stock and TCIVG Series B Stock or on the basis of a distribution of one class or series of securities to holders of TCIVG Series A Stock and another class or series of securities to holders of TCIVG Series B Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCIVG Series B Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCIVG Series A Stock and the TCIVG Series B Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCIVG Series A Stock and the TCIVG Series B Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     Because under the TCI Charter the TCI Ventures Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the TCIVG Stock of shares of TCI Group Stock (or related Convertible Securities) or LMG Stock (or related Convertible Securities) are permitted.

     TCI will not reclassify, subdivide or combine the TCIVG Series A Stock without reclassifying, subdividing or combining the TCIVG Series B Stock, on an equal per share basis, and TCI will not reclassify, subdivide or combine the TCIVG Series B Stock without reclassifying, subdividing or combining the TCIVG Series A Stock, on an equal per share basis.

     CONVERSION AND REDEMPTION

     Conversion at the Option of the Holder. Each share of TCI Group Series B Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Stock. Each share of LMG Series B Stock is convertible, at the option of the holder thereof, into one share of LMG Series A Stock. Each share of TCIVG Series B Stock is convertible, at the option of the holder thereof, into one share of TCIVG Series A Stock. Shares of TCI Group Series A Stock are not convertible into shares of TCI Group Series B Stock; shares of LMG Series A Stock are not convertible into shares of LMG Series B Stock; and shares of TCIVG Series A Stock are not convertible into shares of TCIVG Series B Stock.

     Conversion of LMG Stock at the Option of TCI. The TCI Board may at any time declare that (i) all of the outstanding shares of LMG Series A Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Stock equal to the Liberty Media Group Optional Conversion Ratio, and (ii) all of the outstanding shares of LMG Series B Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Stock equal to the Liberty Media Group Optional Conversion Ratio. As more fully described below, the Liberty Media Group Optional Conversion Ratio is the ratio of the private market value of a share of LMG Stock determined by appraisal to the public trading price of a share of TCI Group Stock.

     Under the TCI Charter, the "Liberty Media Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the LMG Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The LMG Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of LMG Stock, which will be determined in the manner described below.

     The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. In the event that TCI determines to establish the Liberty Media Group Private Market Value, TCI shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be
(i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

     Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

     Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of LMG Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of LMG Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of LMG Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of LMG Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of LMG Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "LMG Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of LMG Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the LMG Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

     If TCI determines to convert shares of LMG Series A Stock into TCI Group Series A Stock and shares of LMG Series B Stock into TCI Group Series B Stock at the Liberty Media Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the LMG Stock Per Share Value as of a subsequent date.

     Any such conversion would dilute the interests of holders of TCI Group Stock and would preclude holders of LMG Stock from retaining their interest in a security reflecting separately the business of the Liberty Media Group. In addition, the adjustments in respect of Pre-Distribution Convertible Securities and Committed Acquisition Shares would dilute the interests of holders of LMG Stock upon any conversion of shares of LMG Stock into TCI Group Stock at the Liberty Media Group Optional Conversion Ratio.

     Conversion of TCIVG Stock at the Option of TCI. The TCI Board may at any time declare that (i) all of the outstanding shares of TCIVG Series A Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Stock equal to the TCI Ventures Group Optional Conversion Ratio, and (ii) all of the outstanding shares of TCIVG Series B Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Stock equal to the TCI Ventures Group Optional Conversion Ratio. As more fully described below, the TCI Ventures Group Optional Conversion Ratio is the ratio of the private market value of a share of TCIVG Stock determined by appraisal to the public trading price of a share of TCI Group Stock.

     Under the TCI Charter, the "TCI Ventures Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the TCIVG Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Stock over the 20-Trading Day period ending on
the Trading Day preceding the Appraisal Date.   The TCIVG Stock Per Share Value
will equal the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCIVG Stock, which will be determined in the manner described below.

     The "TCI Ventures Group Private Market Value" means an amount equal to the private market value of the TCI Ventures Group as of the Appraisal Date. In the event that TCI determines to establish the TCI Ventures Group Private Market Value, TCI shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the TCI Ventures Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the TCI Ventures Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

     Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the TCI Ventures Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the TCI Ventures Group, as if the TCI Ventures Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the TCI Ventures Group other than that which would have existed if the TCI Ventures Group were a publicly traded non-controlled entity.

     Following the determination of the TCI Ventures Group Private Market Value, the investment banking firms whose final views of the private market value of the TCI Ventures Group were used in the calculation of the TCI Ventures Group Private Market Value will determine the Adjusted Outstanding Shares of TCIVG Stock together with any further appropriate adjustments to the TCI Ventures Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of TCIVG Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of TCIVG Stock outstanding, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the number of shares of TCIVG Stock issuable upon the conversion, exercise or exchange of all Pre-Exchange Offer Securities, and the number of shares of TCIVG Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Exchange Offer Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "TCIVG Stock Per Share Value" means the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCIVG Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the TCIVG Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

     If TCI determines to convert shares of TCIVG Series A Stock into TCI Group Series A Stock and shares of TCIVG Series B Stock into TCI Group Series B Stock at the TCI Ventures Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the TCIVG Stock Per Share Value as of a subsequent date.

     Any such conversion would dilute the interests of holders of TCI Group Stock and would preclude holders of TCIVG Stock from retaining their interest in a security reflecting separately the business of the TCI Ventures Group. In addition, the adjustments in respect of Pre-Exchange Offer Securities would dilute the interests of holders of TCIVG Stock upon any conversion of shares of TCIVG Stock into TCI Group Stock at the TCI Ventures Group Optional Conversion Ratio.

     Mandatory Dividend, Redemption or Conversion of LMG Stock. Upon the Disposition, in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups TCI is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption--Redemption of LMG Stock in Exchange for Stock of Subsidiary," "--Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction). For these purposes, "substantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board) of the properties and assets of the Liberty Media Group as of such date.

     The action TCI is required to take is to either:

          (i) subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of LMG Stock equally on a share for share basis (subject to the provisions described in the last sentence of the penultimate paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of LMG Stock"), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds;

          (ii) provided that there are assets of TCI legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

                (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of LMG Series A Stock and LMG Series B Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of LMG Series A Stock and LMG Series B Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Stock and each share of LMG Series B Stock is the same); or

                (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds of such Disposition to the redemption of outstanding shares of LMG Series A Stock and LMG Series B Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of LMG Series A Stock and LMG Series B Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of LMG Series A Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Stock and each share of LMG Series B Stock is the same); or

          (iii) convert (A) each outstanding share of LMG Series A Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Stock and (B) each outstanding share of LMG

     Series B Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of LMG Series A Stock to the Market Value of one share of TCI Group Series A Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

     TCI may elect to pay the dividend or redemption price referred to in clause
(i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion or LMG Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than TCI Common Stock) that the TCI Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of LMG Series A Stock and another class or series of securities to holders of LMG Series B Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Stock and the LMG Series B Stock), provided that if such securities constitute capital stock of a Subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Stock and the LMG Series B Stock, and otherwise such securities will be distributed on an equal per share basis, or
(ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of LMG Series A Stock and LMG Series B Stock. The Related Business Transaction exception to the foregoing requirements would enable TCI to enter into transactions in which the properties or assets of the Liberty Media Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Liberty Media Group while maintaining the capital structure and delineation of business groups of the Liberty Media Group.

     The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of LMG Stock following a Disposition of all of the properties and assets of the Liberty Media Group is to allocate to the TCI Group a portion of the Liberty Media Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by TCI upon any post-Disposition conversion, exercise or exchange of Pre-Distribution Convertible Securities that is in substitution for shares of LMG Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Distribution and to make similar provision for TCI's obligation in respect of any Committed Acquisition Shares that remain issuable. To the extent such Pre-Distribution Convertible Securities and Committed Acquisition Shares are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction, TCI's obligations in respect of such securities would not be a reduction in the calculation of the Liberty Media Group Net Proceeds. In the event any redemption of the LMG Stock or conversion of the LMG Stock into TCI Group Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Stock), or duly reserve shares of TCI Group Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities. In the event the holders of any such Pre-Distribution Convertible Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion or exercise right or the retirement of such security, or the acquisition relating to such Committed Acquisition Shares is not consummated (or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares are not converted, exercised or exchanged), then the securities or other property so reserved shall revert to the TCI Group and the former holders of LMG Stock shall have no interest in such securities or property.

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

     At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of LMG Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

     The option to convert the LMG Stock into TCI Group Stock in the event of a Disposition provides TCI with additional flexibility by allowing TCI to deliver consideration in the form of shares of TCI Group Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when TCI did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when TCI desired to retain such proceeds.

     If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by TCI in one transaction, TCI would not be required to pay a dividend on, redeem or convert the outstanding shares of LMG Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the Liberty Media Group were disposed of by TCI, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Liberty Media Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Liberty Media Group at such time. If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by TCI, the holders of the LMG Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Stock, although the TCI Board could determine, in its sole discretion, to pay a dividend on the LMG Stock in an amount related to the proceeds of such Disposition.

     Mandatory Dividend, Redemption or Conversion of TCIVG Stock. Upon the Disposition in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the TCI Ventures Group to any one or more persons, entities or groups, TCI is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption-- Redemption of TCIVG Stock in Exchange for Stock of Subsidiary" "--Dividends," "- -Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which TCI, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction). For these purposes, "substantially all of the properties and assets of the TCI Ventures Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board) of the properties and assets of the TCI Ventures Group as of such date.

          The action TCI is required to take is to either:

          (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of TCIVG Stock equally on a share for share basis (subject to the provisions described in the second sentence of the third paragraph under this caption "--Mandatory Dividends, Redemption or Conversion of TCIVG Stock"), in an aggregate amount equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the TCI Ventures Group Net Proceeds of such Disposition;

          (ii) provided that there are assets of TCI legally available therefor and the TCI Ventures Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

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

                (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the TCI Ventures Group, redeem all outstanding shares of TCIVG Series A Stock and TCIVG Series B Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction as of the date of such redemption and the TCI Ventures Group Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of TCIVG Series A Stock and TCIVG Series B Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of TCIVG Series A Stock and each share of TCIVG Series B Stock is the same); or

                (B) if such Disposition involves substantially all (but not all) of the properties and assets of the TCI Ventures Group, apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the date shares are selected for redemption and the TCI Ventures Group Net Proceeds of such Disposition to the redemption of outstanding shares of TCIVG Series A Stock and TCIVG Series B Stock, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of TCIVG Series A Stock and TCIVG Series B Stock in the ratio of the number of shares of each such series outstanding, with the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of TCIVG Series A Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of TCIVG Series A Stock and each share of TCIVG Series B Stock is the same); or

          (iii) convert (A) each outstanding share of TCIVG Series A Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Stock and (B) each outstanding share of TCIVG Series B Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of TCIVG Series A Stock to the Market Value of one share of TCI Group Series A Stock during the ten-Trading Day period referred to in clause
     (ii)(B) of this paragraph.

     TCI may elect to pay the dividend or redemption price referred to in clause
(i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of TCIVG Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than TCI Common Stock) that the TCI Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the TCI Ventures Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of TCIVG Series A Stock and another class or series of securities to holders of TCIVG Series B Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCIVG Series B Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCIVG Series A Stock and the TCIVG Series B Stock), provided that if such securities constitute capital stock of a Subsidiary of TCI, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCIVG Series A Stock and the TCIVG Series B Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by
the holders of TCIVG Series A Stock and TCIVG Series B Stock.   The Related
Business Transaction exception to the foregoing requirements would enable TCI to enter into transactions in which the properties or assets of the TCI Ventures Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the TCI Ventures Group while maintaining the capital structure and delineation of business groups of the TCI Ventures Group.

     The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of TCIVG Stock following a Disposition of all of the properties and assets of the TCI Ventures Group is to allocate to the TCI Group a portion of the TCI Ventures Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by TCI upon any post-Disposition conversion, exercise or exchange of Pre-Exchange Offer Securities that is in substitution for shares of TCIVG Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Disposition. To the extent such Pre-Exchange Offer Securities are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction, TCI's obligations in respect of such securities would not be a reduction in the calculation of the TCI Ventures Group Net Proceeds. In the event any redemption of the TCIVG Stock or conversion of the TCIVG Stock into TCI Group Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Exchange Offer Securities or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Stock), or duly reserve shares of TCI Group Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Exchange
Offer Securities or other Convertible Securities.   In the event the holders of
any such Pre-Exchange Offer Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion, exercise or exchange right or the retirement of such security, then the securities or other property so reserved shall revert to the TCI Group and the former holders of TCIVG Stock shall have no interest in such securities or property.

     At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of TCIVG Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

     The option to convert the TCIVG Stock into TCI Group Stock in the event of a Disposition provides TCI with additional flexibility by allowing TCI to deliver consideration in the form of shares of TCI Group Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when TCI did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when TCI desired to retain such proceeds.

     If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by TCI in one transaction, TCI would not be required to pay a dividend on, redeem or convert the outstanding shares of TCIVG Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the TCI Ventures Group were disposed of by TCI, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the TCI Ventures Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the TCI Ventures Group at such time. If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by TCI, the holders of the TCIVG Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Stock, although the TCI Board could determine, in its sole discretion, to pay a dividend on the TCIVG Stock in an amount related to the proceeds of such Disposition.

     Redemption of LMG Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "Liberty Media Group Subsidiaries"), the TCI Board may, subject to the availability of assets of TCI legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of LMG Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such Liberty Media Group Subsidiary that are owned by TCI. The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of the number of shares of the Liberty Media Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the Liberty Media Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by TCI upon any post-redemption conversion, exercise or exchange of Pre-Distribution Convertible Securities that become so payable in substitution for shares of LMG Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption and to make similar provision for TCI's obligations in respect of any Committed Acquisition Shares that remain issuable.

     In effecting such a redemption, the TCI Board may determine either to (i) redeem shares of LMG Series A Stock and LMG Series B Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Stock and LMG Series B Stock, with holders of shares of LMG Series B Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of LMG Series A Stock and LMG Series B Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of LMG Stock.
If TCI determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of LMG Stock shall consist solely of the class or series having the lower relative voting rights.

     Redemption of TCIVG Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the TCI Ventures Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "TCI Ventures Group Subsidiaries"), the TCI Board may, subject to the availability of assets of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of TCIVG Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each TCI Ventures Group Subsidiary equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such TCI Ventures Group Subsidiary that are owned by TCI. The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of the number of shares of the TCI Ventures Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the TCI Ventures Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by TCI upon any post-redemption conversion, exercise or exchange of Pre-Exchange Offer Securities that become so payable in substitution for shares of TCIVG Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption.

     In effecting such a redemption, the TCI Board may determine either to (i) redeem shares of TCIVG Series A Stock and TCIVG Series B Stock in exchange for shares of separate classes or series of common stock of each TCI Ventures Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCIVG Series A Stock and TCIVG Series B Stock, with holders of shares of TCIVG Series B Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of TCIVG Series A Stock and TCIVG Series B Stock in exchange for shares of a single class of common stock of each TCI Ventures Group Subsidiary without distinction between the shares distributed to the holders of the two series of TCIVG Stock.

     Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of LMG Stock were converted or redeemed, any share of LMG Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of LMG Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive as a result of such conversion and redemption had such securities been converted, exercised or exchanged immediately prior to such action. With respect to any Convertible Securities that are convertible into or exercisable or exchangeable for shares of LMG Stock and which are created, established or otherwise first authorized for issuance subsequent to the record date for the LMG Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of LMG Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of LMG Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of LMG Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

     Unless the provisions of the Pre-Exchange Offer Securities provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCIVG Stock were converted or redeemed, any share of TCIVG Stock that is issued on conversion, exercise or exchange of any Pre-Exchange Offer Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of TCIVG Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or securities or other property that a holder of such Pre-Exchange Offer Securities would have been entitled to receive as a result of such conversion and redemption had such Pre-Exchange Offer Securities been converted, exercised or exchanged immediately prior to such action. Unless the provisions of any class or series of Convertible Securities (other than Pre-Exchange Offer Securities) which are convertible into or exercisable or exchangeable for shares of TCIVG Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCIVG Stock were converted or redeemed, any share of TCIVG Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of TCI or the TCI Board or the holder of such share of TCIVG Stock, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, the amount of $.01 per share in cash.

     General Conversion and Redemption Provisions. Not later than the 10th Trading Day following the consummation of a Disposition referred to above under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock," TCI will announce publicly by press release (i) the Liberty Media Group Net Proceeds of such Disposition, (ii) the number of outstanding shares of LMG Series A Stock and LMG Series B Stock, (iii) the number of shares of LMG Series A Stock and LMG Series B Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, TCI will announce publicly by press release which of the actions described in clause (i), (ii) or
(iii) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock" it has irrevocably determined to take.

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

     If TCI determines to pay a dividend described in clause (i) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock," TCI will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of LMG Series A Stock and LMG Series B Stock, a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of LMG Series A Stock and LMG Series B Stock,
(iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of LMG Series A Stock and LMG Series B Stock and the number of shares of LMG Series A Stock and LMG Series B Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

     If TCI determines to undertake a redemption of shares of LMG Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock," TCI will cause to be given to each holder of outstanding shares of LMG Series A Stock and LMG Series B Stock, a notice setting forth (i) a statement that all shares of LMG Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of LMG Stock outstanding on the redemption date, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of LMG Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (vii) the number of outstanding shares of LMG Series A Stock and LMG Series B Stock and the number of shares of LMG Series A Stock and LMG Series B Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

     If TCI determines to undertake a redemption of shares of LMG Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(B) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock," TCI will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of LMG Series A Stock and LMG Series B Stock a notice setting forth (i) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which will be the date on which shares of the LMG Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of LMG Stock selected for redemption, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of LMG Series A Stock and LMG Series B Stock and the number of shares of LMG Series A Stock and LMG Series B Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) a statement that TCI will not be required to register a transfer of any shares of LMG Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, TCI will cause to be given to each holder of shares of LMG Series A Stock and LMG Series B Stock to be redeemed, a notice setting forth (i) the number of shares of LMG Series A Stock and LMG Series B Stock held by such holder to be redeemed, (ii) a statement that such shares of LMG Series A Stock and LMG Series B Stock will be redeemed, (iii) the redemption date (which will not be more than 85 Trading Days following the

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

consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such LMG Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such LMG Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of LMG Stock to be redeemed will be redeemed by TCI pro rata among the holders of LMG Stock or by such other method as may be determined by the TCI Board to be equitable.

     In the event of any conversion as described above under "--Conversion and Redemption--Conversion of LMG Stock at the Option of TCI" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock," TCI will cause to be given to each holder of outstanding shares of LMG Series A Stock and LMG Series B Stock a notice setting forth (i) a statement that all outstanding shares of LMG Stock will be converted, (ii) the conversion date (which will not be more than 85 Trading Days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption--Conversion of LMG Stock at the Option of TCI"), (iii) the per share number (or fraction) of shares of TCI Group Series A Stock or TCI Group Series B Stock, as applicable, to be received with respect to each share of LMG Series A Stock or LMG Series B Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of LMG Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered, and (v) the number of outstanding shares of LMG Series A Stock and LMG Series B Stock, the number of Committed Acquisition Shares issuable and the number of shares of LMG Series A Stock and LMG Series B Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the conversion date.

     If TCI determines to redeem shares of LMG Series A Stock and LMG Series B Stock as described above under "--Conversion and Redemption--Redemption of LMG Stock in Exchange for Stock of Subsidiary," TCI will promptly cause to be given to each holder of LMG Series A Stock and LMG Series B Stock a notice setting forth (i) a statement that all outstanding shares of LMG Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries,
(ii) the redemption date, (iii) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of LMG Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, and (v) the number of outstanding shares of LMG Series A Stock and LMG Series B Stock and the number of shares of LMG Series A Stock and LMG Series B Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

     In each case in which a notice is required to be given to holders of outstanding shares of LMG Series A Stock and LMG Series B Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of LMG Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty Media Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of LMG Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such

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Convertible Securities or, if applicable, the provision described under "--
Conversion and Redemption--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

     All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of TCI. Neither the failure to mail any notice to any particular holder of LMG Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of LMG Stock or of Convertible Securities, or the validity of any conversion or redemption.

     TCI will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of LMG Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), TCI may aggregate the number of shares of LMG Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of LMG Stock is a fraction, TCI will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of TCI, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the TCI Board.

     No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of LMG Stock; provided, however, that if the conversion date or the redemption date with respect to the LMG Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of LMG Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or TCI's default in payment of the dividend or distribution due on such date.

     Before any holder of shares of LMG Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of LMG Stock, such holder is required to surrender at such place as TCI will specify certificates for such shares, properly endorsed or assigned for transfer (unless TCI waives such requirement). TCI will as soon as practicable after surrender of certificates representing shares of LMG Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of LMG Stock represented by any one certificate are to be redeemed, TCI will issue and deliver a new certificate for the shares of LMG Stock not redeemed. TCI will not be required to register a transfer of (i) any shares of LMG Stock for a period of 15 Trading Days next preceding any selection of shares of LMG Stock to be redeemed or (ii) any shares of LMG Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "--Conversion at the Option of the Holder."

     From and after any applicable conversion date or redemption date, all rights of a holder of shares of LMG Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of LMG Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of LMG Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by TCI as being held for the satisfaction of TCI's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No

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holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the LMG Stock, represented shares of LMG Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the LMG Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of LMG Stock, TCI will, however, be entitled to treat the certificates for shares of LMG Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of LMG Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

     TCI will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of LMG Stock. TCI will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of LMG Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to TCI the amount of any such tax, or has established to the satisfaction of TCI that such tax has been paid.

     Provisions substantially the same as those described under this caption "-- General Conversion and Redemption Provisions," apply in the event of a Disposition of all or substantially all of the properties and assets of the TCI Ventures Group and a determination of TCI to pay a dividend on or undertake a partial or complete redemption of the TCIVG Stock following such Disposition, in the event of any conversion of the TCIVG Stock as described under "--Conversion and Redemption--Conversion of TCIVG Stock at the Option of TCI" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCIVG Stock," and in the event of a redemption of the TCIVG Stock in exchange for stock of one or more subsidiaries as described under "--Conversion and Redemption--Redemption of TCIVG Stock in Exchange for Stock of Subsidiary."

     LIQUIDATION RIGHTS

     In the event of a liquidation, dissolution or winding up of TCI, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI and subject to the prior payment in full of the preferential amounts to which any class or series of TCI Preferred Stock is entitled, (i) the holders of the shares of TCI Group Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of LMG Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period and (iii) the holders of the shares of TCIVG Stock will share equally, on a share for share basis, in a percentage of the funds of TCI remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where W is the aggregate Market Capitalization of the TCI Group Series A Stock and the TCI Group Series B Stock, X is the aggregate Market Capitalization of the LMG Series A Stock and the LMG Series B Stock, Y is the aggregate Market Capitalization of the TCIVG Series A Stock and the TCIVG Series B Stock, and Z is the aggregate Market Capitalization of the TCI Group Series A Stock, the TCI Group Series B Stock, the LMG Series A Stock, the LMG Series B Stock, the TCIVG Series A Stock and the TCIVG Series B Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of TCI.

     No holder of LMG Stock, TCI Group Stock or TCIVG Stock will have any special right to receive specific assets of the Liberty Media Group, the TCI Group or the TCI Ventures Group, as the case may be, in the case of any dissolution, liquidation or winding up of TCI.

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     DETERMINATIONS BY THE TCI BOARD

     The TCI Charter provides that any determinations made by the TCI Board under any provision described under "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock" will be final and binding on all stockholders of TCI, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the TCI Board. TCI will prepare a statement of any such determination by the TCI Board respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of TCI.

     PREEMPTIVE RIGHTS

     Holders of the TCI Group Stock, the LMG Stock and the TCIVG Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

PREFERRED STOCK

     As of June 30, 1998, 1,552,490 shares of Class B Preferred Stock (net of shares held by subsidiaries of TCI), 44,575 shares of Series C-TCI Group Preferred Stock, 70,575 shares of Series C-LMG Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,446,794 shares of Series G Preferred Stock and 6,567,794 shares of Series H Preferred Stock were outstanding. All of the outstanding shares of Series F Preferred Stock and 67,536 shares of Class B Preferred Stock are held by subsidiaries of TCI. As of June 30, 1998, 35,061,783 shares of Series Preferred Stock remain available for designation pursuant to the TCI Charter. The rights evidenced by the TCI Common Stock are subject to the prior preferences and rights of the TCI Preferred Stock.

     As of the date of this Proxy Statement/Prospectus, the liquidation preference of each class and series of TCI Preferred Stock is as follows: (i) $100 per share for the Class B Preferred Stock, (ii) $2,208.35 per share for the Series C-TCI Group Preferred Stock, (iii) $579.31 per share for the Series C-LMG Preferred Stock, (iv) $.01 per share for the Series F Preferred Stock, (v) $21.60 per share for the Series G Preferred Stock, and (vi) $5.40 per share for the Series H Preferred Stock. After receipt of their liquidation preference, holders of Series F Preferred Stock are entitled to receive from the assets of TCI available for distribution to common stockholders an amount equal to the amount per share to be distributed to holders of TCI Group Series A Stock in such liquidation, multiplied by the number of shares of TCI Group Series A Stock into which their shares of Series F Preferred Stock are then convertible.

     As of the date of this Proxy Statement/Prospectus, (i) each share of Series C-TCI Group Preferred Stock is convertible at the option of the holder into
132.86 shares of TCI Group Series A Stock, (ii) each share of Series C-LMG Preferred Stock is convertible at the option of the holder into 37.5 shares of LMG Series A Stock (and, as a result of the LMG Stock Dividend, an additional share of LMG Series A Stock for every two such shares received upon conversion),
(iii) each share of Series F Preferred Stock is convertible into 1,496.65 shares of TCI Group Series A Stock, (iv) each share of Series G Preferred Stock is convertible at the option of the holder into 1.190 shares of TCI Group Series A Stock, and (v) each share of Series H Preferred Stock is convertible at the option of the holder into .2625 shares of LMG Series A Stock (and, as a result of the LMG Stock Dividend, an additional share of LMG Series A Stock for every two such shares received upon conversion), in each case subject to antidilution adjustments. The Series C-TCI Group Preferred Stock and the Series C-LMG Preferred Stock are required to be redeemed by TCI at any time on or after August 8, 2001, in each case at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million). The Series G Preferred Stock and the Series H Preferred Stock are required to be redeemed by TCI out of legally available funds on February 1, 2016.

     The Class B Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are each entitled to vote, on the basis of one vote per share, together with the TCI Common Stock and any class or series of TCI Preferred Stock entitled to vote thereon, in the general election of directors of TCI. The holders of shares of Series C-TCI Group Preferred Stock and Series C-LMG Preferred Stock are entitled to vote such shares on an as converted basis on all matters submitted to a vote of holders of the capital stock of TCI entitled to vote generally on the election of directors. Except as described above and as otherwise required by the DGCL or the TCI

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Charter, the currently outstanding TCI Preferred Stock has no voting rights. The terms of the various classes and series of the TCI Preferred Stock include provisions that restrict the redemption or repurchase of and the payment of dividends or the making of distributions on the TCI Common Stock if any dividends are in arrears on the TCI Preferred Stock or if TCI has failed to redeem any shares of TCI Preferred Stock that it was required to redeem.

ANTI-TAKEOVER CONSIDERATIONS

     The DGCL, the TCI Charter and TCI's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board or without meeting various other conditions. The principal provisions of the DGCL, the TCI Charter and TCI's Bylaws with respect to the foregoing are outlined below.

     DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the time such stockholder became an "interested stockholder," unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person or entity that individually or with or through such person's or entity's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL
Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market or held of record by more than 2,000 stockholders.

     The TCI Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of
Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders."

     The TCI Charter also contains certain provisions which could make a change in control of TCI more difficult. For example, the TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66% of the total voting power of the outstanding shares of TCI Voting Securities (as defined below), voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding TCI Voting Securities would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially

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

all of the property and assets of TCI or (iii) the dissolution of TCI. The term "TCI Voting Securities" is defined in the TCI Charter as the TCI Group Stock, the LMG Stock, the TCIVG Stock and any class or series of TCI Preferred Stock entitled to vote generally with the holders of TCI Common Stock on matters submitted to stockholders for a vote, which currently would include the Series C-TCI Group Preferred Stock and the Series C-LMG Preferred Stock. The TCI Charter also provides for a TCI Board of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at the annual meeting of stockholders at which such class of directors' term expires. The exact number of directors, currently nine, is fixed by the TCI Board. The holders of TCI Voting Securities and of Class B Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of TCI's Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights.

     The TCI Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 35,061,783 remain available for issuance as of June 30, 1998. Under the TCI Charter, the TCI Board is authorized, without further action by the stockholders of TCI, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Stock, 825,000,000 shares of LMG Stock and 825,000,000 shares of TCIVG Stock are currently authorized by the TCI Charter, of which 1,215,568,011 shares of TCI Group Stock, 432,014,977 shares of LMG Stock and 402,108,566 shares of TCIVG Stock remain available for issuance as of June 30, 1998 (in each case, without taking into consideration shares reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Stock, LMG Stock, TCIVG Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of TCI, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

     The TCI Charter requires the affirmative vote of 66% of the total voting power of the outstanding shares of TCI Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

     The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (i) the written request of the holders of not less than 66% of the total voting power of the outstanding shares of TCI Voting Securities or (ii) at the request of not less than 75% of the members of the TCI Board. Subject to the rights of any class or series of TCI Preferred Stock, TCI's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of TCI, at TCI's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of TCI's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each proposed nominee been nominated, or intended to be nominated, by the TCI Board; and (5) the consent of each nominee to serve as a director of TCI if so elected. Any action to remove directors is required to be for "cause" (as defined in the TCI Charter) and be approved by the holders of 66% of the total voting power of the outstanding shares entitled to vote in the election of directors (which would include the Class B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, in addition to the TCI Voting Securities).

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

                      COMPARISON OF STOCKHOLDERS' RIGHTS

     Upon consummation of the Merger, holders of outstanding shares of TINTA Common Stock (except TCI) will become holders of shares of LMG Series A Stock. The following is a summary of certain significant provisions affecting, and differences between, the rights of holders of TINTA Common Stock and the rights of holders of LMG Series A Stock. Since both TINTA and TCI are organized under the laws of the State of Delaware, any differences in the rights of holders of TINTA Common Stock and LMG Series A Stock arise from various provisions of the TINTA Charter and TINTA's Bylaws and the TCI Charter and TCI's Bylaws. The following summary does not purport to be complete and is qualified in its entirety by reference to the DGCL and the complete text of the TINTA Charter,
TINTA's Bylaws, the TCI Charter and TCI's Bylaws.   The TCI Charter and TCI's
Bylaws have been filed as exhibits to, or are incorporated by reference in, the Registration Statement of which this Proxy Statement/Prospectus is a part. See "AVAILABLE INFORMATION."

AUTHORIZED CAPITAL STOCK

     TINTA. TINTA's authorized capitalization consists of a total of 322,000,000 shares of capital stock, including (i) 312,000,000 shares of TINTA Common Stock of which 300,000,000 shares are designated TINTA Series A Stock and 12,000,000 shares are designated TINTA Series B Stock, and (ii) 10,000,000 shares of preferred stock, $.01 par value per share ("TINTA Preferred Stock"). No shares of the authorized TINTA Preferred Stock are currently issued and outstanding or are issued and held by TINTA in its treasury or by subsidiaries of TINTA.

     TCI.    TCI's authorized capitalization consists of 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of TCI Common Stock of which 1,750,000,000 shares are designated TCI Group Series A Stock, 150,000,000 shares are designated TCI Group Series B Stock, 750,000,000 shares are designated LMG Series A Stock, 75,000,000 shares are designated LMG Series B Stock, 750,000,000 shares are designated TCIVG Series A Stock and 75,000,000 shares are designated TCIVG Series B Stock, and (ii) 52,375,096 shares of TCI Preferred Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--General."

VOTING RIGHTS

     TINTA. Holders of TINTA Series A Stock are entitled to one vote for each share of such stock held and holders of TINTA Series B Stock are entitled to ten votes for each share of such stock held, on all matters presented to stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any series of TINTA Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the TINTA Board by the TINTA Charter, the holders of shares of TINTA Series A Stock, the holders of shares of TINTA Series B Stock and the holders of shares of each series of TINTA Preferred Stock, if any, entitled to vote thereon vote as one class for all purposes.

     TCI.    Holders of LMG Series A Stock, TCI Group Series A Stock and TCIVG
Series A Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Stock, TCI Group Series B Stock and TCIVG Series B Stock are entitled to ten votes for each share of such stock held, on all matters presented to stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of TCI Preferred Stock or any series of such a class, in the TCI Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the TCI Board by the TCI Charter), the holders of shares of LMG Stock, the holders of shares of TCI Group Stock, the holders of shares of TCIVG Stock and the holders of shares of each class or series of TCI Preferred Stock, if any, entitled to vote thereon vote as one class for all purposes. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Voting Rights."

CONVERSION RIGHTS

     TINTA. Shares of TINTA Series A Stock are not convertible into shares of TINTA Series B Stock. Each share of TINTA Series B Stock is convertible, at the option of its holder, into one share of TINTA Series A Stock.

     TCI.    Shares of LMG Series A Stock are not convertible into shares of LMG
Series B Stock, shares of TCI Group Series A Stock are not convertible into shares of TCI Group Series B Stock, and shares of TCIVG Series A Stock are not convertible into shares of TCIVG Series B Stock. Each share of LMG Series B Stock is convertible, at the option of its holder, into one share of LMG Series A Stock, each share of TCI Group Series B Stock is convertible, at the option of its holder, into one share of TCI Group Series A Stock, and each share of TCIVG Series B Stock is convertible at the option of its holder, into one share of TCIVG Series A Stock. In addition, the TCI Board may at any time declare that
(x) all of the outstanding shares of LMG Series A Stock be converted into TCI Group Series A Stock and all of the outstanding shares of LMG Series B Stock be converted into TCI Group Series B Stock, and (y) all of the outstanding shares of TCIVG Series A Stock be converted into TCI Group Series A Stock and all of the outstanding shares of TCIVG Series B Stock be converted into TCI Group Series B Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption."

DIVIDEND, REDEMPTION AND CONVERSION RIGHTS ON DISPOSITION OF ASSETS

     TINTA. The TINTA Charter does not contain any provisions comparable to the dividend, redemption and conversion rights applicable to the LMG Stock and the TCIVG Stock described below that would apply in the case of the disposition of all or substantially all of the properties and assets of TINTA.

     TCI. If TCI disposes of all or substantially all of the assets attributed to the Liberty Media Group (defined as 80% or more on a current market value basis), other than in certain types of transactions, TCI is required, at its option either to (i) distribute to holders of LMG Stock an amount in cash and/or securities or other property equal to their proportionate interest in the Liberty Media Group Net Proceeds of such disposition, either by special dividend or by redemption of all or part of the outstanding shares of LMG Stock, or (ii) convert each outstanding share of LMG Series A Stock and LMG Series B Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Stock or TCI Group Series B Stock, respectively, equal in each case to 110% of the average daily ratio over the ten-Trading Day period beginning on the 16th Trading Day after consummation of the transaction of the Market Value of one share of LMG Series A Stock to the Market Value of one share of TCI Group Series A Stock. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock."

     Similarly, if TCI disposes of all or substantially all of the assets attributed to the TCI Ventures Group (defined as 80% or more on a current market value basis), other than in certain types of transactions, TCI is required, at its option either to (i) distribute to holders of TCIVG Stock an amount in cash and/or securities or other property equal to their proportionate interest in the TCI Ventures Group Net Proceeds of such disposition, either by special dividend or by redemption of all or part of the outstanding shares of TCIVG Stock, or
(ii) convert each outstanding share of TCIVG Series A Stock and TCIVG Series B Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Stock or TCI Group Series B Stock, respectively, equal in each case to 110% of the average daily ratio over the ten-Trading Day period beginning on the 16th Trading Day after consummation of the transaction of the Market Value of one share of TCIVG Series A Stock to the Market Value of one share of TCI Group Series A Stock. See "DESCRIPTION OF TCI CAPITAL STOCK-- Common Stock--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCIVG Stock."

     No provisions comparable to the foregoing dividend, redemption and conversion rights applicable to the LMG Stock and the TCIVG Stock will apply in the case of the disposition of all or substantially all of the properties and assets attributed to the TCI Group.

REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY

     TINTA. The TINTA Charter does not contain any provisions comparable to the redemption rights of TCI applicable to the LMG Stock and the TCIVG Stock described below.

     TCI.    Subject to certain restrictions, TCI could at any time, in the sole discretion of the TCI Board, redeem (without premium) all outstanding shares of LMG Stock or TCIVG Stock, as the case may be, in exchange for a proportionate interest in the outstanding shares of any one or more Qualifying Subsidiaries that hold all of the assets and liabilities attributed to the Liberty Media Group or the TCI Ventures Group, as the case may be. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock-- Conversion and Redemption--Redemption of LMG Stock in Exchange for Stock of Subsidiary" and "--Redemption of TCIVG Stock in Exchange for Stock of Subsidiary."

DIVIDENDS AND SHARE DISTRIBUTION

     TINTA. Subject to the following sentence, any dividends paid on the TINTA Series A Stock or the TINTA Series B Stock will be paid only on both series, in equal amounts per share. If a distribution paid in TINTA Series A Stock, TINTA Series B Stock, other securities of TINTA or securities of any other entity is to be made with respect to the TINTA Series A Stock or TINTA Series B Stock, such share distribution may be paid only as follows: (a) a share distribution consisting of shares of TINTA Series A Stock (or any securities of TINTA convertible into, exercisable or exchangeable for, or evidencing the right to purchase any shares of TINTA Series A Stock) to holders of TINTA Series A Stock and TINTA Series B Stock, on an equal per share basis; or consisting of shares of TINTA Series B Stock (or securities of TINTA convertible into, exercisable or exchangeable for, or evidencing the right to purchase any shares of TINTA Series B Stock) to holders of TINTA Series A Stock and TINTA Series B Stock, on an equal per share basis; or consisting of shares of TINTA Series A Stock (or securities of TINTA convertible into, exercisable or exchangeable for, or evidencing the right to purchase any shares of TINTA Series A Stock) to holders of TINTA Series A Stock and, on an equal per share basis, shares of TINTA Series B Stock (or securities of TINTA convertible into, exercisable or exchangeable for, or evidencing the right to purchase any shares of TINTA Series B Stock) to holders of TINTA Series B Stock; and (b) a share distribution consisting of any class or series of securities of TINTA or any other entity other than TINTA Series A Stock or TINTA Series B Stock (or other than securities of TINTA convertible into, exercisable or exchangeable for, or evidencing the right to purchase any shares of TINTA Series A Stock or TINTA Series B Stock) either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TINTA Series A Stock and TINTA Series B Stock or on the basis of a distribution of one class or series of securities to holders of TINTA Series A Stock and another class or series of securities to holders of TINTA Series B Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions with holders of shares of TINTA Series B Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between the TINTA Series A Stock and the TINTA Series B Stock) provided that if the securities so distributed constitute capital stock of a subsidiary of TINTA, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the TINTA Series A Stock and the TINTA Series B Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     TCI.    Except in the case of dividends paid as share distributions and in certain other circumstances, (x) any dividends paid on the LMG Series A Stock or the LMG Series B Stock will be paid only on both series, in equal amounts per share, (y) any dividends paid on the TCI Group Series A Stock or the TCI Group Series B Stock will be paid only on both series, in equal amounts per share and
(z) any dividends paid on the TCIVG Series A Stock or the TCIVG Series B Stock will be paid only on both series, in equal amounts per share. See "DESCRIPTION OF TCI CAPITAL STOCK--Common Stock--Dividends," "--Share Distributions," "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of LMG Stock" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCIVG Stock."

BOARD OF DIRECTORS

     TINTA. The TINTA Charter provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently eight, is fixed by the TINTA Board.

     TCI.    The TCI Charter provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently nine, is fixed by the TCI Board. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

ELECTION OF DIRECTORS

     TINTA. The holders of shares of TINTA Series A Stock and the holders of shares of TINTA Series B Stock, voting together as a single class, vote in elections for directors. Stockholders of TINTA do not have cumulative voting rights. Directors may be elected under TINTA's Bylaws by a plurality of the votes of the shares present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the election of directors.

     TCI.    The holders of shares of TCI Group Stock, LMG Stock, TCIVG Stock,
Class B Preferred Stock, Series C-TCI Group Preferred Stock, Series C-LMG Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (Series F Preferred Stock has voting rights, but outstanding shares are not entitled to vote because they are held by subsidiaries of TCI.) Stockholders of TCI do not have cumulative voting rights. Directors may be elected under TCI's Bylaws by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

REMOVAL OF DIRECTORS

     TINTA. The TINTA Charter provides that directors may be removed only for "cause" (as defined in the TINTA Charter) upon the affirmative vote of 66% of the total voting power of the outstanding shares entitled to vote in an election of directors.

     TCI.    The TCI Charter provides that, subject to the rights of the holders of any class or series of TCI Preferred Stock, directors may be removed from office only for "cause" (as defined in the TCI Charter) upon the affirmative vote of 66% of the total voting power of the outstanding shares of TCI Group Stock, LMG Stock, TCIVG Stock and any class or series of TCI Preferred Stock entitled to vote in an election of directors, voting together as a single class. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

SPECIAL MEETINGS OF STOCKHOLDERS

     TINTA. The TINTA Charter and TINTA's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any series of TINTA Preferred Stock, upon the call of the Secretary of TINTA (i) upon the written request of the holders of not less than 66% of the total voting power of the outstanding shares of TINTA Voting Securities (as defined below) or (ii) at the request of at least 75% of the members of the TINTA Board. The term "TINTA Voting Securities" includes the TINTA Common Stock and any series of TINTA Preferred Stock entitled to vote with the holders of TINTA Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

     TCI.    The TCI Charter and TCI's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI (i) upon the written request of the holders of not less than 66% of the total voting power of the outstanding TCI Voting Securities or (ii) at the request of at least 75% of the members of the TCI Board. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

MERGER, CONSOLIDATION AND SALE OF ASSETS

     TINTA. The TINTA Charter requires, subject to the rights, if any, of any series of TINTA Preferred Stock, the affirmative vote of 66% of the total voting power of the outstanding shares of TINTA Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TINTA with or into any other corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by at least 75% of the members of the TINTA Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding TINTA

Voting Securities would, with certain exceptions, be required for approval), or
(ii) the sale, lease or exchange of all or substantially all of the property and assets of TINTA.

     TCI.    The TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66% of the total voting power of the outstanding shares of TCI Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by at least 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding TCI Voting Securities would, with certain exceptions, be required for approval), or (ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI.

CHARTER OR BYLAW AMENDMENTS

     TINTA. Subject to the rights of the holders of any series of TINTA Preferred Stock, the affirmative vote of the holders of at least 66% of the total voting power of the outstanding shares of TINTA Voting Securities, voting together as a single class, is required to approve (a) any amendment, alteration or repeal of any provision of the TINTA Charter or the addition or insertion of other provisions therein and (b) the adoption, amendment or repeal of any provision of TINTA's Bylaws; provided, however, that this voting requirement shall not apply to, and no vote of the stockholders of TINTA is required to authorize the adoption, amendment or repeal of any provision of TINTA's Bylaws by the TINTA Board by action taken by the affirmative vote of not less than 75% of the members of the TINTA Board then in office.

     TCI.    Subject to the rights of the holders of any class or series of TCI
Preferred Stock, the affirmative vote of the holders of at least 66% of the total voting power of the outstanding shares of TCI Voting Securities, voting together as a single class, is required to approve (a) any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein and (b) the adoption, amendment or repeal of any provision of TCI's Bylaws; provided, however, that this voting requirement shall not apply to, and no vote of the stockholders of TCI is required to authorize the adoption, amendment or repeal of TCI's Bylaws by the TCI Board by action taken by the affirmative vote of not less than 75% of the members of the TCI Board then in office. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     TINTA. DGCL Section 203 generally prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an interested stockholder, subject to certain exceptions contained in DGCL Section 203. See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations." The TINTA Charter does not contain any provision "opting out" of the application of DGCL Section 203; however, the TINTA Board approved the transaction which resulted in TCI becoming an interested stockholder of TINTA, thereby making the restrictions of DGCL
Section 203 inapplicable to the Merger.

     TCI.    The TCI Charter does not contain any provision "opting out" of the application of DGCL Section 203 and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of
Section 203 will remain applicable to transactions between TCI and any of its "interested stockholders." See "DESCRIPTION OF TCI CAPITAL STOCK--Anti-Takeover Considerations."

LIQUIDATION OR DISSOLUTION

     TINTA. Under the TINTA Charter, in the event of a liquidation, dissolution or winding up of TINTA, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of TINTA and subject to the prior payment in full of the preferential amounts to which any series of TINTA Preferred Stock is entitled, the holders of TINTA Series A Stock and the holders of TINTA Series B Stock will share equally, on a share for share basis, in the assets of TINTA remaining for distribution to its common stockholders.

     TCI.    Under the TCI Charter, in the event of a liquidation, dissolution or winding up of TCI, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI and subject to the prior payment in full of the preferential amounts to which any class or series of TCI Preferred Stock is entitled, (i) the holders of the shares of LMG Stock will share equally, on a share for share basis, in a portion of the funds of TCI remaining for distribution to its common stockholders, (ii) the holders of the shares of TCI Group Stock will share equally, on a share for share basis, in a portion of the funds of TCI remaining for distribution to its common stockholders and (iii) the holders of the shares of TCIVG Stock will share equally, on a share for share basis, in a portion of the funds of TCI remaining for distribution to its common stockholders. For a description of the basis on which such portions are determined, see "DESCRIPTION OF TCI CAPITAL STOCK-- Common Stock--Liquidation Rights." No holder of LMG Stock, TCI Group Stock or TCIVG Stock will have any special right to receive specific assets of the Liberty Media Group, the TCI Group or the TCI Ventures Group, as the case may be, in the case of any dissolution, liquidation or winding up of TCI.


                          SECURITY OWNERSHIP OF TINTA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     On August 1, 1998, TCI beneficially owned, through TCI Ventures Group, L.L.C., and had sole voting and investment power over, 86,250,000 shares of TINTA Series A Stock and all of the 11,700,000 outstanding shares of TINTA Series B Stock, which represented 85% of the outstanding shares of TINTA Common Stock, 83% of the outstanding shares of TINTA Series A Stock and 92% of the combined voting power of the TINTA Common Stock outstanding at that date. TCI's executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111. TCI is the only person known to TINTA that beneficially owns 5% or more of either series of TINTA Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of shares of TINTA Series A Stock. In addition, the table sets forth information with respect to the beneficial ownership of shares of the following securities of TCI: (i) TCI Group Series A Stock, (ii) TCI Group Series B Stock,
(iii) LMG Series A Stock, (iv) LMG Series B Stock, (v) TCIVG Series A Stock;
(vi) TCIVG Series B Stock, (vii) Class B Preferred Stock; (viii) Series C-TCI Group Preferred Stock; (ix) Series C-LMG Preferred Stock; (x) Series G Preferred Stock; and (xi) Series H Preferred Stock. The table indicates securities beneficially owned by (i) each director of TINTA, (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of TINTA for the fiscal year 1997, and (iii) all directors and executive officers of TINTA as a group. The table also indicates the pro forma number and ownership percentage of shares of LMG Series A Stock that will be owned by such persons immediately after the Effective Time, assuming an Exchange Ratio of 0.58 of a share of LMG Series A Stock for each share of TINTA Common Stock and assuming such persons do not acquire or dispose of, any shares of TINTA Common Stock during the period commencing on August 1, 1998 and ending at the Effective Time.

     Shares issuable upon exercise of options or conversion of convertible securities and upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors of TCI with the TCI Group Stock, LMG Stock, TCIVG Stock, Class B Preferred Stock, Series C-TCI Group Preferred Stock, Series C-LMG Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class. So far as is known to TINTA, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table. The information in the table (including the footnotes) is as of August 1, 1998.

                        PRE-MERGER TINTA COMMON STOCK AND CERTAIN TCI SECURITIES
--------------------------------------------------------------------------------------------------------------------


                                      TITLE OF                   AMOUNT AND NATURE OF         PERCENT OF    VOTING
BENEFICIAL OWNER                  CLASS OR SERIES                BENEFICIAL OWNERSHIP          CLASS(1)    POWER(1)
----------------                 -----------------            -----------------------------  ------------  ---------
David Evans                    TINTA Series A Stock             467,875 (2)                   *             *
  President, Chief Executive
  Officer and Director

Paul A. Gould                  TINTA Series A Stock              95,000 (3)                   *             *
  Director                     TCI Group Series A Stock          99,450 (4)                   *
                               TCI Group Series B Stock         246,271                       *
                               LMG Series A Stock               153,807 (4)                   *
                               LMG Series B Stock                58,621                       *             *
                               TCIVG Series A Stock              56,266                       *
                               TCIVG Series B Stock              57,964                       *
                               Class B Preferred Stock           12,248                       *

Leo J. Hindery, Jr.            TINTA Series A Stock              50,000 (5)                   *             *
  Director                     TCI Group Series A Stock       2,924,534 (6)                   *
                               TCI Group Series B Stock       1,684,775 (7)                   3.37%
                               LMG Series A Stock             1,125,000 (6)                   *             1.60%
                               TCIVG Series A Stock           1,550,932 (6)                   *
                               TCIVG Series B Stock           1,721,360 (7)                   3.79%

Gary S. Howard                 TINTA Series A Stock                 900                       *             *
  Director                     TCI Group Series A Stock         223,499 (8)                   *
                               LMG Series A Stock               101,761 (8)                   *             *
                               TCIVG Series A Stock             216,742 (8)                   *

Jerome H. Kern                 TINTA Series A Stock              25,000 (9)                   *             *
  Director                     TCI Group Series A Stock       1,880,746 (10)                  *
                               LMG Series A Stock             1,391,605 (10)                  *             *
                               TCIVG Series A Stock           1,474,876 (10)                  *

Pierre Lescure                 TINTA Series A Stock              50,000 (3)                   *             *
  Director

John C. Malone                 TINTA Series A Stock              50,000 (3)                   *             *
  Director and Chairman of     TCI Group Series A Stock       1,400,146 (11)                  *
  the Board                    TCI Group Series B Stock      54,449,228 (7)(12)(13)(14)       84.49%
                               LMG Series A Stock             1,137,807 (11)(12)              *
                               LMG Series B Stock            27,233,811 (12)(13)(14)          85.91%        48.0%
                               TCIVG Series A Stock           1,200,000 (11)                  *
                               TCIVG Series B Stock          45,039,888 (7)(11)(12)(13)(14)   93.38%
                               Class B Preferred Stock          273,600 (12)                  17.62%

Fred A. Vierra                 TINTA Series A Stock             569,000 (15)                  *             *
  Director and Vice            TCI Group Series A Stock          15,463                       *
  Chairman of the Board;       LMG Series A Stock                48,844                       *             *
  Chief Executive Officer      TCIVG Series A Stock              61,980                       *
  until 1/1/98                 Class B Preferred Stock              200                       *

Stephen M. Brett               TINTA Series A Stock             100,000 (16)                  *             *
  Vice President and           TCI Group Series A Stock         666,282 (17)                  *
  Secretary                    LMG Series A Stock               448,294 (17)                  *             *
                               TCIVG Series A Stock             508,314 (17)                  *


                                       POST-MERGER LMG
                                       SERIES A STOCK
                                 ---------------------------
                                  AMOUNT AND
                                  NATURE OF
                                  BENEFICIAL     PERCENT OF
BENEFICIAL OWNER                  OWNERSHIP       CLASS(1)
----------------                 ------------   ------------
David Evans                           271,368         *
  President, Chief Executive
  Officer and Director

Paul A. Gould                         208,907         *
  Director






Leo J. Hindery, Jr.                 1,154,000         *
  Director




Gary S. Howard                        102,283          *
  Director


Jerome H. Kern                      1,406,105         *
  Director


Pierre Lescure                         29.000         *
  Director

John C. Malone                      1,166,807         *
  Director and Chairman of
  the Board





Fred A. Vierra                        378,864         *
  Director and Vice
  Chairman of the Board;
  Chief Executive Officer
  until 1/1/98

Stephen M. Brett                      506,294         *
  Vice President and
  Secretary


                        PRE-MERGER TINTA COMMON STOCK AND CERTAIN TCI SECURITIES
--------------------------------------------------------------------------------------------------------------


                                   TITLE OF                    AMOUNT AND NATURE OF         PERCENT OF    VOTING
BENEFICIAL OWNER               CLASS OR SERIES                 BENEFICIAL OWNERSHIP          CLASS(1)    POWER(1)
----------------               ---------------                ----------------------       -----------   --------
Miranda Curtis                 TINTA Series A Stock             310,500 (18)                   *            *
  Executive Vice President     TCI Group Series A Stock           7,000 (19)                   *
                               LMG Series A Stock                14,062 (19)                   *            *
                               TCIVG Series A Stock              15,000 (19)                   *

Graham E. Hollis               TINTA Series A Stock             150,600 (20)                   *            *
  Executive Vice President     TCI Group Series A Stock           2,607 (21)                   *
  and Chief Financial          LMG Series A Stock                 2,088 (21)                   *            *
  Officer                      TCIVG Series A Stock               2,260 (21)                   *

All Directors and Executive    TINTA Series A Stock           1,968,875 (2)(5)(22)(23)         1.87%        *
Officers as a Group            TCI Group Series A Stock       7,226,125 (24)                   1.51%
(12 persons)                   TCI Group Series B Stock      54,695,499 (7)(12)(13)(14)       84.87%
                               LMG Series A Stock             4,432,633 (12)(24)               1.34%        48.42%
                               LMG Series B Stock            27,292,432 (12)(13)(14)          86.10%
                               TCIVG Series A Stock           5,091,770 (24)                   1.33%
                               TCIVG Series B Stock          45,097,852 (7)(12)(13)(14)(25)   93.50%
                               Class B Preferred Stock          286,048 (12)                  18.43%

                                     POST-MERGER LMG
                                     SERIES A STOCK
                                --------------------------
                                 AMOUNT AND
                                 NATURE OF
                                 BENEFICIAL    PERCENT OF
BENEFICIAL OWNER                 OWNERSHIP      CLASS(1)
----------------                ----------    ------------
Miranda Curtis                   194,152              *
  Executive Vice President



Graham E. Hollis                  89,436              *
  Executive Vice President
  and Chief Financial
  Officer

All Directors and Executive    5,574,581              1.42%
Officers as a Group
(12 persons)

--------------------
*     Less than 1%

(1) The figures for the percent of class and voting power calculations for TINTA are based on 103,640,680 shares of TINTA Series A Stock (after elimination of shares of TINTA held in treasury and by subsidiaries of TINTA) and 11,700,000 shares of TINTA Series B Stock outstanding on August 1, 1998. In addition, the figures for the percent of class and voting power calculations for TCI are based on 473,411,579 shares of TCI Group Series A Stock, 49,932,623 shares of TCI Group Series B Stock, 326,005,365 shares of LMG Series A Stock, 31,699,575 shares of LMG Series B Stock, 376,964,436 shares of TCIVG Series A Stock, 45,433,352 shares of TCIVG Series B Stock, 1,552,490 shares of Class B Preferred Stock, 44,575 shares of Series C-TCI Group Preferred Stock, 70,575 shares of Series C- LMG Preferred Stock, 6,446,794 shares of Series G Preferred Stock, and 6,567,794 shares of Series H Preferred Stock outstanding on August 1, 1998 (in each case after elimination of shares of TCI held in treasury and by subsidiaries of TCI).
(2) Assumes the exercise in full of options granted in tandem with stock appreciation rights in September 1997, pursuant to the TINTA 1995 Plan, to acquire 450,000 shares of TINTA Series A Stock. None of these options were exercisable at August 1, 1998. The table does not include an additional 23,194 shares of TINTA Series A Stock issued to Mr. Evans in September 1998, pursuant to the terms of his employment contract. See "CERTAIN TRANSACTIONS BETWEEN TCI AND TINTA--Transactions with Management--Employment Agreement with Mr. Evans."
(3) Assumes the exercise in full of options granted in April 1996, pursuant to the TINTA 1996 Nonemployee Director Plan, to acquire 50,000 shares of TINTA Series A Stock. Options to acquire 20,000 shares are currently exercisable.
(4) Assumes the exercise in full of options granted in December 1996, pursuant to TCI's 1994 Nonemployee Director Stock Option Plan (the "TCI Director Stock Option Plan"), to acquire 50,000 shares of TCI Group Series A Stock and 28,125 shares of LMG Series A Stock. Options to acquire 10,000 and 5,625, respectively, of such shares are currently exercisable.
(5) Assumes the exercise in full of options granted in tandem with stock appreciation rights in February 1997, by TCI, to acquire 50,000 shares of TINTA Series A Stock owned by TCI. Options to acquire 10,000 shares are currently exercisable.
(6) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in February 1997 to acquire 700,000 shares of TCI Group Series A Stock, 375,000 shares of LMG Series A Stock and 600,000 shares of TCIVG Series A Stock, of which options to acquire 140,000, 75,000 and 120,000, respectively, of such shares are currently exercisable; and (b) stock options granted in tandem with stock appreciation rights in July 1997 to acquire 1,050,000 shares of TCI Group Series A Stock, 750,000 shares of LMG Series A Stock and 900,000 shares of TCIVG Series A Stock, of which options to acquire 210,000, 150,000 and 180,000, respectively, of such shares are currently exercisable. Also includes 174,534 restricted shares of TCI Group Series A Stock and 50,932 restricted shares of TCIVG Series A Stock. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002. Also includes 1,000,000 restricted shares of TCI Group Series A Stock. Such shares vest as to 50% in June 2002 and as to the remaining 50% in June 2003.
(7) Includes 1,684,775 shares of TCI Group Series B Stock and 1,721,360 shares of TCIVG Series B Stock held by trusts of which Mr. Hindery is the trustee. Dr. Malone has the power to vote such shares and also has a right of first refusal with respect to any proposed transfer of such shares. Such right of first refusal may be exercised by Dr. Malone either by the payment of cash or, subject to certain exceptions, by the exchanging of shares of TCI Group Series A Stock for such TCI Group Series B Stock or TCIVG Series A Stock for such TCIVG Series B Stock. If not exercised by Dr. Malone, the right of first refusal may be exercised by TCI.
(8) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in November 1992 to acquire 35,000 shares of TCI Group Series A Stock, 28,125 shares of LMG Series A Stock and 30,000 shares of TCIVG Series A Stock, all of which options are currently exercisable; (b) stock options granted in tandem with stock appreciation rights in October 1993 to acquire 35,000 shares of TCI Group Series A Stock, 28,125 shares of LMG Series A Stock and 30,000 shares of TCIVG Series A Stock, all of which options are currently exercisable; (c) stock options granted in tandem with stock appreciation rights in November 1994 to acquire 35,000 shares of TCI Group Series A Stock, 28,125 shares of LMG Series A Stock and 30,000 shares of TCIVG Series A Stock, of which options to acquire 21,000, 16,875 and 18,000, respectively, of such shares are currently exercisable; and (d) stock options granted in tandem with stock appreciation rights in December 1995 to acquire 105,000 shares of TCI Group Series A Stock and 90,000 shares of TCIVG Series A Stock, of which options to acquire 42,000 and 36,000, respectively, of such shares are currently exercisable. Also includes 9,543 restricted shares of TCI Group Series A Stock and 10,914 restricted shares of TCIVG Series A Stock. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000.
(9) Assumes the exercise in full of options granted in April 1996, pursuant to the TINTA 1996 Nonemployee Director Plan, to acquire 25,000 shares of TINTA Series A Stock. Options to acquire 10,000 shares are currently exercisable.
(10) Assumes the exercise in full of the following: (a) stock options granted in November 1994, pursuant to the TCI Director Stock Option Plan, to acquire 25,000 shares of TCI Group Series A Stock and 14,063 shares of LMG Series A Stock, of which options to acquire 15,000 and 8,438, respectively, of such shares are currently exercisable; (b) stock options granted in tandem with stock appreciation rights in December 1995 to acquire 175,000 shares of TCI Group Series A Stock, 140,625 shares of LMG Series A Stock and 150,000 shares of TCIVG Series A Stock, of which options to acquire 70,000, 56,250 and 60,000, respectively, of such shares are currently exercisable; (c) stock options granted in tandem with stock appreciation rights in July 1997 to acquire 1,050,000 shares of TCI Group Series A Stock, 843,750 shares of LMG Series A Stock and 900,000 shares of TCIVG Series A Stock, of which options to acquire 210,000, 168,750 and 180,000, respectively, of such shares are currently exercisable; and (d) stock options granted in tandem with stock appreciation rights in December 1997 to acquire 350,000 shares of TCI Group Series A Stock, 250,000 shares of LMG Series A Stock and 300,000 shares of TCIVG Series A Stock, none of which options were exercisable at August 1, 1998. Also includes 163,620 restricted shares of TCI Group Series A Stock and 72,760 restricted shares of TCIVG Series A Stock. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002.
(11) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in November 1992 to acquire 700,000 shares of TCI Group Series A Stock, 562,500 shares of LMG Series A Stock, and 600,000 shares of TCIVG Series A Stock, all of which options are currently exercisable; (b) stock options granted in tandem with stock appreciation rights in December 1995 to acquire 700,000 shares of TCI Group Series A Stock, 562,500 shares of LMG Series A Stock and 600,000 shares of TCIVG Series A Stock, of which options to acquire 280,000, 225,000 and 240,000, respectively, of such shares are currently exercisable; and (c) stock options granted in tandem with stock appreciation rights in December 1997 to acquire 2,800,000 shares of TCIVG Series B Stock, none of which options were exercisable at August 1, 1998.
(12) Includes 784,892 shares of TCI Group Series B Stock, 12,726 shares of LMG Series A Stock, 439,875 shares of LMG Series B Stock, 793,240 shares of TCIVG Series B Stock and 6,900 shares of Class B Preferred Stock held by Dr. Malone's wife, Mrs. Leslie Malone, as to which Dr. Malone has disclaimed beneficial ownership.
(13) Pursuant to a letter agreement dated June 17, 1988, the late Mr. Bob Magness (the founder and former Chairman of TCI) and Kearns- Tribune Corporation, a newspaper publishing concern, each granted Dr. Malone certain rights with respect to the then Class B Common Stock of TCI owned by them. Dr. Malone agreed with TCI to forego the exercise of such rights in connection with a June 16, 1997 transaction whereby the Estate of Bob Magness sold 30,545,864 shares of TCI Group Series B Stock to TCI in exchange for an equal number of shares of TCI Group Series A Stock. In consideration thereof, TCI granted Dr. Malone the right (the "Malone Right") to acquire, at any time and from time to time prior to June 30, 1999, up to 30,545,864 shares of TCI Group Series B Stock for either (or any combination of): (i) shares of TCI Group Series A Stock on a one-for-one basis; or (ii) cash based on the closing market price of the TCI Group Series B Stock on the NASDAQ/NM for a specified period prior to the acquisition of such shares by Dr. Malone (the "TCI-Estates Agreement"). Effective February 9, 1998, however, the number of shares of TCI Group Series B Stock subject to the Malone Right was reduced from 30,545,864 to 14,511,570 shares. Dr. Malone and certain members of the Magness family, individually, and in certain cases, on behalf of the Estate of Betsy Magness and the Estate of Bob Magness (collectively, the "Magness Group") have the right to participate with Dr. Malone in any acquisition of up to 12,406,238 of the 14,511,570 shares of TCI Group Series B Stock subject to the Malone Right on a basis proportionate to the relative ownership by the Magness Group and Dr. Malone and his spouse of capital stock of TCI having more than one vote per share in the election of directors. The Malone Right may be exercised at any time prior to June 30, 1999. If the Magness Group or any member thereof declines to participate in the Malone Right, Dr. Malone may acquire all such shares. As of June 24, 1998, Dr. Malone delivered to TCI a notice of his intent to exercise the Malone Right in full. The representative of the Magness Group delivered a notice to Dr. Malone and TCI of the Magness Group's intent to exercise its proportionate share of such right in full. As of August 1, 1998, the closing of these exercises and the attendant issuance of the stock had not occurred. In connection with the foregoing changes to the TCI-Estates Agreement, on February 9, 1998, Dr. Malone and Leslie Malone, his spouse (collectively, the "Malone Group"), and the Magness Group entered into a Stockholders' Agreement, pursuant to which the parties agreed to consult with each other on any matter coming to a vote of TCI stockholders; provided, however, that in the event of a disagreement, the shares of TCI Group Series B Stock, LMG Series B Stock and TCIVG Series B Stock held by the Malone Group and the Magness Group would be voted in the manner directed by Dr. Malone pursuant to an irrevocable proxy given by the Magness Group. As a result of the February 1998 transactions, Dr. Malone's beneficial ownership of TCI Common Stock includes the following shares held by the Magness Group: 16,365,681 shares of TCI Group Series B Stock, 14,292,719 shares of LMG Series B Stock, and 18,684,034 shares of TCIVG Series B Stock. In addition, all of the shares subject to the Malone Right have been included in Dr. Malone's beneficial stock ownership information.

(14) The Malone Group's shares of TCI Group Series B Stock, LMG Series B Stock and TCIVG Series B Stock (collectively, the "TCI Series B Stock") are subject to the terms of a Call Agreement dated as of February 9, 1998, among the Malone Group and TCI. Such Call Agreement provides TCI the right to acquire all of the shares of TCI Series B Stock owned by the Malone Group upon Dr. Malone's death or a contemplated sale of such TCI Series B Stock to third parties at prices determined in accordance with the Call Agreement. Such Call Agreement also prohibits the Malone Group from disposing of their TCI Series B Stock, except for certain exempt transfers (such as transfers to related parties or the Magness Group or public sales of up to an aggregate of 5% of their TCI Series B Stock). In addition, the Malone Group entered into a voting agreement, dated as of June 23,1998 (the "AT&T Voting Agreement"), with AT&T in connection with the AT&T Merger. Pursuant to the AT&T Voting Agreement, each of the members of the Malone Group has agreed to vote all TCI Voting Securities that such member owns or has the right to vote, in favor of the AT&T Merger and against any other Takeover Proposal (as defined in the AT&T Merger Agreement). The AT&T Voting Agreement also contains restrictions on the ability of the members of the Malone Group to dispose of their TCI Voting Securities. Such restrictions are subject to certain exceptions and, under certain circumstances, extend beyond the date of termination of the AT&T Agreement.
(15) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December 1995 to acquire 400,000 shares of TINTA Series A Stock. Options to acquire 160,000 of such shares of TINTA Series A Stock are currently exercisable. Also assumes the vesting in full of 15,000 restricted shares of TINTA Series A Stock granted in December 1995. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000. In addition, assumes the vesting in full of 150,000 restricted shares of TINTA Series A Stock granted in July 1997. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002.
(16) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in December 1995 to acquire 50,000 shares of TINTA Series A Stock, of which options to acquire 20,000 of such shares are currently exercisable; and (b) stock options granted in tandem with stock appreciation rights in July 1997 to acquire 50,000 shares of TINTA Series A Stock, of which options to acquire 10,000 of such shares are currently exercisable.
(17) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in November 1994 to acquire 124,000 shares of TCI Group Series A Stock, 104,500 shares of LMG Series A Stock and 112,000 shares of TCIVG Series A Stock, of which options to acquire 68,000, 59,500 and 64,000, respectively, of such shares are currently exercisable; (b) stock options granted in tandem with stock appreciation rights in December 1995 to acquire 210,000 shares of TCI Group Series A Stock, 168,750 shares of LMG Series A Stock and 180,000 shares of TCIVG Series A Stock, of which options to acquire 84,000, 67,500 and 72,000, respectively, of such shares are currently exercisable; and
      (c) stock options granted in tandem with stock appreciation rights in July 1997 to acquire 241,500 shares of TCI Group Series A Stock, 150,000 shares of LMG Series A Stock and 207,000 shares of TCIVG Series A Stock, of which options to acquire 48,300, 30,000 and 41,400, respectively, of such shares are currently exercisable. In addition, assumes the vesting in full of 35,634 restricted shares of TCI Group Series A Stock, 22,500 restricted shares of LMG Series A Stock and 8,732 restricted shares of TCIVG Series A Stock granted in December 1995. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000. Also includes 50,000 restricted shares of TCI Group Series A Stock. Such shares vest as to 50% in June 2002 and as to the remaining 50% in June 2003.
(18) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in December 1995 to acquire 200,000 shares of TINTA Series A Stock, of which options to acquire 80,000 of such shares are currently exercisable; and (b) stock options granted in tandem with stock appreciation rights in July 1997 to acquire 100,000 shares of TINTA Series A Stock, of which options to acquire 20,000 of such shares are currently exercisable. Also includes 10,000 restricted shares of TINTA Series A Stock granted in December 1995. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000.
(19) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1994 to acquire 7,000 shares of TCI Group Series A Stock, 14,062 shares of LMG Series A Stock and 15,000 shares of TCIVG Series A Stock. None of the shares of TCI Group Series A Stock are currently exercisable and 8,437 shares of the LMG Series A Stock and 9,000 shares of TCIVG Series A Stock are currently exercisable.
(20) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in December 1995 to acquire 50,000 shares of TINTA Series A Stock, of which options to acquire 20,000 of such shares are currently exercisable; and (b) stock options granted in tandem with stock appreciation rights in July 1997 to acquire 100,000 shares of TINTA Series A Stock, of which options to acquire 20,000 of such shares are currently exercisable.
(21) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1994 to acquire 2,520 shares of TCI Group Series A Stock, 2,025 shares of LMG Series A Stock and 2,160 shares of TCIVG Series A Stock. None of such options were exercisable at August 1, 1998.
(22) Certain executive officers and directors hold options, which were granted in tandem with stock appreciation rights in December 1995, to acquire 750,000 shares of TINTA Series A Stock. Options to acquire 300,000 of such shares are currently exercisable. Certain executive officers and directors hold options, which were granted in tandem with stock appreciation rights in July 1997, to acquire 300,000 shares of TINTA Series A Stock, of which options to acquire 60,000 of such shares are currently exercisable. Additionally, Mr. Vierra and Ms. Curtis hold in the aggregate 175,000 restricted shares of TINTA Series A Stock. Of such shares, 25,000 vest as to 50% in December 1999 and as to the remaining 50% in December of 2000, and the other 150,000 vest as to 50% in July 2001 and as to the remaining 50% in July 2002.
(23) Assumes the exercise in full of stock options granted in April 1996 pursuant to the TINTA 1996 Nonemployee Director Plan to acquire 175,000 shares of TINTA Series A Stock. Options to acquire 70,000 of such shares are currently exercisable.
(24) Certain executive officers and directors hold options, which were granted in tandem with stock appreciation rights in November 1992, to acquire 735,000 shares of TCI Group Series A Stock, 590,625 shares of LMG Series A Stock and 630,000 shares of TCIVG Series A Stock. All such options are currently exercisable. Certain executive officers and directors hold options, which were granted in tandem with stock appreciation rights in October 1993, to acquire an aggregate of 35,000 shares of TCI Group Series A Stock, 28,125 share of LMG Series A Stock and 30,000 shares of TCIVG Series A Stock. All such options are currently exercisable. Certain executive officers and directors hold options, which were granted in tandem with stock appreciation rights in November 1994, to acquire 174,820 shares of TCI Group Series A Stock, 153,774 shares of LMG Series A Stock and 164,560 shares of TCIVG Series A Stock. Options to acquire

      92,780, 87,849 and 94,240, respectively, of such shares are currently exercisable. Mr. Kern holds a stock option, which was granted in November 1994, pursuant to the TCI Director Stock Option Plan, to purchase 25,000 shares of TCI Group Series A Stock and 14,063 shares of LMG Series A Stock. Options to acquire 15,000 and 8,438, respectively, of such shares are currently exercisable. Certain executive officers and directors hold options, which were granted in tandem with stock appreciation rights in December 1995, to acquire 1,190,000 shares of TCI Group Series A Stock, 871,875 shares of LMG Series A Stock and 1,020,000 shares of TCIVG Series A Stock. Options to acquire 476,000, 348,750 and 408,000, respectively, of such shares are currently exercisable. Additionally, certain executive officer and directors hold 45,177 restricted shares of TCI Group Series A Stock, 22,500 restricted shares of LMG Series A Stock and 19,646 restricted shares of TCIVG Series A Stock. Such shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000. Mr. Hindery holds stock options granted in tandem with stock appreciation rights in February 1997 to acquire 700,000 shares of TCI Group Series A Stock, 375,000 shares of LMG Series A Stock and 600,000 shares of TCIVG Series A Stock. None of such options were exercisable at August 1, 1998. In addition, Mr. Gould holds a stock option, which was granted in December 1996, pursuant to the TCI Director Stock Option Plan, to purchase 50,000 shares of TCI Group Series A Stock and 28,125 shares of LMG Series A Stock. Options to acquire 10,000 and 5,625, respectively, of such shares are currently exercisable. In addition, certain executive officers and directors hold stock options, which were granted in tandem with stock appreciation rights in July 1997, to acquire 2,341,500 shares of TCI Group Series A Stock, 1,743,750 shares of LMG Series A Stock and 2,007,000 shares of TCIVG Series A Stock. Options to acquire 468,300, 348,750 and 401,400, respectively, of such shares are currently exercisable. Also, Messrs. Hindery and Kern were granted an aggregate of 338,154 restricted shares of TCI Group Series A Stock and 123,692 restricted shares of TCIVG Series A Stock. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002. Additionally, Mr. Kern holds a stock option, which was granted in tandem with stock appreciation rights in December 1997, to acquire 350,000 shares of TCI Group Series A Stock, 250,000 shares of LMG Series A Stock and 300,000 shares of TCIVG Series A Stock. None of such options were exercisable at August 1, 1998. All of the aforementioned options, options granted in tandem with stock appreciation rights and shares of restricted stock are reflected in this table assuming the exercise or vesting in full of such securities as to each individual.
(25) Dr. Malone holds a stock option which was granted in tandem with stock appreciation rights in December 1997, to acquire 2,800,000 shares of TCIVG Series B Stock. None of these options were exercisable at August 1, 1998.

         No equity securities in any subsidiary of TINTA, other than directors' qualifying shares, are owned by any of TINTA's executive officers or directors. TINTA knows of no arrangements, including any pledge by any person of securities of TINTA, the operation of which may at a subsequent date result in a change in control of TINTA.


                                 LEGAL MATTERS

         The validity of the LMG Series A Stock to be issued in connection with the Merger will be passed upon by Sherman & Howard L.L.C., 3000 First Interstate Tower North, 633 Seventeenth Street, Denver, Colorado 80202. Certain of the tax consequences of the Merger will be passed upon by Sherman & Howard L.L.C., Denver, Colorado, on behalf of TCI, and by Baker & Botts, L.L.P., New York, New York, on behalf of TINTA. Certain partners of Baker & Botts, L.L.P. may hold shares of TCI Common Stock.


                                    EXPERTS

         The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the reports, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements above refers to the effects of not consolidating TCI Group's interest in Liberty Media Group and TCI Ventures Group for all periods that TCI Group has an interest in Liberty Media Group and TCI Ventures Group.

         The combined balance sheets of Liberty Media Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheets of Tele-Communications International, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications International, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 19, 1998, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997 incorporated in this Proxy Statement/Prospectus and in the Registration Statement by reference, which appear in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which report appears in the Current Report on Form 8-K, as amended on Form 8-K/A (Amendment No. 2) of Tele-Communications, Inc., dated March 6, 1998, have been incorporated by reference herein in reliance upon the report, dated April 1, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                 MISCELLANEOUS

         It is expected that a representative of KPMG Peat Marwick LLP, TINTA's independent certified public accountants, will be present at the Meeting to respond to appropriate questions of TINTA stockholders and to make a statement if he so desires.

         Due to the contemplated consummation of the Merger, TINTA does not currently intend to hold a 1999 Annual Meeting of Stockholders. If the Merger is not consummated, the Annual Meeting of Stockholders of TINTA is expected to be held on July 1, 1999. Proposals by stockholders to be considered for inclusion in the proxy materials for such meeting must be received by the Secretary of TINTA by January 31, 1999 in a form that complies with applicable regulations. SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement for an Annual Meeting of Stockholders.

                                                                      APPENDIX I


================================================================================


                         AGREEMENT AND PLAN OF MERGER


                                     among


                          TELE-COMMUNICATIONS, INC.,


                        LIBERTY GROUP ACQUISITION CO.,

                                      and

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.


                          Dated as of August 24, 1998

================================================================================

                               TABLE OF CONTENTS


                                                                                  Page
ARTICLE I

     DEFINITIONS AND CONSTRUCTION..............................................    1
          1.1  Certain Definitions.............................................    1
          1.2  Terms Generally.................................................    6

ARTICLE II

     THE MERGER AND RELATED MATTERS............................................    7
          2.1  The Merger......................................................    7
          2.2  Closing.........................................................    7
          2.3  Conversion of Securities........................................    8
          2.4  Exchange of Shares..............................................    8
          2.5  Changes in LMG Series A Stock...................................   10
          2.6  Stock Options, SARs and Benefit Plans...........................   10

ARTICLE III

     CERTAIN ACTIONS...........................................................   11
          3.1  Stockholder Meeting.............................................   11
          3.2  Registration Statement and Other SEC Filings....................   11
          3.3  Identification of Affiliates....................................   12
          3.4  Reasonable Efforts..............................................   12
          3.5  Company SIP.....................................................   12

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................   13
          4.1  Organization and Qualification..................................   13
          4.2  Authorization and Validity of Agreement.........................   14
          4.3  Capitalization..................................................   14
          4.4  Reports and Financial Statements................................   15
          4.5  No Approvals or Notices Required; No Conflict with Instruments..   15
          4.6  Absence of Certain Changes or Events............................   16
          4.7  Registration Statement; Proxy Statement.........................   16
          4.8  Brokers or Finders..............................................   17
          4.9  Fairness Opinion................................................   17
          4.10 Recommendation of the Company Board.............................   17
          4.11 Vote Required...................................................   17
          4.12 Full Disclosure.................................................   17

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF TCI.....................................    17
          5.1  Organization....................................................    17
          5.2  Authorization and Validity of Agreement.........................    18
          5.3  Capitalization of TCI...........................................    18
          5.4  TCI Reports and Financial Statements............................    19
          5.5  No Approvals or Notices Required; No Conflict with Instruments..    19

           5.6  Absence of Certain Changes or Events............................................     20
           5.7  Registration Statement..........................................................     20
           5.8  Brokers or Finders..............................................................     20
           5.9  Vote Required...................................................................     20
          5.10  Full Disclosure.................................................................     20
          5.11  Interim Operations of Merger Sub................................................     21
          5.12  Separation of Assets and Liabilities............................................     21
          5.13  LMG Series A Stock..............................................................     21

ARTICLE VI

     TRANSACTIONS PRIOR TO CLOSING..............................................................     21
           6.1  Access to Information...........................................................     21
           6.2  Confidentiality.................................................................     21
           6.3  Public Announcements............................................................     22
           6.4  Conduct of the Company's Business Pending the Effective Time....................     22
           6.5  Expenses........................................................................     24
           6.6  Indemnification.................................................................     24
           6.7  Notification of Certain Matters.................................................     25
           6.8  Defense of Litigation...........................................................     25
           6.9  Actions by TCI and Merger Sub...................................................     26
          6.10  AT&T Merger.....................................................................     26
          6.11  Listing.........................................................................     26

ARTICLE VII

     CONDITIONS PRECEDENT.......................................................................     26
          7.1   Conditions Precedent to the Obligations of TCI, Merger Sub and the Company......     26
          7.2   Conditions Precedent to the Obligations of Merger Sub and TCI...................     27
          7.3   Conditions Precedent to the Obligations of the Company..........................     28

ARTICLE VIII

     TERMINATION................................................................................     29
          8.1   Termination and Abandonment.....................................................     29
          8.2   Effect of Termination...........................................................     30

ARTICLE IX

     MISCELLANEOUS..............................................................................     30
           9.1  Effectiveness of Representations, Warranties and Agreements.....................     30
           9.2  Notices.........................................................................     30
           9.3  Entire Agreement................................................................     31
           9.4  Assignment; Binding Effect; Benefit.............................................     31
           9.5  Amendment.......................................................................     31
           9.6  Extension; Waiver...............................................................     31
           9.7  Headings........................................................................     32
           9.8  Counterparts....................................................................     32
           9.9  Applicable Law..................................................................     32
          9.10  Enforcement of this Agreement...................................................     32
          9.11  Limited Liability...............................................................     32
          9.12  Severability....................................................................     32

COMPANY SCHEDULES

     Schedule 2.6      --  Obligations Relating to Company Securities
     Schedule 3.6      --  Employee Matters
     Schedule 4.5      --  Consents or Notices; Conflicts
     Schedule 4.6      --  Certain Events or Changes
     Schedule 6.4(e)   --  Indebtedness and Guarantees

TCI SCHEDULES

     None

EXHIBITS

     Exhibit 3.3       --  Affiliate Agreement

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 24th day of August, 1998, by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Group Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of TCI ("Merger Sub"), and Tele-Communications International, Inc., a Delaware corporation (the "Company").

          WHEREAS, TCI is the parent of the Company and beneficially owns 85% of the outstanding shares of common stock of the Company which shares represent, in the aggregate, 92% of the voting power of all outstanding shares of common stock of the Company;

          WHEREAS, TCI desires to acquire all of the shares of common stock of the Company not owned by it;

          WHEREAS, the Boards of Directors of TCI, Merger Sub and the Company each have determined that it is advisable and in the best interests of their respective stockholders for TCI to so acquire such shares and, to that end, for Merger Sub to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement;

          WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 (the "Code");

          WHEREAS, TCI has entered into an Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, with AT&T Corp. ("AT&T") and Italy Merger Corp. (the "AT&T Agreement"), pursuant to which, among other things, TCI will be acquired by AT&T by means of a merger (the "AT&T Merger"); and

          WHEREAS, neither this Agreement nor the consummation of the transactions contemplated hereby is contingent on consummation of the transactions contemplated by the AT&T Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following meanings unless the context otherwise requires:

          "affiliate" of any Person shall have the meaning ascribed to such term
           ---------
in Rule 12b-2 under the Exchange Act. For purposes of this Agreement (other than Section 3.3), unless otherwise specified, (A) neither the Company nor any of its subsidiaries shall be deemed to be affiliates of TCI or any of TCI's subsidiaries; (B) neither TCI nor any of its subsidiaries shall be deemed to be affiliates of the Company or any of the Company's subsidiaries; (C) none of the affiliates (the "Company Affiliates") of the Company or any of its subsidiaries shall be deemed to be an affiliate of TCI or any of TCI's subsidiaries, unless such Company Affiliate would be such an affiliate if neither TCI nor any of its subsidiaries (1) owned any capital stock of the Company, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of the Company or any of its subsidiaries or (3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its subsidiaries; and (D) none of the affiliates ("TCI Affiliates") of TCI or any of TCI's subsidiaries shall be deemed to be an affiliate of the Company or any of the Company's subsidiaries, unless such TCI Affiliate would be such an affiliate if neither TCI nor any of its subsidiaries (1) owned any capital stock of the Company, (2) designated or nominated, or possessed any contractual right to designate or nominate, any directors of the Company or any of its subsidiaries or

(3) otherwise possessed, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its subsidiaries.

          "Agreement" shall mean this Agreement and Plan of Merger, including
           ---------
all Exhibits and Schedules hereto.

          "Assumed Option" shall have the meaning specified in Section 2.6(a)
           --------------
hereof.

          "Assumed SAR" shall have the meaning specified in Section 2.6(b)
           -----------
hereof.

          "AT&T" shall have the meaning specified in the preamble hereto.
           ----

          "AT&T Agreement" shall have the meaning specified in the preamble
           --------------
hereto.

          "AT&T Liberty Class A Stock" shall mean the Class A Liberty Group
           --------------------------
Common Stock, par value $1.00 per share, of AT&T, having the terms set forth in the proposed amendment to the Certificate of Incorporation of AT&T, set forth as Exhibit A to the AT&T Agreement, as the same may be amended or modified in accordance with the terms of the AT&T Agreement.

          "AT&T Merger" shall have the meaning specified in the preamble hereto.
           -----------

          "Certificates" shall have the meaning specified in Section 2.4(b)
           ------------
hereof.

          "Certificate of Merger" shall mean the certificate of merger with
           ---------------------
respect to the Merger, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

          "Closing" shall mean the consummation of the transactions contemplated
           -------
by this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs
           ------------
pursuant to Section 2.2 hereof.

          "Code" shall have the meaning specified in the preamble hereto.
           ----

          "Company" shall have the meaning specified in the preamble hereto.
           -------

          "Company Board" shall mean the Board of Directors of the Company.
           -------------

          "Company Charter" shall mean the Restated Certificate of Incorporation
           ---------------
of the Company, as amended to the date hereof and as it may be further amended prior to the Effective Time with the consent of TCI pursuant to Section 6.4 hereof.

          "Company Common Stock" shall mean the Company Series A Stock and the
           --------------------
Company Series B Stock.

          "Company Debentures" shall mean the 4 1/2% Convertible Subordinated
           ------------------
Debentures due 2006 of the Company.

          "Company Equity Affiliates" shall have the meaning specified in
           -------------------------
Section 4.1 hereof.

          "Company Option" shall have the meaning specified in Section 2.6(a)
           --------------
hereof.

          "Company Plan" shall mean each bonus, deferred compensation, incentive
           ------------
compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1997 by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company or any ERISA Affiliate including any such type of plan established, maintained or contributed to under the laws of any foreign country.

          "Company Preferred Stock" shall mean the Preferred Stock, par value
           -----------------------
$.01 per share, of the Company.

          "Company SAR" shall have the meaning specified in Section 2.6(b)
           -----------
hereof.

          "Company SEC Filings" shall have the meaning specified in Section 4.4
           -------------------
hereof.

          "Company Series A Stock" shall mean the Series A Common Stock, $1.00
           ----------------------
par value per share, of the Company.

          "Company Series B Stock" shall mean the Series B Common Stock, $1.00
           ----------------------
par value per share, of the Company.

          "Company SIP" shall have the meaning specified in Section 3.5 hereof.
           -----------

          "Company Stock" shall mean the Company Common Stock and the Company
           -------------
Preferred Stock.

          "Contract Consent" shall have the meaning specified in Section
           ----------------
4.5(iii) hereof.

          "Contract Notice" shall have the meaning specified in Section 4.5(iii)
           ---------------
hereof.

          "Contract" shall have the meaning specified in Section 4.5(iv) hereof.
           --------

          "control" shall mean, with respect to any Person, the possession,
           -------
direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "DGCL" shall mean the General Corporation Law of the State of
           ----
Delaware.

          "Effective Time" shall mean the time when the Merger of Merger Sub
           --------------
with and into the Company becomes effective under applicable law as provided in
Section 2.1(a) hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

          "Exchange Agent" shall have the meaning specified in Section 2.4(a)
           --------------
hereof.

          "Exchange Agent Agreement" shall have the meaning specified in Section
           ------------------------
2.4(a) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, and the
           ------------
rules and regulations thereunder.

          "Exchange Ratio" shall have the meaning specified in Section 2.3(i).
           --------------

          "Fairness Opinion" shall have the meaning specified in Section 4.9
           ----------------
hereof.

          "GAAP" shall mean generally accepted accounting principles as accepted
           ----
by the accounting profession in the United States as in effect from time to time.

          "Government Consent" shall have the meaning specified in Section
           ------------------
4.5(ii) hereof.

          "Governmental Entity" shall mean any court, arbitrator, administrative
           -------------------
or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

          "Governmental Filing" shall have the meaning specified in Section
           -------------------
4.5(ii) hereof.

          "Group" shall mean the TCI Group, the Liberty Media Group or the TCI
           -----
Ventures Group.

          "Indemnified Liabilities" shall have the meaning specified in Section
           -----------------------
6.6(a) hereof.

          "Indemnified Parties" shall have the meaning specified in Section
           -------------------
6.6(a) hereof.

          "Indemnified Party" shall have the meaning specified in Section 6.6(a)
           -----------------
hereof.

          "Injunction" shall have the meaning specified in Section 3.4 hereof.
           ----------

          "Liberty Media Group" shall have the meaning specified in the TCI
           -------------------
Charter.

          "Liberty Media Members" shall mean those subsidiaries of TCI whose
           ---------------------
assets, businesses and results of operations are attributed to the Liberty Media Group.

          "License" shall mean any license, franchise, ordinance, authorization,
           -------
permit, certificate, variance, exemption, concession, lease, right of way, easement, instrument, order and approval, domestic or foreign.

          "Lien" shall mean any security interest, mortgage, pledge,
           ----
hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "LMG Market Price," on any date of determination, shall mean the
           ----------------
average of the closing sales prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of LMG Series A Stock on the NNM (or, if the LMG Series A Stock is not traded on the NNM, on the principal stock exchange on which such stock is traded) on each of the five consecutive trading days immediately preceding the trading day prior to the date of such determination.

          "LMG Preferred Stock" shall mean the Series C-LMG Preferred Stock and
           -------------------
the Series H Preferred Stock.

          "LMG Series A Stock" shall mean the Tele-Communications, Inc. Series A
           ------------------
Liberty Media Group Common Stock, $1.00 par value per share, of TCI, or such other securities as may be issuable to holders of Company Common Stock in the Merger in accordance with Section 2.5 hereof.

          "LMG Series B Stock" shall mean the Tele-Communications, Inc. Series B
           ------------------
Liberty Media Group Common Stock, $1.00 par value per share, of TCI.

          "Local Approvals" shall have the meaning specified in Section 4.5(ii)
           ---------------
hereof.

          "Material Adverse Effect" shall mean (A) with respect to TCI, a
           -----------------------
material adverse effect on the business, properties, operations or financial condition of (i) TCI and its subsidiaries (including the Company and its subsidiaries) taken as a whole, other than any such effect arising out of or resulting from general business or economic conditions in the United States or from changes in or affecting the cable television industry generally in the United States, or (ii) the Liberty Media Group, other than any such effect arising out of or resulting from general business or economic conditions in the United States or from changes in or affecting the cable television programming industry generally in the United States, and (B) with respect to the Company, a material adverse effect on the business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole, other than any such effect arising out of or resulting from general business or economic conditions in areas where the Company does business or from changes in or affecting the cable television industry or the cable television programming industry generally in areas where the Company does business.

          "Merger" shall have the meaning specified in the preamble hereto.
           ------

          "Merger Sub" shall have the meaning specified in the preamble hereto.
           ----------

          "NNM" shall mean The Nasdaq Stock Market, Inc.'s Nasdaq National
           ---
Market.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

          "Proxy Statement" shall have the meaning specified in Section 3.2(a)
           ---------------
hereof.

          "Registration Statement" shall have the meaning specified in Section
           ----------------------
3.2(a) hereof.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, and the rules
           --------------
and regulations thereunder.

          "Series C-LMG Preferred Stock" shall have the meaning specified in
           ----------------------------
Section 5.3(a) hereof.

          "Series H Preferred Stock" shall have the meaning specified in Section
           ------------------------
5.3(a) hereof.

          "Significant Subsidiary" shall have the meaning ascribed to such term
           ----------------------
in Rule 1-02 of Regulation S-X of the Rules and Regulations of the SEC.

          "Special Meeting" shall have the meaning specified in Section 3.1
           ---------------
hereof.

          "subsidiary" when used with respect to any Person, means any other
           ----------
Person, of which (x) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its subsidiaries, or by such first Person and one or more of its subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its subsidiaries, or such first Person and one or more of its subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has control over such organization or entity; provided that, for purposes of the agreements set forth in Article III
        --------
and Article VI, references to subsidiaries shall not include any Person as to which such first Person's voting interests are subject to a voting agreement, proxy, management contract or other arrangement as a result of which such first Person does not control such other Person. For purposes of this Agreement (other than Section 3.3), unless otherwise specified, neither the Company nor any of its subsidiaries shall be deemed to be subsidiaries of TCI or any of TCI's subsidiaries, whether or not they otherwise would be subsidiaries of TCI or any of TCI's subsidiaries under the foregoing definition.

          "Surviving Corporation" shall mean the Company as the Surviving
           ---------------------
Corporation after the Merger as provided in Section 2.1(a).

          "TCI" shall have the meaning specified in the preamble hereto.
           ---

          "TCI Benefit Arrangement" shall mean each material plan, program,
           -----------------------
policy, contract or arrangement of TCI and its subsidiaries, other than TCI Employee Plans, providing for bonuses, pensions, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any TCI Employees or any beneficiaries or dependents of any TCI Employees (other than directors' and officers' liability policies), whether or not insured or funded.

          "TCI Charter" shall mean the Restated Certificate of Incorporation of
           -----------
TCI, as amended.

          "TCI Employee" shall mean any current or former employee, agent,
           ------------
director or independent contractor of TCI or its subsidiaries.

          "TCI Employee Plan" shall mean each material "employee benefit plan"
           -----------------
(as defined in Section 3(3) of ERISA) of TCI and its subsidiaries in which TCI Employees participate or pursuant to which TCI or any of its subsidiaries may have a liability with respect to employees.

          "TCI Equity Affiliates" shall have the meaning specified in Section
           ---------------------
5.1 hereof.

          "TCI Group" shall have the meaning specified in the TCI Charter.
           ---------

          "TCI Group Members" shall mean those subsidiaries of TCI whose assets,
           -----------------
businesses and results of operations are attributed to the TCI Group.

          "TCI SEC Filings" shall have the meaning specified in Section 5.4
           ---------------
hereof.

          "TCI Ventures Group" shall have the meaning specified in the TCI
           ------------------
Charter.

          "TCI Ventures Members" shall mean those subsidiaries of TCI (including
           --------------------
the Company and its subsidiaries) whose assets, businesses and results of operations are attributed to the TCI Ventures Group.

          "Violation" shall have the meaning specified in Section 4.5(iv)
           ---------
hereof.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, a subsidiary
           -----------------------
of such Person 100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.

     1.2  Terms Generally.  The definitions in Section 1.1 shall apply equally
          ---------------
to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the knowledge of the Company" or any similar term relating to the Company's knowledge means the actual knowledge, without investigation, of any of the officers or directors of the Company, and the term "to the knowledge of TCI" or any similar term relating to TCI's knowledge means the actual knowledge, without investigation, of any of the officers or directors of TCI. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. As used herein, the phrase "made available" means that the information referred to has been made available if requested by the party to whom such information is to be made available.

                                  ARTICLE II

                        THE MERGER AND RELATED MATTERS

     2.1  The Merger.
          ----------

          (a) Merger; Effective Time.  At the Effective Time and subject to and
              ----------------------
upon the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation. The Effective Time shall occur on the date and at the time that the Certificate of Merger shall have been accepted for filing by the Delaware Secretary of State (or such later date and time as may be agreed to by TCI and the Company and specified in the Certificate of Merger). Provided that this Agreement has not been terminated pursuant to Article VIII, the parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State as soon as practicable after the Closing.

          (b) Effects of the Merger.  From and after the Effective Time, the
              ---------------------
Merger shall have the effects set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          (c) Certificate of Incorporation of Surviving Corporation.  At the
              -----------------------------------------------------
Effective Time, the Company Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article I thereof shall read in its entirety as follows: "The name of the Corporation is: Tele-Communications International, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and the DGCL.

          (d) Bylaws of the Surviving Corporation.  The Bylaws of the Company
              -----------------------------------
shall be amended as of the Effective Time to be identical to the Bylaws of Merger Sub in effect immediately prior to the Effective Time (except to the extent required to reflect that the name of the Surviving Corporation shall be "Tele-Communications International, Inc.") and, in such amended form, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the Certificate of Incorporation of the Surviving Corporation and the DGCL.

          (e) Directors and Officers of Surviving Corporation.  The directors of
              -----------------------------------------------
Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

     2.2  Closing.  Unless this Agreement shall have been terminated pursuant to
          -------
Section 8.1 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article VII, the Closing shall take place (i) at 10:00 a.m. (Denver time) at the executive offices of TCI in Denver, Colorado, on the date on which the last of the conditions set forth in Article VII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and/or at such other time and/or place as the parties may mutually agree.

     2.3  Conversion of Securities.
          ------------------------

          (a)  Conversion of Company Securities.  At the Effective Time, by
               --------------------------------
virtue of the Merger and without any action on the part of TCI, Merger Sub, the Company or the holders of shares of Company Common Stock:

          (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.3(a)(ii)) shall be converted into and represent the right to receive, and shall be exchangeable for, .58 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of LMG Series A Stock; provided, however, that if the product of .58 and the LMG Market
                --------  -------
Price on the Closing Date shall be less than $22.00 and TCI shall not theretofore have terminated this Agreement in accordance with Section 8.1(iii)(A), then the Exchange Ratio shall be increased to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such LMG Market Price. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of LMG Series A Stock to be issued pursuant to this Section 2.3(a)(i) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.4(f) and 2.4(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.4, without interest.

          (ii) Each share of Company Stock that immediately prior to the Effective Time is (i) owned of record by TCI or any subsidiary of TCI or (ii) held in the treasury of the Company or held by any Wholly-Owned Subsidiary of the Company shall automatically be canceled, retired and cease to exist without payment of any consideration thereof and without any conversion thereof into LMG Series A Stock.

          (b)  Conversion of Merger Sub Stock.  At the Effective Time, by virtue
               ------------------------------
of the Merger and without any action on the part of TCI, Merger Sub or the Company, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     2.4  Exchange of Shares.
          ------------------

          (a)  Appointment of Exchange Agent.  On or before the Closing Date,
               -----------------------------
TCI shall enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by TCI and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder.

          (b)  Letter of Transmittal.  As soon as reasonably practicable after
               ---------------------
the Effective Time, TCI will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced issued and outstanding shares of Company Common Stock (other than shares to be canceled pursuant to Section 2.3(a)(ii)) (the "Certificates"): (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as TCI and the Company may jointly specify.

          (c)  Exchange Procedure.  Promptly following the surrender, in
               ------------------
accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or TCI pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, TCI shall, subject to Section 2.4(d), cause to be distributed to the Person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such Person representing the number of whole shares of LMG Series A Stock into which the shares previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II and (ii) payment (which shall be made by check) of any cash payable in lieu of a fractional share of LMG Series A Stock pursuant to Section 2.4(f). Each Certificate so surrendered shall forthwith be canceled.

          (d)  Unregistered Transfers of Company Common Stock. In the event of a
               ----------------------------------------------
transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of whole shares of LMG Series A Stock may be issued (and cash in lieu of a fractional share of LMG Series A Stock may be paid) to the transferee of such shares if the Certificate evidencing such shares of Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of TCI that such transfer would not violate applicable federal or state securities laws.

          (e)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to TCI and complying with any other reasonable requirements imposed by TCI, TCI will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the shares of LMG Series A Stock or other property deliverable in respect thereof as determined in accordance with this Article II. TCI may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give TCI a bond in such sum as it may direct as indemnity against any claim that may be made against TCI or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (f)  No Fractional Shares.  No certificates or scrip representing
               --------------------
fractional shares of LMG Series A Stock shall be issued upon the surrender for exchange of Certificates for Company Common Stock; no stock split or dividend with respect to shares of LMG Series A Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of TCI. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to a fractional share of LMG Series A Stock will, upon surrender of his Certificate to the Exchange Agent in accordance with Section 2.4(c), be entitled to receive cash in an amount determined by multiplying such fraction by the current market value of a whole share of LMG Series A Stock and rounding the product to the nearest whole cent. The "current market value" of a share of LMG Series A Stock means, for this purpose, the average of the last reported sale prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of LMG Series A Stock on the NNM (or, if the LMG Series A Stock is not traded on the NNM, on the principal stock exchange on which such stock is traded) for the period of five consecutive trading days ending on and including the last full trading day preceding the Closing Date. No interest shall accrue or be paid with respect to fractional share interests or with respect to cash payable in lieu of fractional share interests.

          (g)  No Dividends Before Surrender of Certificates.  No dividends or
               ---------------------------------------------
other distributions declared or made after the Effective Time with respect to LMG Series A Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of LMG Series A Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of LMG Series A Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid by TCI with respect to such whole shares of LMG Series A Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of LMG Series A Stock.

          (h)  No Further Ownership Rights in Company Common Stock.  All shares
               ---------------------------------------------------
of LMG Series A Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

          (i) Abandoned Property Laws.  Payment or delivery of the shares of LMG
              -----------------------
Series A Stock, any cash in lieu of fractional shares thereof and any dividends or distributions with respect thereto in accordance with the terms hereof shall be subject to applicable abandoned property, escheat and similar laws and none of TCI, Merger Sub, the Surviving Corporation or the Company shall be liable to any holder of shares of Company Common Stock or LMG Series A Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

     2.5  Changes in LMG Series A Stock.  If, after the date hereof and prior to
          -----------------------------
the Effective Time, the LMG Series A Stock shall be recapitalized or reclassified or TCI shall effect any stock dividend, stock split, or reverse stock split of LMG Series A Stock or otherwise effect any transaction that changes the LMG Series A Stock into any other securities (including securities of another corporation, including, without limitation, securities of AT&T) or any other dividend or distribution shall be made on the LMG Series A Stock (or such other securities), then the shares of LMG Series A Stock to be delivered under this Agreement to the holders of Company Common Stock shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of LMG Series A Stock would have been entitled to receive had such shares been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

     2.6  Stock Options, SARs and Benefit Plans.
          -------------------------------------

          (a) Stock Options.  Each of the then outstanding stock options, if
              -------------
any, to purchase shares of Company Common Stock (each, a "Company Option") issued by the Company pursuant to any Company Plan, and any non-plan options to acquire shares of Company Common Stock set forth in Schedule 2.6 issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by TCI and converted into an option (an "Assumed Option") to purchase that number of shares of LMG Series A Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Option at the Effective Time by the Exchange Ratio, at an exercise price per share of LMG Series A Stock equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a share of LMG Series A Stock, then the number of shares of LMG Series A Stock subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Assumed Option shall otherwise remain as set forth in the Company Option converted into such Assumed Option. The adjustment provided for in this Section 2.6(a) with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (b) Stock Appreciation Rights.  Each of the then outstanding stock
              -------------------------
appreciation rights, if any, with respect to shares of Company Common Stock (each, a "Company SAR") issued by the Company pursuant to any Company Plan, and any non-plan stock appreciation rights with respect to shares of Company Common Stock set forth in Schedule 2.6 issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by TCI and converted into a stock appreciation right (an "Assumed SAR") with respect to that number of shares of LMG Series A Stock equal to the number of shares of Company Common Stock that were subject to such Company SAR at the Effective Time multiplied by the Exchange Ratio, at an exercise price per stock appreciation right equal to (i) in the case of a Company SAR issued in tandem with Company Options, the exercise price per share of the related Company Option assumed by TCI as determined above and (ii) in the case of a free standing Company SAR, the amount determined by dividing the base price per share of such Company SAR immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an Assumed SAR being exercisable with respect to a fraction of a share of LMG Series A Stock, then the number of shares of LMG Series A Stock in respect of such stock appreciation right shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Assumed SAR shall otherwise remain as set forth in the Company SAR converted into such Assumed SAR.

          (c) Restricted Stock.  Each restricted share of Company Common Stock
              ----------------
granted pursuant to any Company Plan and each restricted share of Company Common Stock issued pursuant to individual awards not granted pursuant to any Company Plan shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be converted into a number of restricted shares of LMG Series A Stock at the Exchange Ratio determined pursuant to Section 2.3(a)(i) hereof, and will remain subject to the same restrictions applicable to such restricted share of Company Common Stock immediately prior to the Effective Time.


                                  ARTICLE III

                                CERTAIN ACTIONS

     3.1  Stockholder Meeting.  Except as otherwise required by the fiduciary
          -------------------
duties of the Company Board, as determined in good faith by the Company Board following the receipt of advice of the Company's outside legal counsel thereon,
(A) the Company, acting through the Company Board, shall, in accordance with applicable law, the Company Charter and the Company's Bylaws, duly call, give notice of, convene and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon this Agreement and (B) the Company will, through the Company Board, recommend to its stockholders the adoption of this Agreement.

     3.2  Registration Statement and Other SEC Filings.
          --------------------------------------------

          (a) Registration Statement and Proxy Statement.  As soon as reasonably
              ------------------------------------------
practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement in form and substance reasonably satisfactory to TCI, and TCI shall prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") in connection with the registration under the Securities Act of the LMG Series A Stock issuable in the Merger and upon exercise of the Assumed Options. The proxy statement furnished to the Company's stockholders in connection with the Special Meeting (the "Proxy Statement") shall be included as part of the prospectus forming part of the Registration Statement. Each party hereto agrees to use its reasonable best efforts to cooperate with each other party in connection with the preparation and filing of the preliminary proxy statement, the Proxy Statement and the Registration Statement, including providing information to the other party with respect to itself as may be reasonably required in connection therewith. Each of TCI and the Company shall use its reasonable best efforts to respond to any comments of the SEC, to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time and to cause the Proxy Statement approved by the SEC to be mailed to the Company's stockholders at the earliest practicable time. TCI also shall use its reasonable best efforts to take any reasonable action (other than qualifying to do business in any jurisdiction in which it is not now so qualified, subjecting itself to taxation in any jurisdiction in which it is not now so subject, giving any consent to general service of process in any jurisdiction in which it is not now subject to such service or changing in any respect its authorized or outstanding capital stock or the composition of its assets) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of the LMG Series A Stock to be covered by the Registration Statement.

          (b) SEC Comments; Amendments and Supplements.  Each of TCI and the
              ----------------------------------------
Company shall notify the other party promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the preliminary proxy statement, the Proxy Statement, the Registration Statement or any other filing or for additional information, and will supply the other with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the preliminary proxy statement, the Proxy Statement, the Registration Statement, the Merger or any other filing relating thereto. The Proxy Statement, the Registration Statement and such other filings shall comply in all material respects with all applicable requirements of law. If at any time prior to the Effective Time, any event shall occur relating to TCI or the Company, as the case may be, or its subsidiaries or any of their respective officers, directors, partners or affiliates which should be described in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing, TCI or the Company, as the case may be, shall inform the other party promptly after becoming aware of such event and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

     3.3  Identification of Affiliates.  Promptly after the Special Meeting and
          ----------------------------
before the Closing Date, the Company shall deliver to TCI a letter identifying all Persons who, to the Company's knowledge, at the time of the Special Meeting or at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to TCI, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3, that such Person will not offer to sell or otherwise dispose of any shares of LMG Series A Stock issued to such Person pursuant to the Merger in violation of the Securities Act and the rules and regulations thereunder.

     3.4  Reasonable Efforts.  Subject to the terms and conditions of this
          ------------------
Agreement and applicable law and, in the case of the Company, except as otherwise required by the fiduciary duties of the Company Board (as determined in good faith by the Company Board following the receipt of advice of the Company's outside legal counsel thereon), each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in
Article VII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and subsidiaries, and use their reasonable best efforts to cause their respective affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 7.1(c);
(iii) subject to the last sentence of Section 3.2(a), taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the LMG Series A Stock to be covered by the Registration Statement; (iv) obtaining the tax opinions referred to in Sections 7.2(d) and 7.3(d); and (v) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any
                                  --------  -------
consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (i) or (ii) of this sentence, no party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which, individually or in the aggregate, would have a Material Adverse Effect on the Company or TCI. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

     3.5  Company SIP.  The Company may amend and/or take action with respect to
          -----------
the Tele-Communications International, Inc. 1995 Stock Incentive Plan (the "Company SIP") prior to the Effective Time to provide that, upon a termination of employment by participants of the Company SIP who are employed by the Company or any of its subsidiaries at the Effective Time with good reason or by the Company without cause following the Effective Time, options, stock appreciation rights or other awards granted under the Company SIP in 1997 and outstanding as of the Effective Time shall be fully vested, and in the case of stock options or stock appreciation rights be immediately exercisable, and will remain outstanding for their full original term as if the individual had remained employed by the Company.

     3.6  Employee Matters. From and after the Effective Time, TCI will cause
          ----------------
the Surviving Corporation to honor, in accordance with their terms, the executive, employment and other agreements and arrangements relating to officers and employees of the Company set forth in Schedule 3.6 (the "Executive Agreements") and all the Company Plans; provided, however, that nothing herein
                                        --------  -------
shall preclude any change in any Executive Agreement or Company Plan effective on a prospective basis that is permitted pursuant to the terms of the applicable Executive Agreement or Company Plan. Company performance in respect of any performance or other programs shall be calculated without taking into account any expenses or costs directly associated with or arising as a result of the transactions contemplated by this Agreement or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not occurred. With respect to employees of the Company, TCI shall assume the obligations of the Company under the Company Plans as in effect immediately prior to the Effective Time and will provide employee benefit plans with aggregate employee benefits to Company employees that are no less favorable than the aggregate benefits provided to them immediately prior to the Effective Time; provided that TCI at its sole option may provide employee
                    --------
benefits to Company employees which, in the aggregate, are no less favorable than those applicable to similarly situated employees of TCI. With respect to any plans established by TCI, to the extent a Company employee becomes eligible to participate in any such plans by virtue of the Merger, TCI shall grant to such Company employee from after the Effective Time, credit for all service with the Company and its affiliates and predecessors (and any other service credited by the Company under similar Company Plans) prior to the Effective Time for eligibility to participate, benefit accrual and vesting purposes, including for purposes of eligibility and participation under TCI's severance policies and plans, including the calculation of such employee's "Years of Continuous Service," to the extent such service was credited under the Company Plans on the Closing Date, and Company employees shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under such TCI plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Plans or were eligible to participate in such TCI plans prior to the Effective Time. TCI further agrees to maintain the Company's severance plans as in effect on the date hereof for a period of two years from the Effective Time, without adverse amendment, for the benefit of Company employees.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to TCI and Merger Sub as follows:

     4.1  Organization and Qualification. Each of the Company and its
          ------------------------------
subsidiaries (i) is a corporation, partnership, limited liability company or other business association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each entity in which the Company, directly or through one or more of its subsidiaries, has an investment accounted for by the equity method (the "Company Equity Affiliates") is a corporation, partnership, limited liability company or other business association (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore furnished or made available to TCI a true and complete copy of the Company Charter and the Company's Bylaws, each as amended through and in effect on the date hereof.

     4.2  Authorization and Validity of Agreement.  The Company has all
          ---------------------------------------
requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.11, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to such approval of the Company's stockholders. This Agreement has been duly executed and delivered by the Company and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The Company and the Company Board have taken all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to TCI and, with respect to Merger Sub, to the transactions contemplated by this Agreement.

     4.3  Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of (i) 312,000,000 shares of Company Common Stock, of which 300,000,000 shares are designated Company Series A Stock and 12,000,000 shares are designated Company Series B Stock and (ii) 10,000,000 shares of Company Preferred Stock, issuable in series.

          (b) As of the close of business on June 30, 1998, (i) 103,640,680 shares of Company Series A Stock and 11,700,000 shares of Company Series B Stock were issued and outstanding, (ii) 15,394,363 shares of Company Series A Stock and no shares of Company Series B Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options and other stock performance awards, (iii) no shares of Company Preferred Stock were issued and outstanding and no action had been taken by the Company Board with respect to the designation of the rights and preferences of any series of Company Preferred Stock, and (iv) 3,382,200 shares of Company Series A Stock and no shares of Company Series B Stock or Company Preferred Stock were held in the treasury of the Company or held by subsidiaries of the Company.

          (c) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

          (d) Except for the Company Debentures, there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders of the Company may vote.

          (e) As of the close of business on June 30, 1998, there were no options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) from the Company, other than (i) Company Options or other rights outstanding as of the close of business on June 30, 1998 representing in the aggregate the right to purchase or acquire up to 2,757,000 shares of Company Series A Stock, pursuant to Company Plans or otherwise, (ii) the right of the holders of Company Debentures to convert such debentures into shares of Company Series A Stock, pursuant to the terms thereof, and (iii) the right of the holders of shares of Company Series B Stock to convert such shares into shares of Company Series A Stock, pursuant to the Company Charter. Upon consummation of the Merger, none of such options or convertible securities will be exercisable for or convertible into any shares of capital stock of the Company, but instead will either be converted in the Merger or be adjusted to be exercisable for or convertible into shares of LMG Series A Stock in accordance with the terms of this Agreement and such securities.

          (f) Since June 30, 1998 until the execution of this Agreement, the Company has not issued any capital stock or any options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock).

     4.4  Reports and Financial Statements.  The Company has filed all Reports
          --------------------------------
on Form 10-K, Form 10-Q and Form 8-K and proxy statements required under the Exchange Act to be filed with the SEC since January 1, 1996 (collectively, the "Company SEC Filings"). The Company has heretofore furnished or made available to TCI true and complete copies of all the Company SEC Filings filed prior to the date hereof. As of their respective dates, each of the Company SEC Filings complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, and none of the Company SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding TCI included in the Company SEC Filings which was furnished by TCI expressly for use therein). When filed with the SEC, the financial statements (including the related notes) included in the Company SEC Filings complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company as of June 30, 1998 included in the Company SEC Filings, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, none of the Company, any of the Company's subsidiaries or, to the knowledge of the Company, any Company Equity Affiliate has incurred any liability or obligation of any kind that, individually or in the aggregate, has or would have a Material Adverse Effect on the Company.

     4.5  No Approvals or Notices Required; No Conflict with Instruments.
          --------------------------------------------------------------
Except as set forth on Schedule 4.5, the execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

          (i) assuming adoption of this Agreement at the Special Meeting by the requisite vote of the Company's stockholders, conflict with or violate the Company Charter or Bylaws or the charter or bylaws of any corporate subsidiary of the Company, or the partnership agreement of any partnership subsidiary of the Company, or any other instrument or document governing any subsidiary of the Company that is not a corporation or partnership;

          (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (a "Government Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with respect to the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, except for (A) the filing with the SEC of the Registration Statement and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) such Government Consents and Governmental Filings with foreign, state and local governmental authorities (the "Local Approvals") as may be required with respect to the Licenses held by the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Company Equity Affiliates or as may otherwise be required under laws applicable to the conduct of the businesses of the Company and its subsidiaries in the ordinary course,
(D) the Governmental Filings to be made on the part of or with respect to TCI and Merger Sub referred to in clause (ii) of Section 5.5, (E) such Government Consents and Governmental Filings as may be required in connection with the issuance of the LMG Series A Stock to be covered by the Registration Statement pursuant to state securities and blue sky laws, and (F) such Government Consents and Government Filings the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger;

          (iii) assuming adoption of this Agreement at the Special Meeting by the requisite vote of the Company's stockholders, require, on the part of the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), whether under any License or other Contract or otherwise, except (A) as set forth on Schedule 4.5 and (B) such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger;

          (iv) assuming that the Contract Consents and Contract Notices described on Schedule 4.5 are obtained and given and that any Government Consents and Governmental Filings required under any Licenses are obtained or made, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or, subject to Section 4.5(v), acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any material benefit, rights or privileges under or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any contract (including any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature (each, a "Contract")) to which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate is a party, by which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate is entitled to any rights or benefits (including the Licenses), except (A) as set forth on Schedule 4.5 and (B) such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger;

          (v) require any approval, consent or authorization from the holders of the Company Debentures. The Merger will result in a "Change of Control" under the terms of the Company Debentures, and holders of such debentures will have the right to tender the same, in whole or in part, to the Company for a purchase price of 100% of principal amount, plus accrued but unpaid interest, within the time periods and subject to the requirements of the Indenture for the Company Debentures; or

          (vi) assuming adoption of this Agreement at the Special Meeting by the requisite vote of the Company's stockholders and assuming that the Government Consents and Governmental Filings specified in clause (ii) of this
Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company, any subsidiary of the Company or, to the knowledge of the Company, any Company Equity Affiliate, or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

     4.6  Absence of Certain Changes or Events.  Except as otherwise disclosed
          ------------------------------------
in the Company SEC Filings filed with the SEC prior to the date hereof or as set forth on Schedule 4.6, since December 31, 1997, there has not been any material adverse change in the business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as the Company can reasonably foresee, is reasonably likely to have, a Material Adverse Effect on the Company.

     4.7  Registration Statement; Proxy Statement.  None of the information
          ---------------------------------------
supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto or (ii) any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document relating to the Company will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by the Company a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied).

     4.8  Brokers or Finders.  No investment banker, broker, finder consultant
          ------------------
or intermediary (other than Salomon Smith Barney, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

     4.9  Fairness Opinion.  The Company Board has received the opinion, dated
          ----------------
August 21, 1998, of Salomon Smith Barney, Inc. to the effect that the exchange ratio contemplated by Section 2.3(a) for the conversion of Company Common Stock into LMG Series A Stock pursuant to the Merger is fair, from a financial point of view, to the holders of Company Common Stock (other than TCI or its affiliates) (the "Fairness Opinion"). A true and complete copy of the Fairness Opinion (which includes the consent of Salomon Smith Barney, Inc. to the inclusion of the Fairness Opinion in the Proxy Statement and the Registration Statement) has been delivered to TCI.

     4.10 Recommendation of the Company Board.  The Company Board, at a meeting
          -----------------------------------
duly called and held, unanimously (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company's stockholders (other than TCI and its subsidiaries), (b) approved this Agreement, the Merger and the other transactions contemplated hereby and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company.

     4.11 Vote Required.  The only vote of stockholders of the Company required
          -------------
under the DGCL, the Company Charter, the Company's Bylaws and the rules and regulations of The Nasdaq Stock Market in order to adopt this Agreement is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Company Series A Stock and the Company Series B Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock or other securities of the Company is required.

     4.12 Full Disclosure.  No statement in this Agreement or in any certificate
          ---------------
delivered pursuant to the requirements of this Agreement by or on behalf of the Company to TCI contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TCI

         TCI hereby represents and warrants to the Company as follows:

     5.1  Organization.  Each of Merger Sub, TCI and TCI's subsidiaries (i) is a
          ------------
corporation, partnership, limited liability company or other business association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCI. Each entity in which TCI, directly or through one or more of its subsidiaries, has an investment accounted for by the equity method (the "TCI Equity Affiliates") is a corporation, partnership, limited liability company or other business association (A) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has all requisite corporate, partnership, limited liability company or other business association power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of its activities, makes such qualification necessary, except in each case where such failure to be so existing and in good standing or to have such power and authority or to be so qualified to do business and be in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TCI.

     5.2  Authorization and Validity of Agreement.  Each of TCI and Merger Sub
          ---------------------------------------
has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by TCI of this Agreement and the consummation by each of TCI and Merger Sub of the transactions contemplated hereby have been approved by the respective Boards of Directors of TCI and Merger Sub and by TCI as the sole stockholder of Merger Sub, and have been duly authorized by all other necessary corporate action on the part of TCI or Merger Sub. This Agreement has been duly executed and delivered by TCI and Merger Sub and (assuming the due execution and delivery of this Agreement by the Company) constitutes a valid and binding agreement of TCI and Merger Sub, enforceable against TCI and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     5.3  Capitalization of TCI.
          ---------------------

          (a) TCI's authorized capital stock includes 750,000,000 shares of LMG Series A Stock and 75,000,000 shares of LMG Series B Stock. No shares of TCI's preferred stock are convertible into LMG Series A Stock or LMG Series B Stock other than its Convertible Preferred Stock, Series C-Liberty Media (the "Series C-LMG Preferred Stock") and its Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). There are 70,575 authorized shares of Series C-LMG Preferred Stock and 7,259,380 authorized shares of Series H Preferred Stock.

          (b) As of the close of business on June 30, 1998, (A) 326,005,365 shares of LMG Series A Stock and 31,699,575 shares of LMG Series B Stock (in each case net of shares held in treasury and shares held by subsidiaries all of the common stock of which is beneficially owned by TCI) were issued and were outstanding, (B) 31,780,822 shares of LMG Series A Stock and 3,499,261 shares of LMG Series B Stock were held in TCI's treasury (including shares held by subsidiaries of TCI), and (C) 70,575 shares of Series C-LMG Preferred Stock, no shares of Series D Preferred Stock and 6,567,794 shares of Series H Preferred Stock were issued and were outstanding.

          (c) All outstanding shares of LMG Series A Stock, LMG Series B Stock and LMG Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of TCI is entitled to preemptive rights.

          (d) As of the close of business on June 30, 1998, there were no options, warrants or other rights to acquire LMG Series A Stock (or securities convertible into or exercisable or exchangeable for LMG Series A Stock) from TCI, other than (i) the right of the holders of LMG Series B Stock to convert shares of LMG Series B Stock into LMG Series A Stock, pursuant to the TCI Charter, (ii) options or other rights representing in the aggregate the right to purchase or otherwise acquire up to 11,597,336 shares of LMG Series A Stock, pursuant to TCI Employee Plans or TCI Benefit Arrangements or otherwise, (iii) 19,416,910 shares of LMG Series A Stock issuable upon exchange of the TCI UA, Inc. Convertible Notes due December 12, 2021, and (iv) (A) 3,969,844 shares of LMG Series A Stock issuable upon conversion of the Series C-LMG Preferred Stock, at a conversion rate equal to 56.25 per share and (B) 3,879,103 shares of LMG Series A Stock issuable upon conversion of the Series H Preferred Stock, at a conversion rate equal to 0.590625 per share.

          (e) Since June 30, 1998 until the execution of this Agreement, TCI has not issued any LMG Series A Stock or any options, warrants or other rights to acquire LMG Series A Stock (or securities convertible into or exercisable or exchangeable for LMG Series A Stock) other than the issuance of shares of LMG Series A Stock pursuant to options referred to in clause (ii) of the foregoing paragraph (d) that were outstanding as of June 30, 1998.

          (f) As of June 30, 1998 and the date hereof, the following were all zero: Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the Committed Acquisition Shares and the TCI Ventures Group Preferred Interest (each, as defined in the TCI Charter).

     5.4  TCI Reports and Financial Statements.  TCI has filed all Reports on
          ------------------------------------
Form 10-K, Form 10-Q and Form 8-K and proxy statements required under the Exchange Act to be filed with the SEC since January 1, 1996 (collectively, the "TCI SEC Filings"). TCI has heretofore furnished or made available to the Company true and complete copies of all the TCI SEC Filings filed prior to the date hereof. The TCI SEC Filings constitute all of the documents (other than preliminary material) that TCI was required to file with the SEC under the Exchange Act since such date. As of their respective dates, each of the TCI SEC Filings complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, and none of the TCI SEC Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to any information regarding the Company included in the TCI SEC Filings which was furnished by the Company expressly for use therein). When filed with the SEC, the financial statements (including the related notes) included in the TCI SEC Filings complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the schedules thereto), and such financial statements fairly present, in all material respects, the consolidated financial position of TCI and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except (i) as and to the extent disclosed or reserved against on TCI's balance sheet as of June 30, 1998 included in the TCI SEC Filings, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, none of TCI, any of TCI's subsidiaries or, to the knowledge of TCI, any TCI Equity Affiliate has incurred any liability or obligation of any kind that, individually or in the aggregate, has or would have a Material Adverse Effect on TCI.

     5.5  No Approvals or Notices Required; No Conflict with Instruments.  The
          --------------------------------------------------------------
execution and delivery by TCI and Merger Sub of this Agreement do not, and the performance by TCI and Merger Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not:

          (i) conflict with or violate the TCI Charter or TCI's Bylaws or the Certificate of Incorporation or Bylaws of Merger Sub;

          (ii) require any Government Consent or Governmental Filing on the part of or with respect to TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, except for (A) the filing with the SEC of the Registration Statement and such reports under Sections 12(g), 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or Merger Sub is qualified to do business, (C) the Local Approvals, (D) such Government Consents and Governmental Filings as may be required in connection with the issuance of the LMG Series A Stock covered by the Registration Statement pursuant to state securities and blue sky laws, (E) the Governmental Filings to be made on the part of or with respect to the Company referred to in clause (ii) of Section 4.5, and (F) such Government Consents and Governmental Filings the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger;

          (iii) require on the part of TCI, any subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate, any Contract Consent or Contract Notice, except such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger;

          (iv)   assuming that any Government Consents and Governmental
Filings required under any Licenses are obtained or made, result in a Violation by TCI, Merger Sub or any other subsidiary of TCI of any Contract to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is a party, by which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or any of their respective assets or properties is bound or affected or pursuant to which TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate is entitled to any rights or benefits, except for such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger; or

          (v) assuming that this Agreement is adopted by the Company's stockholders as required by the DGCL and the Company Charter and Bylaws, and that the Government Consents and Governmental Filings specified in clause (ii) of this Section 5.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to TCI, Merger Sub, any other subsidiary of TCI or, to the knowledge of TCI, any TCI Equity Affiliate or by which any of their respective properties or assets are bound or affected, except for such Violations which would not, individually or in the aggregate, have a Material Adverse Effect on TCI or prevent or materially delay the consummation of the Merger.

     5.6  Absence of Certain Changes or Events.  Except as otherwise disclosed
          ------------------------------------
in the TCI SEC Filings filed with the SEC prior to the date hereof, since December 31, 1997, there has not been any material adverse change in the business, properties, operations or financial condition of TCI and its subsidiaries taken as a whole, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had or, insofar as TCI can reasonably foresee, is reasonably likely to have, a Material Adverse Effect on TCI.

     5.7  Registration Statement.  None of the information supplied or to be
          ----------------------
supplied by TCI or Merger Sub in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, or (ii) any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement (including the Proxy Statement forming part of the prospectus included therein) or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document relating to TCI or Merger Sub will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by TCI a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The Registration Statement will comply (with respect to TCI and Merger Sub and information provided in writing therefor by TCI or Merger Sub) as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations under such Act.

     5.8  Brokers or Finders.  No investment banker, broker, finder consultant
          ------------------
or intermediary is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of TCI or Merger Sub.

     5.9  Vote Required.  No vote of stockholders of TCI is required under the
          -------------
DGCL, the TCI Charter, TCI's Bylaws or the rules and regulations of The Nasdaq Stock Market in order for TCI to validly perform its obligations under this Agreement (including, without limitation, its obligation to issue the LMG Series A Stock pursuant to Section 2.3(a)(i) hereof).

     5.10 Full Disclosure.  No statement in this Agreement or in any certificate
          ---------------
delivered pursuant to the requirements of this Agreement by or on behalf of TCI or Merger Sub to the Company contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     5.11 Interim Operations of Merger Sub.  Merger Sub has been formed solely
          --------------------------------
for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no subsidiaries, and will have conducted its operations only as contemplated hereby.

     5.12 Separation of Assets and Liabilities.  Each of the combined balance
          ------------------------------------
sheets (including the related notes) of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group included in the TCI SEC Filings presents fairly, respectively, in all material respects, the combined financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group as of the respective dates thereof, and the other related statements (including the related notes) included in the TCI SEC Filing present fairly, respectively, in all material respects, the results of operations and the changes in financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. Except
(i) as and to the extent disclosed or reserved against on the balance sheet of the TCI Group, the Liberty Media Group or the TCI Ventures Group as of December 31, 1997 included in the TCI SEC Filings, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by the AT&T Agreement, none of the TCI Group, the Liberty Media Group or the TCI Ventures Group has any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on TCI.

     5.13 LMG Series A Stock.  The shares of LMG Series A Stock to be issued and
          ------------------
delivered pursuant to Section 2.4 will be, when the Merger has become effective and such shares are issued and delivered as provided in Section 2.4 and as described in the Registration Statement, duly authorized, validly issued, fully paid and nonassessable and no stockholder of TCI will have any preemptive right of subscription or purchase in respect thereof. The shares of LMG Series A Stock to be issued in the Merger, will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.


                                  ARTICLE VI

                         TRANSACTIONS PRIOR TO CLOSING

     6.1  Access to Information.  From the date hereof to the Effective Time,
          ---------------------
upon reasonable notice, each of TCI and the Company shall (and shall cause each of its subsidiaries, and use its reasonable best efforts to cause its other affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of the other reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such information concerning its business, properties, personnel and affairs as such Persons shall from time to time reasonably request.

     6.2  Confidentiality.  Unless otherwise agreed to in writing by the party
          ---------------
disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") shall, and shall cause its affiliates, directors, officers, employees, agents and controlling Persons (such affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Proprietary Information (as defined below) of the disclosing party confidential and not disclose or reveal any such Proprietary Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Proprietary Information,
(ii) use such Proprietary Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Proprietary Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information of the disclosing party, the receiving party shall provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Proprietary Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Proprietary Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it shall not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event shall a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it shall be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure. In the event this Agreement is terminated, each party shall, if so requested by the other party, promptly return or destroy all of the Proprietary Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party shall
                              --------  -------
not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but shall destroy (or cause to be destroyed) the same upon request of the disclosing party.

          For purposes of this Section 6.2, "Proprietary Information" of a party means all proprietary or confidential information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished.
"Proprietary Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or
(d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

     6.3  Public Announcements.  No party shall or shall permit any of its
          --------------------
subsidiaries to (and each party shall use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives not
to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on The Nasdaq Stock Market (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

     6.4  Conduct of the Company's Business Pending the Effective Time.  The
          ------------------------------------------------------------
Company shall, and shall cause each of its subsidiaries to, except as permitted, required or specifically contemplated by this Agreement, required by any change in applicable law or consented to or approved in writing by TCI (which consent or approval shall not be unreasonably withheld) during the period commencing on the date hereof and ending at the Effective Time:

          (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

          (b) use reasonable efforts, in the ordinary and usual course of business and consistent with past practices, to preserve intact its current business organizations, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with it;

          (c) not (i) make any change or amendments in its charter, bylaws or partnership agreement or other governing instrument or document (as the case may be); (ii) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, options, warrants, calls, commitments or other agreements of any character to purchase or acquire any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, other than (A) shares of Company Common Stock issued upon exercise of Company Options or other rights outstanding as of the date hereof under Company Plans or otherwise disclosed pursuant to this Agreement, in accordance with the terms thereof, (B) shares of Company Series A Stock issued upon conversion of shares of Company Series B Stock outstanding on the date hereof, in accordance with the terms of the Company Charter as in effect on the date hereof, and (C) shares of Company Common Stock issued in connection with the conversion of convertible or exchangeable securities of the Company or its subsidiaries, including the Company Debentures, outstanding as of the date hereof, in accordance with the terms of such securities; (iii) except for conversions of shares of Company Series B Stock outstanding on the date hereof into shares of Company Series A Stock, in accordance with the terms of the Company Charter as in effect on the date hereof, split, combine, subdivide or reclassify the outstanding shares of its capital stock or other equity or voting interests, or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or other equity or voting interests, or otherwise make any payments to stockholders or owners of equity or voting interests in their capacity as such (other than dividends or distributions paid by any Wholly-Owned Subsidiary of the Company to the Company or another Wholly-Owned Subsidiary;
(iv) redeem, purchase or otherwise acquire, directly or indirectly, any outstanding shares of capital stock or other securities or equity or voting interests of the Company or any subsidiary of the Company; (v) make any other changes in its capital or ownership structure; (vi) sell or grant a Lien with respect to any stock, equity or partnership interest owned by it in any subsidiary of the Company; or (vii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

          (d) not (i) modify or change in any material respect any material License or other material Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (A) in each case other than in the ordinary course of business and consistent with past practice and with or granted to Persons who are not officers or directors of the Company or any subsidiary of the Company and which do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any subsidiary of the Company or any Company Equity Affiliate and (B) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to officers of the Company or its subsidiaries who are not directors or executive officers of the Company; (iii) establish, amend or modify any Company Plan or any other employee benefit plan, except in the ordinary course of business, consistent with past practice and to the extent not material and except to the extent required by any applicable law or the existing terms of such Company Plan or by the provisions of this Agreement; (iv) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Filings, or incurred in the ordinary course of business and consistent with past practice;
(v) cancel any debts or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (vi) make any capital expenditures which individually or in the aggregate are in excess of the amount provided for capital expenditures in the most recent capital budget for the Company and its subsidiaries approved by the Company Board prior to December 31, 1997 (the "1998 capital budget"); (vii) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness for borrowed money; (viii) other than the normal cash management practices of the Company and its subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing Contract; or (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing; and

          (e) not incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any material amount of indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with past practice; provided, however,
                                                           --------  -------
that the foregoing shall not prohibit (i) any guarantees in effect on the date of this Agreement that are referred to in the Company SEC Filings or in Schedule 6.4(e)
or that are required to be given under existing agreements referred to in the Company SEC Filings, (ii) the incurrence or guarantee of the indebtedness set forth on Schedule 6.4(e), (iii) any renewal, extension, amendment or refinancing of existing indebtedness (provided there is no increase in the interest rate or the principal amount of such indebtedness) and (iv) the incurrence of any new indebtedness, or the amendment or refinancing of any existing indebtedness (whether or not permitted by the preceding clause (iii), if such indebtedness would be prepayable in full at the Effective Time without material restrictions (other than customary prepayment penalties and premiums that, in the case of any refinancing, are no greater than those contained in the indebtedness being refinanced).

     6.5  Expenses.  Except as otherwise provided in this Section 6.5, whether
          --------
or not the Merger is consummated, all costs and expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and the prospectus included in the Registration Statement (and any amendment or supplement thereto) shall be borne 90% by TCI and 10% by the Company. Notwithstanding the foregoing, if this Agreement or the transactions contemplated hereby are terminated or abandoned prior to the Effective Time, TCI shall reimburse the Company for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement and all costs and expenses incurred or otherwise owed by the Company pursuant to the foregoing sentence, provided that such termination or abandonment is not the result of a
          --------
material wilful breach by the Company of its covenants or agreements contained herein or the representations and warranties made by it herein. Such payment shall be made against receipt of documentation in reasonable detail supporting the amount of such costs and expenses. Any such payment required to be made by TCI hereunder shall be made as promptly as practicable but not later than five business days after termination of this Agreement and, in any such case, shall be made by wire transfer of immediately available funds to an account designated by the Company.

     6.6  Indemnification.
          ---------------

          (a) Indemnification of Company Directors and Officers.  From and after
              -------------------------------------------------
the Effective Time, TCI shall indemnify, defend and hold harmless the present and former directors, officers, employees or agents of the Company and any of its subsidiaries, and any Person who is or was serving at the request of the Company as a director, officer, employee or agent of another Person (individually an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 6.6) (promptly as statements therefor are received), liabilities or judgments or amounts that are paid in settlement with the approval of TCI (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person was at any time prior to the Effective Time a director, officer, employee or agent of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby (and TCI shall pay expenses in advance of the final disposition of any such action, suit, proceeding or investigation to each Indemnified Party (including fees and expenses of counsel properly retained by an Indemnified Party under this Section 6.6), promptly as statements therefor are received, to the full extent permitted by law upon receipt of the undertaking contemplated by Section 145(e) of the
DGCL), in each case to the full extent that (x) a corporation is permitted under Delaware law to indemnify or advance expenses to its own directors, officers, employees or agents, as the case may be, (y) such Indemnified Party would have been entitled to be indemnified by the Company, if such Indemnified Party was a director, officer, employee or agent of the Company, with respect to the Indemnified Liabilities in question under the Company Charter and the Company's Bylaws as in effect on January 1, 1998 and under any indemnification agreement with the Company in a form disclosed to TCI prior to the date hereof and (z) such indemnification otherwise is permitted by applicable law. In the event any such claim, action, suit, proceeding or investigation is asserted or commenced against any Indemnified Party (whether before or after the Effective Time), TCI will be entitled to participate and, to the extent that it may wish, to assume the defense thereof, except that if TCI also is a subject of such claim, action, suit, proceeding or investigation and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of TCI and the position of such Indemnified Party, or if TCI shall fail to assume responsibility for such defense, such Indemnified Party may, subject to Section

6.6(b), retain counsel who will represent such Indemnified Party, and TCI shall pay all fees and expenses of such counsel promptly as statements therefor are received; provided that such Indemnified Party shall vigorously defend (or, if
          --------
the defense is assumed by TCI, use his reasonable best efforts to assist in the vigorous defense of) any such matter; provided, further, that TCI shall not be
                                      --------  -------
liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld; and provided, further, that TCI
                                                 --------  -------
shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder.

          (b) Indemnification Procedures.  Any Indemnified Party wishing to
              ---------------------------
claim indemnification or advancement of expenses under Section 6.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify TCI thereof (provided that the failure so to notify TCI shall not relieve TCI from any liability which it may have under this Section 6.6, except to the extent such failure materially prejudices TCI) and shall deliver to TCI an undertaking to repay any amounts advanced pursuant thereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder. In no event may the Indemnified Parties retain more than one lead law firm and one local counsel to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties in which case the Indemnified Parties may (unless the defense of such matter has been assumed by TCI as provided herein) retain, at the expense of TCI, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

          (c) Survival of Existing Indemnification Rights.  TCI and Merger Sub
              -------------------------------------------
agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company Charter or the Company's Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of the Company's subsidiaries, as in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification
                         --------  -------
in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim.

          (d) Survival.  This Section 6.6 shall survive the consummation of the
              --------
Merger. The provisions of this Section 6.6 are intended to be for the benefit of and shall be enforceable by each of the Indemnified Parties and his heirs and legal representatives, and shall be binding on TCI, Merger Sub and the Surviving Corporation and their respective successors and assigns.

     6.7  Notification of Certain Matters.  Between the date hereof and the
          -------------------------------
Effective Time, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence or non-occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of the Company or TCI (or Merger Sub), as the case may be, to comply with or satisfy any condition, covenant or agreement to be complied with or satisfied by it hereunder, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and
(v) any notice of, or other communication relating to, any litigation referred to in Section 6.8 or any order or judgment entered or rendered therein; provided, however, that the delivery of any notice pursuant to this Section 6.7
--------  -------
shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.8  Defense of Litigation.  Each of the parties agrees, except, in the
          ---------------------
case of the Company, as otherwise required by the fiduciary duties of the Company Board (as determined in good faith by the Company Board following the receipt of advice of the Company's outside legal counsel thereon), to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. No party shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other party (which consent shall not be withheld unreasonably). Each of the parties further agrees to use its reasonable best efforts to cause each of its affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such Person were a party hereto.

     6.9  Actions by TCI and Merger Sub.  In its capacity as a beneficial owner
          -----------------------------
of Company Stock, TCI hereby consents to the adoption of this Agreement and agrees to cause the Company Stock beneficially owned by TCI to be voted in favor of the adoption of this Agreement at the Special Meeting. In its capacity as the sole stockholder of Merger Sub, (i) TCI hereby consents to the adoption of this Agreement by Merger Sub and agrees that such consent shall be treated for all purposes as a vote in favor of this Agreement duly adopted at a meeting of the stockholders of Merger Sub held for such purpose, and (ii) TCI shall cause Merger Sub to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby. Merger Sub shall not conduct any other business.

     6.10 AT&T Merger.  If the AT&T Merger becomes effective prior to the
          -----------
Effective Time, TCI shall cause AT&T to take such action, including executing such documents and instruments, as may be necessary or desirable in order for
(i) the holders of Company Series A Stock to receive, at the Effective Time and in accordance with Section 2.3(a)(i) hereof, shares of AT&T Liberty Class A Stock, (ii) the holders of Assumed Options to receive, upon exercise of such options and in accordance with Section 2.6 hereof, shares of AT&T Liberty Class A Stock, (iii) the holders of Company Debentures to receive, upon conversion of and in accordance with the terms of such debentures, shares of AT&T Liberty Class A Stock and (iv) all other provisions contained in this Agreement that are intended to be performed by, and binding upon, the issuer of the LMG Series A Stock to be performed by, and binding upon, AT&T as the issuer of the AT&T Liberty Class A Stock.

     6.11 Listing.  TCI agrees to use its reasonable best efforts to cause the
          -------
shares of LMG Series A Stock to be issued pursuant to this Agreement and upon exercise of the Assumed Options to be authorized for listing on the NNM (or on the stock exchange which, at the Effective Time, is the principal market for the LMG Series A Stock), subject to official notice of issuance.


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     7.1  Conditions Precedent to the Obligations of TCI, Merger Sub and the
          ------------------------------------------------------------------
Company.  The respective obligations of TCI, Merger Sub and the Company to
-------
consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which, to the extent permitted by applicable law, may be waived by TCI, for itself and Merger Sub (but not for the Company), or by the Company for itself (but not for TCI or Merger Sub):

          (a) Stockholder Approval.  This Agreement shall have been duly adopted
              --------------------
by the requisite vote of the stockholders of the Company at the Special Meeting, in accordance with the DGCL, the Company Charter and the Company's Bylaws.

          (b) Registration.  The Registration Statement (as amended or
              ------------
supplemented) shall have been declared effective and shall be effective under the Securities Act at the Effective Time, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or shall have been threatened and be unresolved. TCI shall have received all state securities law or blue sky permits and authorizations necessary to carry out the transactions contemplated hereby, such permits and authorizations shall be in full force and effect and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization shall have been initiated and be continuing or shall have been threatened and be unresolved.

          (c) Absence of Injunctions.  No permanent or preliminary Injunction or
              ----------------------
restraining order or other order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated hereby as provided herein shall be in effect, or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on the Company.

          (d) Fairness Opinion.  The consent of Salomon Smith Barney, Inc. to
              ----------------
the inclusion of the Fairness Opinion in the Proxy Statement and the Registration Statement shall not have been withdrawn.

     7.2  Conditions Precedent to the Obligations of Merger Sub and TCI.  The
          -------------------------------------------------------------
obligations of Merger Sub and TCI to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by TCI:

          (a) Accuracy of Representations and Warranties.  All representations
              ------------------------------------------
and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b) Performance of Agreements.  The Company shall have performed in
              -------------------------
all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Officers' Certificates.  TCI and Merger Sub shall have received
              ----------------------
such certificates of the Company, dated the Closing Date, in each case signed by an executive officer of the Company (but without personal liability thereto), to evidence satisfaction of the conditions set forth in Sections 7.1(a), 7.1(c), 7.2(a) and 7.2(b)(insofar as each relates to the Company), as may be reasonably requested by TCI.

          (d) Tax Opinion.  TCI shall have received, prior to the earlier of the
              -----------
date the Proxy Statement is first mailed to the Company's stockholders and the effective date of the Registration Statement, the opinion of Sherman & Howard L.L.C., in form and substance reasonably satisfactory to TCI, to the effect that
(i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of TCI and the Company should be a party to that reorganization, (iii) no gain or loss should be recognized by the Company, TCI or Merger Sub as a result of the Merger, (iv) no gain or loss should be recognized by a stockholder of the Company to the extent that such stockholder receives only stock of TCI in exchange for his stock of the Company in the Merger, and (v) the Federal Income Tax Consequences section of the Proxy Statement (which constitutes the prospectus included in the Registration Statement) describes the material anticipated federal income tax consequences to the Company's stockholders from the Merger (subject to customary conditions and limitations described therein) and fairly represents such counsel's opinion as to the material anticipated federal income tax matters discussed therein. Such firm shall have consented to the filing of such opinion as an exhibit to the Registration Statement and to the reference to such firm in the Registration Statement, and such firm shall not have withdrawn such opinion prior to the Closing Date. In rendering the opinions referenced in this Section 7.2(d), Sherman & Howard L.L.C. may rely on representations contained in certificates of the Company, TCI, Merger Sub and others, in each case in form and substance reasonably acceptable to Sherman & Howard L.L.C., and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

          (e) No Adverse Enactments.  There shall not have been any action
              ---------------------
taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith; (ii) requires or may require the divestiture of a material portion of the business of (A) TCI and its subsidiaries taken as a whole, (B) the Liberty Media Group, or (C) the Company and its subsidiaries taken as a whole, if the Merger is consummated, (iii) imposes or may result in imposition of material limitations on the ability of TCI effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation) or makes the holding by TCI of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires or may require TCI or the Company or any of their respective material subsidiaries or affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its subsidiaries, if the Merger is consummated, or (v) otherwise prohibits, restricts, or unreasonably delays consummation of the Merger or any of the other transactions contemplated by this Agreement or increases or may increase in any material respect the liabilities or obligations of TCI arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

          (f) Receipt of Licenses, Permits and Consents.  Other than the filing
              -----------------------------------------
of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect and all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, (i) have a material adverse effect on the transactions contemplated hereby or (ii) assuming consummation of the Merger, have a Material Adverse Effect, as of or after the Effective Time, on the Company or TCI.

     7.3  Conditions Precedent to the Obligations of the Company.  The
          ------------------------------------------------------
obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

          (a) Accuracy of Representations and Warranties.  All representations
              ------------------------------------------
and warranties of TCI contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b) Performance of Agreements.  Each of Merger Sub and TCI shall have
              -------------------------
performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Officers' Certificates.  The Company shall have received such
              ----------------------
certificates of TCI, dated the Closing Date, in each case signed by an executive officer of TCI (but without personal liability thereto) to evidence satisfaction of the conditions set forth in Sections 7.1(b), 7.1(c), 7.3(a), 7.3(b), 7.3(e) and 7.3(g) (insofar as each relates to TCI or Merger Sub), as may be reasonably requested by the Company.

          (d) Tax Opinion.  The Company shall have received, prior to the
              -----------
earlier of the date the Proxy Statement is first mailed to the Company's stockholders and the effective date of the Registration Statement, the opinion of Baker & Botts, L.L.P., in form and substance reasonably satisfactory to the Company, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of TCI and the Company should be a party to that reorganization,
(iii) no gain or loss should be recognized by the Company as a result of the Merger, (iv) no gain or loss should be recognized by a stockholder of the Company to the extent that such stockholder receives only stock of TCI in exchange for his stock of the Company in the Merger, and (v) the Federal Income Tax Consequences section of the Proxy Statement (which constitutes the prospectus included in the Registration Statement) describes the material anticipated federal income tax consequences to the Company's stockholders from the Merger (subject to customary conditions and limitations described therein) and fairly represents such counsel's opinion as to the material anticipated federal income tax matters discussed therein. Such firm shall have consented to the filing of such opinion as an exhibit to the Registration Statement and to the reference to such firm in the Registration Statement, and such firm shall not have withdrawn such opinion prior to the Closing Date. In rendering the opinions referenced in this Section 7.3(d), Baker & Botts, L.L.P. may rely on representations contained in certificates of the Company, TCI, Merger Sub and others, in each case in form and substance reasonably acceptable to Baker & Botts, L.L.P., and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

          (e) No Adverse Enactments.  There shall not have been any action
              ---------------------
taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or threatened, which (i) makes or may make this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith or (ii) has or, in the reasonable judgment of the Company, assuming consummation of the Merger, is reasonably likely to have a Material Adverse Effect, as of or after the Effective Time, on TCI (including any potential change or event disclosed on any Schedule which, subsequent to the date hereof, actually occurs).

          (f) Receipt of Licenses, Permits and Consents.  Other than the filing
              -----------------------------------------
of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be), would not, either individually or in the aggregate, assuming consummation of the Merger, have a Material Adverse Effect, as of or after the Effective Time, on TCI.

          (g) NNM Listing.  The shares of LMG Series A Stock to be issued
              -----------
pursuant to this Agreement and upon exercise of the Assumed Options shall have been authorized for listing on the NNM (or on the stock exchange which, at the Effective Time, is the principal market for the LMG Series A Stock), subject only to official notice of issuance.


                                  ARTICLE VII

                                  TERMINATION

     8.1  Termination and Abandonment.  This Agreement may be terminated and the
          ---------------------------
transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company:

          (i)   by mutual consent of TCI and the Company;

          (ii) by either the Company, on the one hand, or TCI and Merger Sub, on the other hand: (A) if the Merger shall not have been consummated before January 31, 1999, provided that the right to terminate this Agreement pursuant
                  --------
to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Effective Time has been the cause of or resulted in the failure of the Merger to be consummated before such date, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party (or by Merger Sub, if the party seeking to terminate this Agreement is the Company) contained in this Agreement and such breach is incapable of being cured, (C) if any court of competent jurisdiction or other competent governmental authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) if the required adoption of this Agreement by the stockholders of the Company shall not have been duly obtained, provided that the terminating party has complied with its obligations under
--------
Section 3.1 or 3.2 (as the case may be); or

          (iii) by TCI (A) if the product of .58 and the LMG Market Price on the Closing Date shall be less than $22.00, or (B) if the Company Board shall have withdrawn or modified in any manner adverse to TCI its recommendation to the Company stockholders referred to in Section 4.10;

     8.2  Effect of Termination.  In the event of any termination of this
          ---------------------
Agreement by the Company or TCI pursuant to Section 8.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of TCI, Merger Sub, the Company or their respective affiliates, stockholders, directors, officers, agents or representatives except (i) as provided in Sections 6.2, 6.5, 6.6, 6.8, 8.1 and 9.11, which shall survive such termination; and (ii) to the extent such termination results from the willful breach by TCI, Merger Sub or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.


                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1  Effectiveness of Representations, Warranties and Agreements.  Except
          -----------------------------------------------------------
as set forth in the next sentence, the respective representations, warranties and agreements of the parties contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties hereto, whether prior to or after the execution of this Agreement. The representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall terminate at the Effective Time, except for (i) the agreements contained in Article II, Sections 6.5 and 6.6, and in this Article IX, and (ii) the agreements of the "affiliates" of the Company delivered pursuant to Section 3.3.

     9.2  Notices.  All notices, requests, demands, waivers and other
          -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

          (a)  if to TCI or Merger Sub, to:

                    Tele-Communications, Inc.
                    5619 DTC Parkway
                    Englewood, Colorado  80111-3000
                    Attn:     Stephen M. Brett, Executive Vice President
                    Telecopier:    (303) 488-3245

                    and with a copy to:

                    Sherman & Howard L.L.C.
                    633 Seventeenth Street, Suite 3000
                    3000 First Interstate Tower North
                    Denver, Colorado 80202
                    Attn:     Charles Tanabe, Esq.
                    Telecopier:    (303) 298-0940

          (b)  if to the Company, to:

                    Tele-Communications International, Inc.
                    5619 DTC Parkway
                    Englewood, Colorado  80111-3000
                    Attn:     Graham Hollis, Chief Financial Officer
                    Telecopier:    (303) 267-5651
                    with a copy to:

                    Baker & Botts, L.L.P.
                    599 Lexington Avenue, 28th Floor
                    New York, New York 10022-6030
                    Attn:     Robert W. Murray Jr., Esq.
                    Telecopier:    (212) 705-5125

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

     9.3  Entire Agreement.  This Agreement (including the Schedules, Exhibits
          ----------------
and other documents delivered in connection herewith) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     9.4  Assignment; Binding Effect; Benefit.
          -----------------------------------

          (a) Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on, or to make enforceable by, any Person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 6.6 and upon stockholders, directors, officers, affiliates, agents and representatives of the parties under Section
9.11. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 6.6 of this Agreement may not be amended or altered in any manner with respect to any Indemnified Party without the written consent of such Indemnified Party. No assignment of this Agreement shall relieve TCI from its obligations to any Indemnified Party contained in Section 6.6 of this Agreement.

          (b) Notwithstanding Section 9.4(a), this Agreement and all the rights, benefits and obligations hereunder shall be assignable to and binding upon, and inure to the benefit of and be enforceable by, any successor of TCI pursuant to the AT&T Merger.

     9.5  Amendment.  Before or after adoption of this Agreement by the
          ---------
stockholders of the Company, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time prior to the Effective Time; provided, however, that after adoption
                                         --------  -------
of this Agreement by the stockholders of the Company, no amendment may be made without the further requisite approval of such stockholders if such amendment by law requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     9.6  Extension; Waiver.  At any time prior to the Effective Time, either of
          -----------------
the parties, by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party or parties to be bound thereby. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to exercise any of its rights, powers or remedies hereunder or with respect hereto or to insist on strict compliance with this Agreement shall not constitute a waiver by such party of its right to exercise any such or other rights, powers or remedies or to demand such compliance. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

     9.7  Headings.  The table of contents and headings contained in this
          --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.8  Counterparts.  This Agreement may be executed in any  number of
          ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     9.9  Applicable Law.  This Agreement and the legal relations between the
          --------------
parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     9.10 Enforcement of this Agreement.  The parties hereto agree that
          -----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 Limited Liability.  Notwithstanding any other provision of this
          -----------------
Agreement, no stockholder, director, officer, affiliate, agent or representative of any party (other than TCI as the sole stockholder of Merger Sub) shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party hereunder or in respect of any certificate delivered with respect thereto and, to the fullest extent legally permissible, each party, for itself and its stockholders, directors, officers and affiliates, waives and agrees not to seek to assert or enforce any such liability which any such Person otherwise might have pursuant to applicable law.

     9.12 Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                         TELE-COMMUNICATIONS, INC.


                         By: /s/ Leo J. Hindery, Jr.
                             ------------------------
                             Name: Leo J. Hindery Jr.
                             Title:   President & COO


ATTEST:


/s/ Stephen M Brett
------------------------
     Secretary


                         TELE-COMMUNICATIONS INTERNATIONAL, INC.


                         By: /s/ David J. Evans
                             ----------------------
                             Name: David J. Evans
                             Title:   President & CEO

ATTEST:


/s/ Stephen M Brett
------------------------
     Secretary

                         LIBERTY GROUP ACQUISITION CO.



                         By:/s/ Robert R. Bennett
                            --------------------------
                            Name: Robert R. Bennett
                            Title:   President

ATTEST:


/s/ Vivian J. Carr
-----------------------
     Secretary

                                                                     APPENDIX II


                        OPINION OF SALOMON SMITH BARNEY


August 21, 1998

Board of Directors
Tele-Communications International, Inc.
5619 DTC Parkway
Englewood, Colorado 80111-3000

Ladies and Gentlemen:

          You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of Series A Common Stock, $1.00 par value per share (the "Company Common Stock"), of Tele-Communications International, Inc. (the "Company"), other than Tele-Communications, Inc. ("TCI") or any subsidiary of TCI (collectively, with TCI, "TCI Holders"), of the Exchange Ratio (as defined below) in connection with the proposed merger (the "Proposed Merger") of Liberty Group Acquisition Co. ("Merger Sub"), a wholly owned subsidiary of TCI, with and into the Company, pursuant to the Agreement and Plan of Merger (the "Agreement") by and among the Company, Merger Sub and TCI.

          As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, and each issued and outstanding share of Company Common Stock (other than shares owned by the Company, any wholly owned subsidiary of the Company or any TCI Holder) will be converted in the Proposed Merger into the right to receive 0.58 of a share (the "Exchange Ratio") of TCI Series A Liberty Media Group Common Stock, $1.00 par value per share ("TCI/Liberty Stock"); provided, however, that if the product of 0.58 times the Average Market Price (as defined below) of TCI/Liberty Stock on the date established for the closing of the Proposed Merger shall be less than $22.00, the Exchange Ratio shall, unless TCI shall have terminated the Agreement, be increased to equal the quotient (rounded upwards, if necessary, to the nearest one one-thousandth) obtained by dividing $22.00 by such Average Market Price (such adjustment being referred to as the "Minimum Value Adjustment"). In accordance with the Agreement, "Average Market Price" means the average of the closing sales prices (or, if on any day no sale price is reported, the average of the quoted high and low bid prices on such day) of a share of TCI/Liberty Stock on the Nasdaq National Market on each of the five consecutive trading days immediately preceding the trading day prior to the date of such determination.

          In connection with rendering our opinion we have reviewed and analyzed, among other things, the following: (i) a draft as of August 21, 1998 of the Agreement; certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three-year period ended December 31, 1997 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1998 and June 30, 1998, respectively; (ii) certain publicly available information concerning certain entities in which the Company holds a substantial equity interest (the "Company Portfolio Companies"); (iii) certain other internal information, primarily financial in nature, including projections, concerning the business, assets and operations of the Company and the Company Portfolio Companies furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information concerning the Liberty Media Group (as such term is defined in the Restated Certificate of Incorporation of TCI (the "Certificate")) ("Liberty"), including separate information concerning Liberty contained in the Annual Reports on Form 10-K of TCI for each of the years in the three-year period ended December 31, 1997 and the Quarterly Reports on Form 10-Q of TCI for the quarters ended March 31, 1998 and June 30, 1998, respectively; (vi) certain publicly available information concerning certain entities in which Liberty holds a substantial equity interest (the "Liberty Portfolio Companies"); (vii) certain other internal information, primarily financial in nature, including projections, concerning the business, assets and operations of Liberty and the Liberty Portfolio Companies furnished to us by Liberty for the purposes of our analysis; (viii) the Certificate, including the terms of the TCI/Liberty Stock set forth therein; and (ix) certain publicly available information concerning the trading of, and the trading market for, TCI/Liberty Stock. We also have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We have also met with certain officers and employees of the Company, TCI and Liberty to discuss the foregoing, as well as other matters we believe relevant to our inquiry.

          In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have not conducted a physical inspection of any of the properties or facilities of TCI, the Company, Liberty, any Company Portfolio Company or any Liberty Portfolio Company, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or Liberty, as the case may be, as to the future financial performance of the Company and the Company Portfolio Companies or Liberty and the Liberty Portfolio Companies, as the case may be, and we express no view with respect to such projections or the assumptions on which they were based. We also have assumed that the definitive Agreement, when executed, will contain a provision incorporating the Minimum Value Adjustment and will not contain any other terms or conditions that differ materially from the draft we have reviewed and that the Proposed Merger will be consummated in a timely manner and in accordance with the terms of the Agreement, without waiver of any of the conditions precedent to the Proposed Merger contained in the Agreement. We understand, and have assumed, that the Proposed Merger will qualify as a tax-free reorganization for federal income tax purposes. We further understand, and have assumed, that, following the Merger, for purposes of the TCI/Liberty Stock, Liberty will be deemed to be the beneficial owner of 15% of the outstanding capital stock of the Company.

          In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (x) the historical and current financial position and results of operations of the Company, Liberty, the Company Portfolio Companies and the Liberty Portfolio Companies; (xi) the business prospects of the Company, Liberty, the Company Portfolio Companies and the Liberty Portfolio Companies; (xii) the terms of the TCI/Liberty Stock; and (xiii) the historical and current market for the Company Common Stock and the TCI/Liberty Stock. We also have taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof.

          We have not been asked to consider, and our opinion does not address, the relative merits of the Proposed Merger as compared to any alternative business strategy that might exist for the Company. We understand that TCI is a party to an Agreement and Plan of Restructuring and Merger with AT&T Corp., dated as of June 23, 1998, pursuant to which it is contemplated that a wholly owned subsidiary of AT&T Corp. will merge with and into TCI (the "AT&T Merger") and holders of TCI/Liberty Stock will receive shares of the Class A Liberty Group Common Stock of AT&T ("AT&T/Liberty Stock") in exchange for TCI/Liberty Stock (the "AT&T Exchange"). We have not been asked to consider, and this opinion does not address, the AT&T Merger or the AT&T Exchange or the effect thereof on TCI/Liberty Stock or the effect, if any, of any decision not to proceed with or consummate the AT&T Merger. We further understand that it is contemplated that TCI Ventures Group (as such term is defined in the Certificate) will merge with and into Liberty (the "Ventures/Liberty Merger") following consummation of the Proposed Merger. We have not been asked to consider for the purposes of this opinion, and this opinion does not address, the Ventures/Liberty Merger or the effect thereof on TCI/Liberty Stock or the effect, if any, of any decision not to proceed with or consummate the Ventures/Liberty Merger. We have taken into account the fact that the TCI Holders currently own, directly or indirectly, approximately 85% of the outstanding Company Common Stock. Our opinion as expressed below does not constitute an opinion or imply any conclusion as to the likely trading range for TCI/Liberty Stock following consummation of the Proposed Merger or the Ventures/Liberty Merger or the likely trading range for AT&T/Liberty Stock following consummation of the AT&T Merger. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock, other than the TCI Holders, and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Proposed Merger.

          As you are aware, Salomon Brothers Inc and Smith Barney Inc., doing business as Salomon Smith Barney (collectively with all other entities doing business as Salomon Smith Barney, "Salomon Smith Barney"), are acting as financial advisor to the Company in connection with the Proposed Merger and will receive a fee for our services. In addition, in the ordinary course of business, Salomon Smith Barney may actively trade the debt and equity securities of the Company, TCI (including TCI/Liberty Stock) and AT&T for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Additionally, Salomon Smith Barney or its affiliates previously have rendered certain investment banking and financial advisory services to the Company, TCI, Liberty, TCI Ventures Group and AT&T, for which Salomon Smith Barney received customary compensation. Salomon Smith Barney and its affiliates (including Travelers Group Inc.) may have other business relationships with the Company and TCI.

          This opinion is intended for the benefit and use of the Company (including its management and directors) in considering the transaction to which it relates and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that it may be introduced into evidence and other references to it may be made in connection with any litigation relating to the Proposed Merger and it may be reproduced in full in any proxy or information statement relating to the Proposed Merger that the Company files with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          Based upon and subject to the foregoing, we are of the opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock other than the TCI Holders.

                               Very truly yours,



                               SALOMON SMITH BARNEY

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Restated Certificate of Incorporation, as amended ("TCI Charter"), of Tele-Communications, Inc., a Delaware corporation ("TCI"), provides as follows:

     "1.  Limitation on Liability.
          -----------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.   Indemnification.
          ---------------

          (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding

          (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.   Amendment or Repeal.
          -------------------

          Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     Article II, Section 2.9 of TCI's Bylaws also contains an indemnity provision, requiring TCI to indemnify members of the Board of Directors and officers of TCI and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI, to the fullest extent provided by the laws of the State of Delaware and the TCI Charter, as then or thereafter in effect.

     TCI has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI or is or was serving at TCI's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to TCI if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from TCI or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in TCI (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, TCI will seek legal advice only from independent legal counsel selected by the indemnitee and approved by TCI.

     The indemnification agreements impose upon TCI the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, TCI's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of TCI if there is such a policy.

     TCI may purchase liability insurance policies covering its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A)  EXHIBITS.

Exhibits       Description
--------       -----------

2.1 Agreement and Plan of Merger dated as of August 24, 1998, among TCI, Liberty Group Acquisition Co. and Tele-Communications International, Inc. (included as Appendix I to the Proxy Statement/Prospectus which is a part of this Registration Statement).

2.2 Agreement and Plan of Restructuring and Merger dated as of June 23, 1998, among AT&T Corp., Italy Merger Corp. and Tele-Communications, Inc. (Incorporated herein by reference to Exhibit
               2.1 of TCI's Current Report on Form 8-K, dated July 1, 1998 (Commission File No. 0-20421)).

3.1 Restated Certificate of Incorporation of TCI, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August
               3, 1995, January 25, 1996, January 25, 1996, April 7, 1997,
               August 28, 1997, December 30, 1997 and December 30, 1997 (Incorporated herein by reference to Exhibit 3.1 of TCI's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20421)).

3.2 Bylaws of TCI as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

4              Specimen Stock Certificate for the Tele-Communications, Inc.
               Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of TCI's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1, 2 and 3) Commission File No. 0-20421).

5 Opinion of Sherman & Howard L.L.C. regarding legality of securities being registered. +

8.1 Opinion of Sherman & Howard L.L.C. regarding certain federal income tax matters. +

8.2 Opinion of Baker & Botts, L.L.P. regarding certain federal income tax matters. +

23.1           Consent of KPMG Peat Marwick LLP.

23.2           Consent of KPMG Peat Marwick LLP.

23.3           Consent of KPMG Peat Marwick LLP.

23.4           Consent of KPMG Peat Marwick LLP.

23.5           Consent of KPMG Peat Marwick LLP.

23.6           Consent of KPMG Audit Plc.

23.7           Consent of Deloitte & Touche LLP.

23.8           Consent of KPMG Peat Marwick LLP.

23.9           Consent of Sherman & Howard L.L.C. (included in Exhibit 5).

23.10          Consent of Sherman & Howard L.L.C. (included in Exhibit 8.1).

23.11          Consent of Baker & Botts, L.L.P. (included in Exhibit 8.2).

24             Powers of Attorney (included on Page II-8).

99.1 Opinion of Salomon Smith Barney (included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).

99.2           Form of Proxy for Special Meeting of Tele-Communications
               International, Inc.

          (B)  FINANCIAL STATEMENT SCHEDULES.

               Schedule I - Condensed Information as to the Financial Position
                    of the Registrant, December 31, 1997 and 1996; Condensed Information as to the Operations and Cash Flows of the Registrant, Years ended December 31, 1997, 1996 and 1995 ++

               Schedule II - Valuation and Qualifying Accounts, Years ended
                    December 31, 1997, 1996 and 1995 ++

          (C) REPORTS, OPINIONS OR APPRAISALS. Opinion of Salomon Smith Barney (included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).
_______________

          +    To be filed by Amendment.

          ++   Incorporated herein by reference to the same schedule included as part of TCI's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 20421).

ITEM 22.  UNDERTAKINGS

     (a)  TCI hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), TCI undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, provided, in the case of a transaction that (but for the possibility of integration with other transactions) would itself qualify for an exemption from registration, that (i) such transaction by itself or when aggregated with other such transactions made since the filing of the most recent audited financial statements of TCI would have a material financial effect upon TCI and
(ii) the information required to be supplied in a post-effective amendment by this paragraph 8 is not contained in periodic reports filed by TCI pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TCI pursuant to the foregoing provisions or otherwise, TCI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TCI of expenses incurred or paid by a director, officer or controlling person of TCI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TCI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on September 25, 1998.


                              TELE-COMMUNICATIONS, INC.



                              By:  /s/ Stephen M. Brett
                                 --------------------------------
                                 Name:   Stephen M. Brett
                                 Title:  Executive Vice President
                                         and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq. and Robert W. Murray Jr., Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any or all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Signature                                     Title                              Date
---------                                     -----                              ----
/s/ John C. Malone                 Chairman of the Board, Chief            September 25, 1998
-------------------------
(John C. Malone)                   Executive Officer and Director
                                   (Principal Executive Officer)

/s/ Leo J. Hindery                 President, Chief Operating Officer      September 25, 1998
-------------------------
(Leo J. Hindery, Jr.)              and Director

/s/ Donne F. Fisher                Director                                September 25, 1998
-------------------------
(Donne F. Fisher)
                                   Director
-------------------------
(John W. Gallivan)
                                   Director
-------------------------
(Kim Magness)
                                   Director
-------------------------
(Robert A. Naify)

/s/ Jerome H. Kern                 Director                                September 25, 1998
-------------------------
(Jerome H. Kern)

/s/ Paul A. Gould                  Director                                September 25, 1998
-------------------------
(Paul A. Gould)
                                   Director
-------------------------
(J.C. Sparkman)

/s/ Bernard W. Schotters           Senior Vice President (Principal        September 25, 1998
-------------------------
(Bernard W. Schotters)             Financial Officer)

/s/ Ann M. Koets                   Executive Vice President of             September 25, 1998
-------------------------
(Ann M. Koets)                     Finance and Accounting of TCI
                                   Communications, Inc. (Principal
                                   Accounting Officer)

                                 EXHIBIT INDEX


2.1 Agreement and Plan of Merger dated as of August 24, 1998, among Tele-Communications, Inc. ("TCI"), Liberty Group Acquisition Co. and Tele-Communications International, Inc. (included as Appendix I to the Proxy Statement/Prospectus which is a part of this Registration Statement).

2.2 Agreement and Plan of Restructuring and Merger dated as of June 23, 1998, among AT&T Corp., Italy Merger Corp. and Tele-Communications, Inc. (Incorporated herein by reference to Exhibit 2.1 of TCI's Current Report on Form 8-K, dated July 1, 1998 (Commission File No. 0-20421)).

3.1 Restated Certificate of Incorporation of TCI, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995, January
          25, 1996, January 25, 1996, April 7, 1997, August 28, 1997, December
          30, 1997 and December 30, 1997 (Incorporated herein by reference to
          Exhibit 3.1 of TCI's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20421)).

3.2 Bylaws of TCI as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

4 Specimen Stock Certificate for the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of TCI's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1, 2 and 3) Commission File No. 0-20421).

5 Opinion of Sherman & Howard L.L.C. regarding legality of securities being registered./+/

8.1 Opinion of Sherman & Howard L.L.C. regarding certain federal income tax matters./+/

8.2 Opinion of Baker & Botts, L.L.P. regarding certain federal income tax matters./+/

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent of KPMG Peat Marwick LLP.

23.4      Consent of KPMG Peat Marwick LLP.

23.5      Consent of KPMG Peat Marwick LLP.

23.6      Consent of KPMG Audit Plc.

23.7      Consent of Deloitte & Touche LLP.

23.8      Consent of KPMG Peat Marwick LLP.

23.9      Consent of Sherman & Howard L.L.C. (included in Exhibit 5).

23.10     Consent of Sherman & Howard L.L.C. (included in Exhibit 8.1).

23.11     Consent of Baker & Botts, L.L.P. (included in Exhibit 8.2).

24        Powers of Attorney (included on Page II-8).

99.1 Opinion of Salomon Smith Barney Inc. (included as Appendix II to the Proxy Statement/Prospectus which is part of this Registration Statement).

99.2      Form of Proxy for Special Meeting of Tele-Communications
          International, Inc.
___________

      +   To be filed by Amendment.